EXHIBIT 10.58

ACQUISITION AGREEMENT

between

ML MACADAMIA ORCHARDS, L.P.
a Delaware limited partnership,

Buyer

and

MAC FARMS OF HAWAII, LLC,
a Delaware limited liability company,

and

KAPUA ORCHARD ESTATES, LLC,
a Delaware limited liability company

(both collectively, “Seller”)

Effective as of May 24, 2007

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3.30	Brokers’ Fees	25
3.31	Investment Status	25
3.32	Disclosure	25

ARTICLE IV.	REPRESENTATIONS AND WARRANTIES OF BUYER	26

4.1	Organization and Qualification	26
4.2	Noncontravention	26
4.3	Authorization of Transaction	27
4.4	Brokers’ Fees	27
4.5	Capitalization; Partnership Units	27
4.6	SEC Filings; Financial Statements; No Changes	27
4.7	Vote Required	28
4.8	Disclosure Documents	28
4.9	Disclosure	29

ARTICLE V.	PRE-CLOSING COVENANTS	29

5.1	Generally	29
5.2	Notices and Consents	29
5.3	Operation of Business Before the Closing	30
5.4	Preservation of Business	31
5.5	Access	31
5.6	Notice of Developments	32
5.7	Exclusivity	33
5.8	Employee Matters	33
5.9	Certain Filings with the SEC	34

ARTICLE VI.	POST-CLOSING COVENANTS	35

6.1	Post-Closing Cooperation	35
6.2	Post-Closing Confidentiality Obligation of Seller	35
6.3	Post-Closing Litigation Support	35
6.4	Post-Closing Adjustments	36

ARTICLE VII.	CONDITIONS TO OBLIGATIONS TO CLOSE	36

7.1	Buyer’s Conditions	36
7.2	Seller’s Conditions	39

ARTICLE VIII.	SURVIVAL AND INDEMNIFICATION	40

8.1	Survival	40
8.2	Mutual Indemnification	42
8.3	Procedure for Indemnification	43

ARTICLE IX.	TERMINATION	46

9.1	Termination of Agreement	46
9.2	No Effect on Indemnification Rights	47

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ARTICLE X.	MISCELLANEOUS PROVISIONS	47

10.1	Press Releases and Announcements	47
10.2	Notices	48
10.3	Specific Performance	49
10.4	Remedies Not Exclusive	49
10.5	Exercise of Remedies	49
10.6	Costs and Expenses	49
10.7	Waiver	49
10.8	Attorneys’ Fees and Disbursements	50
10.9	Further Assurances	50
10.10	Confidentiality	50
10.11	Entire Agreement	50
10.12	Modification	50
10.13	Governing Law	50
10.14	Construction	51
10.15	Partial Invalidity	51
10.16	Binding Effect	52
10.17	Assignment	52
10.18	Time of the Essence	52
10.19	Counterparts/Facsimiles	52
10.20	Waiver of Right to Jury Trial	52
10.21	Dispute Resolution	53
10.22	Effective Date	53
10.23	Reserved	53
10.24	Retention of, and Access to, Books and Records and Return of Documents	53
10.25	Limitation of Liability	54

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Schedules and Exhibits

Schedule 2.1(a)                     Inventory
                Schedule 2.1(b)                     Trees and Fertilizer
                Schedule 2.1(c)                     Acquired Contracts
                Schedule 2.1(d)                     Seller Permits
                Schedule 2.1(e)                     Machinery and Equipment
                Schedule 2.1(f)                      Owned and Leased Vehicles
                Schedule 2.1(g)                     Personal Property
                Schedule 2.1(h)                     Personal Property Leases
                Schedule 2.1(i)                      Customer Lists
                Schedule 2.1(j)                      Intellectual Property
                Schedule 2.1(m)                    Seller Claims
                Schedule 2.1(n)                     Deposits and Advances
                Schedule 2.2(a)                     Leased Assets

Schedule 2.3(b)                     Allocation of Purchase Consideration
                Schedule 2.4                          Excluded Assets

Schedule 3.2                          Consents of Governmental Authorities
                Schedule 3.6                          Reserved

Schedule 3.7                          Product Liability
                Schedule 3.9                          Debts, Obligations and Liabilities
                Schedule 3.11(e)                   Income Tax Basis for Assets
                Schedule 3.13                        Real Property
                Schedule 3.14                        Material Contracts
                Schedule 3.15                        Permits - Exceptions
                Schedule 3.17                        Exceptions to Title
                Schedule 3.19                        Insurance Policies
                Schedule 3.20                        Litigation
                Schedule 3.21                        Environmental Matters

Schedule 3.22                        Legal Compliance
                Schedule 3.23                       Employees

Schedule 3.24(a)                   Employee Benefit Plans - Material Unfunded Liabilities

Schedule 3.24(b)                   Employee Benefit Plans - Documentation

Schedule 3.24(c)                   Employee Benefits Plans - Compliance

Schedule 3.24(d)                   Employee Benefit Plans - Qualification/Exemption

Schedule 3.24(f)                    Employee Benefit Plans - Investigation, Audit, or Review
                Schedule 3.24(g)                   Employee Benefit Plans - Certain Type
                Schedule 3.24(l)                    Employee Benefit Plans - Continuation of Insurance Coverage
                Schedule 3.25                        Labor Matters (Part 1 and Part 2)
                Schedule 3.26                        Motor Vehicles
                Schedule 3.28                        Transactions with Affiliates

Schedule 3.30                        Seller’s Broker’s Fees
                Schedule 4.5                          Equity Ownership of Buyer

Schedule 5.3(k)                     Pre-Closing Transactions

Schedule 5.7                          Exclusivity
                Schedule 5.8                          Transferred Employees

Schedule 7.1(g)                     Employment Relationships
                Exhibit A-1                            Orchard Lease Agreement
                Exhibit A-2                            Memorandum of Orchard Lease
                Exhibit B-1                             Processing Plant Lease Agreement
                Exhibit B-2                             Memorandum of Processing Plant Lease

                Exhibit C                                Reserved
                Exhibit D                                Reserved
                Exhibit E                                 ADR Provisions
                Exhibit F                                 Required Consents

Exhibit G                                Registration Rights Agreement

Exhibit H                                License Agreement

Exhibit I                                  Working Capital Calculation

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ACQUISITION AGREEMENT

This Acquisition Agreement (the “Agreement”), effective as of May 24, 2007, is between Mac Farms of Hawaii, LLC, a Delaware limited liability company (“Mac Farms”) and Kapua Orchard Estates, LLC, a Delaware limited liability company (“Kapua”), (both collectively sometimes called “Seller” in this Agreement), and ML Macadamia Orchards, L.P. (“MLP” or “Buyer”), a Delaware limited partnership, with reference to the following facts:

Seller is engaged in the farming and harvesting of macadamia nuts on approximately 3,998 acres of land owned by Seller and located at Kapua on the Island of Hawaii, State of Hawaii. It owns macadamia orchards on said land and also owns various equipment and other assets used in the farming of the orchards.

Seller also owns in fee simple the processing facilities located on approximately 14.955 acres of land at Kapua on the Island of Hawaii, State of Hawaii (the “Processing Plant”). It also owns rolling stock and other equipment used in the processing operations. Furthermore, it owns trademarks, customer lists, and other intellectual property used in the marketing of products processed from the nuts grown by Seller and also acquired from independent growers.

Buyer is interested in acquiring from Seller those personal property assets, and subleasing, leasing, or otherwise acquiring rights of use from Seller for those real property assets, used by Seller in its macadamia nut operations, as set forth in this Agreement.

Seller is willing to sell to Buyer those personal property assets, and sublease, lease, or otherwise transfer rights of use to Buyer for those real property assets, used by Seller in its macadamia nut operations, as set forth in this Agreement.

The Parties therefore agree as follows:

ARTICLE I.
DEFINITIONS

“Acquired Contract” has the meaning set forth in Section 2.1(c).

“ADR Provisions” has the meaning set forth in Exhibit E.

“Agreement” has the meaning assigned in the preamble to this Agreement.

“Assumed Liabilities” has the meaning set forth in Section 2.5.

“Basis” means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms the reasonable basis for any specified consequence.

“Books and Records” has the meaning set forth in Section 2.1(o).

“Book Value” as used in Exhibit I shall mean the balances as shown on Seller’s general ledger, after reconciliation and audit or verification by Buyer’s independent certified public accountants.

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by Law to be closed.

“Buyer” means MLP and one or more subsidiaries which may be formed by, on behalf of, or for the ultimate benefit of, MLP to consummate this transaction. Such subsidiaries may be corporations, limited liability companies, or other types of entities.

“Buyer Financial Statements” has the meaning set forth in Section 4.6.

“Buyer Indemnitees” has the meaning set forth in Section 8.2(a).

“Buyer SEC Filings” has the meaning set forth in Section 4.6.

“Cash Payment” has the meaning set forth in Section 2.3(a)(1).

“Claim” means any civil, criminal or administrative claim, demand, cause of action, suit, proceeding, arbitration, hearing, or investigation.

“Claim Notice” has the meaning set forth in Section 8.3(a).

“Closing” has the meaning set forth in Section 2.6.

“Closing Date” has the meaning set forth in Section 2.6.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contract” means any written contract, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right, or other instrument, document, obligation or agreement, and any oral obligation, right, or agreement.

“Disclosure Schedule” means the collective schedules relating to Seller as attached hereto.

“Disputes” has the meaning set forth in Exhibit E.

“Employee Benefit Plan” means (a) all “employee benefit plans” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA and (b) all other employment, bonus, stock option, stock purchase or other equity-based, benefit, incentive compensation, profit sharing, savings, retirement (including early retirement and supplemental retirement), disability, insurance, vacation, incentive, deferred compensation, supplemental retirement (including termination indemnities and seniority payments), severance, termination, retention, change of control, indemnification and other similar fringe, welfare or other employee benefit plans, programs, agreement, contracts, policies or arrangements (whether or not in writing), (i) sponsored, maintained or contributed to by Seller or an ERISA Affiliate or to which Seller or an ERISA Affiliate is a party, (ii) covering or benefiting any current or former officer, employee, agent, director or independent contractor of Seller or an ERISA Affiliate (or any dependent or beneficiary of any such individual), or (iii) with respect to which Seller or an ERISA Affiliate

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has (or could have) any obligation or liability.

“Employees” means all of the employees of Seller engaged in the Mac Nut Business.

“Environmental Laws” means all federal, state, and local laws (whether under statute, ordinance, rule, regulation, or otherwise), orders, decrees, judgments and other requirements of Governmental Authorities, relating to the protection of human health, safety, natural resources, or the environment.

“Environmental Report” has the meaning set forth in Section 3.21.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person that, together with Seller, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

 “Escrow Agent” means Title Guaranty Escrow Services, Inc., 235 Queen Street, Honolulu, Hawaii 96813.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” has the meaning set forth in Section 2.4.

“Financial Statements” has the meaning set forth in Section 3.5.

“Fundamental Representations” has the meaning set forth in Section 8.1(a).

“GAAP” means the accounting principles generally accepted in the United States of America, applied on a consistent basis.

“Governmental Authority” means the United States of America, any state, commonwealth, territory or possession thereof and any political subdivision or quasi-governmental authority of any of the same, including any authority with the power to impose or collect taxes, courts, tribunals, departments, commissions, boards, bureaus, agencies, counties, municipalities, provinces, parishes and other instrumentalities.

“Hazardous Materials” means all chemicals, materials, substances, or wastes that are regulated, designated, defined or included in any definition under any Environmental Law as hazardous, radioactive or toxic or as a pollutant or contaminant, including asbestos or asbestos-containing materials, petroleum or petroleum products, polychlorinated biphenyls, and urea formaldehyde.

“Indemnified Party” has the meaning set forth in Section 8.3(a).

“Indemnifying Party” has the meaning set forth in Section 8.3(a).

“Intellectual Property” means, as it relates to the Mac Nut Business, (i) trademarks and service marks, including common law marks, registered, and/or applied-for marks, trade names, trade dress, label designs, and logos; (ii) copyright rights and certificates of registrations and

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applications for registration thereof; (iii) computer software (other than off-the-shelf software), data, and documentation; (iv) trade secrets and confidential business information (including formulas, compositions, inventions whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information); (v) patents, patent applications and patent rights; (vi) other technology or intellectual property rights of any kind or nature; and (vii) copies and tangible embodiments thereof (in whatever form or medium).

“Inventory” means the inventory described in Section 2.1(a) hereof.  The value of the inventory shall be as recorded on the books of Seller at the lower of cost or market value, using an appropriate unit cost methodology.

 “Knowledge” means the actual knowledge of the managing members, directors, or officers of a Party.

“Laws” has the meaning set forth in Section 3.22.

“Leases” means the Orchard Lease Agreement and the Processing Plant Lease Agreement.

“Leased Assets” has the meaning set forth in Section 2.2.

“Liability” means any liability, debt, obligation, amount or sum due, or other claim of any description (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due) including any liability for Taxes; provided, however, that it does not include those items excepted from the definition of Security Interest.

“Licenses” has the meaning set forth in Section 3.15.

“Loss” means any loss, damage, deficiency, cost, levy, fine, out-of-pocket payment, or other expense (including reasonable legal expenses and costs of defense of third party claims, including interest and penalties).

“Mac Nut Business” means all of Seller’s macadamia nut-related operations and business activities, including Seller’s macadamia nut planting, watering, growing, pruning, farming, cultivating, and harvesting; and the processing, storage, transportation, marketing and sales operations.

“Majority Interest of the Partnership” means those Unitholders who, in the aggregate, hold a majority of the units of MLP that all Unitholders hold, excluding the units of MLP held by MLP’s general partner.

“Material Adverse Effect” means any condition, event, circumstance, change or effect that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on the business, assets, properties, results of operation or financial condition or

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prospects of the Mac Nut Business, the Purchased Assets, or the Leased Assets; provided that, without limiting the generality of the foregoing, the following occurrences are to be deemed to result in a Material Adverse Effect, to the extent the circumstances leading to such occurrences were not disclosed by Seller to Buyer before the date hereof: (i) destruction of or material damage to greater than 20% of the macadamia nut trees on the Seller Land; (ii) destruction of or material damage to any water delivery system that provides water to the Seller Land; (iii) destruction of or material damage to the Processing Plant; (iv) the loss of major customers; or (v) issuance by any Governmental Authority responsible for regulation of the Mac Nut Business or court having jurisdiction that provides announcement, notice, or order that could reasonably be expected to result in the prohibition, material delay, or material curtailment of the operations currently conducted or as contemplated to be conducted as described in this Agreement.

“Material Contracts” has the meaning set forth in Section 3.14.

“NewCo1” has the meaning set forth in Section 2.3(c).

“NewCo2” has the meaning set forth in Section 2.3(c).

“Orchard Lease Agreement” has the meaning set forth in Section 7.1(c), and which is attached hereto as
Exhibit A-1.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Party” refers to either Buyer or Seller, as applicable, and “Parties” refers to both Buyer and Seller.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permit” means any permit, license, approval, certification, endorsement, or qualification of any Governmental Authority or any other Person.

“Person” means an individual, a partnership (whether general or limited), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

“Proceeding” has the meaning set forth in Section 3.20.

“Processing Plant” means the macadamia nut processing facilities owned and or controlled by Mac Farms located at Kapua, Island of Hawaii, State of Hawaii.

“Processing Plant Lease Agreement” has the meaning set forth in Section 7.1(c).

“Pro-Rated Items” has the meaning set forth in Section 2.7(c).

“Proxy Statement” has the meaning set forth in Section 4.8.

“Purchase Consideration” has the meaning set forth in Section 2.3.

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“Purchased Assets” has the meaning set forth in Section 2.1.

“Reconciliation and Review” means a process, whereby an auditor shall (i) verify the counts from the physical inventory and reconcile it to book quantities, (ii) identify obsolete, damaged, slow-moving, or otherwise unusable inventory for write-off by Seller, and (iii) calculate the value of the Inventory at the lower of cost or market, in accordance with GAAP.

“Registration Statement” has the meaning set forth in Section 4.8.

“Registration Rights Agreement” means the Registration Rights Agreement, substantially in the form attached as Exhibit G, under which Buyer shall register, at its expense, the Units under the Securities Act.

“Related Agreements” means the agreements to be entered into in connection with this Agreement between the Parties, including the agreements listed in Article VII.

“Release” means releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing, or dumping.

“Required Consents” means all franchises, licenses, authorizations, approvals and consents required under Seller Permits, Acquired Contracts or otherwise listed in Exhibit F.

“Restricted Asset” has the meaning set forth in Section 2.8.

“Schedule” refers to the Disclosure Schedules that are part of and attached to this Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Preliminary Approval” means the approval by the SEC of the “Request for Substitution of Abbreviated Financial Information” to be submitted to the SEC by the Buyer, a copy of which has been furnished to the Seller.

“Securities Act” has the meaning set forth in Section 3.31.

“Security Interest” means any financing statement, mortgage, pledge, trust deed, encumbrance, charge, or other lien, other than (i) mechanic’s, materialmen’s, carriers’, workmen’s, repairmen’s and similar liens, (ii) liens for Taxes, assessments and government charges or levies not yet due and payable (or for Taxes that the taxpayer is contesting in good faith through appropriate Proceedings, which Proceedings are set forth on the Disclosure Schedules), (iii) pledges, deposits or liens arising under workers’ compensation, unemployment insurance, social security, retirement, and similar legislation, (iv) liens arising in connection with sales of foreign receivables, (v) liens on goods in transit incurred under documentary letters of credit, and (vi) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leased statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the Ordinary Course of Business.

“Seller” has the meaning set forth in the preamble to this Agreement.

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“Seller Indemnitees” has the meaning set forth in Section 8.2(b).

“Seller Land” means the lands demised by any of the Orchard Lease Agreement, Processing Plant Lease Agreement, or which is occupied as of the date of this Agreement by Seller under any Seller Permit.

“Seller Permits” has the meaning set forth in Section 2.1(d).

“Subsidiary” means any corporation or other entity with respect to which another specified corporation or other entity has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or other equivalent management.

“Tax” means any (a) federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto; (b) liability for the payment of any amounts of the type described in clause (a) arising as a result of being (or ceasing to be) a member of any affiliated group as defined in Section 1504 of the Code (or any similar combined, consolidated or unitary group defined under any Tax Law) (or being included (or required to be included) in any Tax Return relating thereto); (c) liability under state or local escheat or unclaimed property Laws (including liabilities relating to breakage); and (d) liability for the payment of any amounts of the type described in clause (a), (b) or (c) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any person.

“Tax Return” means any federal, foreign, state, or local governmental tax return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Claim” has the meaning set forth in Section 8.3(a).

“Title Company” has the meaning set forth in Section 7.1(f).

“Transferred Employees” has the meaning set forth in Section 5.8.

“Unitholders” means all Persons holding units in MLP.

“Units” has the meaning set forth in Section 2.3(a)(2).

“Webpage” means Seller’s web page located at the uniform recourse locator address http://www.macfarms.com, and any e-mail address used by Seller having the suffix “@macfarms.com.”

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ARTICLE II.
THE ACQUISITION

2.1          Basic Transaction

On and subject to the terms and conditions of this Agreement, at the Closing Buyer agrees to purchase from Seller, and Seller agrees to sell, transfer, convey, assign and deliver to Buyer, all right, title to and interest in, the assets and properties related to the Mac Nut Business that are not Excluded Assets or Leased Assets, whether tangible or intangible, wherever located and whether held by Seller or third parties, and free and clear from any Liability or Security Interest (collectively, the “Purchased Assets”), including the following:

(a)           All of the inventory as of the Closing Date (the “Inventory”), including the macadamia nuts, finished goods, packaging materials and supplies described on Schedule 2.1(a).

(b)           All of the nursery tree inventory, fertilizer, pesticides, herbicides, and all similar products, including the items described on Schedule 2.1(b).

(c)           All rights under all Contracts (other than the Personal Property Leases and the Seller Permits) described on Schedule 2.1(c) (the “Acquired Contracts”).

(d)           All franchises, authorizations, Permits, Licenses, easements, registrations, leases, variances and similar rights obtained from any Governmental Authority or any other Person (the “Seller Permits”), including the Seller Permits described on Schedule 2.1(d).

(e)           All tools, machinery and equipment, including the items listed on Schedule 2.1(e).

(f)            All vehicles owned by Seller and all rights in vehicle leases to which Seller is a party, in either case that are used by Seller in the Mac Nut Business (the “Owned and Leased Vehicles”), including the Owned and Leased Vehicles listed on Schedule 2.1(f).

(g)           All other personal property, equipment, tools, (including all miscellaneous inventory used in the Mac Nut Business, such as replacement belts, motors, switches, parts, and similar items) office equipment, furnishings, computers, telephone systems, stationery, supplies, and similar items and other tangible personal property (the “Personal Property”), including the Personal Property listed on Schedule 2.1(g).

(h)           All rights in leases of personal property to which Seller is a party (the “Personal Property Leases”), including the Personal Property Leases listed on Schedule 2.1(h).

(i)            All customer lists of Seller that relate to the Mac Nut Business, including the customer lists provided on Schedule 2.1(i).

(j)            All Intellectual Property, except the Kapua service mark applications in Classes 37 and 41, as set forth in Schedule 2.4, and the Kapua trademarks described in, and which will be licensed pursuant to, the License Agreement between Kapua and Buyer attached hereto as Exhibit H, including the Intellectual Property described on Schedule 2.1(j).

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(k)           Reserved.

(l)            Reserved.

(m)          All claims, choses-in-action, rights in action, rights to tender claims or demands to Seller’s insurance companies, rights to any insurance proceeds, and other similar claims, including the claims listed on Schedule 2.1(m), other than insurance proceeds relating to (i) third-party claims against Seller, and (ii) Purchased Assets that constitute current assets under GAAP and were destroyed before the Closing.

(n)           All performance and other bonds, security and other deposits, advance payments, prepaid credits and deferred charges, including the items listed on Schedule 2.1(n).

(o)           All books, files, papers, agreements, correspondence, databases, information systems, programs, software, documents, and records on whatever medium used by Seller in the Mac Nut Business (the “Books and Records”).

(p)           All goodwill generated by or associated with the Mac Nut Business.

(q)           Seller’s Webpage.

(r)            Any disaster grant aid from the federal government relating to events that took place in calendar year 2006, including the earthquake on October 15, 2006, whether received before or after the Closing Date.

(s)           All of the other assets necessary for, or used, held for use or intended to be used in, the conduct of the Mac Nut Business as presently conducted and as presently proposed to be conducted as of the Closing Date not set forth in Sections 2.1(a) through 2.1(r), except any Excluded Assets or Leased Assets.

2.2          Leased Assets

(a)           Seller must (through Mac Farms or Kapua) lease to Buyer, and Buyer must lease from Seller, those assets and properties used, held for use or intended to be used in the conduct of the Mac Nut Business set forth on Schedule 2.2(a) (the “Leased Assets”), upon and subject to the terms and conditions of the Leases. As used in this Section 2.2(a), “Lease” means and includes “sublease” as to any Leased Assets.

(b)           Notwithstanding anything herein to the contrary, the term “Purchased Assets” does not include the Leased Assets.

2.3          Terms of Purchase and Sale

(a)           Purchase Consideration. As full consideration for the sale, transfer, conveyance, assignment and delivery to Buyer of the Purchased Assets, Buyer must, subject to the terms of this Agreement, deliver to Seller on the Closing Date the following (the “Purchase Consideration”):

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(1)              Cash Payment.  Good and immediately-available funds (delivered by wire transfer to an account designated by Seller) in the amount of the net value of Seller’s current assets as of the Closing Date (other than Seller’s cash, accounts receivable and the associated reserve for doubtful accounts, which are “Excluded Assets” pursuant to Section 2.4 hereof), less all current liabilities as of the Closing Date, other than Seller’s revolving credit line, Seller’s short-term debt, including any loans made to Seller by its affiliates, such as RBS Sparks Holdings, LP, provisions for income tax liabilities, interest payable, employee benefits-related liabilities, and any inter-company balances, all as identified in Exhibit “I” (the “Working Capital” or the “Cash Payment”); provided, however, notwithstanding the foregoing, the parties hereto agree that five percent (5%) of the Cash Payment shall be remitted by Buyer to the Escrow Agent to be held in the Escrow Agent’s trust account (the “Holdback Amount”).  The Escrow Agent shall retain the Holdback Amount in its trust account (the “Escrow Account”), pending the outcome of the True-Up (as defined herein).  Upon completion of the True-Up, the Escrow Agent shall remit the Holdback Amount, as directed in the joint written instructions of Seller and Buyer.  The details of the foregoing escrow arrangement shall be memorialized in an escrow agreement by and among Seller, Buyer, and the Escrow Agent, in form and substance acceptable to Seller and Buyer.  Both current assets and current liabilities shall be determined in the form and manner as set forth in Exhibit “I”.  The Parties will use the unaudited balance sheets of Seller as of the last day of the month preceding the Closing Date to determine the estimated amount of the Cash Payment to be paid by Buyer to Seller on the Closing Date, using the methodology set forth in Exhibit I.

Thereafter, commencing immediately after the Closing Date, Buyer will reconcile and review the financial statements of Seller, NewCo1 and NewCo2 using its regular auditors, Accuity, LLP.  In connection with such Reconciliation and Review, Buyer shall provide to Seller at least five (5) days’ prior written notice of any inventory count, and Seller shall have the right to have a representative present to observe and participate in any such inventory count.  Within thirty (30) days after the Closing Date, Buyer will deliver to Seller the results of such Reconciliation and Review.  The Parties will determine the actual amount of the Cash Payment, based upon the reconciled and reviewed balance sheets of Seller, NewCo1 and NewCo2, as of the Closing Date, using the methodology set forth in Exhibit I and as reconciled and reviewed by Accuity, LLP (the “True-Up”).  If the True-Up is greater than ninety-five percent (95%) of the Working Capital, as shown on the unaudited balance sheets of Seller, as of the last day of the month preceding the Closing Date (the “Base Payment”), then to the extent the True-Up value exceeds the Base Payment, such amount shall be paid to Seller from the Hold-Back Amount held in the Escrow Account.  If there are any funds left in the Escrow Account, after such payment, such funds shall be remitted to Buyer; provided, however, for the avoidance of doubt, if the True-Up value exceeds the Hold-Back Amount, then, in any such event, Buyer shall pay such excess to Seller from Buyer’s funds.  In the event the True-Up value is less than the Base Payment, then all funds in the Escrow Account shall be paid to Buyer.  In addition, Seller shall pay to Buyer, from Seller’s funds, the amount by which the True-Up value is less than the Base Payment.  The foregoing payments, based upon the Reconciliation and Review, shall be made within forty-five (45) days after the Closing Date.

If Seller disagrees with the Reconciliation and Review prepared by Accuity, LLP, Seller shall have the right to resort to the ADR procedures set forth in Exhibit E herein.

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(2)              Units.  Six Hundred Fifty Thousand (650,000) Class A limited partnership units in MLP (“Units”).  The Units will be issued as a Private Placement under Regulation D of the Securities Act based upon the representations of Seller contained in Section 3.31. Pursuant to and in accordance with the terms and conditions of this Agreement and the Registration Rights Agreement, and at Buyer’s sole expense, Buyer will file with the SEC the Registration Statement (as herein defined) to register the Units with the SEC.

(3)              Reserved.

(4)              Assumption of Liabilities.  Assumption of the Liabilities as set forth in Section 2.5.

(b)           Allocation of the Purchase Consideration.  Buyer and Seller agree to allocate the Purchase Consideration, as adjusted, in accordance with the principles set forth in Schedule 2.3(b), which schedule is based upon the unaudited balance sheets of Seller as of December 31, 2006.  After the Closing Date such schedule will be updated to conform to the unaudited balance sheets of Seller, NewCo1 and NewCo2 as of the Closing Date. Thereafter, the Parties will make consistent use of the allocation for all tax purposes and in all filings, declarations, and reports to the IRS in respect thereof, including the reports required to be filed under Section 1060 of the Code, and to be filed with the State of Hawaii Department of Taxation, including the Bulk Sales Report (Form G-8A).  Buyer will prepare and deliver IRS Form 8594 to Seller within forty-five (45) days after the Closing Date to be filed with the IRS, which shall be subject to Seller’s approval, prior to submission thereof by Buyer to the IRS. In any litigation related to the determination of any tax, Buyer and Seller must not contend that such allocation is not a correct allocation.

(c)           Determination of Which Entity Takes Purchased Assets. Buyer will determine, in Buyer’s sole discretion, which of two entities to be formed for such purpose (“NewCo1” or “NewCo2”), will take possession of the Purchased Assets upon the Closing; provided, however, that the fact that either NewCo1 or NewCo2 takes possession of the Purchased Assets shall in no way reduce or diminish MLP’s obligations or liabilities to Seller under this Agreement or the Related Agreements. Generally, Buyer intends that any Purchased Assets whose use would be consistent with MLP’s permissible operations (i.e., farming macadamia nuts) will be taken by NewCo1, and any Purchased Assets whose use would be inconsistent with MLP’s permissible operations (i.e., processing macadamia nuts) will be taken by NewCo2.

(d)           Buyer will, at its sole expense, form NewCo1 and NewCo2 as subsidiaries of Seller, immediately prior to Closing.  Buyer will draft mutually-acceptable transfer documents, so that the proper assets are transferred to the appropriate subsidiary of Seller.  The foregoing asset transfers and the transfer of all of the stock and membership interests of such subsidiaries from Seller to Buyer shall occur and be effective at Closing.

(e)           Seller will advise Buyer of the entity (i.e., Mac Farms or Kapua) that will receive the relevant elements of the Purchase Consideration consistent with Section 2.3(b).

2.4          Excluded Assets, Accounts Receivable, and Assumed Liabilities

The Parties acknowledge, understand, and agree that Seller owns certain assets that are

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not part of the Purchased Assets or Leased Assets. Notwithstanding anything herein to the contrary, Seller retains and does not transfer, convey, assign, or deliver to Buyer, and Buyer does not acquire any right, title, or interest in or to the assets listed on Schedule 2.4, including Seller’s (i) cash, and (ii) Accounts Receivable, and associated reserve for doubtful accounts, which shall be retained by Seller, and which shall be collected by Buyer for the benefit of Seller and remitted by Buyer to Seller as provided herein (the “Excluded Assets”); provided, further, notwithstanding anything to the contrary herein, Seller may sell the Excluded Assets and the Seller Land to any Person without Buyer’s consent or approval (the “Third-Party Sales”).

To the extent Buyer receives any payments from customers for work performed or goods sold by Seller, prior to the Closing Date, and if Buyer has not performed any work for such customers or sold any goods to such customers, prior to the receipt of payment, then Buyer shall immediately remit such funds to Seller.

In the event Buyer should receive payments from customers after the Closing Date, and such customers owe accounts payable to both Buyer and Seller, then such payments shall be applied in accordance with the written instructions or contract number references accompanying the payment.  If no such instructions or references accompany the payment, the payment shall be applied first to accounts receivable accrued and owed to Seller prior to the Closing Date and thereafter to accounts receivable accrued and owed to Buyer after the Closing Date.

2.5          Assumed Liabilities

(a)           As of the Closing Date, Buyer will assume, accept and undertake those liabilities, duties, obligations, and responsibilities of Seller for the following liabilities (the “Assumed Liabilities”): (i) all liability relating to ordinary course trade payables as of the Closing Date; (ii) all liabilities with respect to capital leases and installment purchases or any agreement with respect thereto; (iii) all other liabilities that constitute current liabilities of Seller in accordance with GAAP accrued as of the Closing Date; (iv) all liabilities related to, or arising from, the operation of the Mac Nut Business or ownership of the Purchased Assets and the Leased Assets after the Closing Date, including, without limitation, any and all roll-back or deferred real property taxes and penalties and interest thereon assessed with respect to the Leased Assets, even if assessed for tax years (or parts thereof) before the Closing Date, as provided in the Leases; (v) all conveyance tax liabilities which arise as a result of the Leases; and (v) all liabilities relating to the Acquired Contracts from and after Closing.  Except for the Assumed Liabilities, Buyer does not assume any other liabilities or obligations of any kind of Seller (whether known or unknown, contingent or fixed, and whether at law or in equity or however arising), and Seller remains solely responsible for and must pay and discharge such liabilities and obligations and hold Buyer harmless with respect thereto as contemplated in Article VIII.

(b)           Without limiting the generality of the foregoing, Buyer has no liability for the following, which are not included in the definition of “Assumed Liabilities”: except as set forth in Section 2.5 (a), (i) principal, interest, fees, expenses and other obligations in respect of borrowed money or any agreement with respect thereto; (ii) obligations of Seller for or relating to Taxes (including state and local sales, use, transfer, excise and other similar Taxes arising in connection with the consummation of the transactions contemplated by this Agreement); (iii) obligations and expenses of Seller under this Agreement or any agreement entered into in

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connection with the transactions contemplated by this Agreement; (iv) liabilities or obligations with respect to any Employee Benefit Plan; (v) liabilities of Seller with respect to any Proceedings pending or threatened against Seller; (vi) any liabilities arising out of any pre-Closing Date breach by Seller of any Contract, whether or not the obligations under such Contract would be an Assumed Liability; and (vii) liabilities or obligations of Seller related to or arising from the operation of the Mac Nut Business or ownership of the Purchased Assets and the Leased Assets before the Closing Date, including any liability or obligation relating to or arising from (A) macadamia nut products grown, manufactured, processed, treated, stored, sold, or distributed by Seller before the Closing Date or (B) injury to any Person or property before the Closing Date.

2.6          Closing

The closing of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Carlsmith Ball, ASB Tower, Suite 2200, 1001 Bishop Street, Honolulu, Hawaii, 96813, on, or before, September 30, 2007, or such other date or place as Buyer and Seller may mutually determine (the “Closing Date”). The Closing Date may be postponed by either party provided that the Closing Date shall not be later than October 31, 2007, without the approval, in writing, of both Parties.

2.7          Sales and Transfer Taxes; Property Taxes

(a)           Seller must pay all conveyance taxes, Hawaii State general excise taxes, and any other transfer tax, sales tax, use tax, or similar state, county, or federal tax that may arise as a result of this transaction, except Buyer shall pay all conveyance taxes which arise as a result of the Leases.

(b)           Seller and Buyer shall each pay one-half (½) of the aggregate premium for a standard owners’ title policy for Buyer’s lessee interest under the Leases (excluding any endorsements).  Buyer shall pay all of the costs of any survey Buyer obtains, the cost of the recording fees for the Leases, any mortgage recording fees, the additional cost for an ALTA title policy over the cost of a standard owners’ title policy, and the cost of any endorsements obtained by Buyer under the title policy.

(c)           Any and all real property taxes, assessments, utilities, rentals, fuel, and other charges (“Pro-Rated Items”) applicable to the Purchased Assets or the Leased Assets which are payable in the year which includes the Closing Date are to be pro-rated to the Closing Date based on the percentage of the year before the Closing Date; provided, however, that Buyer shall be responsible for payment of any and all roll-back or deferred real property taxes and penalties and interest thereon assessed with respect to the Leased Assets, even if assessed for tax years (or parts thereof) before the Closing Date, as provided in the Leases.  Each of Seller and Buyer is responsible for their respective shares of those Pro-Rated Items.

(d)           Seller shall be entitled to any credits or refunds of any Tax paid by Seller or accruing prior to the Closing Date, including, without limitation, the Hawaii Goods Excise Tax Credit and the Hawaii Fuel Tax, and not indemnified by Buyer, and any interest thereon.  Buyer shall be entitled to any credits or refunds of any Tax paid by Buyer after the Closing Date and not indemnified by Seller, and any interest thereon.

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2.8          Assignment and Assumption

(a)           Notwithstanding anything herein to the contrary, if an attempted sale, assignment, transfer, or delivery of any Purchased Asset would be ineffective without the consent of any third party, or if such an act would violate the rights of any third party in the Purchased Assets or otherwise affect adversely the rights of Buyer in the Purchased Assets, and the applicable Required Consent has not been obtained on or before the Closing Date, this Agreement does not constitute an actual or attempted sale, assignment, transfer, or delivery of that Purchased Asset (each, a “Restricted Asset”). Unless and until any such Consent is obtained, such Restricted Asset does not constitute a Purchased Asset, and any associated Liability does not constitute an Assumed Liability for any purpose hereunder.

(b)           In any such case, if the Closing has occurred, Seller must use its best efforts to obtain, as soon as practicable, such Required Consent, as to any Purchased Asset material to this transaction. Buyer must cooperate reasonably with Seller in obtaining such Required Consent, provided, that Buyer is not required to pay any cash consideration therefor or give or allow to remain in effect any guaranty, letter of credit, performance bond, or other financial assurance.

(c)           Until such Required Consent is obtained, as to any Purchased Asset material to this transaction, Seller must at its expense effect an alternate arrangement, in the form of a license, sublease, operating agreement or other arrangement, in any case reasonably satisfactory to Buyer, which results in Buyer receiving all the benefits and bearing all the ordinary course costs, liabilities and other obligations with respect to each Restricted Asset.

(d)           If such Required Consents cannot be obtained by September 30, 2007, as to any Purchased Asset material to this transaction, then, but only in such event, Buyer has the option of extending the Closing Date to a date not later than October 31, 2007, or waiving the requirement and closing the transaction.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES RELATING TO SELLER

Seller represents and warrants to Buyer that, (i) subject to the specific qualifications and limitations set forth herein and (ii) except as otherwise set forth in the Disclosure Schedules, incorporated into and made a part of this Agreement, the statements contained in this Article III are correct and complete as of the date of this Agreement.

3.1          Organization and Qualification

Mac Farms and Kapua are duly authorized to conduct business and are limited liability companies validly existing and in good standing under the Laws of the State of Delaware, and are qualified to do business in Hawaii and in every other jurisdiction in which the nature of their business requires such qualification.

3.2          Noncontravention

None of the execution and delivery of this Agreement, the Related Agreements, or the consummation of the transactions contemplated hereby or thereby, will, with or without lapse of

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time, (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any Governmental Authority to which Seller is subject or any provision of the certificate of formation or limited liability company agreement of Seller, or (ii) conflict with, result in a material breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract or other arrangement to which Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Except as set forth on Schedule 3.2, Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority or other Person in order for the Parties to consummate the transactions contemplated by this Agreement and the Related Agreements.

3.3          Authorization of Transaction

Seller has full power and authority to execute and deliver this Agreement and the Related Agreements and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Related Agreements and the consummation by Seller of the transaction contemplated hereby have been duly and validly authorized by all requisite action and no other proceedings on the part of Seller are necessary to authorize this Agreement and the Related Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement and the Related Agreements have been duly executed and delivered by Seller and constitute the valid and legally binding obligation of Seller, enforceable in accordance with their respective terms and conditions, subject to applicable bankruptcy, insolvency, and similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.

3.4          Subsidiaries

None of the assets relating to the Mac Nut Business are owned by any Subsidiary of Mac Farms or Kapua.

3.5          Financial Statements

Seller has delivered to Buyer copies of:

(a)           unaudited balance sheets of Mac Farms and Kapua, related statements of operations, members’ equity and comprehensive income (loss) for and as of the years ended December 31, 2006, December 31, 2005, December 31, 2004, and for the six month period ended December 31, 2003;

(b)           the interim unaudited balance sheets of Mac Farms and Kapua, related statements of operations, members’ equity and comprehensive income (loss) for and as of the periods ended December 31, 2005, and December 31, 2006;

(c)           the interim unaudited end-of-the month statements for the end of each month since December 31, 2006; and

The unaudited financial statements referred in the previous sub-paragraphs are collectively referred to as the “Financial Statements”.

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On the Closing Date, the estimated Working Capital calculations set forth in Exhibit I will be, to the best of Seller’s knowledge, accurate in all material respects.

3.6          Reserved

3.7          Inventory; Nuts; Product Liability

Except for defects, spoilage and damage as would customarily be expected in the industry, all of Seller’s Inventory is of good and merchantable quality, fit for the purpose for which it is intended, and saleable and useable in the Ordinary Course of Business, free of defects, spoilage and damage. All of the items in Seller’s Inventory meet Seller’s current standards and specifications for quality, and such Inventory is recorded on the books of Seller at the lower of cost or market value.  Upon Seller’s agreement with the results of the Reconciliation and Review, Seller will adjust its financial statements to conform with the results of such Reconciliation and Review.  Other than described in Schedule 3.7, Seller has not, for the past three years, recalled any products made, distributed or sold by Seller and it is not now nor has it ever been under any such obligation to do so, and there is no Basis for any such recall.  Other than as described in Schedule 3.7, Seller has not had nor does Seller have any liability arising out of any injury to individuals or property as a result of the ownership, possession or use of any of the Inventory manufactured, sold or delivered by Seller.

3.8          Absence of Change

Since December 31, 2006, (i) Seller has conducted the Mac Nut Business in the Ordinary Course of Business; and (ii) no event or circumstance has occurred that has had or is reasonably likely to have a Material Adverse Effect.

3.9          Debts, Obligations, and Liabilities

Schedule 3.9 contains a complete and accurate list and description of all of the outstanding Liabilities, Security Interests, debts or other pecuniary obligations of Seller related to the Mac Nut Business as of the date of this Agreement. Seller does not have, and on the Closing Date will not have, any debts, Liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that are not set forth in Schedule 3.9.

3.10        Reserved

3.11        Tax Matters

(a)           Seller has timely filed all Tax Returns that it was required to file, and all such Tax Returns were correct and complete in all respects. All Taxes owed by Seller (whether or not shown on any Tax Return), other than any Taxes arising since December 31, 2005, have been paid or accrued on Seller’s Financial Statements. Seller currently is not a party to any extension of time within which to file any Tax Return. To Seller’s Knowledge, no material claim has ever been made by any taxing authority in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests or liens on

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any of the Purchased Assets or Leased Assets for Taxes, other than for Taxes that are not yet due.

(b)           Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other Person, and Seller has properly reflected the status of all employees and independent contractors in connection therewith as required by applicable Tax Law.

(c)           Seller has not received any notice that any Governmental Authority intends to assess any additional Taxes for any period for which Tax Returns have been filed, and no director or officer of Seller with responsibility for Tax matters has Knowledge of any basis upon which a claim for such additional Taxes could be made. There is no dispute or claim concerning any Tax Liability of Seller either (i) to Seller’s Knowledge claimed or raised by any Governmental Authority in writing or (ii) as to which Seller or the officers of Seller or employees responsible for Tax matters of Seller has Knowledge based upon personal contact with any agent of such authority. Seller has not waived any statute of limitations in respect of Taxes which waiver is currently in effect. Seller has made available to Buyer correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed or agreed to by Seller filed or received since June 1, 2003.

(d)           None of the Assumed Liabilities is an agreement, contract, obligation, arrangement or Plan (including any Employee Benefit Plan) that would give rise to additional tax or interest under Section 409A of the Code. Seller is not a party to any Tax allocation or sharing agreement. Seller has never been (nor has any Liability for unpaid Taxes because it once was) a member of an ERISA Affiliate filing a consolidated federal income Tax Return and has never incurred any Liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of any Law). Seller has never incurred any Liability for the Taxes of any Person as a transferee or successor, by contract, or otherwise.

(e)           The book value and the federal income tax basis of each of the Purchased Assets is as set forth on Schedule 3.11(e) as of December 31, 2006.  Seller will prepare a revised Schedule 3.11(e) ten (10) days prior to the Closing Date, as of the most recent practicable date, as determined by Seller, ending on the last day of the month.

(f)            Seller agrees to notify Buyer of any adjustment to the federal income tax basis of the Purchased Assets as a result of the transactions contemplated by this Agreement and the Related Agreements.

(g)           Seller intends to treat each of the Orchard Lease Agreement and the Processing Plant Lease Agreement as a lease for federal income tax purposes. Seller intends to include in gross income all amounts received under the Leases as rental income for the Leased Assets. Gross amounts will not represent any profit arrangement between Buyer and Seller or any interest in Buyer.

(h)           Seller intends to treat the purchase in part as an exchange of the Purchased Assets for an interest in Buyer qualifying under Section 721 of the Code in which Buyer will assume the Assumed Liabilities.

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3.12        Purchased Assets and Leased Assets

The Purchased Assets and Leased Assets have been maintained in accordance with Seller’s normal practices and are in workable operating condition.

3.13        Real Property

Schedule 3.13 sets forth a correct and complete list of all real property used in the Mac Nut Business, including the Tax Map Key of each parcel or premises (to the extent applicable), and indicating whether such real property is owned, leased, licensed, subleased, sublicensed, or otherwise related to Seller.

3.14        Contracts

Schedule 3.14 correctly and completely lists and describes all Material Contracts (as herein defined) to which Seller is a party or is bound. All Material Contracts to which Seller is a party or is bound are in full force and binding upon the parties thereto. No default by Seller has occurred thereunder and, to Seller’s Knowledge, no default by the other contracting parties has occurred thereunder. Seller has not waived any of its rights under its Material Contracts. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a default by Seller thereunder. Complete and accurate copies of all written Material Contracts (including any amendments or supplements thereto) and true and complete written summaries of all oral Material Contracts have previously been delivered to Buyer. “Material Contracts” means any of the following Contracts that relate to the Mac Nut Business: purchase orders and purchase contracts in excess of $25,000 each; contracts for capital expenditures in excess of $50,000 each; material agreements or arrangements regarding confidentiality; agreements or arrangements regarding non-competition; loan agreements; notes; security agreements; employment and employment-related agreements; collective bargaining agreements; leases and subleases of real estate where the annual payments thereunder exceed $10,000 leases and subleases of personal property where the annual payments thereunder exceed $10,000 or which cannot be canceled by Seller without payment or penalty upon notice of sixty (60) days or less; material license agreements; joint venture, partnership or cooperative arrangements; any contract with a Governmental Authority; and all other Contracts to which Seller is a party or by which Seller or any of its Purchased Assets is bound and which have a notice for termination period of more than six (6) months or obligate any party thereto to make total payments of more than $25,000 during the term of such agreement or arrangement.

3.15        Permits

Schedule 2.1(d) contains a complete listing and summary description of all Permits of Governmental Authorities or other similar rights owned or possessed by Seller or used in or required for the lawful operation of the Mac Nut Business (collectively, the “Licenses”). No other License is required in the conduct of the Mac Nut Business as currently conducted or in the ownership or use of the Purchased Assets and the Leased Assets. Seller has in full force and effect all Licenses it is required to have with respect to its operation of the Mac Nut Business. Except as indicated on Schedule 3.15, Seller owns or possesses all right, title, and interest in and to all of the Licenses required for the Mac Nut Business, and has at all times complied in all

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material respects with the terms and conditions of such Licenses. Except as set forth on Schedule 3.15, no loss or expiration of, nor any noncompliance with, any License is pending or currently expected (including as a result of the transactions contemplated hereby) other than expiration in accordance with the terms thereof. Except as set forth on Schedule 3.15, no consent, permit, approval or authorization of, or declaration to or filing with, any Governmental Authority is required to be obtained by Seller or Buyer under the Licenses, applicable Law or otherwise in connection with its execution, delivery, and performance of this Agreement or the Related Agreements or the consummation of any other transaction contemplated hereby or thereby. Except as set forth on Schedule 3.15, each of the Licenses is freely transferable to Buyer. Seller agrees to cooperate with Buyer to arrange for new Licenses or Permits where those Licenses or Permits are not transferable to Buyer.

3.16        Intellectual Property

To the Knowledge of Seller, the Intellectual Property may be used by Buyer without the need for any License or consent from any Person.  Further, to the Knowledge of Seller, the operation of the Mac Nut Business up to the Closing does not infringe on or misappropriate any Intellectual Property rights of any Person, violate any right of any Person, under any applicable Law, and no Person has asserted or threatened to assert against Seller any claim of infringement or misappropriation of Intellectual Property rights, or unfair competition or trade practices. Seller owns and has the right to fully assign, convey, sell or otherwise transfer to Buyer all of Seller’s Intellectual Property.  Seller has not granted to any Person any outstanding Licenses or other right to any of the Purchased Assets or Leased Assets, except as set forth in the License Agreement between Kapua and Buyer.  Seller is not liable, nor has it made any contract or arrangement by which it may become liable, to any other Person for any royalty, fee, or other compensation for the ownership, use, license, sale, distribution, or reproduction of any of the Purchased Assets or Leased Assets.

3.17        Title to Assets

(a)           Except as set forth on Schedule 3.17 and except as to the Seller Land, Seller has good and marketable title to (or in the case of assets identified as leased in the Books and Records, a valid leasehold interest in) all of the Purchased Assets and Leased Assets free and clear of all Liabilities (other than Liabilities to Seller’s Lessor(s) in accordance with the terms of any applicable leases between Seller and its Lessor(s) and Security Interests as to the Leased Assets). Upon Closing, Buyer will be entitled to the continued possession and use of all Purchased Assets and Leased Assets subject to, as to the Leased Assets, the terms of the Leases between Seller and Buyer.

(b)           To the Knowledge of Seller, there is no pending or anticipated change in any applicable building, zoning, subdivision, health and safety and other land use statutes, Laws, rules, regulations or other legal requirements affecting the real property described on Schedule 3.13 that will have, taken as a whole, a Material Adverse Effect.

(c)           Neither the whole nor any portion of the Leased Assets is subject to any order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Authority

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with or without payment of compensation therefor, nor, to the Knowledge of Seller, has any such condemnation, expropriation or taking been proposed.

3.18        Customers and Sales

Schedule 2.1(i) is a correct and current list of all customers with respect to the Mac Nut Business. In addition, Seller has provided to Buyer (i) summaries of the sales made to each such customer during the 12 months preceding the Closing Date, and (ii) copies of all written purchase orders or contracts with any such customer for delivery of macadamia nuts or related items after the Closing Date. Seller is not obligated to any such customer under any macadamia nut by-products rebates, trade allowance or similar reimbursements. To the Knowledge of Seller, none of these customers intend to cease doing business with Seller or materially alter the amount of business such customer is presently doing with Seller.

3.19        Insurance

Schedule 3.19 is a description of all insurance policies held by Seller that provide coverage to Seller for the operation of its Mac Nut Business. Seller is not in default with respect to payment of premiums on any such policy, and except as otherwise disclosed, there are no premiums due or to become due between the date of this Agreement and the Closing Date. Each policy is in full force and effect and provides Seller with coverage as stated in the respective policies. Seller has not received any written notice of any revocation or cancellation of any such policy. Except as described in Schedule 3.19, no claim is pending under any such policy.

3.20        Litigation

Schedule 3.20 sets forth each instance in which Seller or an Employee Benefit Plan (i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge or (ii) is a party or, to the Knowledge of Seller, is threatened to be made a party to any civil, criminal or administrative claim, charge, complaint, demand, cause of action, suit, proceeding, arbitration, hearing or investigation (collectively, “Proceeding”), in any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Without limiting the generality of the foregoing, there is no pending or, to the Knowledge of Seller, threatened Proceeding affecting the Leased Assets or the Purchased Assets, except as set forth on Schedule 3.20. To the Knowledge of Seller, no event has occurred, and no condition or circumstance exists, that might be reasonably expected to directly give rise to the commencement of any such Proceeding. Except as described on Schedule 3.20, no matter listed thereon could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect to Seller or any Employee Benefit Plan. Except as described on Schedule 3.20, neither Seller nor, to the Knowledge of Seller, any Employee Benefit Plan, intends to file or institute any Proceeding against any other Person.

3.21        Environmental Matters

Buyer acknowledges receiving a copy of the Phase I Site Assessment, dated June 13, 2003, completed by URS Corporation (the “Environmental Report”). To the Knowledge of Seller and except as described in the Environmental Reports or on Schedule 3.21:

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(a)           The Seller Land and all improvements thereon and the operations of the Mac Nut Business have since June 1, 2003, been and are in material compliance with all Environmental Laws;

(b)           There are no pending or, to Seller’s Knowledge, threatened Proceedings involving Seller or the Seller Land that allege or assert (i) a violation of any Environmental Law or (ii) that Seller is required to clean up, remove or take remedial or other responsive action due to a Release of Hazardous Materials; and

(c)           Seller has provided Buyer with complete and correct copies of all available studies, reports, surveys, assessments, audits, correspondence, investigations, analysis, tests, and other documents (whether in hard copy or electronic form) in Seller’s possession relating to the presence or alleged presence of Hazardous Substances at, on, or affecting the Seller Land.

Buyer will arrange for a current Phase I Site Assessment, prepared, at Buyer’s expense, by a consultant secured by Buyer, and furnish a copy of such Phase I Site Assessment to Seller.

3.22        Legal Compliance

In conducting the Mac Nut Business, Seller has complied in all material respects with all federal, state, and local statutes, ordinances, rules, orders, decrees, judgments, laws or regulations, including zoning ordinances (collectively, “Laws”). Except as disclosed in Schedule 3.22, Seller has not received any written notice asserting any violation of any Law in the five (5) years immediately preceding the date of this Agreement.

3.23        Employees

Schedule 3.23 is a list of the names and addresses of all full-time Employees, along with the rates of compensation payable to each. To Seller’s Knowledge, no Employee (i) has any plans to resign or retire from existing employment before September 30, 2007, except by way of retirement at or following the age of retirement set forth in Seller’s employee manual to which Seller is a party, (ii) has been encouraged or induced by Seller to terminate employment or (iii) has any reason related to Seller or the Mac Nut Business to terminate employment or cease performing in their current role. Furthermore, the consummation of this transaction will not result in the violation of the Worker Adjustment and Retraining Notification Act (WARN), the Hawaii Dislocated Workers Act (Haw. Rev. Stat. ch. 394B) or any similar statue, rule or regulation.

3.24        Employee Benefit Plans

(a)           Schedule 3.24(a) contains a complete and accurate list of all Employee Benefit Plans. There has been no amendment, interpretation or other announcement (written or oral) by Seller, any ERISA Affiliate, or any representative thereof, relating to a change in participation or coverage under any Employee Benefit Plan that, either alone or together with other such items or events, would materially increase the expense of maintaining such Employee Benefit Plan (or the Employee Benefit Plans taken as a whole) above the level of expense incurred with respect thereto for the most recent fiscal year included in the Financial Statements. Neither Seller nor any ERISA Affiliate has any agreement to create, enter into or contribute to any additional

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Employee Benefit Plan, or to modify or amend any existing Employee Benefit Plan. There has been no amendment, interpretation or other announcement (written or oral) by Seller, any ERISA Affiliate or any other Person relating to, or change in participation or coverage under, any Employee Benefit Plan that, either alone or together with other such items or events, would materially increase the expense of maintaining such Employee Benefit Plan (or the Employee Benefit Plans taken as a whole) above the level of expense incurred with respect thereto for the most recent fiscal year included in the Financial Statements. Except as set forth on Schedule 3.24(a), there are no material unfunded liabilities in respect of any Employee Benefit Plan.

(b)           Seller has delivered or made available to Buyer true, correct and complete copies (or, in the case of unwritten Employee Benefit Plans, descriptions) of all Employee Benefit Plans (and all amendments thereto), along with, to the extent applicable to the particular Employee Benefit Plan, copies of the following: (i) the last three Annual Reports (Form 5500 series) filed with respect to such Employee Benefit Plan; (ii) the most recent summary plan description, and all summaries of material modifications related thereto, distributed with respect to such Employee Benefit Plan; (iii) all trust agreements, annuity contracts, insurance contracts and other funding arrangements related to such Employee Benefit Plan; (iv) the most recent determination letter issued by the IRS with respect to such Employee Benefit Plan; (v) the most recent annual actuarial valuation prepared for such Employee Benefit Plan; (vi) all written communications during the last three years relating to the amendment, creation or termination of such Employee Benefit Plan, or an increase or decrease in benefits, acceleration of payments or vesting or other events that could result in any material liability to the Company or any ERISA Affiliate; and (vii) all material correspondence to or from any Governmental Authority relating to such Employee Benefit Plan.

(c)           Except as disclosed on Schedule 3.24(c), to the Knowledge of Seller and its ERISA Affiliates, with respect to each Employee Benefit Plan: (i) such Employee Benefit Plan was properly and legally established; (ii) such Employee Benefit Plan is, and at all times since inception has been, maintained, administered, operated and funded in all material respects in accordance with its terms and in compliance with all applicable requirements of all applicable Laws, including ERISA and the Code; (iii) Seller, each ERISA Affiliate and all other Persons have, at all times, properly performed all of their duties and obligations (whether arising by operation of law or by contract) under or with respect to each Employee Benefit Plan; (iv) all returns, reports (including all Form 5500 series Annual Reports, together with all schedules and audit reports required with respect thereto), notices, statements and other disclosures relating to such Employee Benefit Plan required to be filed with any Governmental Authority or distributed to any Employee Benefit Plan participant have been properly prepared and duly filed or distributed in a timely manner; (v) none of Seller, any ERISA Affiliate or any fiduciary of such Employee Benefit Plan has engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of ERISA or any other applicable Law; (vi) no transaction or event has occurred or is threatened or about to occur (including any of the transactions contemplated in or by this Agreement) that constitutes or could constitute a prohibited transaction under Section 406 or 407 of ERISA or under Section 4975 of the Code for which an exemption is not available; (vii) neither Seller nor any ERISA Affiliate has incurred, and there exists no condition or set of circumstances in connection with which Seller, any ERISA Affiliate or Buyer would incur, directly or indirectly, any material liability or expense (except for routine

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contributions and benefit payments) under any applicable Law, or under any indemnification or similar agreement, with respect to any Employee Benefit Plan.

(d)           Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is maintained under a volume submitter plan document for which the remedial amendment period is open.  Except as disclosed in Schedule 3.24(c), to the Knowledge of Seller or any ERISA Affiliate, nothing has occurred that would adversely affect the qualification or exemption of any such Employee Benefit Plan or its related trust or group annuity contract.

(e)           All contributions, premiums, and other payments due or required to be paid to (or with respect to) each Employee Benefit Plan have been correctly computed and have been timely paid, or, if not yet due, have been accrued as a liability on the Financial Statements. All income taxes and wage taxes required by Law to be withheld from benefits derived under those Employee Benefit Plans have been properly withheld and remitted to the proper depository.

(f)            There are no actions, suits or claims (other than routine claims for benefits) pending or, to the Knowledge of Seller, threatened with respect to (or against the assets of) any Employee Benefit Plan, nor, to the Knowledge of Seller, is there a Basis for any such action, suit or claim. Except as disclosed in Schedule 3.24(f), to the Knowledge of Seller no Employee Benefit Plan is currently under investigation, audit or review, directly or indirectly, by any Governmental Authority, and no such action is contemplated or under consideration by any Governmental Authority.

(g)           Except as disclosed in Schedule 3.24(g), neither Seller nor any ERISA Affiliate sponsors, maintains or contributes to, or has ever sponsored, maintained or contributed to (or been obligated to sponsor, maintain or contribute to), (i) a multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA, (ii) a multiple employer plan within the meaning of Section 4063 or 4064 of ERISA or Section 413(c) of the Code, (iii) an employee benefit plan, fund, program, contract or arrangement that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, or (iv) a multiple employer welfare arrangement as defined in Section 3(40) of ERISA.

(h)           Neither Seller nor any ERISA Affiliate has incurred any liability under Title IV of ERISA.

(i)            The consummation of the transactions contemplated by this Agreement and the Related Agreements will not constitute or involve a nonexempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

(j)            No Employee Benefit Plan that is subject to Section 409A of the Code has been materially modified (as defined under Section 409A of the Code) since October 3, 2004 and all such non-qualified deferred compensation plans or arrangements have been operated and administered in good faith compliance with Section 409A of the Code from the period beginning December 31, 2004 through the date hereof.

(k)           None of the execution or delivery of this Agreement, the Related Agreements or the consummation of the transactions contemplated In this Agreement will, either alone or in conjunction with any other event, (i) result in any payment or benefit becoming due or payable,

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or required to be provided, to any director, Employee or independent contractor of Seller, or (ii) result in any amount to fail to be deductible by reason of Section 280G of the Code.

(l)            Schedule 3.24 contains a complete and accurate list all individuals who have elected (or who are eligible to elect) to continue their coverage under Seller’s medical, dental or other health plan in accordance with Sections 601 et. seq. of ERISA, Section 4980(f) of the Code or similar state law, together with the beginning and ending date of the period of continuation coverage for which each such individual is eligible.

3.25        Labor Matters

Except as set forth on Schedule 3.25, Part 1, there are no disputes, arbitrations, administrative complaints, civil actions, material employee grievances or material disciplinary actions pending or, to the Knowledge of Seller, threatened between Seller and any Employee or relating to labor or employment matters. Seller has not suffered or sustained any work stoppage and no such work stoppage, to the Knowledge of Seller, is threatened. Seller, with respect to the Employees, has complied in all material respects with all provisions of all Laws relating to the employment of labor and has no liability for any arrearages of wages or Taxes or penalties for failure to comply with any such Laws. Seller has no Knowledge of any organizational efforts presently being made or threatened by or on behalf of any labor union with respect to any Employee.

Except as set forth on Schedule 3.14 or Schedule 3.25, Part 2, Seller, with respect to the Employees, is not a party to any:

(a)           management, employment or other contract providing for the employment or rendition of executive services;

(b)           employment contract that is not terminable without penalty by Seller on 30-days’ notice;

(c)           bonus, incentive, deferred compensation, severance pay, pension, profit-sharing, retirement, stock purchase, stock option, Employee Benefit, or similar Plan, agreement or arrangement;

(d)           collective bargaining agreement or other agreement with any labor union or other employee organization (and no such agreement is currently being requested by, or is under discussion by management of Seller with, any group of Employees or others); or

(e)           other employment contract or other compensation agreement or arrangement, oral and written, affecting or relating to current or former Employees of the Mac Nut Business, including loan agreements, advancements of expenses and similar arrangements.

All such contracts and other agreements and arrangements set forth on Schedule 3.25. Parts 1 and 2 are valid, and in full force and effect. Seller has performed all material obligations imposed on it thereunder, and there are not under any of such contracts, agreements or arrangements, any defaults or events of default by Seller or, to its Knowledge, any other party thereto that would have a Material Adverse Effect.

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From June 1, 2003, to and including the Closing Date, Seller has not made any loans to any officer or Employee of Seller employed in the Mac Nut Business, except as set forth on Schedule 3.25, Parts 1 and 2.

3.26        Motor Vehicles

Schedule 3.26 sets forth an accurate and complete list of all Owned and Leased Vehicles. All such Owned and Leased Vehicles are (a) properly licensed and registered in accordance with applicable Law; (b) insured as set forth in the Disclosure Schedule; (c) in good operating condition and repair (reasonable wear and tear excepted); and (d) not subject to any Security Interest except as set forth on Schedule 3.26.

3.27        Reserved

3.28        Transactions with Affiliates

 Except as disclosed on Schedules 3.25 Part 1, 3.25 Part 2 or 3.28, there are no existing contracts, transactions, indebtedness or other arrangements, or any related series thereof, between Seller, on the one hand, and any of the directors, officers, beneficial owners or other affiliates of Seller, on the other hand.

3.29        Fraudulent Conveyance

Seller is not entering into this Agreement with the intent to hinder, delay or defraud any Person to which it is, or may become, indebted. Seller’s assets, at a fair valuation, exceed its liabilities, and Seller is able, and will continue to be able after the Closing Date, to meet its debts as they mature and will not become insolvent as a result of the Closing. After the Closing, Seller will have sufficient capital and property remaining to conduct the business in which it will thereafter be engaged.

3.30        Brokers’ Fees

Except as provided in Schedule 3.30, Seller does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or similar representative with respect to the transactions contemplated by this Agreement or the Related Agreements.

3.31        Investment Status

Seller is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In addition, Seller: (a) is acquiring the Units for its own account for investment and not with a view to the sale or distribution of all or any part of such Units; and (b) is aware of Buyer’s business affairs and financial condition and has acquired sufficient information about Buyer to reach an informed and knowledgeable decision to acquire the Units.

3.32        Disclosure

The representations and warranties contained in this Article III do not contain any untrue

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statements of a fact or omit to state any material fact necessary to make the statements in Article III not misleading.

EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, SELLER HEREBY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PURCHASED ASSETS AND THE LEASED ASSETS OR ANY LIABILITIES OR OPERATIONS RELATING THERETO, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE EXPRESSLY DISCLAIMED.  EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT,  THE PURCHASED ASSETS ARE BEING SOLD, AND THE LEASED ASSETS ARE BEING CONVEYED, WITHOUT RECOURSE, “AS-IS” AND “WHERE-IS”.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this Article IV are correct and complete as of the date of this Agreement:

4.1          Organization and Qualification

Buyer is duly authorized to conduct business and is a limited partnership validly existing and in good standing under the Laws of the State of Delaware, and is qualified to do business in Hawaii and in every other jurisdiction in which the nature of its business requires such qualification. NewCo1, if formed, will either be a Hawaii corporation or will be a limited liability company formed under the laws of the State of Hawaii, will be duly authorized to conduct business, will be validly existing and in good standing under the Laws of the State of Hawaii and will be qualified to do business in Hawaii and in every other jurisdiction in which the nature of its business requires such qualification.  NewCo2, if formed, will be a corporation formed under the laws of the State of Hawaii, will be duly authorized to conduct business, will be validly existing and in good standing under the Laws of the State of Hawaii and will be qualified to do business in Hawaii and in every other jurisdiction in which the nature of its business requires such qualification.

4.2          Noncontravention

The execution and delivery of this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, will not (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of the certificate of limited partnership or partnership agreement of Buyer, or (ii) conflict with, result in a material breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets). Buyer does

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not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement or the Related Agreements.

4.3          Authorization of Transaction

Buyer has full power and authority (including full limited partnership power and authority) to execute and deliver this Agreement and the Related Agreements and to perform its obligations hereunder and thereunder (including, without limitation, the issuance of the Units and the registration of the Units pursuant to the Registration Statement).  The execution and delivery of this Agreement and the Related Agreements will have been, prior to the Closing Date, duly and validly authorized by all requisite action. This Agreement and the Related Agreements have been duly executed and delivered by Buyer and constitute the valid and legally binding obligations of Buyer, enforceable in accordance with their terms and conditions, subject to applicable bankruptcy, insolvency, and similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.

4.4          Brokers’ Fees

Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement and the Related Agreements for which Seller could become liable or obligated.

4.5          Capitalization; Partnership Units

The authorized capital stock of Buyer consists of 7,575,757 Class A limited partnership units. As of the date of this Agreement, 7,575,757 Class A limited partnership units were issued and outstanding.  Of this amount, 75,757 Units are owned by the Buyer, and 7,500,000 Units are owned by limited partners.  As of the date of this Agreement, there are, and as of the Closing Date there will be, no options, warrants or other rights to purchase Class A limited partnership units of Buyer, or securities convertible into or exchangeable for Class A limited partnership units or obligating Buyer to issue or sell any Class A limited partnership units, or securities convertible into or exchangeable for such Class A limited partnership units, except as provided herein. The Units to be issued under the terms of this Agreement will at Closing have been adequately reserved and will, when issued, be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive rights. As of the effective date of this Agreement, the equity ownership of those partners of Buyer who had more than a 5% partnership interest in Buyer was as set forth on Schedule 4.5.

4.6          SEC Filings; Financial Statements; No Changes

Buyer has timely filed or furnished all registration statements, prospectuses, forms, reports and documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, since December 31, 2003 (collectively, the “Buyer SEC Filings”). Each Buyer SEC Filing (i) as of its date complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) except to the extent superseded by a later filed Buyer SEC Filing, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the

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statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Buyer SEC Filings (the “Buyer Financial Statements”) was prepared in accordance with GAAP applied (except as may be indicated in the notes thereto and, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q under the Exchange Act) on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each presented fairly the consolidated financial position, results of operations and cash flows of Buyer as of the respective dates thereof and for the respective periods indicated therein. The Books and Records of Buyer have been, and are being, maintained in accordance with applicable legal and accounting requirements, and the Buyer Financial Statements are consistent with the Books and Records. Since December 31, 2005, except as contemplated by, or as disclosed in, this Agreement or in the Buyer SEC Filings, Buyer has conducted its businesses in the ordinary course consistent with past practice and, since such date, there has not been (a) any condition, event, circumstance, change or effect that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on the business, assets, properties, results of operation or financial condition or prospects of Buyer or any event or development that would, individually or in the aggregate, reasonably be expected to have such a condition, event, circumstance, change or effect, or (b) any event or development that would, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance of this Agreement or the Related Agreements by Buyer.

4.7          Vote Required

Other than the affirmative vote of a Majority Interest of the Partnership, which is necessary to approve this Agreement, the Related Agreements, and the transactions contemplated hereby, there is no other vote of the holders of any class or series of partnership interests which is necessary to approve this Agreement and the Related Agreements and the transactions contemplated hereby and thereby.

4.8          Disclosure Documents

The registration statement on Form S-3, any amendments or supplements thereto filed by Buyer pursuant to which the Units will be registered with the SEC (including any filings under the Securities Act or Exchange Act incorporated by reference therein, collectively, the “Registration Statement”) filed by Buyer pursuant to and in accordance with the terms and conditions of this Agreement and the Registration Rights Agreement, at the time the Registration Statement is declared effective, will comply as to form in all material respects with the applicable requirements of the Securities Act and other applicable Law, and the Registration Statement does not, and will not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The proxy statement, any amendments or supplements thereto (collectively, the “Proxy Statement”) submitted by Buyer in connection with seeking approval by a Majority Interest of the Partnership of this Agreement, the Related Agreements, and the transactions contemplated hereby and thereby, at the time the Proxy Statement is first mailed to the Unitholders, will comply as to form in all material respects with the applicable requirements of the Exchange Act and other applicable Law, and the Proxy

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Statement does not, and at the time the Proxy Statement is first mailed to the Unitholders will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.9          Disclosure

The representations and warranties contained in this Article IV do not contain any untrue statement of a fact or omit to state any material fact necessary to make the statements in Article IV not misleading.

ARTICLE V.
PRE-CLOSING COVENANTS

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing Date or the earlier termination of this Agreement:

5.1          Generally

Each Party must use its reasonable efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Article VII).

5.2          Notices and Consents

Seller must give any notices to third parties and must use reasonable commercial efforts to obtain such consents as the other Party may reasonably request in connection with the consummation of the transactions contemplated by this Agreement and the Related Agreements, including the Required Consents.  At the request of Seller, Buyer must provide Seller with such assistance and information as is reasonably requested by Seller to obtain the Required Consents. Any costs incurred in obtaining the such Required Consents must be borne by Seller. Seller must provide written notice to Seller’s employees and the director of the Department of Labor and Industrial Relations of the State of Hawaii 60 days before the Closing Date, as required under the Hawaii Dislocated Workers Act.  Seller agrees that it will be responsible for all liability, back pay, or penalties for any violations of Hawaii’s Dislocated Workers Act arising out of termination of Seller’s employees by Seller on, or prior to, the Closing Date.  Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Purchased Asset or any claim or right or any benefit arising under or resulting from such Purchased Asset if an attempted assignment thereof, without the consent of a third party, would constitute a breach, default, violation or other contravention of the rights of such third party, would be ineffective with respect to any party to an agreement concerning such Purchased Asset, claim or right, or would in any way adversely affect the rights of Seller or, upon transfer, Buyer under such Purchased Asset, claim or right. If any transfer or assignment by Seller to Buyer, or any assumption by Buyer of, any interest in, or liability, obligation or commitment under, any Purchased Asset, claim or right requires the consent of a third party, then such transfer or assignment or assumption shall be made subject to such consent being obtained. If any such consent is not obtained before the Closing, and the Closing shall nonetheless take place on the terms set forth herein, thereafter, Seller shall use its best efforts to secure such consent as

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promptly as practicable after the Closing. Seller shall cooperate with Buyer in any lawful and commercially reasonable arrangement reasonably proposed by Buyer under which (i) Buyer shall obtain (without infringing upon the legal rights of such third party or violating any applicable Law) the economic claims, rights and benefits under the Purchased Asset, claim or right with respect to which the consent has not been obtained in accordance with this Agreement, and (ii) Buyer shall assume any related economic burden with respect to the Purchased Asset, claim or right with respect to which the consent has not been obtained in accordance with this Agreement. For the avoidance of doubt, subject only to Section 7.1(b), the terms of this Section 5.2 do not constitute conditions precedent to Closing, but rather represent the means for facilitating the assignment to Buyer of certain of the Purchased Assets and the assumption by Buyer of any obligations relating thereto, that Buyer has agreed to assume, under the terms of this Agreement.

5.3          Operation of Business Before the Closing

Seller must not, during the period from the date hereof to the Closing Date, engage in any practice, take any action, embark on any course of action, or enter into any transaction with respect to the Mac Nut Business that is outside the Ordinary Course of Business. Seller must (a) promptly notify Buyer of any event or occurrence not in the Ordinary Course of Business, (b) confer with Buyer before implementing any operational decisions of a material nature, (c) report periodically to Buyer concerning the status of the Mac Nut Business, operations and finances, and (d) cooperate with Buyer and assist Buyer in identifying the Licenses required by Buyer to operate the Mac Nut Business from and after Closing and either transferring existing Licenses of Seller to Buyer or assisting Buyer in obtaining new Licenses for Buyer. Without limiting the generality of the foregoing, with respect to the Mac Nut Business, other than in the Ordinary Course of Business, Seller shall not (without the prior consent of Buyer):

(a)           sell, lease, dispose of, or otherwise transfer any interest in any Purchased Assets or Leased Assets, except any sale or disposition of the Seller Land in accordance with the terms hereof;

(b)           alter in any material respect its historical practices and policies relating to the payment of accounts payable, including any delay in paying accounts payable;

(c)           fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

(d)           create, assume or suffer to be incurred any Liability or Security Interest on the Purchased Assets;

(e)           incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

(f)            terminate (other than allowing a contract or license to terminate by its terms), amend, supplement or modify any Material Contract or License related to the Mac Nut Business;

(g)           declare or pay any dividends on or make other distributions in respect of any of its equity interests, or set aside funds therefor, except for distributions of profits;

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(h)           make any loans to, or distribute any cash to, any Employee, equity holder or other individual;

(i)            terminate any Employee or grant severance or termination pay to any director, officer, Employee or consultant;

(j)            adopt, amend, or terminate (other than allowing a plans, program, policy or other arrangement to terminate by its terms) any Employee Benefit Plans, programs, policies or other arrangements, or enter into any employment contract, pay any special bonus or special remuneration to any director, Employee or consultant, or increase the salaries or wage rates of its Employees;

(k)           engage in any transaction other than (i) one contemplated by this Agreement or any Related Agreement, or (ii) that certain co-pack agreement with Hawaiian Host, including the loan of certain co-packing equipment to Hawaiian Host, as more particularly described on Schedule 5.3(k) hereof, or (iii) any Third-Party Sales valued or with a potential value in excess of $75,000, even if in the Ordinary Course of Business, without first advising Buyer;

(l)            enter into any transaction (other than one contemplated by this Agreement or any Related Agreement) with its managers, officers, or members or their affiliates;

(m)          cancel, materially amend, or renew any insurance policy; or

(n)           enter into any contract or agree, in writing or otherwise, to take any of the actions described above in clauses (a) through (m) of this Section 5.3.

5.4          Preservation of Business

Seller must use reasonable commercial efforts, consistent with past practices, to keep its business and properties substantially intact, including Seller’s respective present operations, physical facilities, working conditions, and relationships with lessors, licensers, suppliers, customers and Employees.

5.5          Access

(a)           Seller shall permit Buyer or Buyer’s representatives full access at reasonable times, and in manner so as not to unreasonably interfere with the normal business operations of Seller, to the headquarters and properties of Seller and to such Books and Records, contracts, Tax records, and documents of or pertaining to the Mac Nut Business as are reasonably necessary for Buyer’s performance of due diligence under this Agreement. In conducting its due diligence, Buyer will (i) obtain prior written permission from Seller before contacting any customer, suppliers or Employees of Seller (other than the following Employees, manager, or consultant: Mark Crawford, John Sullivan, David Rietow, and Hilary Brown, whom Buyer may contact directly), (ii) use reasonable efforts to limit the number and duration of such contacts with customers, suppliers or Employees so as not to disturb or alarm Seller’s customers, suppliers or Employees, and (iii) use reasonable efforts not to disrupt Seller’s business operations in conducting its due diligence.

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(b)           Buyer shall proceed to arrange with Seller a mutually agreeable time and place at which Buyer may conduct interviews with such Employees or customers of Seller (other than the individuals listed in Section 5.5(a)) as are mutually agreed to by Buyer and Seller’s representatives.

(c)           Seller shall, upon reasonable notice, furnish to Buyer such additional financial and operating data and other information regarding Seller and the Mac Nut Business (including current information regarding Seller’s prospects, assets, contracts, rights, Liabilities and obligations) that Buyer may from time to time reasonably request.

(d)           Seller shall grant Buyer and its agents and employees the right to enter the Seller Land at reasonable times and with reasonable notice before the Closing for the purpose of inspecting the Seller Land and the Purchased Assets, making such surveys or performing such tests, studies or other activities as are reasonably appropriate in connection with the consummation of transactions contemplated by this Agreement and the Related Agreements; provided, however, that (i) all such activities are at Buyer’s sole cost, expense, and risk  without right of reimbursement from Seller, and (ii) Buyer must use reasonable efforts to not unreasonably interfere with Seller’s existing activities on the Seller Land or the Mac Nut Business.

(e)           Seller shall use reasonable efforts to assist and cooperate with Buyer in the development of transition plans for implementation by Buyer following the Closing.

5.6          Notice of Developments

Seller shall give prompt written notice to Buyer of (i) any development affecting the ability of Seller to consummate the transactions contemplated by this Agreement and the Related Agreements, (ii) any material loss of any equipment, supplier, customer, contract or right relating to the Mac Nut Business, or (iii) any breach of or other variance (or circumstance or occurrence that could reasonably be expected to result in breach or variance or failure of a closing condition) from the representations and warranties of Seller contained in Article III, or any breach of or noncompliance (or circumstance or occurrence that could reasonably be expected to result in a breach or noncompliance of failure of a closing condition) with any covenant hereunder by Seller. If any fact or circumstance requires any change to the Disclosure Schedules, then Seller promptly shall deliver to Buyer a supplement to the Disclosure Schedules specifying such change. No disclosure under this Section 5.6 is to be deemed to amend or supplement the Disclosure Schedules or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

Buyer shall give prompt written notice to Seller of (i) any development affecting the ability of Buyer to consummate the transactions contemplated by this Agreement and the Related Agreements, or (ii) any breach of or other variance (or circumstance or occurrence that could reasonably be expected to result in breach or variance or failure of a closing condition) from the representations and warranties of Buyer contained in Article IV, or any breach of or noncompliance (or circumstance or occurrence that could reasonably be expected to result in a breach or noncompliance of failure of a closing condition) with any covenant hereunder by Buyer.

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5.7          Exclusivity

Seller shall not solicit, entertain or encourage (including by way of furnishing to any third party information regarding the Mac Nut Business or the Leased Assets or Purchased Assets or Assumed Liabilities for such purpose) the submission of, or any proposal or offer from any Person other than Buyer relating to any acquisition of Seller’s membership interests, or its assets or business operations related to the Mac Nut Business, whether through direct purchase, merger, consolidation or other business combination, other than the sale of inventory in the Ordinary Course of Business.

Notwithstanding the foregoing paragraph, but without limiting the generality thereof, Seller may engage in discussions with third parties for the purpose of consummating (and may consummate) any Third-Party Sales; provided, however, that the buyer, in connection with any such Third-Party Sales, except as otherwise set forth on Schedule 5.7 attached hereto, agrees to purchase the Seller Land and/or the Excluded Assets subject to the terms of this Agreement.

5.8          Employee Matters

(a)           Attached as Schedule 5.8, is a list of employees that Buyer wishes to hire (collectively the “Transferred Employees”). Subject to applicable Law and the receipt of any employee consents requested by Seller, Buyer will have full access to the Books and Records (including performance appraisals and disciplinary actions) of Seller for the purpose of preparing for and conducting employment interviews with all Transferred Employees. Seller agrees to terminate the employment of all the hired Transferred Employees effective immediately before the Closing. Before the Closing, Seller and Buyer shall jointly prepare and approve a notice to be sent to the Transferred Employees on or before the Closing Date, advising such Transferred Employees of the sale of the Mac Nut Business, their termination as Seller’s Employees and Buyer’s offer of employment. Buyer will hire the Transferred Employees who accept Buyer’s offer of employment on mutually agreeable terms and conditions as between Buyer, and such Employees and Seller will not have any obligation or responsibilities in connection with Buyer’s post-Closing employment of the Transferred Employees; provided, however, Seller must retain and comply with obligations and responsibilities as may be imposed on Seller under the Hawaii Dislocated Workers Act or the federal Worker Adjustment Retraining Notification Act. In the event any Transferred Employee fails to accept Buyer’s offer of employment, such Employee must remain an Employee of Seller, subject to Seller’s usual and customary practices, policies and procedures regarding employment, and Seller must be solely responsible for any and all obligations or liability with respect to the employment, or termination of employment, of any such Employee. Buyer’s expressed intention to extend offers of employment as set forth in this Section 5.8 does not constitute any commitment (express or implied) of any obligation on the part of Buyer to a post-Closing employment relationship of any fixed term or duration or upon an terms or conditions other than those that Buyer may establish under individual offers of employment. Nothing in this Agreement restricts any right of Buyer to terminate any Transferred Employee or to amend or terminate Employee benefits after the Closing Date to the extent permitted under applicable Law.

(b)           Buyer will set its own initial terms and conditions of employment for the Transferred Employees and others it may hire, including work rules, benefits and salary and

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wage structure, all as permitted by Law. Seller is solely liable for any severance payment required to be made to its Employees due to the transaction contemplated by this Agreement. Seller has advised Buyer that there are no collective bargaining agreements in force.

(c)           Buyer must grant or cause to be granted full credit to the Transferred Employees that accept employment with Buyer for carry-over to employment with Buyer of unused vacation and other paid time-off balances under the Employee Benefit Plan and Employee policies of Seller before the Closing Date.

5.9          Certain Filings with the SEC

(a)           As promptly as practicable after the execution of this Agreement, Buyer shall seek from the SEC preliminary approval (“SEC Preliminary Approval”) to file the Proxy Statement using the abbreviated financial information as set forth in Buyer’s “Request for Substitution of Abbreviated Financial Information” to the SEC.  Buyer will use all reasonable best efforts to obtain the SEC Preliminary Approval within fourteen (14) Business Days after the date of this Agreement.

(b)           Either party in its sole discretion may determine whether it is satisfied with the approvals and/or conditions granted or required by the SEC in the SEC Preliminary Approval.  At such time as such party makes such determination, it may give written notice to the other party that it is satisfied with the SEC Preliminary Approval and waives its right to terminate the Agreement as provided for in Section 9.1(f).

(c)           Either party may terminate this Agreement as provided for in Section 9.1(f) at any time after the expiration of fourteen (14) Business Days from the effective date of this Agreement, and no later than five (5) Business Days after the date on which the other party has given such terminating party the written notice provided for in Section 5.9(b).

(d)           As promptly as practicable after the giving of the written notice provided for in Section 5.9 (b), Buyer shall prepare and file with the SEC a proposed Proxy Statement.  Each of Buyer and Seller shall prepare and file with the SEC any other filings as and when required or requested by the SEC.  Each of Buyer and Seller will use all reasonable best efforts (i) to respond to any comments made by the SEC with respect to the Proxy Statement and (ii) to have the Proxy Statement cleared by the SEC.  Seller shall cooperate with the Buyer and the SEC and furnish reasonable information requested by the Buyer and the SEC; provided, however, that Seller shall not be required to provide to the SEC (or permit Buyer to provide to the SEC) any additional information that may be requested by the SEC in order to prepare audited financial statements of Seller or to include other financial data of Seller in Buyer’s “Request for Substitution of Abbreviated Financial Information” to the SEC or in the Proxy Statement even if such additional information, audited financial statements or other financial data is required by the SEC to grant the SEC Preliminary Approval and/or to clear the Proxy Statement.  As promptly as practicable after clearing all SEC comments to the Proxy Statement, Buyer shall mail the Proxy Statement to its holders of partnership interests. The Proxy Statement shall include the recommendation of the Board of Directors of Seller that adoption of this Agreement and the transactions contemplated hereby by Buyer’s Unitholders are advisable and in the best interests of Buyer. No amendment or

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supplement to the Proxy Statement will be made by Buyer without the approval of Seller (which approval shall not be unreasonably withheld, conditioned, or delayed).

(e)           The information supplied by Seller for inclusion in the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading. The information supplied by Buyer for inclusion in the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading. All documents that Buyer is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder, the Exchange Act and the rules and regulations thereunder, and other applicable Law.

ARTICLE VI.
POST-CLOSING COVENANTS

6.1          Post-Closing Cooperation

If at any time after the Closing any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and the Related Agreements, each Party must take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party, except in connection with the Registration Rights Agreement as to requests made by Seller, without right of reimbursement from any other Party (unless the requesting Party is entitled to indemnification therefor under Article VIII). The covenants contained in this Article VI shall survive the Closing.

6.2          Post-Closing Confidentiality Obligation of Seller

Seller must treat all information that was in its possession before the Closing Date with respect to the Mac Nut Business (whether or not reduced to writing and whether or not patentable or protected by copyright) as confidential for a period of five (5) years from the Closing Date; provided that the foregoing information does not include information that (i) was or becomes generally available to the public other than as a result of an unauthorized disclosure by Seller, (ii) was or becomes available to Seller on a non-confidential basis without breach of this Agreement, provided that such source is not known to Seller, after reasonably inquiry, to be bound by a confidentiality agreement or otherwise prohibited from transmitting the information to Seller by a contractual, legal or fiduciary obligation known to Seller, after reasonably inquiry,  (iii) which is required to be and actually is disclosed, under applicable Law, provided that Seller will use reasonable efforts under the circumstances to notify Buyer of such requirement and cooperate with Buyer so as to provide Buyer the opportunity to obtain such protective orders or other relief, at Buyer’s expense, as the compelling court or other entity may grant, or (iv) such disclosures as are necessary in order for Seller to enforce the terms of this Agreement.

6.3          Post-Closing Litigation Support

In the event and for so long as any Party actively is contesting or defending against any

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Proceeding in connection with (i) any transaction contemplated under this Agreement or any Related Agreement or (ii) any fact situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or before the Closing Date involving a Party, the other Party must provide reasonable cooperation to the contesting or defending Party and its counsel in the contest or defense, make its personnel reasonably available, and provide such testimony and access to its books and records as is reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefore under Article VIII).

6.4          Post-Closing Adjustments

Both Parties will exercise due diligence in cooperating and making all post-closing adjustments, such as preparing a balance sheet as of the Closing Date, adjusting prorations, and preparing a schedule of book values and tax basis values as of the Closing Date, all of which shall be accomplished no later than thirty (30) days after the Closing Date.

ARTICLE VII.
CONDITIONS TO OBLIGATIONS TO CLOSE

7.1          Buyer’s Conditions

The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction or waiver of the following conditions, provided that Buyer may waive any condition specified in this Section 7.1 only if Buyer executes a writing so stating at or before the Closing:

(a)           Covenants, Representations and Warranties

The respective representations and warranties of Seller set forth in Article III must be true and correct in all material respects (except for those representations and warranties that contain an express materiality qualification, which must be true and correct in all respects) on the date made and at and as of the Closing Date, and Seller must have performed and complied with all of its covenants hereunder in all material respects through the Closing Date, and Buyer must have received a certificate in form and substance satisfactory to Buyer dated as of the Closing Date on behalf of Seller by the president of Seller or an equivalent officer to such effect.

(b)           Consents

Seller must have procured all Required Consents and must have provided evidence of such Required Consents and notices in form and substance reasonably satisfactory to Buyer.  Buyer must have received all Governmental Authorizations as are necessary to allow Buyer to operate the Mac Nut Business and the Leased Assets and Purchased Assets from and after the Closing Date.

(c)           Documents to Be Delivered By Seller

The following documents, in form and substance satisfactory to Buyer, must be delivered

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to Buyer at Closing by Seller:

(1)           bill of sale, duly executed by Seller;

(2)           assignment and assumption agreements, duly executed by Seller, in a form mutually agreeable to both parties;

(3)           assignment of Seller’s Intellectual Property described in Schedule 2.1(j), in due form for recordation with the appropriate Governmental Authority and the License Agreement, each duly executed by Seller;

(4)           vehicle titles and assignments sufficient to transfer title to the Owned and Leased Vehicles to Buyer;

(5)           orchard lease agreement in the form of Exhibit A-1 hereto (the “Orchard Lease Agreement”), duly executed by Seller;

(6)           memorandum of the Orchard Lease Agreement in the form of Exhibit A-2 hereto (the “Memorandum of Lease”), duly executed by Seller;

(7)           processing plant lease agreement in the form of Exhibit B-1 hereto (the “Processing Plant Lease Agreement”), duly executed by Seller;

(8)           memorandum of the Processing Plant Lease Agreement in the form of Exhibit B-2 hereto (the “Memorandum of Plant Lease”), duly executed by Seller;

(9)           the Registration Rights Agreement duly executed by Seller;

(10)         reserved;

(11)         originals (to the extent available) or copies of the Acquired Contracts and Seller Permits;

(12)         if applicable, executed non-foreign certificates in accordance with Section 1445 of the Code and the regulations issued thereunder;

(13)         State of Hawaii Department of Taxation Form G-8A, Report of Bulk Sale or Transfer, duly executed by Seller, together with the attached certificate of the Director of Taxation of the State of Hawaii, bearing an issuance date no earlier than ten (10) days before Closing;

(14)         Tax Clearance Certificate (Form A-6) issued by the Hawaii State Department of Taxation no earlier than fifteen (15) days before Closing;

(15)         Hawaii State Tax Form N-289, duly executed by Seller;

(16)         Conveyance Tax Certificates relating to the Orchard Lease Agreement and Processing Plant Lease Agreement, duly executed by Seller;

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(17)         the Required Consents (as listed in Exhibit F);

(18)         payoff and release letters relating to liens on the Purchased Assets;

(19)         the Books and Records;

(20)         certificate of Secretary of Seller duly executed by Seller;

(21)         originals of lien releases, including Uniform Commercial Code Termination Statements, executed by Rabobank in connection with any Security Interests on the Purchased Assets in favor of Rabobank;

(22)         stock powers and assignment of membership interests, as applicable, relating to NewCo1 and NewCo2, duly-executed by Seller; and

(23)         such other certificates, instruments of sale, transfer, conveyance, and assignment or other documents reasonably requested by Buyer and as otherwise necessary or appropriate to transfer the Purchased Assets and Assumed Liabilities, or as Buyer may reasonably request to consummate the transactions contemplated by this Agreement and the Related Agreements and to vest in Buyer full and complete title to the Purchased Assets, free and clear of all encumbrances.

(d)           Financial Condition

Each of the following must be true and complete as of the Closing Date:

(1)           All respective Security Interests securing debts of Seller relating to the Purchased Assets shall be paid in full before, or at, the Closing; and

(2)           No unsatisfied liens for the failure to pay Taxes (except for liens for any current real and personal property taxes and all non-delinquent installments of assessments or bonds) of any nature whatsoever exist concerning the Mac Nut Business.

(e)           No Material Adverse Change

No Material Adverse Effect shall have occurred at any time since December 31, 2005.

(f)            Title to Seller Land

Title Guaranty of Hawaii, Incorporated or such other title company as is acceptable to Buyer (“Title Company”) must have issued to Buyer and Buyer’s lenders an irrevocable commitment to issue to Buyer an ALTA leasehold title insurance policy, in the amount of $5,000,000, insuring that immediately upon Closing Buyer will be the owner of the leasehold interest in the Seller Land, subject only to matters reasonably acceptable to Buyer. Buyer, at Buyer’s discretion, may secure issuance of two different policies, one for the Orchard Lease and one for the Processing Plant Lease.

(g)           Employment Relationships

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Buyer must have received from those persons enumerated in Schedule 7.1(g) assurances satisfactory to Buyer with respect to each of the foregoing person’s intentions to enter the employ of Buyer immediately after the Closing, which assurances may include executed offer letters or employments agreements.

(h)           Legal Proceedings

There must be no legal requirement in effect, and no judgment or order must have been entered and not vacated by any Governmental Authority of competent jurisdiction in any Proceeding or arising therefrom, which unduly delays, enjoins, restrains, makes illegal, or prohibits consummation of the transactions contemplated by this Agreement or by the Related Agreements, and there must be no Proceeding pending or threatened seeking, or which if successful would have the effect of, any of the foregoing.

(i)            Partnership Approval

Buyer must have received approval of a Majority Interest of the Partnership to close this transaction.

7.2          Seller’s Conditions

The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction or waiver of the following conditions, provided that Seller may waive any condition specified in this Section 7.2 if it executes a writing so stating at or before the Closing Date:

(a)           Covenants, Representations and Warranties

The respective representations and warranties of Buyer set forth in Article IV must be true and correct in all material respects (except for those representations and warranties that contain an express materiality qualification, which must be true and correct in all respects) on the date made and at and as of the Closing Date, and Buyer must have performed and complied with all of its covenants hereunder in all material respects through the Closing, and Seller must have received a certificate dated the Closing Date on behalf of Buyer by the president of Buyer or equivalent officer to such effect.

(b)           Documents to Be Delivered by Buyer

The following documents, in form and substance satisfactory to Seller, must be delivered to Seller at Closing by Buyer:

(1)           unit certificate representing the Units;

(2)           assignment and assumption agreement in a form mutually agreeable to both parties;

(3)           the Orchard Lease Agreement, duly executed by Buyer;

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(4)           the Memorandum of Lease, duly executed by Buyer;

(5)           the Processing Plant Lease Agreement, duly executed by Buyer;

(6)           the Memorandum of Plant Lease, duly executed Buyer;

(7)           the Registration Rights Agreement duly executed by Buyer;

(8)           reserved;

(9)           the License Agreement duly-executed by Buyer;

(10)         certificate of Secretary of Buyer duly executed by Buyer;

(11)         reserved;

(12)         County of Hawaii Affidavit for Continuation of Agricultural Dedication (RP Form 19-60(g)) duly-executed by Buyer and notarized; and

(13)         such other certificates, instruments of sale, transfer, conveyance, and assignment or other documents reasonably requested by Seller and as otherwise necessary or appropriate to the transfer of the Purchased Assets and Assumed Liabilities, or as Seller may reasonably request to consummate the transactions contemplated by this Agreement and the Related Agreements.

(c)           Legal Proceedings

There must be no legal requirement in effect, and no judgment or order must have been entered and not vacated by any Governmental Authority of competent jurisdiction in any Proceeding or arising therefrom, which unduly delays, enjoins, restrains, makes illegal, or prohibits consummation of the transactions contemplated hereby or by the Related Agreements, and there must be no Proceeding pending or threatened seeking, or which if successful would have the effect of, any of the foregoing.

(d)           Approvals by All Members of Seller

Seller shall have received the approvals of all members of Mac Farms and Kapua.

ARTICLE VIII.
SURVIVAL AND INDEMNIFICATION

8.1          Survival

Regardless of any investigation made by the Parties in connection with this Agreement or by the Related Agreements, any notice to Buyer under Section 5.6, or any waiver of any closing condition set forth in Article VII:

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(a)           all representations and warranties set forth in this Agreement or in the Related Agreements (including any certificate delivered at Closing or otherwise in connection with this Agreement and the Related Agreements) shall survive the Closing Date and the consummation of the transactions contemplated hereby for a period of 12 months and will not be affected in any way by any examination made for or on behalf of either Party, the knowledge of any of its respective officers, directors, members, employees or agents, or the acceptance of any certificate or other closing document; provided, however, that the Parties’ respective representations and warranties set forth in Section 3.1 (Organization and Qualification), Section 3.3 (Authorization of Transaction), Section 3.11 (Tax Matters), Section 3.17 (Title to Assets), Section 3.24 (Employee Benefit Plans), Section 4.1 (Organization and Qualification) and Section 4.3 (Authorization of Transaction) will survive the Closing Date for a period ending thirty (30) days after the expiration of the applicable statute of limitations for all Claims that could be asserted by any third party, including Governmental Authorities, with respect to matters addressed in such Sections (all representations and warranties by Buyer and Seller that survive for longer than 12 months are referred to herein as the “Fundamental Representations”);

(b)           all obligations of the Parties under the covenants and agreements contained in this Agreement shall survive the Closing, until all such obligations have been fully performed in accordance with their terms; and

(c)           any written claim for indemnification provided under Section 8.3 based upon a breach of a representation or warranty asserted before the applicable survival period set forth in subsection (a) above, shall survive until final resolution of such Claim.

All certificates delivered by Seller in connection with this Agreement, any Related Agreement or the Closing are deemed to be representations and warranties of Seller for this Article VIII, subject to the same survival period as is set forth in Section 8.1; provided, however, that to the extent such certificates relate to Fundamental Representations, the longer survival period applicable thereto as provided in Section 8.1 applies on a comparable Basis to that certificate. For this Article VIII, no such certificate will be deemed to modify any representation or warranty made under this Agreement or the Related Agreements without Buyer’s prior written consent.  No notice to Buyer, after the date hereof but before Closing, of any breach of any representation, warranty, or covenant shall affect or impair any rights to be indemnified as provided herein.

All certificates delivered by Buyer in connection with this Agreement, any Related Agreement or the Closing are deemed to be representations and warranties of Buyer for this Article VIII, subject to the same survival period as is set forth in Section 8.1; provided, however, that to the extent such certificates relate to Fundamental Representations, the longer survival period applicable thereto as provided in Section 8.1 applies on a comparable Basis to that certificate. For this Article VIII, no such certificate shall be deemed to modify any representation or warranty made under this Agreement or the Related Agreements without Seller’s prior written consent. No notice to Seller, after the date hereof but before Closing, of any breach of any representation, warranty, or covenant shall affect or impair any rights to be indemnified as provided herein.

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8.2          Mutual Indemnification

(a)           The Seller shall indemnify, hold harmless, and defend Buyer and each of Buyer’s partners, subsidiaries, affiliates, officers, employees, and agents and their respective successors and assigns (collectively, the “Buyer Indemnitees”), from and against any and all Losses which any Buyer Indemnitee may suffer, sustain or become subject to, as a result of or relating to (including by virtue of any third party’s allegation of):

(1)              the breach (or third party allegation that, if true, would constitute a breach) by Seller of any representation or warranty made by Seller in this Agreement or any Related Agreement or any certificate delivered by Seller in connection with this Agreement or any Related Agreement or the Closing;

(2)              the breach (or third party allegation that, if true, would constitute a breach) by Seller of any covenant or agreement made by Seller in this Agreement or any Related Agreement or any certificate delivered by Seller in connection with this Agreement or any Related Agreement or the Closing;

(3)              any obligation or liability of any kind associated in any way with or attributable to Seller that is not an Assumed Liability, including any and all obligations or Liabilities related to or arising from the operation of the Mac Nut Business or the ownership of the Purchased Assets and the Leases Assets before the Closing (including Liabilities or obligations relating to environmental and worker health and safety compliance matters occurring before the Closing Date);

(4)              any obligation or Liability of any kind arising from or related to noncompliance with applicable fraudulent transfer legal requirements in connection with the transactions contemplated by this Agreement and the Related Agreements, or the Closing; and

(5)              any obligation or Liability of any kind arising under the Worker Adjustment and Retraining Notification Act (WARN), the Hawaii Dislocated Workers Act (Haw. Rev. Stat. Chapter 394B) or any similar statue, rule or regulation as a result of Seller’s termination of its Employees;

provided, however, that Seller shall not be obligated to indemnify, hold harmless, and defend Buyer or any Buyer Indemnitees, unless the aggregate of all Losses of all Buyer Indemnitees subject to indemnification hereunder exceeds One Hundred Thousand Dollars ($100,000), in which case Buyer Indemnitees shall be entitled to recover all Losses in excess of such amount, subject to the terms of the last paragraph of Section 8.3 hereof. The foregoing limitation does not apply to any Seller indemnification obligation arising out of, relating to or resulting from fraud or intentional misrepresentation by Buyer.

(b)           Buyer shall indemnify, hold harmless, and defend Seller and each of Seller’s members, subsidiaries, affiliates, officers, directors, employees, and agents and their respective successors and assigns (collectively, the “Seller Indemnitees”), from and against any and all Losses which any Seller Indemnitee may suffer, sustain or become subject to, as a result of or relating to (including by virtue of any third party’s allegation of):

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(1)              the breach (or third party allegation that, if true, would constitute a breach) by Buyer of any representation or warranty made by Buyer in this Agreement or any Related Agreement or any certificate delivered by Buyer in connection with this Agreement or any Related Agreement or the Closing;

(2)              the breach (or third party allegation that, if true, would constitute a breach) by Buyer of any covenant or agreement made by Buyer in this Agreement or any Related Agreement or any certificate delivered by Buyer in connection with this Agreement or any Related Agreement or the Closing;

(3)              any obligation or liability of any kind associated in any way with or attributable to Buyer that is an Assumed Liability, including any and all obligations or Liabilities related to or arising from the operation of the Mac Nut Business or the ownership of the Purchased Assets and the Leased Assets from and after the Closing (including Liabilities or obligations relating to environmental and worker health and safety compliance matters occurring on or after the Closing Date);

provided, however, that Buyer is not be obligated to indemnify Seller or any Seller Indemnitees unless the aggregate of all Losses of all Seller Indemnitees under such clauses exceed One Hundred Thousand Dollars ($100,000), in which case Seller Indemnitees are entitled to recover all Losses in excess of such amount, subject to the terms of the last paragraph of Section 8.3 hereof. The foregoing limitation does not apply to any Buyer indemnification obligation arising out of, relating to or resulting from fraud or intentional misrepresentation by Seller.

(c)           Seller shall be liable to a Buyer Indemnitee concerning Claims referred to in Section 8.2(a) only if such Buyer Indemnitee gives written notice thereof under Sections 8.3(a) and 10.2 to Seller before the expiration of the survival period, as set forth in Section 8.1, applicable to such Claim.

(d)           The Buyer shall only liable to a Seller Indemnitee concerning Claims referred to in Section 8.2(b) only if such Seller Indemnitee gives written notice thereof under Sections 8.3(a) and 10.2 to Buyer before the expiration of the survival period, as set forth in Section 8.1, applicable to such Claim.

8.3          Procedure for Indemnification

(a)           If any Seller Indemnitee or Buyer Indemnitee seeks indemnification under Section 8.2, such party (the “Indemnified Party”) must give written notice to Buyer or Seller, as applicable (the “Indemnifying Party”), of the facts and circumstances giving rise to the Claim (a “Claim Notice”), as promptly as practicable, but in any event (1) before the expiration of the survival period for such Claim as provided in Section 8.1 and (2) if such Claim relates to the assertion against an Indemnified Party of any Claim or dispute by a third party (a “Third Party Claim”), within 30 days after receipt by the Indemnified Party of written notice of a legal process relating to such Third Party Claim; provided, however, that, with respect to the time limits set forth in the foregoing clause (2), no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any obligation under this Article VIII except to the extent that the Indemnifying Party is materially and adversely

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affected thereby. Any such Claim Notice must describe the nature of the Claim in reasonable detail to the extent known to the Indemnified Party, the amount thereof if then ascertainable, and the provision or provisions of this Agreement or any Related Agreements on which the Claim is based.

(b)           Unless the Claim described in the Claim Notice is contested by the Indemnifying Party by written notice to the Indemnified Party, given within 20 days of the receipt of the Claim Notice, the Indemnified Party is conclusively deemed to be entitled to indemnity for such Claim under this Article VIII. If, within that 20-day period, the Indemnifying Party contests the Claim in writing to the Indemnified Party, then the Indemnified Party and Indemnifying Party, acting in good faith, must attempt to reach agreement with respect to such Claim. If that agreement cannot be reached, then that Claim must be resolved by a court of competent jurisdiction unless earlier settled by the Parties. If the Parties reach agreement on such Claim, a memorandum setting forth such agreement must be prepared and signed by the Parties, and the amount of such settlement must be paid as provided therein.

(c)           (i)            Subject to Section 8.3(d), an Indemnifying Party has the right, upon written notice given to the Indemnified Party within 15 days after receipt of a Claim Notice relating to a Third Party Claim, to assume the defense or handling of such Third Party Claim, at the Indemnifying Party’s sole expense, in which case the provisions of Section 8.3(c)(ii) govern.

(ii)           The Indemnifying Party must select counsel to conduct the defense or handling of such Third Party Claim reasonably satisfactory to the Indemnified Party. The Indemnifying Party must defend or handle such Third Party Claim in consultation with the Indemnified Party and in such manner as is reasonable under the circumstances and must keep the Indemnified Party timely apprised of the status of such Third Party Claim. The Indemnifying Party must not, without the prior written consent of the Indemnified Party, agree to a settlement of any Third Party Claim, unless (A) the settlement (I) is for monetary damages only, (II) is contained in a written agreement, and (III) provides an unconditional release and discharge of the Indemnified Party and the Indemnified Party has no reasonable, good faith objection to the form or substance of such discharge and release, and (B) the Indemnified Party must not have reasonably objected to any such settlement on the ground that the circumstances surrounding the settlement could adversely impact the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or prospects of the Indemnified Party (which, with respect to Buyer, shall include the prospects of the Mac Nut Business or the Leased Assets or Purchased Assets) or could establish or contribute to a precedential custom or practice which could have a material adverse effect on the continuing business interests of the Indemnified Party (which, with respect to Buyer, shall include the prospects of the Mac Nut Business or the Purchased Assets); provided, however, that if the Indemnified Party objects under the foregoing clause (B) to a proposed settlement that is bona fide and contained in writing and that would, but for such objection, have been final, valid and binding on the party or parties asserting such Third Party Claim, then the maximum liability of the Indemnifying Party for indemnification in respect of such Third Party Claim (notwithstanding the amount of any later settlement or resolution thereof) is limited to the dollar amount of such proposed settlement. Notwithstanding any other provision of this Agreement, under no circumstances does the Indemnifying Party have any authority to settle any Third Party Claim if such settlement would require any payment by or other obligation of the Indemnified Party. If the Indemnifying Party

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defends or handles such Third Party Claim, the Indemnified Party must cooperate with the Indemnifying Party. The Indemnified Party is entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense. The Indemnified Party must not, without the prior written consent of the Indemnifying Party (which consent must not be unreasonably withheld or delayed), agree to a settlement of any Third Party Claim that is being defended and handled by the Indemnifying Party under this Section 8.3(c)(ii).

(d)           (i)            If (A) the Indemnifying Party does not give written notice to the Indemnified Party, within 15 days after receipt of the notice from the Indemnified Party of a Third Party Claim, stating that (1) the Indemnifying Party has elected to assume the defense or handling of such Third Party Claim and (2) the Indemnifying Party acknowledges that any Losses or other obligations incurred by the Indemnified Party that may arise from such Third Party Claim constitute Losses for which the Indemnifying Party is obligated to indemnify the Indemnified Party hereunder (subject to the limitations in Section 8.2); (B) at any time the Indemnifying Party fails to carry out such defense or handling diligently and in such manner as is reasonable under the circumstances; (C) the Third Party Claim involves other than only money damages; (D) the circumstances surrounding the matter could, in the good faith judgment of the Indemnified Party, result in a material adverse impact on the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or prospects of any of the Indemnified Party (which, with respect to Buyer, shall include the prospects of the Mac Nut Business or the Leased Assets or Purchased Assets); (E) the matter involves or affects any Taxes or Tax Return of the Indemnified Party or an affiliated group of which the Indemnified Party is a member; or (F) the Indemnified Party has reasonably determined, upon advice of counsel, that having common counsel with the Indemnifying Party would present such counsel with a conflict of interest or that, upon advice of counsel, there may be legal defenses available to such Indemnified Party which are different from or in addition to those available to the Indemnifying Party, then the provisions of Section 8.3(d)(ii) govern.

(ii)           The Indemnified Party may, at the Indemnifying Party’s expense, select counsel reasonably satisfactory to the Indemnifying Party to defend or handle such Third Party Claim in a manner that is reasonable under the circumstances; provided, however, that the Indemnified Party must keep the Indemnifying Party timely apprised of the status of such Third Party Claim. The Indemnified Party must not settle such Third Party Claim without the prior written consent of the Indemnifying Party (which consent must not be unreasonably withheld or delayed). If the Indemnified Party defends or handles such Third Party Claim, the Indemnifying Party must cooperate with the Indemnified Party, at the Indemnifying Party’s expense. The Indemnified Party is entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at the Indemnifying Party’s expense. In addition, in the event that the Indemnifying Party is not permitted to assume the defense of a Third Party Claim solely by virtue of clause (C) or (D) of paragraph (d)(i) above, then the Indemnifying Party is permitted to pursue, at its own expense, settlement discussions directly with any other parties involved in such Third Party Claim. Notwithstanding the preceding sentence, the Indemnifying Party must not, without the prior written consent of the Indemnified Party, agree to a settlement of any Third Party Claim, unless (A) the settlement is for monetary damages only, and with respect to Claims by any Indemnified Party provides an unconditional release and discharge of the Indemnified Party and the Indemnified Party has no reasonable good faith objection to the form or substance of such discharge and release and (B) the Indemnified Party must not have reasonably objected

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to any such settlement on the ground that the circumstances surrounding the settlement could adversely impact the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or prospects of the Indemnified Party (which, with respect to Buyer, shall include the prospects of the Mac Nut Business or the Leased Assets or Purchased Assets) or could establish or contribute to a precedential custom or practice which could have a Material Adverse Effect on the continuing business interests of the Indemnified Party (which, with respect to Buyer, shall include the interests of the Mac Nut Business or the Purchased Assets); provided, however, that if the Indemnified Party objects under the foregoing clause (B) to a proposed settlement that is bona fide and contained in writing and that would, but for such objection, have been final, valid and binding on the party or parties asserting such Third Party Claim, then the maximum liability of the Indemnifying Party for indemnification in respect of such Third Party Claim (notwithstanding the amount of any later settlement or resolution thereof) is limited to the dollar amount of such proposed settlement. Notwithstanding any other provision of this Agreement, if such Losses are subject to the terms of the last paragraph of Section 8.2(a) or (b), as applicable, under no circumstances does the Indemnifying Party have any authority to settle any Third Party Claim without the prior written consent of the Indemnified Party if such settlement would require any payment by or other obligation of the Indemnified Party or any other party.

(iii)          The aggregate maximum of all Losses of Buyer Indemnitees and Seller Indemnitees, respectively, shall not exceed Two Million Dollars ($2,000,000), unless such Losses arise out of, relate to or result from (i) fraud or intentional misrepresentation by Seller or Buyer, respectively, (ii) Assumed Liabilities, (iii) Excluded Assets, (iv) the calculation, payment or issuance of any consideration payable to Seller under this Agreement or any Related Agreement (including cash or the Units), or (v) the failure by Seller to deliver to Buyer possession or ownership, as applicable, of any or all of the Purchased Assets.

ARTICLE IX.
TERMINATION

9.1          Termination of Agreement

This Agreement may or must, as applicable, terminate as follows:

(a)           Buyer and Seller may terminate this Agreement by mutual written consent at any time before the Closing;

(b)           Buyer may terminate this Agreement by giving written notice to Seller at any time before the Closing in the event Seller is in breach of any representation, warranty, or covenant contained in this Agreement or any Related Agreement in any material respect and such breach has not been cured within fifteen (15) calendar days after receipt of written notice thereof;

(c)           Seller may terminate this Agreement by giving written notice to Buyer at any time before the Closing in the event Buyer is in breach of any representation, warranty, or covenant contained in this Agreement in any material respect and such breach has not been cured within fifteen (15) days calendar days after receipt of written notice thereof;

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(d)           by either Buyer or Seller if satisfaction of a closing condition of the terminating Party is impossible; provided, however, that a Party does not have the right to terminate this Agreement under this Section 9.1(d) if such Party’s breach of any obligation under this Agreement or any Related Agreement has been the primary cause of the failure of the Closing to occur on or before the Closing Date; and

(e)           Buyer or Seller may terminate this Agreement if the Closing does not occur by October 31, 2007; provided, however, that a Party does not have the right to terminate this Agreement under this Section 9.1(e) if such Party’s breach of any obligation under this Agreement has been the primary cause of the failure of the Closing to occur on or before the aforementioned date.

(f)            Either party may terminate this Agreement in its sole discretion at any time after the date which is fourteen (14) Business Days after the date of this Agreement, and which is no later than five (5) Business Days after the date on which the other party has given the written notice provided for in Section 5.9(b) that its has waived its rights to terminate the Agreement, without any liability or obligation hereunder or otherwise, whatsoever.

(g)           Either party may terminate this Agreement without any liability or obligation hereunder or otherwise, in its sole discretion, at any time, if (i) Seller elects not to provide to the SEC (or permit Buyer to provide to the SEC) any additional information that may be requested by the SEC in order to prepare audited financial statements of Seller or to include other financial data of Seller in Buyer’s “Request for Substitution of Abbreviated Financial Information” to the SEC or in the Proxy Statement pursuant to the proviso contained in the fourth sentence of Section 5.9(d) and (ii) such additional information, audited financial statements or other financial data is required by the SEC to grant the SEC Preliminary Approval and/or to clear the Proxy Statement.

9.2          No Effect on Indemnification Rights

No termination of this Agreement or any Related Agreement alters, affects, modifies, or restricts any Party’s rights to rely on or seek indemnification for a breach of any of the representations and warranties or conditions or covenants of any of the Parties contained in this Agreement or any Related Agreement before such termination.

ARTICLE X.
MISCELLANEOUS PROVISIONS

10.1        Press Releases and Announcements

Buyer may be required by law to disclose the existence and material terms of this Agreement by filing a Form 8-K or other filing with the SEC.  Seller acknowledges and agrees that Buyer may file a copy of this Agreement in such Form 8-K or other filing with the SEC. Thereafter, unless required by the SEC, neither Party shall issue any other press release or public announcement or disclosure of the existence or terms of this Agreement or the Related Agreements, amendments, or the transactions contemplated hereby or thereby, without the prior written approval of the other Party, which written approval must not be unreasonably withheld, conditioned, or delayed.

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10.2        Notices

All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed given (i) when personally delivered to the party to be given such notice or other communication; (ii) on the business day that such notice or other communication is sent by facsimile, email or similar electronic means, fully prepaid, which facsimile or similar electronic communication shall promptly be confirmed by written notice; (iii) on the third business day following the date of deposit in the United States mail if such notice or other communication is sent by certified or registered mail with return receipt requested and postage thereon fully prepaid; or (iv) on the business day following the day such notice or other communication is sent prepaid by reputable overnight courier, to the following:

Buyer:	ML Macadamia Orchards, L.P. 26-238 Hawaii Belt Road, Hilo, Hawaii 96720
	Phone:	(808)-969-8052
	Fax:	(808)-969-5152
	Attention:	Dennis J. Simonis

w/copy to:	Carlsmith Ball LLP 1001 Bishop Street, Suite 2200 Honolulu, Hawaii 96813
	Phone:	(808) 523-2501
	Fax:	(808) 523-0842
	Attention:	James H. Case, Esq.

Seller:	Mac Farms of Hawaii, LLC/ Kapua Orchard Estates, LLC c/o Sparks Corp. 775 Ridge Lake Boulevard, Suite 450 Memphis, Tennessee 38120
	Phone:	(901) 766-4412
	Fax:	(901) 328-2777
	Attention:	Robert D. Sparks

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w/copy to:	Baker, Donelson, Bearman, Caldwell & Berkowitz, PC 165 Madison Avenue, Suite 2000 Memphis, Tennessee 38103
	Phone:	(901) 577-2306 or
(901) 577-2274
	Fax:	(901) 577-0853 or
(901) 577-4203
	Attention:	John E. Kruger, Esq.
Mark A. B. Carlson, Esq.

Any Party may change its address for this Section 10.2 by giving written notice to the other Party, under the terms hereof.

10.3        Specific Performance

Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement or any Related Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party is entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

10.4        Remedies Not Exclusive

Except as otherwise provided in Article VIII, any Party’s use of any remedy specified herein for the enforcement of this Agreement or any Related Agreement is not exclusive and does not deprive such Party of, or limit the application of, any other remedy provided by law, at equity or otherwise.

10.5        Exercise of Remedies

The exercise of any right or remedy by either Party under this Agreement or any Related Agreement does not in any way constitute a cure or waiver of any default hereunder, invalidate any act done under any notice of default, or prejudice either Party in the exercise of any of their respective rights under this Agreement or any Related Agreement.

10.6        Costs and Expenses

Except as otherwise provided herein, each Party must bear its own costs and expenses (including legal fees and disbursements) incurred in connection with this Agreement or any Related Agreement and the transactions contemplated hereby.

10.7        Waiver

No waiver of any of the provisions of this Agreement or any Related Agreement is to be deemed to constitute a waiver of any other provision, whether or not similar, nor does any waiver

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constitute a continuing waiver. No waiver is binding unless executed in writing by the Party making the waiver.

10.8        Attorneys’ Fees and Disbursements

Each Party must bear its own attorneys’ fees and disbursements arising out of or in any way related to this Agreement or any Related Agreement incurred on or before the effective date of this Agreement, except as otherwise provided herein.  Further, if, however, after the effective date of this Agreement, a Party or Parties bring(s) an action to enforce or interpret it, whether in tort, contract or otherwise, the prevailing Party or Parties in that action is entitled to recover from the unsuccessful Party or Parties reasonable attorneys’ fees and disbursements incurred in the prosecution or defense of said litigation as determined by a court of competent jurisdiction.

10.9        Further Assurances

Each Party must execute and deliver any and all additional assurances, documents, and other papers, and must do any and all acts and things reasonably necessary in connection with the performance of its duties, obligations and responsibilities under this Agreement or any Related Agreement and to carry out the intent of the Parties.

10.10      Confidentiality

Except as otherwise provided in Section 10.1 of this Agreement or any Related Agreement, the conditions, covenants, provisions and terms of this Agreement must be kept in strict confidence by Parties and neither Party is to disclose to a Person the circumstances, details and facts of this Agreement or any Related Agreement unless required by any federal or state Law, including, but not limited to, in connection with any state or federal inquiry or investigation, or in the event of litigation between the Parties, or with third parties, but only to the extent necessary to comply with such Law or to conduct such litigation, and subject to all reasonable, available restrictions upon further disclosure.

10.11      Entire Agreement

This Agreement, including the Disclosure Schedules and the exhibits and annexes to this Agreement constitute the entire agreement, contract and understanding of the Parties with respect of the subject matter hereof and any and all prior negotiations, agreements, contracts, covenants, promises, representations, understandings or warranties, whether oral or written, express or implied, are hereby terminated and canceled in their entirety and are of no further force or effect.

10.12      Modification

No amendment or modification of this Agreement or any Related Agreement is valid unless in writing and signed by the Parties.

10.13      Governing Law

All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the Laws of the State of Hawaii without

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giving effect to any choice of law or conflict of law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of Hawaii.

10.14      Construction

(a)           The Parties have negotiated this Agreement as Persons of equal sophistication and equal bargaining power; the rule of interpreting ambiguities against the drafter therefore is inapplicable. This Agreement is to be fairly and equitably construed as the joint product of the Parties.

(b)           In this Agreement, the masculine, feminine, or neuter gender and the singular or plural number is deemed to include the other whenever the context so requires, and “shall”, “must” and “agrees” are mandatory, and “may” is permissive.

(c)           The captions appearing at the commencement of the provisions of this Agreement are descriptive only and for convenience in reference. If there is any conflict between any such caption and the provision at the head of which it appears, then the provision, and not the caption, controls and governs in the construction of this Agreement.

(d)           The Parties acknowledge, understand, and agree that their respective agents and representatives executing this Agreement on behalf of each of Parties are learned and conversant in the English language, and that the English language controls the construction, enforcement, governance, interpretation, and performance of this Agreement.

(e)           Unless otherwise indicated herein, with respect to any reference made in this Agreement to a Section (or Article, Subsection, Paragraph, Subparagraph, or Clause), Annex, Exhibit, or Schedule, such reference is a section (or article, subsection, paragraph, subparagraph, or clause) of, or an annex, exhibit, or schedule to, this Agreement.

(f)            Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed, as the context indicates, to be followed by the words “but (is/are) not limited to.” Whenever the conjunction “or” is used in this Agreement, it is deemed, as the context indicates, to be inclusive (i.e., “A or B” means A, B, or A and B) and not exclusive (i.e., “A or B” means A or B, but not A and B), thereby avoiding the use of “and/or” to show the intended inclusiveness.

(g)           Where specific language is used to clarify or illustrate by example a general statement contained herein, such specific language is not deemed to modify, limit, or restrict the construction of the general statement that is being clarified or illustrated.

(h)           All Schedules and Exhibits, if any, described in this Agreement and attached hereto are by this reference incorporated fully herein; the words “this Agreement” must be considered to include all such Schedules and Exhibits, if any.

10.15      Partial Invalidity

If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions nevertheless continue in full force

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without being impaired or invalidated in any way.

10.16      Binding Effect

This Agreement inures to, and for the benefit of, and is binding upon, each Party’s respective parent, subsidiary, agents, assignees, directors, employees, joint venturers, members, officers, partners, predecessors, representatives, servants, shareholders, successors, and all others acting for, under, or in concert with it, past, present, and future.

10.17      Assignment

Neither Buyer nor Seller may assign any of its rights or obligations hereunder without the prior written consent of the other Party.  Notwithstanding the foregoing, Buyer may pledge its rights and obligations under this Agreement to its lenders in connection with financing arrangements pertaining to this transaction, subject to Seller’s prior written approval, which approval shall not be unreasonably withheld, delayed, denied, or conditioned.  Further, notwithstanding the foregoing, Seller may assign its rights and obligations under this Agreement with respect to the Leased Assets to any third party to whom it sells all or part of the Seller Land; provided, however, that the buyer of the Seller Land, in whole or in part, agrees to purchase such Seller Land subject to the terms of this Agreement.

10.18      Time of the Essence

Time is of the essence to this Agreement with respect to the performance by each Party of its duties, obligations and responsibilities under this Agreement, and also each and every condition, covenant, provision and term of this Agreement.

10.19      Counterparts/Facsimiles

This Agreement may be executed in counterparts, each of which is deemed an original, and such counterparts constitute one and the same instrument, which may be sufficiently evidenced by a counterpart. A facsimile, telecopy, PDF, or other reproduction of this Agreement may be executed by one or more Parties, and an executed copy of this Agreement may be delivered by one or more Parties by facsimile, PDF e-mail, or similar instantaneous electronic transmission device under which the signature of or on behalf of such Party can be seen, and such execution and delivery is to be considered valid, binding and effective for all purposes. At the request of any Party, the Parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

10.20      Waiver of Right to Jury Trial

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AS AGAINST THE OTHER PARTY HERETO ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN THE UNITED STATES OF AMERICA IN RESPECT OF ANY CIVIL ACTION ARISING UNDER THIS AGREEMENT.  EACH PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

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10.21      Dispute Resolution

(a)           Pre-Closing Disputes. If there is any Dispute asserted by either Party before the Closing Date, then, to the extent permitted by Law, the Parties agree that all actions or Proceedings arising in connection with that Dispute must be tried and litigated only in the state and federal courts located in the State of Hawaii. That choice of venue is mandatory and not permissive in nature, thereby precluding the possibility of jurisdiction or venue other than specified in this Section 10.21(b). To the extent permitted by law, (a) the Parties hereby waive any right each may have to assert the doctrine of forum non conveniens or to object to venue for any Proceeding brought in accordance with this Section 10.21(b); and (b) the Parties stipulate that the state and federal courts located in the State of Hawaii will have in personam jurisdiction and venue over the Parties for the litigation of any Dispute arising out of or related to this Agreement asserted by either Party before the Closing Date. Service of process sufficient for personal jurisdiction in any action against any Party hereto may be made by registered or certified mail, to its address indicated herein. Each Party agrees that any final judgment rendered against it in any action or proceeding will be conclusive as to the subject of such final judgment, and it may be enforced in other jurisdictions in any manner provided by law.

(b)           Post-Closing Disputes. If there is any Dispute (as defined in Section B of Exhibit E) asserted by either Party after the Closing Date, that Dispute must be resolved in accordance with the ADR Provisions set forth in Exhibit E. Each Party agrees that the ADR Provisions set forth in Exhibit E constitute the sole method of seeking redress against the other Party after the Closing Date.

10.22      Effective Date

This Agreement becomes effective upon the date first written above immediately after its execution by all Parties.

10.23      Reserved

10.24      Retention of, and Access to, Books and Records and Return of Documents

After the Closing Date, Buyer shall retain, for a period of five (5) years, those Books and Records of Seller delivered to Buyer.  Buyer shall also provide Seller and its representatives reasonable access thereto for a period of five (5) years after Closing, during normal business hours and on at least two (2) days’ prior written notice, to enable Seller to prepare financial statements or tax returns or deal with tax audits or other business matters relating to the pre-closing business of Seller, including, but not limited to, compliance with Seller’s indemnity obligations hereunder.

In the event that the transactions contemplated by this Agreement do not close, then, in any such event, Buyer hereby agrees to promptly return to Seller all documents furnished by Seller to Buyer, for review by Buyer, including, but not limited to, the draft schedules 2.1(a) - 7.1(g) and the reports referenced therein.

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10.25      Limitation of Liability

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY CLAIM AGAINST THE OTHER PARTY FOR PUNITIVE, SPECIAL, INCIDENTAL, EXEMPLARY, AND CONSEQUENTIAL DAMAGES.

The signature page directly follows; the remainder of this page is intentional left blank.

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The Parties are signing this Acquisition Agreement on the dates written below, but effective as of the date indicated in the introductory paragraph.

BUYER:

ML MACADAMIA ORCHARDS, L.P.,
a Delaware limited partnership

By:
Dated: , 2007	Name: Dennis J. Simonis
Title: President

SELLER:

MAC FARMS OF HAWAII, LLC,
a Delaware limited liability company

By:
Dated: , 2007	Name: Robert D. Sparks
Title: Chairman of the Board

KAPUA ORCHARD ESTATES, LLC,
a Delaware limited liability company
By: MFH Investors, LLC, its manager

By:
Name: Jeff Gilbrech
Title: Vice-President

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EXHIBIT A-1 TO ACQUISITION AGREEMENT

AGRICULTURAL LEASE

BY AND BETWEEN

KAPUA ORCHARD ESTATES, LLC,
a Delaware limited liability company (“Lessor”),

NEWCO1, LLC,
a Hawaii limited liability company (“Lessee”),

and

ML MACADAMIA ORCHARDS, L.P.,
a Delaware limited partnership (“Guarantor”)

DATED AS OF            , 2007

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AGRICULTURAL LEASE

This AGRICULTURAL LEASE (the “Lease”) is made as of this    day of        , 2007, by and between KAPUA ORCHARD ESTATES, LLC, a Delaware limited liability company, whose principal place of business is c/o Sparks Corp., 775 Ridge Lake Boulevard, Suite 450, Memphis, Tennessee 38120 (“Lessor”), NEWCO1, LLC., a Hawaii limited liability company, whose principal place of business is 26-238 Hawaii Belt Road, Hilo, Hawaii 96720, and ML MACADAMIA ORCHARDS, L.P., a Delaware limited partnership, whose principal place of business is 26-238 Hawaii Belt Road, Hilo, Hawaii, 96720 (“Guarantor”).

W I T N E S S E T H:

WHEREAS, Lessor is the owner in fee or lessee of certain Premises (as defined hereinafter);

WHEREAS, the negotiation and execution of this Lease is a contemplated and permitted event under the Acquisition Agreement, dated as of         , 2007, by and among Guarantor, Lessor and Mac Farms of Hawaii, LLC (“Mac Farms”);

WHEREAS, Lessor desires to lease the Premises to Lessee, and Lessee desires to lease the same from Lessor for the term, at the rental price and upon the covenants, conditions and provisions set forth herein;

WHEREAS, Lessor’s objective is to develop and sell portions of the Premises for residential, recreational, commercial and other purposes, which objective will require some use of the lands being demised herein and withdrawing land from the Lease from time to time; and

WHEREAS, Lessee’s objective is to use the Premises for the farming of macadamia orchards in accordance with prudent, efficient, and profitable farming practices.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree on the matters set forth in the remainder of this Lease. In the event of any future dispute, the parties, any mediators or any courts shall attempt to balance the reasonable desires and needs of the Lessor as compared to the reasonable desires and needs of the Lessee:

ARTICLE I.

LEASE

1.1          Premises. The Lessor, in consideration of the covenants herein contained and on the part of the Lessee to be observed and performed, and upon and subject to the terms and conditions hereinafter set forth, hereby leases to the Lessee the real property described in Exhibit “A” attached hereto, and the improvements thereon, herein collectively called the “Premises,” together with all macadamia nut trees and other plants thereon for the uses set forth in Section 4.01 below;

TOGETHER WITH the use, in common with others entitled thereto, of such roads and roadways on the Premises for ingress and egress as may be necessary in the conduct of the business of the Lessee; and

TOGETHER WITH any and all irrigation or water delivery systems, and other utility systems, facilities and equipment relating or appurtenant to the Premises and any and all roads, roadways, easements, access rights, licenses or other use rights on, relating or appurtenant to the Premises.

TO HAVE AND TO HOLD the same, together with all tenements, hereditaments, rights, easements, privileges and appurtenances thereunto belonging or appertaining or held and enjoyed therewith unto the Lessee, for the uses and purposes set forth in this Lease and during the full term of this Lease;

SUBJECT, HOWEVER, to the reserved rights of Lessor set forth herein.

1.2          Reservation of Rights. Lessor hereby expressly reserves, and the rights of Lessee are subject to, the following rights of Lessor (the “Reserved Rights”):

(a)           All the development rights set forth in detail in Section 4.12.

(b)           The right to designate portions of the Premises (the “Easement Areas”) for use as roadways, rights of way, crossings, and access (for vehicular, pedestrian and equipment purposes), and for other easements, as Lessor, in its reasonable discretion and from time to time, may determine necessary or appropriate for its development activities under this Lease, including, without limitation, easements over, under, upon, across, along and through any portion of the Premises, for lines, transmission facilities and appurtenances for above grade or underground utilities of every kind, including, without limitation, electricity, gas, telephone, pipes, water, sewers, drainage, flowage, surface run-off water, and appurtenances thereto and equipment and facilities therefore, for conveyors of rock and rock products and any other purposes, for services and substances whatsoever, including, without limitation, access, over, across, under, along and through the Premises, including the right to enter upon the Premises to construct, reconstruct, operate and maintain such easements, appurtenances, equipment, and facilities.

(c)           The right to access and use all existing or future roads and utilities or other easements, and all future designated Easement Areas over, under, upon, across, along and through the Premises for any purpose; and the right to authorize the persons defined below to make reasonable use of all existing or future roads, utilities, and all future designated Easement Areas; provided, however, that Lessor shall reimburse Lessee for any reasonable additional costs of maintenance or repair attributable to Lessor’s use of such roads (ordinary wear and tear excepted), utilities and/or easements. Authorized persons shall include (1) persons with a direct connection with the Lessor such as employees, consultants, contractors, and other specific invitees or licensees of the Lessor , and (2) those persons who purchase a portion of the Premises from the Lessors, and their employees, families, guests, consultants, invitees, licensees, or consultants.  This right shall not extend to the general public.

(d)           The right to install and maintain gates or other access control devices on the borders of any Excluded Area. The Lessee shall have the right to install gates or other access controls at the various entrances to the Premises so that it may make certain that persons entering the Premises have a right to do so. Lessor and Lessee shall make all reasonable efforts to prepare reasonable control systems.

(e)           The right to dedicate any roadway or other Easement Area or portion thereof and the improvements thereon to the County of Hawaii, State of Hawaii, or other appropriate governmental or quasi-governmental authority; provided, however, that such dedication does not adversely affect Lessee’s use of such roadways or Easement Area.

(f)            The right to apply for, process, pursue and obtain any and all necessary or appropriate permits, approvals and authorizations from any governmental authority for purposes of subdividing (and or consolidating and subdividing) the various lots and parcels included within the Premises in such manner as Lessor may determine from time to time.

(g)           The right to create by declaration of restrictive covenants, or otherwise, any and all restrictions and rules regarding restrictions, limitations or affirmative obligations respecting the use of all or any portion of the Premises by any person (the “Restrictive Covenants”) and the right to create any Planned Unit Development, Condominium Property Regime, or other common ownership arrangements as may be permitted under applicable law from time to time of any kind or nature whatsoever (the “Planned Regimes”), and to create common areas in connection therewith (the “Common Areas”) and community, homeowner and other similar associations (the “Associations”).  The rights of the Lessor contained in this paragraph shall apply only to Excluded Areas.

(h)           The right to enter the Premises to conduct and undertake studies, to perform tests, to prepare plans for and to execute or implement any development or enhancement activities as determined by Lessor from time to time including, without limitation, the right to construct, install, modify, remove, replace, maintain, and operate any improvements and facilities over, under, upon, across, along and through any portion of the Premises desired to be developed by Lessor as Lessor may determine from time to time; provided, however, that Lessee agrees that it shall not unreasonably interfere with such construction and installation and shall reasonably cooperate with Lessor in connection therewith. The right of development shall be confined to Excluded Areas except for the construction and installation of infrastructure necessary for the development of the Excluded Areas.  Infrastructure shall include roads, wells, water pipelines, pumps, electric and telephone utility lines and substations, and any other infrastructure required to be installed on the Premises in order to permit any usage of Excluded Areas.

(i)            Subject to Lessee’s rights under Section 4.07, all water rights of Lessor pertaining to the Premises as delineated in Section 4.07 along with a reasonable right to enter the Premises for purposes of using such rights and of locating the existence of any additional water resources and the right to create Easement Areas in connection therewith, and to construct, reconstruct, install, lay, maintain, operate, repair, replace and use water wells, reservoirs, ditches, and any other related or other equipment and facilities for the development, transmission and utilization of any water resources on the Premises in the manner as set forth in Section 4.07 hereof.  These water rights do not include the right to use the present water system except as set forth in Section 4.07.  The right to develop additional water sources shall be controlled in accordance with the provisions of Section 4.07.

(j)            The right to designate any existing easement as an Easement Area.  Such Easement Areas shall be designated only upon portions of the Premises which are required for infrastructure, such as roads, water lines, utility lines, etc.  Such Easement Areas shall not be Excluded Areas and shall be available for use by both Lessor and Lessee.

(k)           The right to assign to any person, persons, or entity, including, without limitation, any Association or limited partnership, in whole or in part, who purchases any portion of the Excluded Areas, the rights to use the Easement Areas. Such Easement Areas shall be appurtenant to and run with the land.

(l)            The Lessor shall have the right to sell the Premises to any person, persons, or entity, including, without limitation, any Association or limited partnership, in whole or in part, subject to the Lease. In such event both the Lessor and Lessee shall retain the rights and be subject to the obligations contained in this Lease; provided, however, that no such partial transfer of the Premises shall be permitted if, regardless of the number of such transfers by Lessor or its permitted transferees, the total number of persons or entities possessing ownership rights in the Premises is greater than five (5); provided, further, that there shall never be more than one (1) person or entity with the right to exercise the rights of Lessor under this Lease.

For the avoidance of doubt, no exercise by Lessor of its Reserved Rights shall result in the withdrawal from the Lease of areas in excess of the limitations set forth in Section 4.12(B) and shall be exercised by Lessor only to the extent necessary, appropriate or incidental to the exercise of its development rights under Section 4.12. Lessee hereby agrees, if so required by law, to join in and execute and deliver any instruments or documents as may be reasonably requested by Lessor from time to time in order to create, confirm, implement or facilitate the Reserved Rights of Lessor hereinabove or otherwise set forth this Lease, including, without limitation, documents or instruments respecting the creation of any Easement Areas and/or Excluded Areas.

The Lessor shall make all plans, whether plans for easements, development plans, subdivision plans, or any other plan which might affect the Lessee, available to Lessee for review prior to the implementation of such plans.  Lessor agrees to explain such plans to the Lessee and the reasons for such plans. Lessee shall have the opportunity to discuss such plans with the Lessor for the purpose of giving the Lessor its views on whether or not such plans will interfere with agricultural operations of the Lessee. The Lessor may implement any plans on Excluded Areas without consent of the Lessee.  If such plans involve the Premises, such plans shall not be pursued without the consent of the Lessee, which shall not be unreasonably withheld, conditioned, or delayed.

1.3          Designation of Excluded Areas. In addition to the reserved rights of Lessor under Section 1.02 above and under any other provision of this Lease, Lessor shall have the right, from time to time, to withdraw certain portions of the Premises from the Lease, all as set forth in Section 4.12(B).  Such withdrawn areas shall be referred to as “Excluded Areas”.  Upon

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such withdrawal and designation, Lessee shall not, unless specifically provided in this Lease, have any further rights or obligations with respect to such Excluded Areas, and Lessee agrees that it shall not be entitled to enter or use such Excluded Areas without the written permission of Lessor or any successor owner of a portion of the Premises including the Excluded Areas; provided, however, that such designation shall not in any way reduce any of Lessee’s rights and obligations hereunder with respect to the remaining portions of the Premises not so withdrawn, and shall not entitle Lessee to the refund of any rent or other money previously paid by the Lessee or owed by the Lessee for rent up to the effective date of the withdrawal.

ARTICLE II.

TERM OF LEASE

2.1          Term of Lease. The term (the “Term”) of this Lease shall be Four (4) years, Eleven Months, and Twenty-Nine Days commencing on _______________, 2007 (the “Commencement Date”) and continuing to _______________, 2012.

ARTICLE III.

LEASE RENTAL

3.1          Time, Manner and Place of Payment.  During the first year, of the Term hereof, there shall be no lease rent due and payable.  Thereafter, for the balance of the Term hereof, the Lessee shall pay to the Lessor lease rent in the amount of U.S. Dollars Seventy-Eight & 12½ 100ths ($78.125) per acre under this Lease for each twelve (12) month period for the remaining term of the Lease.  For purposes of the payment of rental under this Lease only, and notwithstanding any survey, document, appraisal, opinion or other document to the contrary, the acreage of the Premises shall be deemed to be Three Thousand Nine Hundred Ninety-Eight (3,998) acres upon the Commencement Date hereof. The rental due hereunder shall be reduced to the extent and at the time acreage is removed from or reduced under this Lease pursuant to Section 4.12(B) herein.  The Lessee shall pay the lease rent in legal money of the United States at the office of the Lessor in equal monthly installments in advance on the first day of each month during the Term, except for the first twelve (12) months.  Lease rent for a full month shall be due for the last month of the Lease, even though the Lease for the last month of the Lease is for a term, which is one (1) day short of a full month.  Accordingly, the lease rent for each month of the Lease, commencing on the first (1st) day of the thirteenth (13th) month of the Lease shall be U.S. Dollars Twenty-Six Thousand Twenty-Eight & 65/100ths ($26,028.65) per month.

3.2          General Excise Tax. Lessee will also pay to Lessor at the time and together with each payment of rent which is subject to GET, an amount which, when added to rent (whether actually or constructively received by Lessor), shall yield to Lessor, after deduction of the GET, an amount equal to that which Lessor would have realized had no such GET been imposed. “GET” means the State of Hawaii general excise tax on gross income, any sales or value added taxes under any successor, similar or new federal, state or county law which may be hereafter enacted, on account of the receipt, actual or constructive, by Lessor of the rental payments, reimbursement of gross income taxes, and any other taxable gross income attributable to the

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Premises or this Lease. For purpose of illustration only, the amount of such tax is presently four percent (4%), resulting in an additional amount to paid by Lessee to Lessor of 4.166%.

3.3          Property and Conveyance Taxes. Lessee shall pay directly to the taxing authority before they become delinquent all property taxes and assessments of every description to which the Premises or improvements on the Premises (excluding all such taxes on an Excluded Area and any areas designated for development or being developed by Lessor pursuant to Section 4.12 below) are now or during the Term of this Lease may be assessed or may become liable, whether assessed to or payable by Lessor or Lessee, which property taxes and assessments shall be prorated as of the Commencement Date of this Lease. Lessee shall also pay when due all conveyance taxes imposed by the State of Hawaii in respect of this Lease, although the parties currently believe that no such conveyance taxes will be due. Lessee shall be responsible for the payment for all interest, fees and penalties payable due to the late payment or nonpayment of any of the taxes described in this Section 3.03. This Lease is a “triple net lease” or a “net, net, net lease” as such terms are normally used in the real property leasing industry, and unless an expense relating to the Premises is specifically provided herein to be borne by Lessor, it shall be borne by Lessee.

If all or a portion of the Premises is now or shall hereafter be dedicated for agricultural use or classified for non dedicated agricultural use assessment under the provisions of the Hawaii County Code, and if at any time after such dedication or classification either Lessor or Lessee shall fail to observe the restrictions on the use of such portion of the Premises or shall cancel or cause such dedication or classification to be cancelled for any reason whatsoever (including, without limitation, Lessee’s failure to farm any portion of the Premises or Lessor’s development of the Premises), or shall otherwise cause a deferred or roll back tax to be imposed, the party whose act or omission caused such dedication or classification to be cancelled shall promptly pay or cause to be paid to the other party all taxes, roll back taxes, penalties and other charges imposed by the County of Hawaii and paid or to be paid by such party. This obligation shall survive termination of the Lease.

3.4          Financial Covenants. For the term of the Lease, Guarantor on a consolidated basis (or its successors and permitted assigns) shall at all times maintain a net worth equal to or greater than FIVE MILLION DOLLARS ($5,000,000.00), determined in accordance with GAAP.  Upon the execution of this Lease and on a yearly basis during the Term, Guarantor (or its successors and permitted assigns) shall provide to Lessor a copy of its unaudited consolidated financial statements certified for accuracy by an executive officer or other senior manager of such person or entity.

ARTICLE IV.

CONDUCT OF BUSINESS BY LESSEE AND LESSOR

4.1          Use. Lessee shall use the Premises for the purpose of farming, cultivating, irrigating, fertilizing, maintaining, harvesting, or otherwise dealing with the existing macadamia nut trees on the Premises (collectively, the “Orchards”) and any additional macadamia nut trees, nursery stock, supplies, crops or nuts; and conducting any lawful and incidental activities related to the foregoing uses, including, without limitation, housing of employees, migrant workers or

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other individuals that have a non-recreational business relationship with Lessee; provided, however, that Lessee shall not be permitted in any circumstances to use the Premises for any retail sales of products or other use of the Premises which would otherwise materially increase the number of persons entering the Premises, except, that nothing herein shall preclude Lessee from increasing the number of employees, workers, or contractors entering the Premises in connection with Lessee’s operations.  Lessee shall use the irrigation and water systems solely for the irrigation and servicing of the Orchards and other portions of the Premises. Lessee’s use of the Premises shall also be in accordance with the remaining sections of this Article IV. Lessee shall not use or permit the Premises or any part thereof to be used for any other purpose or use other than those for which the Premises have been leased and in the manner provided in this Lease, unless otherwise from time to time mutually agreed to in writing by the parties hereto. Subject to Lessor’s obligations under this Lease, Lessee agrees to repair and maintain the irrigation system in good working condition suitable for irrigation of the Orchards, subject only to Force Majeure Events (as defined in Article XIII).

4.2          Observance of Laws. Lessee will at all times comply with all Laws (as defined below) now or hereafter applicable to or affecting the Premises. Lessee will at Lessee’s expense during the Term alter, maintain or restore the Premises in compliance with all Laws relating to the condition, use or occupancy of the Premises and as permitted under the Lease. Lessee will at all times during the Term of this Lease keep the Premises in a condition in conformity with normal farming operations subject to the additional provisions of Section 4.04.

4.3          Waste or Nuisance. Lessee shall not use the Premises in any manner that will constitute unlawful or unreasonable waste, unlawful nuisance or other improper or unlawful use of the Premises.

4.4          Good Husbandry and Care of Orchards. Lessee believes that substantial portions of the Premises may not be worth cultivating at any given time in accordance with normal good husbandry standards in that the cost of cultivation, irrigation, and harvesting may exceed the value of the harvested nuts wet-in-shell at the time.  Such acres may be designated by Lessee from time to time in its sole discretion and will be termed the “Uneconomical Acres”.  Lessee shall not be held to normal standards of good husbandry on the Uneconomical Acres.  Lessee in its sole discretion will determine which portion of the Premises it will cultivate. Nevertheless, Lessee shall in its reasonable discretion:  (a) use reasonable diligence in attempting to prevent trees from dying on the Uneconomical Acres; (b) irrigate all trees on the Uneconomical Acres to the extent that water of reasonable salinity is available after the remainder of the operating orchards have been irrigated and to the extent that irrigation is necessary to preserve the life of the trees; and (c) exercise sufficient good husbandry so that the Lessee or Lessor will be able to return the trees to normal productivity status if the acres become economical again.  Lessee, at its sole expense and at its sole discretion, shall replace any and all dead, dying, damaged or destroyed macadamia nut trees with new macadamia nursery stock.

4.5          Condition of the Premises. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS LEASE, LESSEE ACKNOWLEDGES THAT LESSEE HAS MADE ALL OF THE INSPECTIONS AND INVESTIGATIONS THAT LESSEE DEEMS NECESSARY OR DESIRABLE AND HAS DECIDED TO LEASE THE PREMISES ON THE BASIS SET FORTH HEREIN. LESSEE HAS INSPECTED THE PREMISES AND THE

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CURRENT PHYSICAL CONDITION THEREOF, AND SHALL RELY ON ITS OWN INSPECTION AND SHALL ACCEPT THE PREMISES “AS-IS” AND IN THEIR CONDITION AS OF THE DATE HEREOF. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS LEASE, LESSEE FURTHER ACKNOWLEDGES THAT LESSOR HAS MADE NO REPRESENTATION OR WARRANTY, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO THE PHYSICAL CONDITION OR STATE OF REPAIR OF THE PREMISES, THE MACADAMIA NUT TREES, OR ANY IMPROVEMENTS THEREON (INCLUDING ANY WARRANTIES WHICH MAY BE DEEMED MADE AT LAW, THE BENEFIT OF WHICH, IF ANY, LESSEE HEREBY WAIVES) OR AS TO THE USE, MERCHANTABILITY, DESIGN, QUALITY, DESCRIPTION, DURABILITY, OPERATION OR FITNESS FOR USE OF THE PREMISES OR AS TO THE QUALITY OF THE PREMISES, THE MACADAMIA NUT TREES OR ANY IMPROVEMENTS THEREON.

4.6          Utilities and Permits. Except as otherwise specifically provided in this Lease, Lessee shall be solely responsible for obtaining at Lessee’s expense (A) all utility services and connections and any other services or facilities, including but not limited to water, sewer, electricity and telephone service, required for or in connection with Lessee’s use of the Premises, and (B) any governmental classification, zoning, permits, approval, or consent required by law for or in connection with the use of the Premises. All utility charges to the Premises in any manner shall be the sole costs and expense of the Lessee during the entire Term.

4.7          Water. The existing irrigation system is a portion of the Premises leased by the Lessor to the Lessee as part of this Lease. The system includes Well No. 1 (Hawaii State Well No. 0751-01) and the Okoe Well (Hawaii State Well No. 0953-01). The operation of the system includes pumping of water from the wells and the delivery of such water to the portions of the Orchards which are makai of the government road.  Under ordinary circumstances the salinity of the water is such that it is not potable for human consumption and has salinity which often approaches levels which have too much salinity for irrigation purposes.  If there is too much pumping, salinity may rise to levels where the water cannot be used for irrigation.  Lessee shall have the right to use the irrigation system located on the Premises and shall have the reasonable use of any and all water sources on the Premises including, without limitation, water for purposes of irrigating the Orchards and conducting Lessee’s operations.  Lessee shall be responsible for the operation, maintenance, and repair of the irrigation system and all facilities and equipment utilized in connection therewith at its sole cost, risk, and expense at the same or better standards at which such system, wells, facilities and equipment are being operated, maintained and repaired as of the date hereof, reasonable wear and tear excluded.

By execution of this Lease and subject to Lessor’s rights to use water herein as set forth below, all water supply agreements (if any) held by Lessor, with all rights and obligations attendant thereto, are hereby leased by Lessor to Lessee.

This Lease is subject to the rights of Lessor to draw water from any source on the Premises, including, without limitation, Well No. 1 and the Okoe Well, in accordance with the terms of this Lease. Lessor shall be allowed reasonable use of any and all water sources located on the Premises along with reasonable use of the existing irrigation system located on the Premises; provided, that: (a) unless otherwise agreed to by Lessor and Lessee, Lessor’s reasonable use of the water from Well No. 1 and the Okoe Well shall not exceed more than FIVE

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PERCENT (5%) of the total available water from such wells, from time to time; and (b) Lessor’s reasonable use includes the use of such water from Well No. 1 and the Okoe Well for its development activities on any Excluded Areas.  For purposes of this Section 4.07, “available water” or “water available”, as to the two wells referenced herein, means that amount of water actually available from Well No. 1 and the Okoe Well (whether or not actually drawn) as determined based on good hydrological practices and applicable governmental rules and regulations. Lessor agrees that in consideration of the costs incurred by Lessee in maintaining and operating Well No. 1 and the Okoe Well and the related facilities, it shall pay to Lessee a mutually agreeable sum per gallon of water actually drawn by Lessor from the Premises.

Lessor assumes no responsibility to Lessee for any shortage or unavailability of water from the source or sources of water on the Premises, from Well No. 1 or the Okoe Well, or from any source whatsoever; nor does Lessor warrant the quality or quantity of water obtained from any source or sources. Lessee shall pay all acquisition, operation, and maintenance, repair, diversion and dispersion costs and charges and/or water charges incurred with the use of water used on the Premises for whatever purpose or purposes, including, without limitation, the irrigation system, Well No. 1 and the Okoe Well. With respect to water drawn by Lessor, Lessee does not represent or warrant to Lessor the quality or quantity of such water.

During the term of this Lease, if Lessee or Lessor determines, in its respective reasonable discretion, that Well No. 1 and the Okoe Well do not produce water in sufficient quantity or of sufficient quality to fully-irrigate the Premises, or if water is unavailable from such sources for any reason whatsoever, for the purposes set forth herein, Lessee and Lessor shall have the right, but not the obligation, to reasonably explore the Premises (with such right being held exclusively by Lessor as to any Excluded Area) for additional water sources and, subject to the provisions of Article VI, to develop an additional well or wells from which to draw water for Lessor’s or Lessee’s purposes. Such right shall include the right to conduct such testing of the Premises (with such right being held exclusively by Lessor as to any Excluded Area) to locate additional water sources, drill test wells, obtain any necessary permits and approvals, and to construct necessary improvements related thereto; provided, however, that no such new water facility shall be permitted to be located closer than one thousand five hundred (1,500) feet to any existing residential dwelling, a proposed residential dwelling or the border of any Excluded Area, and no well shall be drilled if a drilling study commissioned by Lessor and performed by a engineer or hydrologist licensed in the state of Hawaii deems, in his reasonable professional opinion, that the new well will increase the salinity level of water pumped from Well No. 1 and the Okoe Well to levels unacceptable for farming, cultivating and irrigating macadamia nut trees. Lessee shall have a non-exclusive right to any new water source established after the date hereof and located on any Excluded Area (even if such new water source was established prior to the designation of such Excluded Area), provided that Lessor has excess capacity (in its sole discretion) and is willing to enter into an agreement regarding such non-exclusive right with Lessee. Any and all costs and expenses of developing any such irrigation facilities, well equipment or other such improvements, including costs of exploring for water, testing, design, permits and approvals and construction shall be borne by the party seeking such source or as otherwise agreed by the Lessor and Lessee. Each party shall provide the other party with copies of any and all water-related studies and surveys that are prepared by or for the first party in connection with these exploration and development rights within thirty (30) days of their preparation.

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For and during the term of this Lease, Lessor agrees, subject to the foregoing provisions and disclaimers, and without representation or warranty of any kind or nature whatsoever, to use commercially reasonable efforts to maintain and renew as necessary all permits, licenses, contracts, easements, and agreements relating to Lessor’s rights to access, use, deliver and maintain water, Well No. 1, and the Okoe Well in full force and effect and to notify Lessee within five (5) business days of the occurrence of any event which results in or threatens the termination, suspension or avoidance of any such permit, license, contract, easement or agreement. For and during the term of this Lease, Lessee agrees to reimburse Lessor for fifty percent (50%) of Lessor’s reasonable costs and expenses (including, without limitation, reasonable attorney’s fees) associated with such actions.

Notwithstanding the foregoing provisions of this Section or any other Section of this Lease, Lessee hereby acknowledges, confirms, and agrees that Lessor has not made any, and makes no, representation or warranty of any kind or nature whatsoever as to any right or authority of Lessor to make water available to Lessee hereunder; provided, however, that Lessor agrees to cooperate with Lessee, and to use commercially reasonable efforts, to secure all rights which may be necessary or appropriate in connection with creating and/or confirming the right of Lessee to have access to Well No. 1 and Okoe Well for purposes of maintaining, operating and repairing such wells and all related facilities and equipment as contemplated hereunder, or to create and/or confirm the right of Lessee to use water from Well No. 1 and Okoe Well that is otherwise provided or made available to Lessee by Lessor for the purposes contemplated hereunder; provided further that Lessee agrees to pay FIFTY PERCENT (50%) of any and all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Lessor in connection with the creation and/or confirmation of any such rights.

In the event that a Force Majeure Event destroys the well, or a substantial portion of the irrigation system, the Lessee shall not be required to replace or repair the system; provided, however, any insurance proceeds due Lessor will be paid per Article IX.

4.8          Roads Within the Leased Parcel. The existing roads within the Premises have been leased to the Lessee. Lessor shall be entitled to use any and all existing roadways, pathways and the like within the Premises; provided, however, Lessor acknowledges and agrees that the roads will be maintained by Lessee as agricultural roads suitable for use by four wheel drive vehicles and farming vehicles and machinery and any use by Lessor, or Lessor’s contractors, employees, agents and guests, shall be solely at their own risk.  In the event that any new roads are designated by Lessor as an Excluded Area, Lessee shall no longer be entitled to use such roads, subject to Lessee’s rights to continued reasonable access to the entire Premises under Section 4.12(B).  Lessee shall maintain all such roadways within the Premises at its sole cost and expense unless designated as an Excluded Area.  Lessee may also build and repair at Lessee’s sole cost and expense such additional roads, pathways and the like within the Premises, as it believes necessary for the operation contemplated by this Lease, but only after the road locations have been previously approved in writing by Lessor.  Lessee shall maintain all roads on the Premises in a safe condition and in compliance with law in accordance with standards for agricultural roads within a macadamia nut orchard. Lessor shall be entitled to improve such roads at its expense, and Lessee shall be entitled to use such improved roads.

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4.9          Access. Lessee shall have the right to exercise its reasonable discretion to prohibit any persons from entering or remaining on the Premises except persons expressly or impliedly authorized by Lessor to have access thereto in connection with their usage rights set forth in Section 1.02 or elsewhere in this Lease.

4.10        Lessee’s Investments and Expenses. Lessee agrees to pay for all the machinery, equipment, labor and all other costs and expenses reasonably necessary to properly utilize and maintain the Premises and the Orchards as herein provided.

4.11        Noxious Weeds; Pests. As provided for in Section 4.04, Lessee may designate Uneconomical Acres.  Lessee will diligently endeavor to control the growth and spread of noxious weeds and grasses and rodents and other pests on the Premises in accordance with normal practices observed by farmers of macadamia nut orchards on all portions excluding the Uneconomical Acres. Lessee has the right, to provide the Uneconomical Acres with minimal maintenance except for irrigation as provided for in Section 4.04.  Lessee will endeavor to keep all such noxious weeds and grass on areas that Lessee is farming from going to seed and to prevent as far as reasonably possible the introduction of such noxious weeds and grasses not already present. Lessee will endeavor to control all such noxious weeds and grasses now existing or hereafter growing by constant use according to the practices of good husbandry of the most practical means of control. Any pesticides shall be used in a manner and in a quantity as is mandated by instructions on the manufacturer’s label and by any federal, state or other governmental body asserting jurisdiction over such matters. Any operation for the control of noxious weeds and grasses and rodents and other pests utilizing poison that is identified from time to time as a “Restricted Use Products” or “Restricted Use Pesticides” by the United States Environmental Protection Agency or the Hawaii Department of Agriculture (or other similar agency) shall be done in accordance with instructions on the manufacturer’s label and health and safety standards as may be established from time to time by any federal, state or other governmental body asserting jurisdiction over such matters.

4.12        Development of the Premises by Lessor.

(a)           Development and Cooperation. Lessor intends (and reserves the right), from time to time throughout the Term of this Lease, to develop portions of the Premises for residential, recreational, commercial or other purposes. Lessee shall reasonably cooperate with Lessor, and shall use reasonable efforts to cause their respective affiliates, officers, employees, agents and representatives reasonably to cooperate with Lessor, in connection with Lessor’s efforts to investigate, study, plan and implement any of the development activities intended by Lessor so long as such cooperation does not cause Lessee to incur any liability or cost or expense associated therewith.  As plans for any such development activities progress, Lessor shall provide periodic status updates to Lessee, shall provide status updates to Lessee when reasonably requested by Lessee, and when appropriate (in Lessor’s sole judgment) will solicit input from Lessee on the specific details of any particular development plan.  Lessee shall join in, if required to do so by government authorities, applications, documents, and instruments that may be reasonably requested by Lessor or required in connection with Lessor’s efforts to develop the Premises and secure any permits, approvals, or entitlements of any kind or nature whatsoever related to such development; provided, however, that: (a) Lessee shall not be required to incur

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any liability or cost or expense associated therewith, and (b) Lessee shall remain neutral and not oppose any such applications.

(b)           Reduction of Acreage under Lease and Trees in the Orchards.  In connection with any contemplated development activities undertaken pursuant to Section 4.12, Lessor anticipates that it will be required during the Term of this Lease to reduce the number of acres subject to this Lease by removing such acreage from this Lease (such removed acreage is referred to herein as an “Excluded Area”).  Lessor and Lessee agree that no acreage will be withdrawn from the lease prior to March 1, 2008.  On or before October 1, 2007, Lessor will advise Lessee of any acreage which it wishes to withdraw from the lease on March 1, 2008.  The Lessor shall provide the Lessee with the development plan, together with a survey and all required governmental permits.  Lessee shall have the opportunity to discuss such proposed withdrawal with the Lessor for the purpose of advising the Lessor of adverse consequences to the Lessee, if any.  The acres as finally determined shall be withdrawn from the Lease effective March 1, 2008.  Similar notices and withdrawal dates shall be applicable to the following years.  Lessor shall have the right by such withdrawal to reduce the number of acres leased to Lessee under this Lease up to the maximum yearly amount of Four Hundred (400) acres and to remove such proposed Excluded Area from the Lease effective as of March 1 of each year, except for the year 2007.  The location, delineation and selection of any such Excluded Area shall be made at the sole and absolute discretion of the Lessor, and Lessor shall, upon the effective date of the removal of such Excluded Area from the Lease, have the right to commence development activities thereon, including, without limitation, the removal of any and all trees (including macadamia nut trees), shrubs or other growth from the Excluded Area.  Lessor may elect to remove up to 400 acres per year from this Lease (except for the year 2007 and upon compliance with the terms hereof) without regard to contiguity or proximity and in varying parcels with the exception that (i) each and every tract of land removed from this Lease shall contain a minimum of One Hundred (100) acres and (ii) the removal of any tract of land shall not materially diminish or hinder Lessee’s ability to farm the remaining land subject to this Lease.  In addition, in the event Lessor elects to remove less than the annual limit of 400 acres per year during any year of this Lease, any acreage less than the 400 acre maximum shall be cumulative and Lessor shall be allowed to remove the differential in acreage during any following year or any other year of the Term of this Lease.  It is the intent and understanding of both Lessee and Lessor that any acreage allowed to be removed hereunder by Lessor, which is not so removed by Lessor in the applicable year, shall rollover and shall be cumulative in nature and shall be available to Lessor during any subsequent year of the Term of this Lease so long as the cumulative removals of Lessor under this Lease do not exceed 400 acres per year (maximum of 1,600 acres during the Term hereof).  Lessor shall not designate any portion of the Premises as an Excluded Area without providing Lessee the right to continued reasonable access to the entire Premises. Upon the effective date of the removal of any Excluded Area from this Lease, Lessee’s rental payments hereunder shall be proportionately reduced by the number of acres removed from this Lease divided by 3,998.  Lessee shall at no time have any claim against Lessor for any loss of profits or similar claim related to Lessor’s removal of acreage from this Lease.

(c)           Infrastructure Facilities. As otherwise provided herein, Lessor shall have the right, at its expense and at any time during the Term of this Lease, to enhance or develop, or cause to be enhanced or developed, the Premises’ infrastructure facilities (including but not limited to roads, bridges, sewers, water wells, fences and utility services).  Lessee shall have the

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right to use such enhanced facilities unless they are within an Excluded Area.  Lessee shall reasonably cooperate with Lessor’s reasonable requests to trim limbs or branches of any trees in an agriculturally sound manner, to the extent deemed necessary or appropriate by Lessor to assure effective and safe use of any such enhancements or developments; provided, however, that Lessee shall not be required to undertake any such action except at Lessor’s expense; and provided, further, that Lessee shall only be required to cooperate with such requests from Lessor during the months of January and February.

(d)           Requirements of Development Activities and Reserved Rights. In exercising Lessor’s rights to develop the Premises under this Section 4.12 and other provisions of this Lease and in exercising its Reserved Rights, Lessor agrees that (i) it shall make reasonable efforts to make development plans available to Lessee for review prior to implementation and to discuss such plans with Lessee for the purpose of understanding Lessee’s views on whether or not such plans might interfere with the agricultural operations of Lessee (provided that Lessee shall not be granted any consent or approval rights pursuant to this Section 4.12(D)), (ii) it shall not adversely and materially interfere with Lessee’s rights under this Lease, operations or use of the Premises, (iii) the exercise of such rights shall not result in any material costs and expenses to Lessee for which Lessor does not agree to reimburse Lessee, (iv) it shall comply in all material respects with all laws relating to its activities and obtain any governmental classification, zoning, permits, approval, or consent required by law or otherwise necessary for or in connection with its activities.

4.13        Quiet Enjoyment. Lessor hereby covenants with Lessee, that so long as Lessee fully and timely performs its obligations under the Lease, including, but not limited to, the timely payment of lease rent and all other monetary obligations thereunder, Lessee shall have quiet enjoyment of the Premises against all persons and entities holding title by, through, or under Lessor, including Lessor’s lenders, and Lessor hereby covenants that it will secure from its lenders in favor of Lessee, such lenders’ non-disturbance and attornment agreement.

ARTICLE V.

HAZARDOUS MATERIALS

5.1          No Use of Hazardous Materials. In addition to Lessor consent requirements for the use of “Restricted Use Products” or “Restricted Use Pesticides” set forth in Section 4.11, Lessee will not use, generate, manufacture, treat, handle, refine, produce, process, store, discharge, release, dispose of or allow to exist on, within, under or about the Premises, any Hazardous Material, unless (A) such material is used in the ordinary course of Lessee’s operations on the Premises, and (B) such use is in full and strict compliance with all instructions on the manufacturer’s label and all applicable Hazardous Materials Laws.

5.2          Notice of Releases and Claims. If Lessee at any time becomes aware of any Hazardous Release or of any Hazardous Materials Claim in respect of the Premises, Lessee will immediately so notify Lessor and provide to Lessor detailed reports of any such event as may be requested by Lessor. Lessor shall have the right to join and participate, as a party if it so elects, at Lessee’s reasonable expense, in any actions initiated in respect of any Hazardous Materials Claims.

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5.3          Remedial Obligations. Lessee will take all reasonable steps and corrective actions to remedy any Hazardous Release caused by Lessee or its agents and shall bear all related Hazardous Materials Cleanup Liabilities. Lessor will take all reasonable steps and corrective actions to remedy any Hazardous Release by Lessor or its agents and shall bear all related Hazardous Materials Cleanup Liabilities. Lessor agrees that Lessee shall not be liable for any Hazardous Materials Cleanup Liabilities arising prior to the date of this Lease.

5.4          Certain Definitions.

(a)           “Hazardous Material” means any and all flammable explosives, radioactive materials, asbestos, hydrocarbons, organic compounds known as polychlorinated biphenyls, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, and any and all other substances or materials defined as or included in the definition of “hazardous substances”, hazardous wastes”, or “hazardous materials”, and/or “toxic substances” under or for the purposes of the Hazardous Materials Laws. For the avoidance of doubt, the definition of “Hazardous Material” includes any pesticide, poison or other agent (including, for the avoidance of doubt, any “Restricted Use Products” or “Restricted Use Pesticides” identified from time to time by the United States Environmental Protection Agency, the Hawaii Department of Agriculture or other similar agency) used to control any noxious weeds and grasses and rodents and other pests.

(b)           “Hazardous Material Cleanup Liabilities” means any cost or expense of any nature whatsoever required to be undertaken under or pursuant to any Environmental Law to contain, remove, remedy, respond to, clean up or abate the release of any Hazardous Materials or other contamination of surface water, groundwater, land surface or subsurface strata, whether on-site or off-site, arising from activities at the Premises, including, without limitation, the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce or on-site or off-site use, treatment, handling, storage, disposal, or transportation of any Hazardous Materials.

(c)           “Hazardous Materials Claim” means (i) any action instituted, or to the best of Lessee’s knowledge contemplated or threatened, in respect of the Premises pursuant to any Hazardous Materials Law, and (ii) any and all claims made or to the best of Lessee’s knowledge contemplated or threatened, by any third party against Lessee or any other person seeking damages, contribution, cost recovery, compensation, injunctive relief or similar relief resulting from an Hazardous Release or from the existence of any Hazardous Material on, within or under the Premises.

(d)           “Hazardous Materials Law” means any Law, now or hereafter in effect, relating to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., the Clean Air Act, 42 U.S.C. Section 7401, et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 through 2629, the Safe Drinking Water Act, 42 U.S.C. Sections 300f through 300j, Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. Section 1317, Federal Resource Conservation and Recovery Act, 42

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U.S.C. Section 6901, Hawaii Revised Statutes Chapters 340A through 340F, 341, and 342B through 342P, and any similar federal, state and local laws and ordinances and the regulations published and/or promulgated pursuant thereto, as amended to date.

(e)           “Hazardous Release” means any event involving the use, deposit, disposal, spill, release or discharge of any hazardous material on, within or under the Premises during the Term of the Lease.

(f)            “Law” means any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal, or other government agency or authority having jurisdiction over the parties or the Premises, or both, in effect either at the time of execution of the Lease or at any time during the Term, including, without limitation, any regulation or order of a quasi-official entity or body. For the avoidance of doubt, the definition of “Law” includes any such requirement promulgated by the United States Food and Drug Administration or the United States Department of Agriculture.

ARTICLE VI.

ALTERATIONS AND IMPROVEMENTS

6.1          Alterations and Improvements by Lessee. Except as otherwise set forth herein, Lessee shall not make any alterations to the Premises or any improvements thereon without Lessor’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Lessee shall have the right, without the consent of Lessor but with fifteen (15) days prior written notice to Lessor, to make the following alterations or improvements:

(a)           Any alteration or improvement that Lessee is required to perform in order to discharge its repair and maintenance obligations under this Lease; or

(b)           Any minor alteration or improvement the cost of which does not exceed FIFTEEN THOUSAND DOLLARS ($15,000.00) and that is directly related to Lessee’s permitted uses of the Orchards;

If the alteration exceeds FIFTEEN THOUSAND DOLLARS ($15,000), Lessee may proceed with the alteration or improvement so long as (i) Lessee secures the prior written consent of Lessor as provided for in the opening paragraph of this Section 6.01, (ii) Lessee obtains a Builder’s Risk Policy if required under Section 6.02(B) and (iii) any such alterations or improvements do not materially adversely impact the levels of noise, dust, smoke, earthshock, soot, ash, odor, noxious vapors or other adverse environmental conditions (excluding, however, reasonable temporary impacts during construction that otherwise comply with applicable Laws) or materially adversely impact the transmission of surface water runoff in the immediate area where such alterations or improvements are installed or used or materially adversely affect, in Lessor’s reasonable discretion, Lessor’s development activities as contemplated in Section 4.12 herein.

Lessor agrees to join in and execute, if required to do so by government authorities, any application for permits or other approvals or authorizations relating to any

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permitted alterations or improvements as may be required by applicable law or otherwise reasonably requested by Lessee; provided, however, that Lessor shall not be required to incur any liability or any material cost or expense associated therewith for which Lessee does not agree to reimburse Lessor.

6.2          Protection Against Liens and Encumbrances.

(a)           Liens and Encumbrances. Lessee shall keep the Premises free from any mechanics’ or materialmen’s liens for labor and/or materials furnished in the improvement of the Premises, or from any attachment, execution or judgment liens, and any charge or encumbrance arising out of a claim against Lessee whatsoever.

(b)           Builder’s Risk Policies and Surety Bonds. In the event that Lessee makes any alterations or improvements to the Premises with a contract sum (the “Contract Sum”) of greater than or equal to FIVE HUNDRED THOUSAND DOLLARS ($500,000.00), Lessee shall, at its sole expense, maintain, or cause its contractor to maintain, an All Risk Builder’s Risk Policy (the “Builder’s Risk Policy”), in an amount equal to one hundred percent (100%) of the Contract Sum for such alteration or improvement, including all engineering and project development costs. The Builder’s Risk Policy shall provide coverage on an “All Risks” basis with excluded coverage including earthquake, flood, collapse and off-site coverage. The coverage provided by the Builder’s Risk Policy shall be maintained until final acceptance of the alterations or improvements by Lessee. In addition, in such circumstances, upon Lessor’s request, Lessee shall, at it sole expense, furnish, or cause to be furnished, a surety bond in form and substance satisfactory to Lessor, containing a performance and payment clause, in the amount of the Contract Sum. Such bond shall be issued by a surety or bonding company licensed to do business in the State of Hawaii and approved by Lessor, and shall be furnished to Lessor prior to commencement of the work on such alteration or improvement.

6.3          Ownership of Improvements and Alterations. All permanent improvements or permitted alterations thereto (including, without limitation, fencing, the irrigation system, all other existing improvements on the date hereof and any other improvements made by Lessor or Lessee after the date hereof) on the Premises shall become the property of Lessor upon Lessee’s surrender of the Premises to Lessor on expiration or termination of this Lease. All non-permanent improvements, fixtures, equipment, permitted alterations thereto, and personal property are and shall remain the property of Lessee upon termination of this Lease.

6.4          Lessor’s Right to Make Modifications to Improvements. Lessor shall have the right, at its sole cost and expense, to make any reasonable modifications to any improvements on the Premises (including, without limitation, those made after the date hereof and those owned by Lessee or its affiliates) in order to reduce the amount of noise, dust, smoke, earthshock, soot, ash, odor, noxious vapors or other adverse environmental conditions generated by such improvements. Lessee shall reasonably cooperate with Lessor, and shall cause its affiliates, officers, employees, agents and representatives reasonably to cooperate with Lessor, in connection with Lessor’s efforts to investigate, study, plan and implement any such modifications. Lessee shall join in and execute, if required to do so by government authorities, any applications, documents, and instruments that may be reasonably requested by Lessor or required in connection with Lessor’s efforts to make such modifications and secure any permits,

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approvals, or entitlements of any kind or nature whatsoever. Notwithstanding the foregoing, Lessor agrees that Lessee shall not as a result of Lessor’s rights under this Section 6.04 incur any liability or out-of-pocket cost or expense or experience any loss of revenues or profits associated with a material interruption of its business for which Lessor does not agree to reimburse Lessee.

ARTICLE VII.

MAINTENANCE AND REPAIRS

7.1          Maintenance and Repairs by Lessee. Lessee at its cost shall keep the Premises in good order, condition and repair to standards customary in the farming of macadamia nut orchards. Lessee shall pay for all damage to the Premises and the improvements thereon (including, without limitation, the irrigation system) resulting from the acts or omissions of Lessee or its employees, agents or invitees (Force Majeure Events excepted).

7.2          No Obligation of Lessor for Maintenance and Repairs. Except as otherwise provided in this Lease, Lessor shall not be obligated to make any repairs to the Premises (or the improvements thereon) or maintain the same in good condition. All repairs and maintenance of the Premises shall be Lessee’s sole responsibility and made at Lessee’s expense.

7.3          Access of Lessor to the Premises. Upon at least twenty-four (24) hours prior notice, Lessee shall permit Lessor and its agents to enter into and upon the Premises at all reasonable times to inspect and examine the same and determine the state of repair and condition thereof, to maintain the Premises and the improvements thereon, and to make repairs, alterations and additions to, and to inspect and examine any portion of the Premises and the improvements thereon, with the right to erect temporary structures as may be required, and all without any rebate of lease rent or liability to Lessee for any loss of occupation or quiet enjoyment of the Premises thereby occasioned; provided, however, that all such work shall be done promptly and in such manner and during such hours as to cause no unreasonable and substantial interference to Lessee’s business.

7.4          Utilities. Lessee shall make all arrangements for the installation of, if necessary, and pay for all utilities and services furnished to the Premises or used by Lessee, including, without limitation, electricity, water (other than the water to be made available by Lessor under Section 4.07), telephone service, trash collection and all connection and meter charges. Lessor shall not be liable for interruption or failure to furnish such services.

ARTICLE VIII.

WAIVERS OF LIABILITY AND INDEMNITY

8.1          Waiver of Liability. Lessor shall not be liable to Lessee or any persons claiming under Lessee for any damage to Lessee or to the property of Lessee from any cause, except to the extent (a) that any such damage results from the intentional misconduct or the gross negligence of Lessor, Lessor’s agents or contractors or from Lessor’s (or Lessor’s agents’ or contractors’) exercise of its rights to develop the Premises under this Lease or its Reserved Rights, or (b) arising under Sections 8.02 or 8.03 below. Lessee waives all claims against Lessor for damage to

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person or personal property (including death resulting therefrom) arising for any reason, except as to matters described in subsections (a) and (b) above.

8.2          General Indemnity. Lessor and Lessee (the “Indemnifying Party”) each agrees, from and after the date hereof, to indemnify, hold harmless and defend the other and each of its respective affiliates, officers, directors, employees, attorneys, agents, contractors, guests and invitees and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Indemnified Parties”), from and against any and all liabilities, losses, damages (including foreseeable or unforeseeable consequential damages), claims, costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys’ and consultants’ fees and expenses) (collectively, a “Loss”) suffered or incurred by such Indemnified Parties, arising out of or resulting from (i) any breach of any representation or warranty of the Indemnifying Party contained in this Lease, (ii) any breach of any covenant or agreement of the Indemnifying Party contained in this Lease, (iii) any accident, fire, nuisance or failure to maintain of the Indemnifying Party, or (iv) any act or omission of Indemnifying Party resulting from livestock or other animals straying from the Premises, except in all cases to the extent that such Loss was caused by intentional misconduct of the Indemnified Parties. The provisions of this Section 8.02 shall survive the expiration, termination, assignment or cancellation of this Lease.

8.3          Indemnity for Hazardous Materials Claims. Subject to the last sentence of Section 5.03, the Indemnifying Party agrees, from and after the date hereof, to indemnify, hold harmless and defend the Indemnified Parties from and against any Loss suffered or incurred by any such Indemnified Parties, arising out of or resulting from (i) the use, generation, manufacture, treatment, handling, refining, production, processing, storage, release, discharge, disposal or presence of any Hazardous Materials on, within, under or about the Premises by the Indemnifying Party, and (ii) the Indemnified Party’s investigation and handling (including the defense) of any Hazardous Materials Claims, whether or not any lawsuit or other formal legal proceeding shall have been commenced in respect of such claims. The provisions of this Section 8.03 shall survive the expiration, termination, assignment or cancellation of this Lease.

8.4          Losses. Except as arising under Article V or Sections 8.02 or 8.03, Lessor shall not be responsible for any losses or damage to any improvements, personal property or Orchards on the Premises for any reason whatsoever (other than the gross negligence or intentional misconduct of Lessor) including, without limitation, damage or loss caused by fire, theft, vandalism, lighting, rain, floods, or interference by any third party.

8.5          Surrounding Use Effects and Operations. Except as otherwise provided in this Lease, Lessee and Lessor hereby waive any claims arising from the effect (of which Lessee and Lessor are hereby given notice) upon the Premises, and any improvements constructed thereon, of various hazards and noise, dust, smoke, earthshock, soot, ash, odor, noxious vapors, transmission of surface water runoff, or other adverse environmental conditions, including but not limited to those attributable to wind drift and other weather factors (collectively, the “Surrounding Use Effects”) created by or attributable to historical, existing, and prospective construction, development, agricultural, pastoral, residential, commercial and other non-residential uses and activities by Lessee and Lessor, and Lessee and Lessor hereby consent to all of those uses and activities by Lessee on the Premises and Lessor on the land surrounding or in the general area of the Premises (including, without limitation any Easement Areas and Excluded

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Areas) which include, but are not limited to, burning, harvesting, tending as well as fertilization and pest and weed control; diversified agricultural operations and activities; livestock grazing; quarrying; real estate development and other changes in use (due to zoning changes or other governmental authorization or otherwise), construction, grading, improvement and maintenance of the Premises or adjacent surrounding properties (including, without limitation, any Easement Areas and Excluded Areas); the operation, construction, and maintenance respecting any use of the Premises by Lessee or Lessor; electrical transmission lines and facilities within or in the vicinity of the Premises; irrigation of any and all surrounding lands with reclaimed water, treated effluent, or other non-potable water sources (collectively, the “Surrounding Operations”). Except as otherwise provided in this Lease, Lessee and Lessor and their respective successors and permitted assigns shall be deemed to have assumed any and all risks associated with such Surrounding Operations and the annoyances, inconveniences and nuisances created thereby as they relate to the Premises and the use thereof by Lessee or Lessor, and to have waived all rights and claims against each other (and their successors and assigns) and Related Parties (as defined below), arising out of or in connection with such activities, annoyances, inconveniences and nuisances as they relate to the Premises and the use thereof by Lessee or Lessor, including but not limited to (a) any right to seek damages attributable thereto, or (b) the abatement or elimination thereof. As used herein, the term “Related Parties” shall mean Lessor, Lessee and their respective successors and assigns, and their respective partners, members, owners, subsidiaries and affiliates, and any officer, director, member, representative, employee or agent thereof.

8.6          General Conditions.  Subject to Lessor’s Reserved Rights, all representations and warranties in Sections 16.02(D) through 16.02(G), Section 16.02(I), and Sections 16.02(K) through 16.02(P) shall survive and continue in full force and effect for a period of thirty (30) months after the date hereof and the obligations to indemnify and hold harmless a party hereto pursuant to Section 8.02(i) shall terminate thirty (30) months after the date hereof; provided, however, that such obligations to indemnify shall not terminate with respect to any item as to which the Indemnified Party shall have before the expiration of such 24-month period, previously made a claim by delivering notice of such claim (stating in reasonable detail the basis of such claim) to the Indemnifying Party.  All representations and warranties in Section 16.02(H) shall survive and continue in full force and effect for the Term of the Lease.

8.7          All representations and warranties in Sections 16.01(A) through 16.02(C) and Section 16.02(J) shall survive and continue in full force and effect for a period ending thirty (30) days after expiration of the applicable statute of limitations (including extensions thereto) and the obligations to indemnify and hold harmless a party hereto pursuant to Section 8.02(iii) shall terminate thirty (30) days after expiration of the applicable statute of limitations (including extensions thereto); provided, however, that such obligations to indemnify shall not terminate with respect to any item as to which the Indemnified Party shall have, before the expiration of such 30-day period after expiration of the applicable statute of limitations (including extensions thereto), previously made a claim by delivering notice of such claim (stating in reasonable detail the basis of such claim) to the Indemnifying Party.

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ARTICLE IX.

INSURANCE

9.1          Public Liability and Property Damage Insurance.

(a)           Lessee shall maintain, throughout the Term of the Lease and at its cost, insurance for the mutual benefit of Lessor, Lessee and the Indemnified Parties against (i) all claims for personal injury, death and property damage arising out of and in connection with Lessee’s use or occupancy of the Premises, naming Lessor as an additional insured and sole loss payee, as applicable, and having bodily injury policy limits of not less than FIVE MILLION DOLLARS ($5,000,000.00) per person and FIVE MILLION DOLLARS ($5,000,000.00) per occurrence in the aggregate and property damages limits of not less than TWO MILLION DOLLARS ($2,000,000.00) per occurrence in the aggregate; (ii) all claims of employees working in or at the Premises under appropriate worker’s compensation and employer’s liability insurance to the extent and in form and amount required by law; (iii) general liability insurance in amounts reasonably acceptable to Lessor; (iv) macadamia nut tree insurance, naming Lessor as an additional insured party and having property damages limits of not less than the current macadamia nut tree insurance in effect as of the date hereof; (v) all contractual liabilities assumed by Lessee under Sections 8.02 and 8.03 (including no less than three (3) year tail coverage); and (vi) insurance against damage to the irrigation system, naming Lessor as an additional insured party and having property damages limits of not less than the current insurance in effect as of the date hereof.

(b)           All policies of insurance required to be provided by Lessee under this Section 9.01 shall:

(1)           Include an endorsement providing that inclusion of more than one entity as insured under any such policy shall in no way prejudice the right of any other insured entity as respects any claim, demand, suit or judgment made or brought by or in favor of any other insured entity, so that the policy shall protect each entity in the same manner as though a separate policy had been issued to each entity;

(2)           Include an endorsement providing that Lessor, although named as an insured, shall be entitled to recover under the policies for any loss to Lessor, or Lessor’s employees, agents, or contractors (and other Indemnified Parties), notwithstanding the negligence of Lessee.

(3)           Cover the whole of the Premises, and the business operated by Lessee and/or any further sublessee within the Premises and any act or omission of any employee of Lessee and any event involving any employee of Lessee which occurs at any other portion of the Premises and which occurs in the course of such employee’s employment with Lessee.

(4)           Acknowledge the indemnity obligations of Lessee under Article VIII.

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9.2          Payment of Premiums and Delivery of Policies. Lessee shall pay all premiums and all fees and expenses for the insurance required by this Lease when due and will deliver true and correct copies of all policies of insurance, as well as certificates of insurance evidencing the coverages required herein, to Lessor together with evidence of payment of the premiums satisfactory to Lessor within twenty (20) days prior to the Commencement Date of this Lease. If Lessee has not provided the required insurance certificates within thirty (30) days of Lessor’s notice to Lessee to provide such certificates, Lessor may exclude Lessee from occupancy of the Premises until the required insurance certificates have been provided to Lessor. Lessee (i) shall deliver certificates of insurance evidencing the coverages required herein not less than twenty (20) days prior to the expiration dates of expiring policies and (ii) shall use commercially reasonable efforts to deliver copies of replacement policies or renewals not less than sixty (60) days after the effectiveness of such replacement policies or renewals. Binders binding the issuance of policies of insurance for the coverage specified in this Article IX shall be accepted by Lessor if such policies are not obtainable by Lessee at the time in question due to any building or improvement being in the course of construction or other cause of temporary duration.

9.3          Review of Coverage. Lessee acknowledges that inflation may reduce the effective value of coverage, that terms of insurance contracts or endorsements may be revised, that the types of insurance contemplated by this Lease may become unavailable or that other circumstances may arise which affect or threaten to affect the protection to be afforded by the insurance required by this Lease. Accordingly, the adequacy of the coverage afforded by the insurance shall be subject to review by Lessor from time to time, and if Lessor reasonably determines at any time or times that a prudent businessman in Hawaii utilizing the Premises in a manner similar to the use of the Premises by Lessee would increase the limits of liability or would insure the property against additional perils when such insurance is available in Hawaii, Lessee shall forthwith procure and maintain such other or additional forms and amounts of insurance as Lessor finds sufficient.

9.4          Policies. All the insurance required under this Lease:

(a)           Shall be effected by policies issued by insurance companies authorized to do business in the State of Hawaii with a general policy holders rating of “A-” or better, and with a financial size category of Class VI or better, as rated in the most recent edition of Best’s Insurance Reports.

(b)           Be issued as a primary policy and not contributing with, and not in excess of coverage which Lessor may carry.

(c)           Contain an endorsement requiring thirty (30) days’ prior written notice from the insurance company to both Lessor and Lessee before cancellation or change in the coverage, scope, or amount of any policy.

(d)           In the case of liability insurance, a maximum TWENTY-FIVE THOUSAND DOLLARS ($25,000.00) deductible.

(e)           Be in a form reasonably satisfactory to Lessor.

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(f)            (F)           Shall name Lessee as the insured party and Lessor as an additional insured, but subject nevertheless to the loss-payee provisions and provisions relative to the disposition of insurance proceeds stated in this Article IX.

(g)           Be in amounts sufficient to prevent the insured from being a co-insurer within the terms of applicable policies.

9.5          Failure to Provide Insurance.

(a)           If Lessee defaults in insuring the Premises or in delivering the policies (and certificates), Lessor may, at Lessor’s option but without being so obligated, effect such insurance from year to year and pay the premiums, and Lessee will reimburse Lessor on demand for any premiums so paid with interest from the time of payment at the rate from of one percent (1%) per month. The procurement by Lessor of any insurance required to be carried by Lessee shall not release Lessee from its obligation to obtain the insurance required by this Lease nor prejudice Lessor’s exercise of its remedies under this Lease for Lessee’s failure to obtain insurance.

(b)           Lessor shall not have any liability to Lessee for the coverage or quality of any insurance required to be carried by Lessee or for the collection of any insurance proceeds or for the insolvency of any insurer or insurance underwriter, and Lessee’s failure to maintain the insurance coverage require hereunder nor the inability to collect all or a part of such insurance shall not release Lessee from any of its obligations hereunder.

9.6          Subrogation. Lessor and Lessee release each other from any claims for damage to any person or to the Premises by, or that result from, risks insured against under any insurance policies carried by Lessor or Lessee and in force at the time of any such damage consistent with the requirements of this Lease and each agrees to look solely to and seek recovery from such insurance policies so long as such waiver of subrogation does not affect the right of the insured to recover thereunder. Lessor and Lessee shall cause each insurance policy obtained by them to provide that the insurance company waives all right of recovery by way of subrogation against the other in connection with any damage covered by any policy.

9.7          Net Insurance Proceeds. Any proceeds from any casualty insurance maintained by Lessee for the macadamia nut trees in the Orchards and other improvements on the Premises used by Lessee in connection with this Lease arising out of or relating to any claim for damage to or destruction of such macadamia nut trees or such other improvements shall paid solely to Lessee and shall be used by Lessee solely for the timely repair and replacement of the insured property.

9.8          Lessor’s Public Liability and Property Damage Insurance.

(a)           Throughout the Term of the Lease, Lessor shall maintain, at its cost, insurance for the mutual benefit of Lessor, Lessee and the Indemnified Parties against (i) all claims for personal injury, death and property damage arising out of and in connection with Lessor’s use, occupancy or operations with respect to the Premises and Excluded Areas, naming Lessee as an additional insured, and having bodily injury policy limits of not less than ONE MILLION DOLLARS ($1,000,000.00) per person and ONE MILLION DOLLARS

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($1,000,000.00) per occurrence in the aggregate and property damages limits of not less than ONE MILLION DOLLARS ($1,000,000.00) per occurrence in the aggregate; and (ii) general liability insurance.

(b)           All policies of insurance required to be provided by Lessor under this Section 9.08 shall:

(1)           Include an endorsement providing that inclusion of more than one entity as insured under any such policy shall in no way prejudice the right of any other insured entity as respects any claim, demand, suit or judgment made or brought by or in favor of any other insured entity, so that the policy shall protect each entity in the same manner as though a separate policy had been issued to each entity;

(2)           Include an endorsement providing that Lessee, although named as an insured, shall be entitled to recover under the policies for any loss to Lessee, or Lessee’s employees, agents, or contractors (and other Indemnified Parties), notwithstanding the negligence of Lessor.

(3)           Acknowledge the indemnity obligations of Lessor under Article VIII.

ARTICLE X.

CONDEMNATION

10.1        Definitions.

(a)           “Condemnation” means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and (ii) a voluntary sale or transfer by Lessor to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

(b)           “Date of taking” means the date the condemnor has the right to possession of the property being condemned.

(c)           “Condemnation Award” means all compensation, damages, sums, or anything of value awarded, paid, or received on a total or partial condemnation.

(d)           “Condemnor” means any public or quasi-public authority or private corporation or individual having power of condemnation.

10.2        Parties’ Rights and Obligations To Be Governed by Lease. If, during the Term or during the period of time between the execution of this Lease and the Commencement Date, there is any taking of all or any part of the Premises or any interest in this Lease by condemnation, the rights and obligations of the parties shall be determined pursuant to this Article X.

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10.3        Termination of Lease as to Portion of Premises Taken. If the Premises or any portion thereof or interest therein is taken by condemnation, this Lease shall terminate only as to the part so taken on the date of taking.

10.4        Option to Terminate. If the whole of the Premises or greater than fifty percent (50%) of the acreage of the Premises or interest therein is taken by condemnation, then in any such event, either Lessor or Lessee shall have the right to terminate this Lease by giving the other written notice of termination within sixty (60) days after such taking. Any such termination shall be effective as of the last day of the calendar month next following the month in which such notice is given. Upon such a termination, Lessor shall have no obligation to refund to Lessee any rent or other monies paid by Lessee. Termination of this Lease by Lessor pursuant to this Section 10.04 shall not affect the respective rights of Lessor and Lessee to any Condemnation Award.

10.5        Distribution of Condemnation Award. Any Condemnation Award shall belong to and shall be paid to Lessor, and Lessee agrees that Lessor shall be solely entitled to pursue, negotiate, settle, or otherwise resolve any and all issues relating to the amount or nature of such Condemnation Award, and Lessee waives any rights in respect thereto or claims arising out of any decision or resolution of the matter approved or otherwise reached by Lessor; provided, however, that in the event the amount of any such Condemnation Award relates to any portion of the Premises that remains subject to the Lease at such time, then Lessor agrees to pay to Lessee a portion of such Condemnation Award equal to the sum of:

(a)           The amount equal to the portion of the Condemnation Award expressly attributable to permanent, permitted improvements on the property made by Lessee at its sole cost and expense since the date hereof;

(b)           The amount equal to the portion of the Condemnation Award expressly attributable to Lessee’s personal property, crops on macadamia nut trees (but not to the macadamia nut trees) and nursery stock on the Premises.

Notwithstanding the foregoing, under no circumstances whatsoever shall Lessee be paid any portion of any Condemnation Award expressly attributable to (i) the leased-fee simple interest in the Premises, (ii) any improvements on the Premises existing as of the date hereof and (iii) the value of any macadamia nut trees or other crops on the Premises.

10.6        Temporary Taking. The temporary taking of the Premises or any part of the Premises shall constitute a taking of the Premises by condemnation only when the use and occupancy by the taking authority is continued for longer than one-hundred (180) consecutive days. During this one-hundred eighty (180) day period, all of the provisions of this Lease shall remain in full force and effect. Lessor shall be entitled to whatever Condemnation Award may be paid for the use and occupation of the Premises for the period involved.

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ARTICLE XI.

ASSIGNMENT, ENCUMBRANCE AND SUBORDINATION

11.1        Assignment. Lessee may not assign this Lease nor sublet any or all of the Premises without the prior consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed. Any assignment of this Lease permitted by Lessor shall not be valid or of any force or effect until the assignee shall have executed, acknowledged and delivered to Lessor a written agreement assuming all the obligations on Lessee’s part to be performed under this Lease; provided, however, the assignee shall not be required to assume any Hazardous Materials Cleanup Liabilities arising prior to the date of this Lease. In the event of any such assignment or sublease, Lessee shall remain liable for its obligations under this Lease, unless otherwise agreed in writing by Lessor. In addition, Lessee may not pledge, mortgage or otherwise encumber in any manner the Premises or the uses and benefits contemplated by this Lease without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that this Section 11.01 shall not apply to liens or assignments arising out of the sale of the macadamia nuts or other crops derived from the Premises in the ordinary course of Lessee’s business; and provided, further, that Lessee shall be permitted to pledge, mortgage or otherwise encumber the uses and benefits contemplated by this Lease in connection with the closing of the Acquisition Agreement and the execution of this Lease. Notwithstanding any other provision in this Lease, Guarantor may not assign its obligations under this Lease without the prior consent of Lessor, which consent may be withheld, conditioned or delayed by Lessor in its sole discretion.

11.2        Subordination to All Present Encumbrances. This Lease and the rights of Lessee hereunder shall be subordinate to all present encumbrances.

11.3        Mortgage of Premises by Lessor. Subject to Section 4.13, this Lease is and shall be subject and subordinate, at all times, to the lien of any mortgage or mortgages or other encumbrances which may now or hereafter affect the Premises (or any portion thereof) and to all advances made or hereafter to be made upon the security thereof and to the interests thereon, and to any agreements of any kind at any time made, modifying, supplementing, extending or replacing any such mortgages.. Lessor agrees to promptly provide notice to Lessee of any such mortgage or other encumbrance and a complete copy thereof. Lessee further agrees that it shall attorn to the right to any lender, secured party or other purchaser who acquires title to the Premises (or any portion thereof) through foreclosure, exercise of a power of sale or a deed in lieu of foreclosure, and Lessee shall remain bound by the terms of this Lease and shall not have the right or option to terminate this Lease in the event title to the Premises (or any portion thereof) is acquired by any other party. At the request of Lessor, Lessee shall execute and deliver such further documents and instruments as may be reasonably requested by Lessor to confirm and implement the provisions of this Section 11.03.

11.4        Sale of Subdivided Lots. Lessee agrees that in addition to Lessor’s right to sell the entire Premises, Lessor has the right to sell any subdivided lot or lots (each a “Subdivided Lot”) within the Premises (including existing lots and lots resulting from any future subdivision or consolidation and resubdivision). Upon the sale of a Subdivided Lot, the portion of the Premises represented by such Subdivided Lot shall continue to be subject to this Lease;

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provided, however, that Lessee agrees that any Subdivided Lot that has been withdrawn from this Lease as an Excluded Area shall no longer be subject to the terms of this Lease; and provided, further, that no such transfer of a Subdivided Lot shall be permitted if, regardless of the number of such transfers by Lessor or its permitted transferees, the total number of persons or entities possessing ownership rights in the Premises is greater than five (5); provided, further, that there shall never be more than one (1) person or entity with the right to exercise the rights of Lessor under this Lease.

11.5        Right to Estoppel Certificates. Either Lessor or Lessee, within fifteen (15) days after written request from one other, shall execute and deliver to such requesting party, in recordable form, a statement certifying in substance that (A) this Lease represents the entire agreement of Lessor and Lessee and is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications, (B) the amount of the lease rent, the dates to which the lease rent has been paid in advance, and the amount of any security deposit or prepaid lease rent, (C) there has been no transfer of this Lease nor Lessor’s or Lessee’s (as applicable) interest therein, and (D) there are not, to Lessor’s or Lessee’s (as applicable) knowledge, any uncured defaults on the part of Lessee or Lessor (as applicable) and that Lessor or Lessee (as applicable) has no right of offset, counterclaim or deduction against lease rent, or specifying such defaults, if any are claimed together with the amount of any alleged offset, counterclaim or deduction. Any such statement may be relied upon by any prospective purchaser or lender. Failure to deliver the certificate within the fifteen (15) days shall be conclusive upon the party upon whom such request was made failing to deliver the certificate of the foregoing certifications.

ARTICLE XII.

DEFAULT

12.1        Events of Default. The following events shall constitute events of default, in addition to any other events of default:

(a)           If Lessee shall fail to pay any rent payments within ten (10) days after written notice by Lessor to Lessee that the same is due and payable, or Lessee shall fail to pay any tax payments, reimbursements, deposits or any other charges or payments due hereunder within ten (10) days after written notice to Lessee that the same shall become due and payable; or

(b)           Without limitation to other provisions of this Section 12.01, if Lessee shall fail to perform or comply with any covenant, term or provision contained in this Lease (including, without limitation, the use, cooperation and maintenance provisions of Article IV, Article VII and elsewhere in this Lease), which failure shall not, within thirty (30) days after written notice thereof shall have been given to Lessee by Lessor, have been remedied to the reasonable satisfaction of Lessor or up to ninety (90) days if Lessee is diligently pursuing such cure if more than thirty (30) days is reasonably required to cure; provided, however, that with respect to a failure to perform or comply with any non-material covenant, term or provision contained in this Lease, if Lessee is diligently pursuing such cure after sixty (60) days and Lessee commenced diligent cure activities within thirty (30) days after notice thereof, Lessee

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may make a written request not more than thirty (30) or less than fifteen (15) days prior to the end of such ninety (90) day period for a reasonable extension of such ninety (90) day period and Lessor shall approve such request in writing prior to the expiration of such ninety (90) day period unless such extension would have a materially adverse effect on Lessor or its ability to exercise any of its material rights under this Lease (including, without limitation, the Reserved Rights or Lessor’s rights to develop the Premises) and, in the event that Lessor shall fail to respond to such written request within fifteen (15) days, such request shall be deemed approved by Lessor; or

(c)           If any material representation or warranty contained herein or any written representation or certificate to Lessor concerning the financial condition or credit standing of Lessee (or its successors and permitted assigns) proves to be materially false or misleading; or

(d)           If any person obtains an order or decree in any court of competent jurisdiction enjoining or prohibiting Lessee from performing any of its material obligations under this Lease and such proceedings are not discontinued and such decree is not vacated or stayed and timely appealed within ninety (90) days after the granting thereof; or

(e)           If there shall be a pledge or mortgage of the uses and benefits contemplated by this Lease by Lessee without the prior written consent of Lessor, except in accordance with the provisions of Section 11.01; or

(f)            If Lessee shall become insolvent, or shall make an assignment for the benefit of creditors, or shall admit in writing any inability to pay its debts as they become due, or shall be the subject of a voluntary or involuntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any arrangement, composition, adjustment, liquidation, dissolution or similar relief to which it may be entitled under any present or future Law, or shall file any answer admitting the material allegations of any petition filed against it in any such proceedings, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of all or a substantial part of its properties or assets, or, if the State of Hawaii or any other governmental authority having jurisdiction over Lessee shall dissolve Lessee or cancel, revoke, withdraw or approve the withdrawal of any charter, certificate, registration or authority to maintain Lessee’s existence or right to do business as a corporation in the State of Hawaii unless, in any such case, such event shall have been rescinded within thirty (30) days, or, within sixty (60) days after commencement of any proceedings against Lessee seeking any arrangement, composition, adjustment, or similar relief under any present or future Law, such proceeding shall not have been dismissed, or, within sixty (60) days after the appointment, without the consent or acquiescence of Lessee, of any trustee, receiver or liquidator of any or of all or a substantial part of its properties or assets, any such appointment shall not have been vacated, or, if any action shall be taken by an officer or director of Lessee, looking to the dissolution or liquidation of Lessee; or

(g)           If this Lease or any estate or interest hereunder shall be seized, attached, executed, confiscated, levied upon under any legal process or under claim of legal right, or subject to forfeiture proceedings under state or federal laws as a result of any act or omission of Lessee, and Lessee shall fail to secure release or discharge of this Lease from such seizure within thirty (30) days of such seizure.

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For the avoidance of doubt, and notwithstanding anything to the contrary herein, in the event that (i) Lessor has complied with its obligations hereunder, and (ii) either (x) Lessee refuses, fails, or is unable to continue to perform its obligations hereunder or (y) this Lease is terminated early for any reason, then, in any such event, Lessee shall not be entitled to a refund of any rent or other money otherwise paid or payable by Lessee hereunder.

12.2        Right to Re-enter. Upon the occurrence of an uncured event of default under Section 12.01(A) (after expiration of the applicable cure period), Lessor, besides any other rights or remedies it may have, shall have the immediate right, with or without termination of this Lease, of re-entry and may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee, all without service or notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

12.3        Right to Terminate. Should Lessor elect to re-enter for Lessee’s default, as provided in Section 12.02, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may, at its sole discretion, either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to re-lease the Premises, and re-lease the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term of this Lease) and at such lease rent and upon such other terms and conditions as Lessor in its sole discretion may deem advisable. Upon each such leasing, all lease rent received by Lessor from such leasing shall belong to Lessor and shall be applied to offset any remaining rent owed by Lessee to Lessor. Termination may, but need not necessarily, be made effective by the giving of written notice to Lessee of intention to end the Term of this Lease, specifying a day not earlier than five (5) days thereafter, and upon the giving of such notice, the Term of this Lease and all right, title and interest of Lessee hereunder shall expire as fully and completely on the day so specified as if that day were the date herein specifically fixed for the expiration of the Term. No re-entry or taking possession of the Premises by Lessor shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Lessee or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any such leasing without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous default. On termination of this Lease, Lessor may recover from Lessee all of the following: (a) the worth at the time of the award of any unpaid rent that had been earned at the time of the termination, to be computed by allowing interest at the rate of one percent (1%) per month; (b) the worth at the time of the award of the amount by which the unpaid rent that would have been earned between the time of the termination and the time of the award exceeds the amount of unpaid rent that Lessee proves could reasonably have been avoided, to be computed by allowing interest at the foregoing rate; (c) the worth at the time of the award of the amount by which the unpaid rent for the balance of the Lease Term after the time of the award exceeds the amount of unpaid rent that Lessee proves could reasonably have been avoided, to be computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%); (d) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform obligations under this Lease; and (e) any other amounts, in addition to or in lieu of the foregoing that may be permitted by applicable law.

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12.4        Right to Cure. Should an event of default occur, Lessor may, at Lessor’s option and without prejudice to any other right or remedy of Lessor provided herein, cure the same and Lessee shall reimburse Lessor for the cost thereof on demand, together with interest at the rate from of one percent (1%) per month until paid.

12.5        Non-waiver. The failure of Lessor or Lessee to insist upon the performance of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may develop between the parties in the course of administering this Lease be construed as a waiver of Lessor’s or Lessee’s right to insist upon the performance of any term, covenant or condition. The subsequent acceptance of any payment hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular payment so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such payment.

12.6        No Accord and Satisfaction. No payment by Lessee or receipt by Lessor of a lesser amount than the payment herein stipulated shall be deemed to be other than on account of the earliest payment, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor’s right to recover the balance of such payment or pursue any other remedy provided in this Lease.

12.7        Waiver of Rights of Redemption. Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future Laws in the event of Lessee being evicted or dispossessed for any cause or in the event of Lessor’s obtaining possession of the Premises by reason of the default by Lessee under any of the covenants, conditions, or provisions of this Lease or otherwise.

12.8        Cumulative Rights and Remedies. The remedies provided for in this Lease are in addition to any and all other rights available to Lessor and/or Lessee at law or in equity, by statute or otherwise, and shall include without limitation the right to recover all actual, consequential, special and punitive damages as well as the right to specific performance or other injunctive relief. Lessee acknowledges and agrees that in addition thereto, Lessor shall be entitled to delay damages resulting from any failure of Lessee to promptly and reasonably comply with its obligations hereunder relating to contemplated cooperation by Lessee with Lessor’s efforts to develop the Premises or to otherwise exercise its Reserved Rights in any respect, or in the event that Lessee shall affirmatively act to obstruct, delay or make more difficult the exercise by Lessor of its Reserved Rights, including, without limitation, Lessor’s rights to develop the Premises. Lessor acknowledges and agrees that in addition thereto, Lessee shall be entitled to delay damages resulting from any failure of Lessor to promptly and reasonably comply with its obligations hereunder relating to refraining by Lessor from interfering with Lessee’s efforts to farm and process crops on the Premises or to otherwise exercise its rights in any respect.

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ARTICLE XIII.

FORCE MAJEURE; DESTRUCTION OF LAND

13.1        Force Majeure. If either Lessor or Lessee is prevented from complying, either totally or in part, with any of the terms or provisions of this Lease by reason of fire, shortages, flood, storm, earthquake, volcanic eruption, hurricanes, major and unforeseeable insect infestations, major and unforeseeable plant disease outbreaks, strike, lockout or other material labor trouble, riot, war, rebellion, or other acts of God (each a “Force Majeure Event”), then upon written notice to the non-disabled party, the affected provisions and/or other requirements of this Lease shall be suspended during the period of such disability. The disabled party shall make commercially reasonable efforts to remove such disability within sixty (60) days of giving notice of such disability. During said period, the non-disabled party may seek to have its needs, which would otherwise be met hereunder, met by others without liability to the disabled party hereunder. In no event shall a Force Majeure Event constitute a basis for Lessee to delay to perform any payment obligations hereunder or any covenants hereunder that are not directly impacted by such Force Majeure Event.

13.2        Destruction of Land by Force Majeure Event. If the whole of the Premises or greater than fifty percent (50%) of the acreage of the Premises is destroyed as a result of a Force Majeure Event or if a Processing Plant Lease Event occurs, either Lessor or Lessee shall have the right to terminate this Lease by giving the other written notice of termination within sixty (60) days after such Force Majeure Event. Any such termination shall be effective as of the last day of the calendar month next following the month in which such notice is given. Upon such a termination, Lessor shall have no obligation to refund to Lessee any rent or other monies paid by Lessee. A “Processing Plant Lease Event” shall have occurred if the Nut Storage Facility and the Husking Plant leased pursuant to the Processing Plant Lease, dated as of the date hereof (the “Processing Plant Lease”), by and between Lessee and Mac Farms, is rendered unusable for the purposes specified in the Processing Plant Lease as a result of a Force Majeure Event (as defined in the Processing Plant Lease).

ARTICLE XIV.

SURRENDER

14.1        Surrender. At the end of the Term of the Lease or sooner termination, Lessee shall return the Premises to Lessor together with (i) all macadamia nut trees, plants and shrubs existing thereon at that time, (ii) any buildings and permanent structures existing thereon at that time and (iii) all irrigation equipment existing thereon at that time.

14.2        Failure to Surrender the Orchards. If Lessee remains in possession of the Premises or any portion thereof after the termination or expiration of this Lease, or, whenever occurring or howsoever caused, Lessee fails to immediately surrender and deliver possession of the Premises to Lessor, Lessee shall pay Lessor, as liquidated rental, an amount equal to Two Hundred Percent (200%) of the then current rental for the Premises divided by 365 for each day it holds possession of any such portion; provided, however, no such liquidated rental shall be payable for the first thirty (30) days after the termination or expiration of this Lease if (i) as of

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such date, Lessee has ceased all nut harvesting, nut processing and other operations on the Premises and (ii) the sole reason for such unauthorized failure to surrender the Premises is due to the pendency of an event that would qualify as a Force Majeure Event. Lessor, by accepting such liquidated rental, shall not be deemed to waive any other right or privilege under this Lease, but rather such right shall be considered as in addition to and not in exclusion of such rights and privileges.

ARTICLE XV.

INTENTIONALLY DELETED

ARTICLE XVI.

MISCELLANEOUS PROVISIONS

16.1        Approvals. The response to any request for approval or consent as provided in this Lease will not be unreasonably or arbitrarily withheld, conditioned, or delayed, unless the approval is stated to be at the discretion of the party whose approval is sought. Whenever approval may not be unreasonably withheld, Lessor will not require the payment of any money for the giving of such approval other than a reasonable charge for the review and processing of the application for and preparation of, the approval or consent and reimbursement of actual expenses for consultants, including architects, engineers or attorneys, engaged in connection with Lessor’s review and approval.

16.2        Representations and Warranties of Lessor. Lessor hereby makes the following representations and warranties, to Lessee, all of which are true as of the date hereof. All the representations and warranties in Sections 16.02(B) through 16.02(P) are made in their entirety to the Knowledge of Lessor. “Knowledge of Lessor” means the actual knowledge of the managing members or officers of Lessor.

(a)           Power and Authority of Lessor. Lessor hereby represents and warrants that Lessor is a limited liability company that is duly-organized, validly-existing, and in good standing in the State of Delaware. Lessor is duly-qualified to transact business, and is in good standing in the State of Hawaii. Lessor has the requisite right, power, and authority to execute and deliver this Lease and to perform all of its other duties and obligations under this Lease. Lessor has taken all actions necessary to authorize the execution, delivery and performance of this Lease. This Lease shall constitute the valid and binding obligations of Lessor, enforceable against Lessor in accordance with its terms. No consent, notice, approval or authorization of, or designation, declaration or filing with, any governmental authority or any other person or entity is required to be obtained by Lessor in connection with the execution, delivery and performance of this Lease, and the performance of Lessor’s obligations hereunder.

(b)           Non-Contravention. Neither the execution and delivery of this Lease, nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Lessor or the Premises is subject or any provision of the organizational documents of Lessor, or (ii) conflict with, result in a breach

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of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Lessor is a party or by which Lessor is bound or to which the Premises is subject (or result in the imposition of any lien upon any of the Premises). Notwithstanding anything to the contrary herein, Lessor is not representing or warranting that the transactions contemplated by this Lease do not contravene or violate any anti-trust, non-competition or similar laws.

(c)           Title to the Premises. Except as disclosed on Schedule A, Lessor is the sole and exclusive legal and beneficial owner of the Premises, free and clear of all liens, security interests, encumbrances and/or other restrictions on transfer.

(d)           Leases. Except as disclosed on Schedule F, there are no space or occupancy leases, licenses, concessions or tenancies relating to all or any part of the Premises.

(e)           Contracts. Except as disclosed on Schedule G, there are no contracts to which Lessor is a party relating to the Premises.

(f)            Services. All improvements located on the Premises have been constructed to have ingress, egress, water supply, storm and sanitary sewer facilities, and telephone and electrical and other utility services that are adequate for the existing uses of such improvements. All public utilities and ingress and egress to and from the improvements are by way of public streets and highways. There are no disputes pending or threatened, with any utility provider or any person who holds an interest in the property burdened by an easement for utilities or for ingress and egress to and from the Premises, nor has Lessor received actual notice of any proposed utility rate increase. Except as disclosed in Schedule H, there is no existing, proposed or contemplated plan to modify or realign any street or highway adjacent to or providing ingress to and egress from the Premises.

(g)           Condemnation Proceedings. There are no pending or proposed or threatened condemnation proceedings affecting the Premises or any part thereof, and Lessor has not received any written or oral notice of the same from any governmental authority.

(h)           Environmental Matters. Lessee acknowledges receiving a copy of the Phase I Site Assessment, dated June 13, 2003, completed by URS Corporation (along with any Phase I Site Assessment, prepared by or for Lessee, the “Environmental Reports”). To the Knowledge of Lessor and except as described in the Environmental Reports: (a) the Premises and all improvements thereon have since June 1, 2003, been and are in material compliance with all Hazardous Materials Laws; (b) there are no pending or, to the Knowledge of Lessor, threatened proceedings involving the Premises that allege or assert (i) a violation of any Hazardous Materials Law or (ii) that Lessor is required to clean up, remove or take remedial or other responsive action due to a release of Hazardous Materials; and (c) Lessor has provided Lessee with complete and correct copies of all available studies, reports, surveys, assessments, audits, correspondence, investigations, analysis, tests, and other documents (whether in hard copy or electronic form) in Lessor’s possession relating to the presence or alleged presence of Hazardous Materials at, on, or affecting the Premises.

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(i)            Permits and Approvals. Schedule I contains a list of all licenses, permits, approvals and certificates held by Lessor from governmental authorities in connection with Lessor’s ownership and use of the Premises and, except as disclosed in Schedule I, all such licenses, permits, approvals and certificates have been obtained and are presently in full force and effect, and all requirements and conditions necessary to maintain such licenses, permits, approvals and certificates are in full force and effect and have been complied with in connection with Lessor’s ownership and use of the Premises. Except as set forth in Schedule I, Lessor has received no notice of a current or uncured violation of any such license, permit, approval or certificate from any governmental authority. Notwithstanding the foregoing, Lessee will apply for and supply its own governmental permits, approvals, and certificates as it may require.

(j)            Tax Matters. There are no tax liens upon the Premises, except for liens for non-delinquent real property taxes and assessments. Lessor is not presently a party to, and has received no notice with respect to, any proposed or pending litigation, proceeding or claim by any governmental authority for the collection of any real property taxes or assessments that relate to the Premises.

(k)           Litigation. Except as set forth in Schedule J, there are no pending or threatened court, administrative or arbitration actions or proceedings, at law or in equity, affecting all or any portion of the Premises, or to which Lessor is a party that, if adversely decided, could impact Lessor’s ownership of or right to use the Premises.

(l)            Compliance With Laws. Except as set forth in Schedule K, there are no uncured or uncorrected violations of any laws, ordinances or governmental regulations relating to the Premises that have been served upon, received by or issued to or entered against Lessor.

(m)          Consents. No consent, notice, approval or authorization of, or designation, declaration or filing with, any governmental authority or any other person or entity is required to be obtained by Lessor in connection with the execution, delivery and performance of this Lease, the performance of Lessor’s obligations hereunder and thereunder, and the consummation of this Lease.

(n)           Water Rights. Subject to any determination by any court of applicable jurisdiction affecting the rights of private parties regarding the ownership, use or other rights respecting water under the laws of Hawaii, and subject also to any applicable governmental regulations pertaining to water, Lessor owns or has the right to use the water rights impacted by this Lease. There is no litigation pending or threatened that relates to or challenges the ownership, validity, enforceability or use of such water rights.

(o)           Construction Disputes and Mechanics’ Liens. There are no disputes pending between Lessor and any mechanics or materialmen with respect to any work or materials furnished to the Premises, and no work has been performed for Lessor or materials have been supplied to Lessor with respect to the Premises that are likely to give rise to such a dispute. Lessor has paid, or has made arrangements reasonably satisfactory to Lessee to pay, all bills that relate to work or materials furnished to the Premises which, if not paid, could result in the filing of a mechanic’s or materialmen’s lien.

33

(p)           No Material Misstatements or Omissions. No representations or warranties of Lessor in this Lease, or in any statement, certificate or schedule furnished to Lessee by Lessor pursuant to this Lease, or in connection with the transactions contemplated hereby, contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements contained therein not misleading.

16.3        Representations and Warranties of Lessee. Lessee hereby makes the following representations and warranties to Lessor, all of which are true as of the date hereof.

(a)           Power and Authority of Lessee. Lessee is a Hawaii limited liability company that is duly-organized, validly-existing, and in good standing in the State of Hawaii. Guarantor is a Delaware limited partnership that is duly organized, validly existing, and in good standing in the State of Hawaii. Both Lessee and Guarantor have the requisite right, power, and authority to execute and deliver this Lease and to perform all of its duties and obligations under this Lease. Lessee and Guarantor have taken all actions necessary to authorize the execution, delivery and performance of this Lease. This Lease shall constitute the valid and binding obligation of Lessee and Guarantor, enforceable against Lessee and Guarantor in accordance with its terms. No consent, notice, approval or authorization of, or designation, declaration or filing with, any governmental authority or other person or entity is required to be obtained by Lessee or Guarantor in connection with the execution, delivery and performance of this Lease, and the performance of Lessee’s and Guarantor’s obligations hereunder.

(b)           Non-Contravention. Neither the execution and delivery of this Lease, nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Lessee is subject or any provision of the organizational documents of Lessee, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Lessee is a party or by which Lessee is bound.

(c)           No Material Misstatements or Omissions. No representations or warranties of Lessee in this Lease, or in any statement, certificate or schedule furnished to Lessor by Lessee pursuant to this Lease, or in connection with the transactions contemplated hereby, contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements contained therein not misleading.

16.4        Counterparts and Facsimile Signatures. This Lease may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The submission of a signature page by facsimile transmission shall be considered as an “original” signature page for purposes of this Lease so long as the original signature page is thereafter transmitted by mail or by other delivery service and the original signature page is substituted for the facsimile signature page in the original and duplicate originals of this Lease.

16.5        Discretion. Whenever the approval of Lessor is stated to be within the discretion of Lessor, the granting or denial of the approval may be withheld or granted for any reason or for

34

no reason, and Lessor will not for any reason or to any extent be required to grant the approval or exercise the discretion of Lessor or impose conditions to the approval in any particular manner, regardless of the reasonableness of either the request for approval or the conditions imposed.

16.6        Entire Agreement. This Lease constitutes the entire agreement between the parties and supersedes all other prior or contemporaneous discussions, representations or agreements relating to the Premises.

16.7        Incorporation of Schedules and Exhibits into Lease. Any schedules and exhibits that are attached to this Lease are incorporated herein by this reference.

16.8        Expenses of Lessor and Lessee. Lessee will pay to Lessor on demand all costs and expenses, including reasonable attorneys’ fees, incurred by Lessor in enforcing any covenants or conditions contained in this Lease, and in connection with any litigation commenced by Lessee or against Lessee by others, to which Lessor shall without fault on its part be made a party. Lessor will pay to Lessee on demand all costs and expenses, including reasonable attorneys’ fees, incurred by Lessee in enforcing any covenants or conditions contained in this Lease, and in connection with any litigation commenced by Lessor or against Lessor by others, to which Lessee shall without fault on its part be made a party. All reimbursements hereunder shall be paid with interest from the date such costs and expenses are incurred at the rate of one percent (1%) per month until paid.

16.9        Governing Law and Dispute Resolution. The rights and obligations of the parties to this Lease shall be governed by, interpreted, performed, and enforced in accordance with the substantive laws of the State of Hawaii, without reference to principles of conflict of laws.

Any Dispute (as defined in Exhibit “B” hereto) between the parties hereto shall be resolved in accordance with the ADR Provisions (as defined in Exhibit “B” hereto). Each party agrees that the ADR Provisions constitute the sole method of seeking redress against the other party for any Dispute.

A party may, without inconsistency with the foregoing agreement relating to dispute resolution, seek from any court of competent jurisdiction any interim or provisional relief or remedy (including injunctive relief) which may be necessary to protect its property or rights pending the determination of the merits of the controversy. In addition, without inconsistency with the foregoing agreement, a party hereto may bring a third-party action or cross-claim against another party, in order to enforce the indemnification rights referenced in this Lease.

16.10      Waiver of Jury Trial. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS LEASE.

16.11      Modifications. No amendments, modifications or additions to this Lease shall be made or be binding on any party unless made in writing and signed by all parties.

16.12      Notices. All notices or other communications shall be in writing and shall be deemed duly given on (a) the date of personal or courier delivery; (b) the date of transmission by

35

telecopy or other electronic transmission service, provided a confirmation copy is also sent no later than the next business day by certified mail, postage pre-paid, return receipt requested; or (c) three (3) business days after the date of deposit in the United States Mail, by certified mail, postage pre-paid, return receipt requested, addressed as follows:

If to Lessor:	Kapua Orchard Estates, LLC
c/o Sparks Corp.
775 Ridge Lake Blvd, Suite 450
Memphis, TN 38120
	Telephone:	(901) 766-4412
	Telecopier:	(901) 766-8140
	Attention:	Mr. Robert D. Sparks

and	Kapua Orchard Estates, LLC
c/o Greater Pacific Food Holdings, LLC
1170 Signal Hill Road
P.O. Box 1378
Pebble Beach, California 93953
	Telephone:	(831) 624-1583
	Telecopier:	(831) 625-6263
	Attention:	Mr. Thomas R. Modisette

with a copy to:	Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
165 Madison Avenue, Suite 2000
Memphis, Tennessee 38103
	Telephone:	(901) 577-2306 or
(901) 577-2274
	Telecopier:	(901) 577-0853 or
(901) 577-4203
	Attention:	John E. Kruger, Esq.
Mark A. B. Carlson, Esq.

If to Lessee or
Guarantor:	Newco1, LLC
ML Macadamia Orchards, L.P.
26-238 Hawaii Belt Road
Hilo, Hawaii 96720
	Telephone:	(808) 969-8052
	Telecopier:	(808) 969-8057
	Attention:	Mr. Dennis J. Simonis

36

with a copy to:	Carlsmith Ball
1001 Bishop Street
ASB Tower, Suite 2200
	Telephone:	(808) 523-2501
	Telecopier:	(808) 523-0842
	Attention:	James H. Case, Esq.

Any party may change its mailing address by giving written notice to the other parties in accordance with this Section 16.12.

16.13      All Payments Payable in U. S. Currency. All sums payable under this Lease must be paid in lawful money of the United States of America.

16.14      Severability. If any part of this Lease is held to be invalid or unenforceable for any reason, the remainder of this Lease shall continue in full force and effect.

16.15      Persons Bound. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

16.16      Time of Essence. Time is of the essence as to every provision of this Lease. No party shall be obligated to agree to any extensions of deadlines or other delays except as specifically provided in this Lease. In calculating such deadlines, all references to “days” herein shall be deemed to mean calendar days and not business days except as specifically provided otherwise in this Lease.

16.17      No Partnership Intended. It is expressly understood that Lessor does not in any way or for any purpose become a partner of Lessee in the conduct of its business or otherwise or a joint venturer or a member of a joint enterprise with Lessee.

16.18      No Third-Party Beneficiaries. Nothing in this Lease is intended or shall be construed to create or confer any rights or remedies upon any person or entity other than the parties to this Lease and, subject to the restrictions on assignment that are contained herein, their respective successors and permitted assigns.

16.19      Broker’s Commission. Except as otherwise set forth herein, each party represents and warrants to the other party, that it has not had any contracts, communications, or dealings regarding the subject matter of the transactions contemplated herein with any finder, agent, or broker, whether or not licensed as such. In the event that any finder, agent, or broker brings a claim for a commission or finder’s fee based upon any contracts, dealings, or communications relating to this transaction, the party whose acts or omissions gave rise to such claim and all costs, expenses, and other liabilities relating thereto, including reasonable attorneys’ fees (collectively, the “Costs”), shall indemnify, hold harmless, and defend the other parties against the Costs.

16.20      Provisions Are Covenants and Conditions. All provisions, whether covenants or conditions, on the part of Lessee shall be deemed to be both covenants and conditions.

37

16.21      Singular and Plural; Pronouns. When required by the context of this Lease, the singular shall include the plural. A pronoun of one gender shall include reference to all genders as the context may require.

16.22      Captions. The title and captions in this Lease shall have no effect on their interpretation.

16.23      Recordation. Lessor and Lessee agree to join in execution of a memorandum “short form” of this Lease which shall be recorded in the Bureau of Conveyances of the State of Hawaii. Such memorandum short form of this Lease shall describe the parties, the Premises, the term of this Lease and shall incorporate this Lease by reference only.

16.24      Interpretation. Each party acknowledges that it has been represented and advised by legal counsel in the negotiation and legal effects of this Lease and acknowledges that it has caused this Lease to be reviewed and approved by legal counsel of its own choice. No negotiations concerning or modifications made to prior drafts of this Lease shall be construed in any manner to limit, reduce or impair the rights, remedies, duties and obligations of the parties under this Lease, or to restrict or expand the meaning of any of the provisions of this Lease, or to construe any of the provisions of this Lease in any party’s favor. No party shall be deemed to be the drafter of this Lease and no term or provision of this Lease may be construed against any party on that basis.

16.25      Transfer of Lessor’s Interest in the Premises. Lessee acknowledges that Lessor has the right to transfer all or any portion of its interest in the Premises, this Lease and/or the Reserved Rights (whether by assignment, sale, conveyance or otherwise) to any party or parties, at any time, and without the consent or approval of Lessee in any manner, and, in the event of an assignment of Lessor’s interest in this Lease to a third party, Lessee agrees that Lessor shall automatically be released from all liability under this Lease and Lessee agrees to look solely to such transferee for the performance of Lessor’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Lessee, and Lessee shall attorn to such transferee provided, however, that no such partial transfer of the Premises shall be permitted if, regardless of the number of such transfers by Lessor or its permitted transferees, the total number of persons or entities possessing ownership rights in the Premises is greater than five (5); provided, further, that there shall never be more than one (1) person or entity with the right to exercise the rights of Lessor under this Lease; provided, further, that Lessor shall only be permitted to transfer its interests in the Reserved Rights to a person or entity that is a transferee of Lessor’s interests in both the Premises and the Lease. Lessee further acknowledges that Lessor may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Lessor from its obligations hereunder and that Lessee shall continue to look to Lessor for the performance of its obligations hereunder. Lessee further acknowledges that Lessor may grant to transferees of Excluded Areas the right to use Easement Areas, to have access to Lessor’s rights to water under Section 4.07 and to use Lessor’s rights to utilities on the Premises, all in a manner otherwise consistent with the terms and conditions of this Lease and subject to any limitations placed by this Lease on Lessor’s ability to use such Easement Areas, water rights and utilities.

38

16.26      Guaranty: Guarantor hereby unconditionally and irrevocably guarantees to Lessor that:

(a)           Lessee will duly and punctually pay all lease rents, taxes, assessments, collection costs, attorneys’ fees and all other sums to be paid by Lessee under the Lease; and

(b)           Lessee will duly and punctually observe and perform every other agreement, covenant and condition to be observed or performed by Lessee under the Lease (collectively, the “Obligations”).

The obligations of Guarantor under this Lease shall not be affected, modified or impaired upon the occurrence from time to time of any of the following, whether or not with notice to or the consent of Guarantor (a) the failure to give notice to any Guarantor of the occurrence of any Event of Default under the terms and provisions of this Lease; (b) the waiver of the payment, performance or observance of any of the Obligations; (c) the taking or omitting to take any actions referred to in this Lease; or (d) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets, receivership, insolvency, bankruptcy, assignment for the benefit of creditors or readjustment of, or other similar proceedings which affect Guarantor, or any allegation of invalidity or contest of the validity of this Lease or this Section 16.26 in any such proceeding. Guarantor hereby waives (a) any and all rights to require Lessor to prosecute or seek to enforce any remedies against Lessee or any other party liable to Lessor on account of the Obligations; (b) any right to assert against Lessor any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against Lessee or any other party liable to Lessor in any way or manner; (c) all defenses, counterclaims and off-sets of any kind or nature, arising directly or indirectly from the present or future lack of validity or enforceability of this Lease; (d) any defense arising by reason of any claim or defense based upon an election of remedies by Lessor; and (e) all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, notices of default, notice of acceptance, and all other notices or formalities to which Guarantor may be entitled.

[the remainder of this page intentionally left blank]

39

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agricultural Lease on the date first written above.

KAPUA ORCHARD ESTATES, LLC

By: MFH INVESTORS, LLC

By:
Name: Jeff Gilbrech
Title: Vice President
“Lessor”

NEWCO1, LLC

By:
Name Dennis J. Simonis
Title: President
“Lessee”

ML MACADAMIA ORCHARDS, L.P.

By:
Name: Dennis J. Simonis
Title: President
“Guarantor”

40

EXHIBIT “A”

DESCRIPTION OF REAL PROPERTY

The real property located on the following tax map keys:

a)                          8-9-2-16

b)                         8-9-2-18

c)                          8-9-11-5

d)                         8-9-11-6

e)                          8-9-11-8

f)                            8-9-11-11

g)                         8-9-11-12

h)                         8-9-11-13

i)                             8-9-11-14

j)                             8-9-11-19

k)                          8-9-11-21

l)                             8-9-11-22

m)                       8-9-11-23

n)                         8-9-11-24

o)                         8-9-11-25

p)                         8-9-11-26

q)                         8-9-12-1

r)                            8-9-12-2

s)                          8-9-12-3

t)                            8-9-12-4

u)                         8-9-12-5

v)                         8-9-12-6

w)                       8-9-12-7

x)                           8-9-12-8

y)                         8-9-12-9

z)                           8-9-12-10

aa)                    8-9-12-11

bb)                  8-9-12-12

cc)                    8-9-12-13

dd)                  8-9-12-14

ee)                    8-9-12-15

ff)                        8-9-12-18

gg)                  8-9-12-19

hh)                  8-9-11-15

ii)                          8-9-11-16

jj)                          8-9-11-17

kk)                    8-9-11-18

ll)                          8-9-12-16

mm)  8-9-12-17

nn)      8-9-12-22

Formal legal descriptions to be provided at Closing.

END OF EXHIBIT “A”

2

LAND COURT SYSTEM	REGULAR SYSTEM
Return by Mail ( ) Pickup ( ) To:

Tax Map Key No.: See Exhibit A	Total Pages

EXHIBIT “B”

ALTERNATIVE DISPUTE RESOLUTION PROVISIONS

A.            Purpose and Exclusivity. The purpose of these alternative dispute resolution provisions (“ADR Provisions”) is to provide Lessor and Lessee with a mechanism to resolve Disputes, as defined herein, that may develop in the future concerning the subject matter of the Lease. The Parties agree that these ADR Provisions are the exclusive method to resolve all Disputes and that the goal of both Parties in agreeing to these ADR Provisions is to ensure that all Disputes are resolved in the most expeditious and inexpensive manner possible. All provisions of these ADR Provisions are to be interpreted with that purpose in mind.

B.            Definition. “Disputes” means and includes any and all claims, controversies, and disagreements of any nature whatsoever between Lessor and Lessee, at law or in equity, that relate to or arise out of, directly or indirectly, the Lease (including all exhibits thereto), except (i) Disputes involving a failure by Lessee or Guarantor to pay punctually all lease rents, taxes, assessments, collection costs, attorneys’ fees and all other sums to be paid by Lessee or Guarantor under the Lease, and (ii) claims for indemnity, contribution, subrogation, or the like which must be asserted, if at all, only by cross-claim, third party complaint, or the like in litigation brought by or against a third party in which the principal claim(s) giving rise to the right of indemnity, contribution, subrogation, or the like is asserted. The existence of a Dispute may, but need not be, predicated upon a breach of the Lease by one, or both of the Parties.

C.            Knowing Release. Lessor and Lessee each acknowledge that these ADR Provisions have served as a material inducement for them to enter into the Lease. To accomplish the purpose of these ADR Provisions, Lessor and Lessee, with respect to any Dispute, waive their respective rights to a jury trial on any claim or cause of action based upon or arising out of such Dispute. In addition, with respect to any Dispute, Lessor and Lessee waive any and all right that either of them may have to recover any type of consequential, incidental, special, punitive or exemplary damages, or treble or other multiple damages provided for by any statute or rule. Nothing contained in this Section C (Knowing Release) precludes the recovery of compensatory damages, attorneys’ fees and costs as provided in the Lease.

D.            [Reserved.]

E.             Negotiation and Mediation. Lessor and Lessee acknowledge that, if a Dispute arises between them, they shall attempt to resolve the Dispute by negotiation, or failing that by mediation conducted in the State of Hawaii. For a period of ten (10) calendar days following the written notice of a Dispute given by one to the other, the Parties agree to hold meetings, attended by individuals with decision making authority, to attempt to resolve the Dispute through good faith negotiations. If at the end of this ten (10) day period they have not been able to resolve the Dispute (and have not agreed to extend the negotiating period), then either Party may give the other written notice of a request for mediation, in which event they shall jointly select a neutral person with at least ten years experience as a commercial mediator and who has experience involving complex commercial transactions and real estate disputes, to act as mediator. The fees of the mediator shall be shared equally by both Parties. If within thirty (30) days after written request for mediation, the Parties are unable to agree upon a mediator, or to thereafter resolve the Dispute by mediation, then either Party shall be entitled to seek redress in the state or federal courts of the State of Hawaii.

END OF EXHIBIT “B”

EXHIBIT A-2

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE is executed as of           , 2007, by and between KAPUA ORCHARD ESTATES, LLC, a Delaware limited liability company having an address at 89-406 Mamalahoa Highway, Captain Cook, Hawaii, 96704 (“Lessor”), and                , a Hawaii limited liability company having an address at 26-238 Hawaii Belt Road, Hilo, Hawaii, 96720 (“Lessee”).

W I T N E S S E T H:

That upon the terms and conditions set forth in that certain unrecorded Agricultural Lease, dated as of           , 2007, by and between Lessor and Lessee, all of which terms and conditions are hereby made a part hereof as fully and completely as if herein specifically set out in full, Lessor has demised and leased and does hereby demise and lease unto Lessee, and Lessee has leased and hired and does hereby lease and hire from Lessor, all of the property described in Exhibit A attached hereto and incorporated herein by this reference.

TO HAVE AND TO HOLD the same for a term of four (4) years, eleven (11) months, and twenty nine (29) days commencing on           , 2007, and ending on           , 2012, unless sooner terminated as therein provided.

IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Lease as of the day and year first above written.

LESSOR:

KAPUA ORCHARD ESTATES, LLC,
a Delaware limited liability company
By: MFH Investors, LLC, its manager

By:
JEFF GILBRECH, Vice-President

LESSEE:

,
a Hawaii limited liability company

By:
Name:
Title:

STATE OF	)
) SS.
COUNTY OF	)

On this      day of         , 2007, before me appeared ROBERT D. SPARKS, to me personally known, who, being by me duly-sworn or affirmed, did say that such person executed the foregoing instrument as the free act and deed of such person, and if applicable in the capacity shown, having been duly-authorized to execute such instrument in such capacity.

Print Name:
Notary Public, State of

My Commission Expires:

STATE OF HAWAII	)
) SS.
COUNTY OF HONOLULU	)

On this      day of         , 2007, before me appeared                , to me personally known, who, being by me duly-sworn or affirmed, did say that such person executed the foregoing instrument as the free act and deed of such person, and if applicable in the capacity shown, having been duly-authorized to execute such instrument in such capacity.

Print Name:
Notary Public, State of

My Commission Expires:

LAND COURT SYSTEM	REGULAR SYSTEM
Return by Mail ( ) Pickup ( ) To:

Tax Map Key No.: See Exhibit A	Total Pages

EXHIBIT A

PARCEL ONE:

Tax Key:  8-9-002-016 (3):

All of that certain parcel of land (portions of the lands described in and covered by Land Patent Grant Number 3712, Lot A to J. M. Monsarrat and Land Patent Grant Number 3712, Lot B to J. M. Monsarrat) situate, lying and being on the westerly side of the Old Mamalahoa Highway to Okoe, District of South Kona, Island and County of Hawaii, State of Hawaii, being LOT 4-A, and thus bounded and described as per survey of said Chrystal Thomas Yamasaki, to-wit:

Beginning at the northeasterly corner of this parcel of land, being also the southeasterly corner of Lot 5 and a point on the westerly side of Mamalahoa Highway, the coordinates of said point of beginning referred to Government Survey Triangulation Station “KAPUKAWAA” being 7,492.35 feet south and 14,731.11 feet east and running by azimuths measured clockwise from true South:

1.   348°   26’                          570.25     feet along the westerly side of the Old Mamalahoa Highway to a pipe;

2.   340°   30’                          146.20     feet along the westerly side of the Old Mamalahoa Highway to a pipe;

Thence, for the next three (3) courses following along Lot 4-B and along the remainder of Grant 3712 to Lot B to J. M. Monsarrat:

3.    53°   30’                           787.73     feet to a pipe;

4.    63°   00’                           204.75     feet to a pipe;

5.   340°   30’                          27.92       feet to a pipe;

6.    53°   30’                           48.00       feet along Government Land to a “+” (found);

7.    45°   41’           40”          194.76     feet along Lot 2 and along Royal Patent 6853, Land Commission Award 9971, Apana 30 to W. P. Leleiohoku to a pipe;

Thence, for the next seven (7) courses following along stonewall and along the remainder of Grant 3712 to Lot B to J. M. Monsarrat

8.   154°   32’                          50.52       feet to a pipe;

9.   154°   32’                          142.47     feet to a pipe;

10.  168°   46’         30”          82.40       feet to a pipe;

11.  157°   31’                         144.19     feet to a pipe;

12.  159°   53’                         121.22     feet to a pipe;

13.  165°   43’                         55.85       feet to a pipe;

14.  146°   03’                         69.03       feet to a pipe;

15.  186°   00’                         291.61     feet along Grant 1461, Apana 2 to Kekapa and Grant 1577, Apana 2 to Humeku to a pipe;

16.  260°   41’                         296.45     feet along Lot 2 and along Grant 3712, Lot A to J. M. Monsarrat to a pipe;

17.  252°   12’                         309.46     feet along Lot 2 and along Grant 3712, Lot A to J. M. Monsarrat to a pipe;

18.  208°   30’                         410.40     feet along Lot 2 and along the remainder of Grant 3712, Lot A to J. M. Monsarrat to a pipe;

19.  168°   26’                         287.09     feet along Lot 2 and along the remainder of Grant 3712, Lot A to J. M. Monsarrat to a pipe;

20.  258°   26’                         217.68     feet along Lot 5 and along the remainder of Grant 3712, Lot A to J. M. Monsarrat to the point of beginning and containing an area of 15.271 acres, more or less.

BEING a portion of the land acquired by Kapua Orchard Estates, LLC, a Delaware limited liability company, by Warranty Deed dated June 27, 2003, recorded in said Bureau as Document No. 2003-131937, from Mac Farms of Hawaii, Inc., a Hawaii corporation.

SUBJECT, HOWEVER, to the following:

(a)           Reservation in favor of the State of Hawaii of all mineral and metallic mines.

(b)           An easement 50.00 feet wide for road and utility purposes in favor of Grant 3712, Lot B to J. M. Monsarrat, as per survey of Haruo Shigeoka, Registered Professional Surveyor, dated February 9, 1971, more particularly described therein.

The boundaries of said easement have been established as set forth by Affidavit dated June 8, 1978, recorded in Liber 12962 at Page 786.

(c)           Grant in favor of Hawaii Electric Light Company, Inc., and Hawaiian Telephone Company, now known as Hawaiian Telcom, Inc., dated October 24, 1978, recorded in Liber 13464 at Page 513; granting an easement for utility purposes over and across a portion of said parcel.

(d)           Right-of-Entry to Farms of Kapua, Ltd., a California limited partnership, dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 108, granting the right to explore for water on its land, to construct, install and operate water delivery systems thereon, and to use and remove such water in accordance with the terms contained therein, for a period of 2 years from the date hereof.

(e)           Terms and provisions contained in Declaration of Reciprocal Restrictive Covenants dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 410.

(f)            Terms and provisions contained in Declaration, Confirmation and Cancellation of Easement Rights and Grant of Easements dated June 27, 2003, recorded in said Bureau as Document No. 2003-131936.

(g)           Claims arising out of customary and traditional rights and practices, including without limitation those exercised for subsistence, cultural, religious, access or gathering purposes, as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.

PARCEL TWO:

Tax Key:  8-9-002-018 (3):

All of that certain parcel of land (portion of the land described in and covered by Land Patent Grant Number 3712, Lot A to J. M. Monsarrat) situate, lying and being on the westerly side of the Old Mamalahoa Highway at Okoe, District of South Kona, Island and County of Hawaii, State of Hawaii, being LOT 5, and thus bounded and described as per survey of said Chrystal Thomas Yamasaki, to-wit:

Beginning at a pipe at the southeasterly corner of this parcel of land, being also the northeasterly corner of Lot 4-A, and a point on the westerly side of the Old Mamalahoa Highway, the coordinates of said point of beginning referred to Government Survey Triangulation Station “KAPUKAWAA” being 7,492.35 feet south and 14,731.11 feet east and running by azimuths measured clockwise from true South:

Thence, for the next for (4) courses following along the remainder of Grant 3712, Lot A to J. M. Monsarrat;

1.    78°   26’                           436.20     feet along Lot 4-A and along Lot 2 to a pipe;

2.   168°   26’                          327.43     feet along Lot 2 to a pipe;

3.   264°   35’                          170.85     feet along Lot 2 to a pipe;

4.   265°   45’                          284.56     feet along Lot 2 to a pipe;

Thence, following along the westerly side of the Old Mamalahoa Highway on a curve to the left with a radius of 175.00 feet, the chord azimuth and distance being:

5.     0°   44’            23.5”       74.60       feet to a pipe;

6.   348°   26’                          200.00     feet along the westerly side of the Old Mamalahoa Highway to the point of beginning and containing an area of 3.036 acres, more or less.

BEING a portion of the land acquired by Kapua Orchard Estates, LLC, a Delaware limited liability company, by Warranty Deed dated June 27, 2003, recorded in said Bureau as Document No. 2003-131937, from Mac Farms of Hawaii, Inc., a Hawaii corporation.

SUBJECT, HOWEVER, to the following:

(a)           Reservation in favor of the State of Hawaii of all mineral and metallic mines.

(b)           Right-of-Entry to Farms of Kapua, Ltd., a California limited partnership, dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 108, granting the right to explore for water on its land, to construct, install and operate water delivery systems thereon, and to use and remove such water in accordance with the terms contained therein, for a period of 2 years from the date hereof.

(c)           Terms and provisions contained in Declaration of Reciprocal Restrictive Covenants dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 410.

(d)           Terms and provisions contained in Declaration, Confirmation and Cancellation of Easement Rights and Grant of Easements dated June 27, 2003, recorded in said Bureau as Document No. 2003-131936.

(e)           Claims arising out of customary and traditional rights and practices, including without limitation those exercised for subsistence, cultural, religious, access or gathering purposes, as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.

PARCEL THREE:

Tax Key:  8-9-011-005 (3):

All of that certain parcel of land being all of Lots 14 and 18 and a portion of Lot 10, (being also a portion of the land(s) described in and covered by Royal Patent Number 6853, Land Commission Award Number 9971, Apana 30 to W. P. Leleiohoku) situate, lying and being at Kapua, South Kona, Island of Hawaii, State of Hawaii, being LOT L and thus bounded and described as per survey dated April 17, 2002, to-wit:

Beginning at the south corner of this parcel of land, being also the east corner of Lot K, on the west side of Hawaii Belt Road (F.A.P. No. BF-011-1(3)), the coordinates of said point of beginning referred to Government Survey Triangulation Station “KAPUKAWAA” being 18,458.97 feet south and 21,648.42 feet east, thence running by azimuths measured clockwise from true South:

1.   131°   00’          10”          445.70     feet along Lot K along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

2.   150°   29’          15”          325.43     feet along Lot K along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

3.   155°   32’          50”          360.72     feet along Lot K along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

4.   157°   01’          15”          306.48     feet along Lot K along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku

5.   136°   03’          30”          353.24     feet along Lot K along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

6.   144°   47’          45”          1,120.57  feet along Lot K along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

7.   151°   00’                          785.55     feet along Lot K along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

8.             Thence along Lot K along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku, on a curve to the left with a radius of 90.00 feet, the azimuth and distance of the chord being:

132°   23’                                57.46       feet;

9.   113°   46’                          40.00       feet along Lot K along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

10.           Thence along Lot K along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku on a curve to the right with a radius of 30.00 feet, the azimuth and distance of the chord being:

150°   10’                                35.61       feet;

11.  186°   34’                         30.00       feet along Lot K along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

12.           Thence along Lot K along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku, on a curve to the right with a radius of 50.00 feet, the azimuth and distance of the chord being:

207°   51’                38”          36.32       feet;

13.           Thence along the west side of Hawaii Belt Road (F.A.P. No. BF-011-1(3)), on a curve to the right with a radius of 11,960.00 feet, the azimuth and distance of the chord being:

324°   18’                44.32”     2,751.10  feet;

14.  330°   55’                         966.45     feet along the west side of Hawaii Belt Road (F.A.P. No. BF-011-1(3));

15.   60°   55’                          20.00       feet along the west side of Hawaii Belt Road (F.A.P. No. BF-011-1(3));

16.  240°   55’                         116.76     feet along Hawaii Belt Road (F.A.P. No. BF-011-1(3)) to the point of beginning and containing an area of 12.886 acres.

Together with that certain Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Land of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

Together with a nonexclusive, perpetual easement for the purpose of constructing, maintaining and operating a water delivery system over and across Easement “1” and Easement “2” for roadway, powerline, equipment and waterline purposes, as set forth by instrument dated — (acknowledged December 12, 2002), recorded in said Bureau as Document No. 2003-004964, more particularly described therein, and subject to the terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained therein.

Together with a nonexclusive, perpetual easement for the purpose of constructing, maintaining and operating a water delivery system, over and across Easement “A” for access, utility, water pipeline and well site purposes, as set forth in instrument dated — (acknowledged December 12, 2002), recorded in said Bureau as Document No. 2003-004965, more particularly described therein, and subject to the terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained therein.

(f)            Assignment and Assumption of Easements, dated — (acknowledged June 25, 2003), recorded in said Bureau as Document No. 2003-131938, by Mac Farms of Hawaii, Inc., a Hawaii corporation, “Assignor”, to Kapua Orchard Estates, LLC, a Delaware limited liability company, “Assignee”.

BEING a portion of the land conveyed to Kapua Orchard Estates, LLC, a Delaware limited liability company, by Warranty Deed dated June 27, 2003, recorded in said Bureau as Document No. 2003-131937, from Mac Farms of Hawaii, Inc., a Hawaii corporation.

SUBJECT, HOWEVER, to the following:

(a)           Reservation in favor of the State of Hawaii of all mineral and metallic mines.

(b)           Designation of Easement “R-3-A” for :roadway and utility purposes, as shown on Subdivision Map prepared by Gary S. Takamoto, Registered Professional Land Surveyor with ControlPoint Surveying, Inc., dated September 21, 2001, revised November 25, 2002.

(c)           Designation of Easement “L-3” for landscape and signage purposes, as shown on Subdivision Map prepared by Gary S. Takamoto, Registered Professional Land Surveyor with ControlPoint Surveying, Inc., dated September 21, 2001, revised November 25, 2002.

(d)           Designation of Easement “L-4” for landscape and signage purposes, as shown on Subdivision Map prepared by Gary S. Takamoto, Registered Professional Land

Surveyor with ControlPoint Surveying, Inc., dated September 21, 2001, revised November 25, 2002.

(e)           Restricted abutter’s rights of vehicle access into and from Hawaii Belt Road, Federal Aid Project No. BF-011-1(3), as conveyed to the State of Hawaii, by Deed dated December 31, 1959, recorded in said Bureau in Liber 3827, Page 428.

(f)            Grant to Hawaii Electric Light Company, Inc. a Hawaii corporation, and Hawaiian Telephone Company Incorporated, now known as Hawaiian Telcom, Inc., dated November 7, 1980, recorded in said Bureau in Liber 15599, Page 306, granting a perpetual right and easement for utility purposes.

(g)           Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Lands of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

(h)           Right-of-Entry dated February 10, 1966 to Hawaii Electric Light Company, Inc. for the purpose of installing, removing, maintaining and repairing pole and wire lines until such time as an appropriate easement is granted to said Company.

(i)            Right-of-Entry dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 108, in favor of Farms of Kapua, Ltd., a California limited partnership, granting the right to explore for water on its land, to construct, install and operate water delivery systems thereon, and to use and remove such water in accordance with the terms contained therein, for a period of 2 years from the date hereof.

(j)            Terms and provisions contained in Declaration of Reciprocal Restrictive Covenants dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 410.

(k)           Grant of Easements (Roadway, Right-of-Way Access, Landscaping, Etc.) to One Keahole Partners, a Hawaii general partnership, dated — (acknowledged December 12, 2002), recorded in said Bureau as Document No. 2003-004966, granting two (2) nonexclusive, perpetual 80-foot-wide easements (Easements R-1-A and Easement R-3-A) and one (1) non-exclusive, perpetual 50-foot wide easement (Easement R-4), for purposes of roadway, right-of-way access, service, and utilities including electricity and telephones and pipelines for sewer and water, over portions of the Mac Farms Lands, more particularly described therein.

(l)            Terms and provisions contained in Declaration, Confirmation and Cancellation of Easement Rights and Grant of Easements dated June 27, 2003, recorded in said Bureau as Document No. 2003-131936.

(m)          Claims arising out of customary and traditional rights and practices, including without limitation those exercised for subsistence, cultural, religious, access or gathering purposes, as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.

PARCEL FOUR:

Tax Key:  8-9-011-006 (3):

All of that certain parcel of land being portions of Lots 2, 3, 5, 6, 9, 10, 12, 13-A-1, 13-A-2, 14 and 40-foot Road Reserve, (being also portions of the land(s) described in and covered by Land Commission Award Number 10,528 to Nahulu and Royal Patent Number 6853, Land Commission Award Number 9971, Apana 30 to W. P. Leleiohoku and all of Royal Patent Number 4349, Land Commission Award Number 7934 to Kapa, Land Commission Award Number 7940 to Kaaua and Royal Patent Number 7992, Land Commission Award Number 10,530 to Naolulu) situate, lying and being at Kapua, South Kona, Island of Hawaii, State of Hawaii, being LOT J and thus bounded and described as per survey dated April 17, 2002, to-wit:

Beginning at the north corner of this parcel of land, on the west side of Road Parcel “F” (Mamalahoa Highway), the coordinates of said point of beginning referred to Government Survey Triangulation Station “KAPUKAWAA” being 8,759.25 feet south and 15,095.87 feet east, thence running by azimuths measured clockwise from true South:

1.   348°   40’                          558.58     feet along the west side of Road Parcel “F” (Mamalahoa Highway);

2.   338°   50’                          398.85     feet along the west side of Road Parcel “F” (Mamalahoa Highway);

3.   317°   45’                          293.70     feet along the west side of Road Parcel “F” (Mamalahoa Highway);

4.             Thence along the west side of Road Parcel “F” (Mamalahoa Highway), on a curve to the right with a radius of 155.00 feet, the azimuth and distance of the chord being:

337°   52’                30”          106.66     feet;

5.   358°   00’                          60.50       feet along the west side of Road Parcel “F” (Mamalahoa Highway);

6.             Thence along the west side of Road Parcel “F” (Mamalahoa Highway), on a curve to the left with a radius of 120.00 feet, the azimuth and distance of the chord being:

327°   30’                                121.81     feet;

7.   297°   00’                          85.50       feet along the west side of Road Parcel “F” (Mamalahoa Highway);

8.   319°   30’                          396.88     feet along the west side of Road Parcel “F” (Mamalahoa Highway), along the remainder of L. C. Aw. 10,528 to Nahulu;

9.    67°   34’                           418.14     feet along L. C. Aw. 7940-C to Keliiamaole;

10.  320°   59’         40”          244.20     feet along L. C. Aw. 7940-C to Keliiamaole;

11.  240°   59’         40”          122.10     feet along L. C. Aw. 7940-C to Keliiamaole;

12.  253°   37’         40”          271.53     feet along L. C. Aw. 7940-C to Keliiamaole;

13.           Thence along the west side of Hawaii Belt Road (F.A.P. No. BF-011-1(3)) on a curve to the left, with a radius of 12,040.00 feet, the azimuth and distance of the chord being:

335°   46’                43.6”       63.07       feet;

14.   49°   09’          40”          509.29     feet along L. C. Aw. 10,380 to Naluhielua;

15.  337°   29’         40”          20.00       feet along L. C. Aw. 10,380 to Naluhielua;

16.  335°   11’                         111.60     feet along L. C. Aw. 10,380 to Naluhielua;

17.   67°   30’                          488.80     feet along L. C. Aw. 10,527, Apana 2 to Namaielua;

18.   80°   13’                          179.10     feet along L. C. Aw. 10,527, Apana 2 to Namaielua;

19.   69°   35’                          260.46     feet along L. C. Aw. 10,527, Apana 2 to Namaielua;

20.   59°   37’                          275.26     feet along R. P. 3677, L. C. Aw. 7927 to Kama;

21.   67°   29’          40”          283.80     feet along R. P. 3677, L. C. Aw. 7927 to Kama;

22.   73°   59’          40”          322.10     feet along R. P. 3677, L. C. Aw. 7927 to Kama;

23.  348°   59’         40”          151.80     feet along R. P. 3677, L. C. Aw. 7927 to Kama;

24.  247°   44’         40”          336.60     feet along R. P. 3677, L. C. Aw. 7927 to Kama;

25.  256°   59’         40”          583.40     feet along R. P. 3677, L. C. Aw. 7927 to Kama;

26.  256°   30’         30”          420.80     feet along L. C. Aw. 10,527, Apana 2 to Namaielua;

27.  240°   25’         40”          531.50     feet along L. C. Aw. 10,527, Apana 2 to Namaielua;

28.  161°   44’         40”          200.00     feet along L. C. Aw. 10,527, Apana 2 to Namaielua;

29.   67°   19’                          39.34       feet along L. C. Aw. 10,527, Apana 2 to Namaielua;

30.  226°   14’         40”          303.46     feet along L. C. Aw. 10,380 to Naluhielua;

31.  235°   44’         40”          205.79     feet along L. C. Aw. 10,380 to Naluhielua;

32.           Thence along the west side of Hawaii Belt Road (F.A.P. No. BF-011-1(3)), on a curve to the left with a radius of 12,040.00 feet, the azimuth and distance of the chord being:

333°   47’                45.4”       490.40     feet;

33.   62°   37’          44.36”     10.00       feet along the west side of Hawaii Belt Road (F.A.P. No. BF-011-1(3));

34.           Thence along the west side of Hawaii Belt Road (F.A.P. No. BF-011-1(3)), on a curve to the left with a radius of 12,050.00 feet, the azimuth and distance of the chord being:

332°   23’                28.4”       100.00     feet;

35.  242°   09’         12.6”       10.00       feet along the west side of Hawaii Belt Road (F.A.P. No. BF-011-1(3));

36.           Thence along the west side of Hawaii Belt Road (F.A.P. No. BF-011-1(3)), on a curve to the left with a radius of 12,040.00 feet, the azimuth and distance of the chord being:

331°   57’                42.7”       80.54       feet;

37.           Thence along the west side of Road Parcel “E” (Mamalahoa Highway), on a curve to the left with a radius of 50.00 feet, the azimuth and distance of the chord being:

28°   20’                  15”          54.96       feet;

38.  355°   00’                         76.62       feet along the west side of Road Parcel “E” (Mamalahoa Highway);

39.           Thence along the west side of Road Parcel “E” (Mamalahoa Highway), on a curve to the left with a radius of 270.00 feet, the azimuth and distance of the chord being:

347°   20’                                72.04       feet;

40.  339°   40’                         143.25     feet along the west side of Road Parcel “E” (Mamalahoa Highway);

41.  334°   30’                         124.15     feet along the west side of Road Parcel “E” (Mamalahoa Highway);

42.           Thence along the west side of Road Parcel “E” (Mamalahoa Highway), on a curve to the right with a radius of 320.00 feet, the azimuth and distance of the chord being:

325°   05’                                104.71     feet;

43.  315°   40’                         102.21     feet along the west side of Road Parcel “E” (Mamalahoa Highway);

44.           Thence along the west side of Road Parcel “E” (Mamalahoa Highway), on a curve to the right with a radius of 90.00 feet, the azimuth and distance of the chord being:

336°   35’                                64.26       feet;

45.  357°   30’                         95.30       feet along the west side of Road Parcel “E” (Mamalahoa Highway);

46.           Thence along the west side of Road Parcel “E” (Mamalahoa Highway), on a curve to the left with a radius of 170.00 feet, the azimuth and distance of the chord being:

342°   20’                                88.95       feet;

 47.  327°   10’                        375.30     feet along the west side of Road Parcel “E” (Mamalahoa Highway);

48.  321°   40’                         362.80     feet along the west side of Road Parcel “E” (Mamalahoa Highway);

49.  328°   20’                         227.84     feet along the west side of Road Parcel “E” (Mamalahoa Highway);

50.           Thence along the west side of Road Parcel “E” (Mamalahoa Highway), on a curve to the left with a radius of 300.00 feet, the azimuth and distance of the chord being:

317°   25’                                113.63     feet;

 51.  306°   30’                        163.21     feet along the west side of Road Parcel “E” (Mamalahoa Highway);

52.           Thence along the west side of Road Parcel “E” (Mamalahoa Highway), on a curve to the right with a radius of 180.00 feet, the azimuth and distance of the chord being:

313°   00’                                40.75       feet;

53.  319°   30’                         242.85     feet along the west side of Road Parcel “E” (Mamalahoa Highway);

54.  321°   35’                         700.35     feet along the west side of Road Parcel “E” (Mamalahoa Highway);

55.  317°   30’                         177.02     feet along the west side of Road Parcel “E” (Mamalahoa Highway);

56.           Thence along the west side of Road Parcel “E” (Mamalahoa Highway), on a curve to the left with a radius of 220.00 feet, the azimuth and distance of the chord being:

306°   00’                                87.72       feet;

57.  294°   30’                         144.39     feet along the west side of Road Parcel “E” (Mamalahoa Highway);

58.           Thence along the west side of Road Parcel “E” (Mamalahoa Highway), on the curve to the left with a radius of 79.12 feet, the azimuth and distance of the chord being:

259°   51’                                89.96       feet;

59.  315°   07’                         182.02     feet along the west side of Hawaii Belt Road (F.A.P. No. BF-011-1(3));

60.   45°   07’                          35.00       feet along the west side of Hawaii Belt Road (F.A.P. No. BF-011-1(3));

61.  315°   07’                         250.00     feet along the west side of Hawaii Belt Road (F.A.P. No. BF-011-1(3));

62.  225°   07’                         35.00       feet along the west side of Hawaii Belt Road (F.A.P. No. BF-011-1(3));

63.  315°   07’                         375.00     feet along the west side of Hawaii Belt Road (F.A.P. No. BF-011-1(3));

64.   45°   07’                          30.00       feet along the west side of Hawaii Belt Road (F.A.P. No. BF-011-1(3));

65.  315°   07’                         9.41         feet along the west side of Hawaii Belt Road (F.A.P. No. BF-011-1(3));

66.           Thence along the west side of Hawaii Belt Road (F.A.P. No. BF-011-1(3)), on a curve to the right with a radius of 11,930.00 feet, the azimuth and distance of the chord being:

315°   50’                03.4”       298.83     feet;

67.  226°   33’         06.8”       30.00       feet along the west side of Hawaii Belt Road (F.A.P. No. BF-011-1(3));

68.           Thence along the west side of Hawaii Belt Road (F.A.P. No. BF-011-1(3)), on a curve to the right with a radius of 11,960.00 feet, the azimuth and distance of the chord being:

317°   00’                36.5”       191.31     feet;

69.           Thence along the west side of Lot “K”, on a curve to the left with a radius of 100.00 feet, the azimuth and distance of the chord being:

27°   28’                                  71.35       feet;

70.    6°   34’                           30.00       feet along the west side of Lot “K”;

71.           Thence along the west side of Lot “K”, on a curve to the left with a radius of 80.00 feet, the azimuth and distance of the chord being:

330°   10’                                94.95       feet;

72.  293°   46’                         40.00       feet along the west side of Lot “K”;

73.           Thence along the west side of Lot “K”, on a curve to the right with a radius of 40.00 feet, the azimuth and distance of the chord being:

312°   23’                                25.54       feet;

74.  331°   00’                         788.29     feet along the west side of Lot “K”;

75.  324°   47’         45”          1,127.07  feet along the west side of Lot “K”;

76.  316°   03’         30”          347.81     feet along the west side of Lot “K”;

77.  337°   01’         15”          297.87     feet along the west side of Lot “K”;

78.  335°   32’         50”          363.57     feet along the west side of Lot “K”;

79.  330°   29’         15”          336.22     feet along the west side of Lot “K”;

80.  311°   00’         10”          466.96     feet along the west side of Lot “K”;

81.  331°   03’         20”          410.73     feet along the west side of Lot “K”;

82.  319°   15’                         314.92     feet along the west side of Lot “K”;

83.  330°   55’                         1,093.21  feet along the west side of Hawaii Belt Road (F.A.P. No. BF-011-1(3));

84.   53°   19’                          5,427.64  feet along the Government Land of Kaulanamauna;

85.  152°   27’                         4,528.93  feet along Lot 13-B along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

86.   62°   27’                          1,524.61  feet along Lot 13-B along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

87.  152°   27’                         1,590.79  feet along Lot D-1 along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

88.  242°   27’                         1,043.15  feet along Lot 7 along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

89.  152°   27’                         796.48     feet along Lot 7 along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

90.  242°   46’                         1,555.25  feet along Lot H along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

91.  148°   37’                         464.20     feet along Lot H along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

92.  243°   30’                         31.00       feet along Lot G along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

93.  151°   13’         30”          1,503.97  feet along Lots G and F along remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

94.  243°   34’                         60.75       feet along Lot E along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

95.  151°   20’                         734.10     feet along Lot E along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

96.  152°   15’                         718.52     feet along Lot D along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

97.   62°   52’                          86.76       feet along Lot D along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

98.  149°   09’                         757.69     feet along Lot C along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

99.   73°   24’                          357.50     feet along Lot C along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

100.   3°   33’                          47.00       feet along Lot C along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

101.  60°   45’                         127.00     feet along Lot C along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

102. 149°   20’                        665.95     feet along Lots C and B along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

103. 242°   36’                        308.00     feet along Lot B along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

104. 154°   52’                        803.50     feet along Lot B along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

105.  63°   50’                         409.50     feet along Lot B along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

106. 151°   56’                        157.00     feet along Lot B along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

107. 247°   18’                        218.50     feet along Lot A along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

108. 155°   22’                        1,290.31  feet along Lot A along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

109. 238°   00’                        247.29     feet along Lot 7 along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

110. 146°   25’        30”          155.00     feet along Lot 7 along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

111. 246°   20’        50”          906.73     feet along Grant 3712, Lot B to J. M. Monsarrat;

112. 225°   41’        40”          1,247.14  feet along Grant 3712, Lot B to J. M. Monsarrat;

113. 250°   52’        40”          1,017.10  feet along Government Land of Honomalino to the point of beginning and containing an area of 1346.546 acres.

Together with that certain Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Land of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

(n)           Together with a nonexclusive, perpetual easement for the purpose of constructing, maintaining and operating a water delivery system over and across Easement “1” and Easement “2” for roadway, powerline, equipment and waterline purposes, as set forth by instrument dated — (acknowledged December 12, 2002), recorded in said Bureau as Document No. 2003-004964, more particularly described therein, and subject to the terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained therein.

Together with a nonexclusive, perpetual easement for the purpose of constructing, maintaining and operating a water delivery system, over and across Easement “A” for access, utility, water pipeline and well site purposes, as set forth in instrument dated — (acknowledged December 12, 2002), recorded as Document No. 2003-004965, more particularly described therein, and subject to the terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained therein.

(o)           Assignment and Assumption of Easements dated — (acknowledged June 25, 2003), recorded in said Bureau as Document No. 2003-131938, by Mac Farms of Hawaii, Inc., a Hawaii corporation, “Assignor, to Kapua Orchard Estates, LLC, a Delaware limited liability company, “Assignee”.

BEING a portion of the land conveyed to Kapua Orchard Estates, LLC, a Delaware limited liability company, by Warranty Deed dated June 27, 2003, recorded in said Bureau as Document No. 2003-131937, from Mac Farms of Hawaii, Inc., a Hawaii corporation.

SUBJECT, HOWEVER, to the following:

(a)           Reservation in favor of the State of Hawaii of all mineral and metallic mines.

(b)           Designation of Easement “R-2” for roadway and utility purposes, as shown on Subdivision Map prepared by Gary S. Takamoto, Registered Professional Land Surveyor with ControlPoint Surveying, Inc., dated September 21, 2001, revised November 25, 2002.

(c)           Designation of Easement “R-4” for roadway and utility purposes, as shown on Subdivision Map prepared by Gary S. Takamoto, Registered Professional Land Surveyor with ControlPoint Surveying, Inc., dated September 21, 2001, revised November 25, 2002.

(d)           Designation of Easement “R-1-A” for roadway and utility purposes, as shown on Subdivision Map prepared by Gary S. Takamoto, Registered Professional Land Surveyor with ControlPoint Surveying, Inc., dated September 21, 2001, revised November 25, 2002.

(e)           Designation of Easement “R-3-A” for roadway and utility purposes, as shown on Subdivision Map prepared by Gary S. Takamoto, Registered Professional Land Surveyor with ControlPoint Surveying, Inc., dated September 21, 2001, revised November 25, 2002.

(f)            Easement in favor of Lot 13-B and Parcel D for roadway and utility purposes.

(g)           Restricted abutter’s rights of vehicle access into and from Hawaii Belt Road, Federal Aid Project No. BF-011-1(3), as conveyed to the State of Hawaii, by Deed dated December 31, 1959, recorded in said Bureau in Liber 3827, Page 428.

(h)           Grant to Hawaii Electric Light Company, Inc. a Hawaii corporation, and Hawaiian Telephone Company Incorporated, now known as Hawaiian Telcom, Inc., dated November 7, 1980, recorded in said Bureau in Liber 15599, Page 306, granting a perpetual right and easement for utility purposes.

(i)            Utility Easement Agreement dated May 28, 1982, but effective as provided therein, recorded in said Bureau in Liber 16368, Page 776, by and among Lands of Kapua, a Hawaii general partnership, Mac Farms of Hawaii, Inc., a Hawaii corporation, and Farms of Kapua, Ltd., a California limited partnership.

(j)            Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Lands of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

(k)           Terms and provisions contained in Agreement dated August 31, 1983, recorded in said Bureau in Liber 17321, Page 160, by Department of Water Supply, County of Hawaii, and Honomalino Agricultural Company, Inc., a General Partner of Honomalino Macadamia Orchard Ten, re:  Public water.

(l)            Grant to Hawaii Electric Light Company, Inc., a Hawaii corporation, and GTE Hawaiian Telephone Company Incorporated, a Hawaii corporation, now known as Hawaiian Telcom, Inc., dated — (acknowledged October 18, 1988), recorded in said Bureau in Liber 22557, Page 11, granting a perpetual right and easement for utility purposes.

(m)          Grant to Hawaii Electric Light Company, Inc., a Hawaii corporation, dated September 16, 1993, recorded in said Bureau as Document No. 93-167247, granting a perpetual right and easement for utility purposes.

(n)           Matters arising out of, including any access and utility rights in favor of Royal Patent Number 6507, Land Commission Award Number 10,572, Apana 2 to Ohuaaiai, and Royal Patent Number 3677, Land Commission Award Number 7927 to Kama, Tax Map Key designation (3) 8-9-011-016 and (3) 8-9-011-017, located within the subject land described hereinabove.

(o)           Right-of-Entry dated February 10, 1966 to Hawaii Electric Light Company, Inc. for the purpose of installing, removing, maintaining and repairing pole and wire lines until such time as an appropriate easement is granted to said Company.

(p)           Right-of-Entry dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 108, in favor of Farms of Kapua, Ltd., a California limited partnership, granting the right to explore for water on its land, to construct, install and operate water delivery systems thereon, and to use and remove such water in accordance with the terms contained therein, for a period of 2 years from the date hereof.

(q)           Terms and provisions contained in Declaration of Reciprocal Restrictive Covenants dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 410.

(r)            Grant of Easements (Roadway, Right-of-Way Access, Landscaping, Etc.) to One Keahole Partners, a Hawaii general partnership, dated — (acknowledged December 12, 2002), recorded in said Bureau as Document No. 2003-004966, granting two (2) nonexclusive, perpetual 80-foot-wide easements (Easements R-1-A and Easement R-3-A) and one (1) non-exclusive, perpetual 50-foot wide easement (Easement R-4), for purposes of roadway, right-of-way access, service, and utilities including electricity and telephones and pipelines for sewer and water, over portions of the Mac Farms Lands, more particularly described therein

(s)           Terms and provisions contained in Declaration, Confirmation and Cancellation of Easement Rights and Grant of Easements dated June 27, 2003, recorded in said Bureau as Document No. 2003-131936.

(t)            Claims arising out of customary and traditional rights and practices, including without limitation those exercised for subsistence, cultural, religious, access or gathering purposes, as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.

PARCEL FIVE:

Tax Key:  8-9-011-008 (3):

All of that certain parcel of land being all of Road Parcels “B”, “C”, and “D” (Mamalahoa Highway), and Lot 19 (being also a portion of the land(s) described in and covered by Royal Patent Number 6853, Land Commission Award Number 9971, Apana 30 to W. P. Leleiohoku) situate, lying and being at Kapua, South Kona, Island of Hawaii, State of Hawaii, being LOT K for roadway purposes and thus bounded and described as per survey dated April 17, 2002, to-wit:

Beginning at the east corner of this parcel of land, being also the south corner of Lot L and on the west side of Hawaii Belt Road (F.A.P. No. BF-011-1(3)), the coordinates of said point of beginning referred to Government Survey Triangulation Station “KAPUKAWAA” being 18,458.97 feet south and 21,648.42 feet east, thence running by azimuths measured clockwise from true South:

1.   330°   55’                          83.24       feet along the west side of Hawaii Belt Road (F.A.P. No. BF-011-1(3));

2.   240°   55’                          20.00       feet along the west side of Hawaii Belt Road (F.A.P. No. BF-011-1(3));

3.   330°   55’                          664.87     feet along the west side of Hawaii Belt Road (F.A.P. No. BF-011-1(3))

4.   139°   15’                          314.92     feet along Lot J along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

5.   151°   03’          20”          410.73     feet along Lot J along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

6.   131°   00’          10”          466.96     feet along Lot J along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

7.   150°   29’          15”          336.22     feet along Lot J along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

8.   155°   32’          50”          363.57     feet along Lot J along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

9.   157°   01’          15”          297.87     feet along Lot J along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

10.  136°   03’         30”          347.81     feet along Lot J along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

11.  144°   47’         45”          1,127.07  feet along Lot J along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

12.  151°   00’                         788.29     feet along Lot J along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

13.           Thence along Lot J along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku, on a curve to the left with a radius of 40.00 feet, the azimuth and distance of the chord being:

132°   23’                                25.54       feet:

14.  113°   46’                         40.00       feet along Lot J along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

15.           Thence along Lot J along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku, on a curve to the right with a radius of 80.00 feet, the azimuth and distance of the chord being:

150°   10’                                94.95       feet;

16.  186°   34’                         30.00       feet along Lot J along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

17.           Thence along Lot J along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku, on a curve to the right with a radius of 100.00 feet, the azimuth and distance of the chord being:

207°   28’                                71.35       feet;

18.           Thence along the west side of Hawaii Belt Road (F.A.P. No. BF-011-1(3)), on a curve to the right with a radius of 100.00 feet, the azimuth and distance of the chord being:

317°   35’                17.4”       50.01       feet;

19.           Thence along Lot L along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku, on a curve to the left with a radius of 50.00 feet, the azimuth and distance of the chord being:

27°   51’                  38”          36.32       feet;

20.    6°   34’                           30.00       feet along Lot L along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

21.           Thence along Lot L along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku, on a curve to the left with a radius of 30.00 feet, the azimuth and distance of the chord being:

330°   10’                                35.61       feet;

22.  293°   46’                         40.00       feet along Lot L along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

23.           Thence along Lot L along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku on a curve to the right with a radius of 90.00 feet, the azimuth and distance of the chord being:

312°   23’                                57.46       feet;

24.  331°   00’                         785.55     feet along Lot L along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

25.  324°   47’         45”          1,120.57  feet along Lot L along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

26.  316°   03’         30”          353.24     feet along Lot L along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

27.  337°   01’         15”          306.48     feet along Lot L along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

28.  335°   32’         50”          360.72     feet along Lot L along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

29.  330°   29’         15”          325.43     feet along Lot L along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

30.  311°   00’         10”          445.70     feet along Lot L along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku to the point of beginning and containing an area of 5.344 acres.

Together with that certain Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Land of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

Together with a nonexclusive, perpetual easement for the purpose of constructing, maintaining and operating a water delivery system over and across Easement “1” and Easement “2” for roadway, powerline, equipment and waterline purposes, as set forth by instrument dated — (acknowledged December 12, 2002), recorded in said Bureau as Document No. 2003-004964, more particularly described therein, and subject to the terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained therein.

Together with a nonexclusive, perpetual easement for the purpose of constructing, maintaining and operating a water delivery system, over and across Easement “A” for access, utility, water pipeline and well site purposes, as set forth in instrument dated  — (acknowledged December 12, 2002), recorded in said Bureau as Document No. 2003-004965, more particularly described therein, and subject to the terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained therein.

Assignment and Assumption of Easements, dated  — (acknowledged June 25, 2003), recorded in said Bureau as Document No. 2003-131938, by Mac Farms of Hawaii, Inc., a Hawaii corporation, “Assignor, to Kapua Orchard Estates, LLC, a Delaware limited liability company, “Assignee”.

BEING a portion of the land conveyed to Kapua Orchard Estates, LLC, a Delaware limited liability company, by Warranty Deed dated June 27, 2003, recorded in said Bureau as Document No. 2003-131937, from Mac Farms of Hawaii, Inc., a Hawaii corporation.

SUBJECT, HOWEVER, to the following:

(a)           Reservation in favor of the State of Hawaii of all mineral and metallic mines.

(b)           Designation of Easement “R-3-A” for roadway and utility purposes, as shown on Subdivision Map prepared by Gary S. Takamoto, Registered Professional Land Surveyor with ControlPoint Surveying, Inc., dated September 21, 2001, revised November 25, 2002.

(c)           Easement in favor of Lot 13-B and Parcel D for roadway and utility purposes.

(d)           Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Lands of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

(e)           Rights of others who may have easement or access rights in the land described hereinabove.

(f)            Right-of-Entry dated February 10, 1966 to Hawaii Electric Light Company, Inc. for the purpose of installing, removing, maintaining and repairing pole and wire lines until such time as an appropriate easement is granted to said Company.

(g)           Right-of-Entry dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 108, in favor of Farms of Kapua, Ltd., a California limited partnership, granting the right to explore for water on its land, to construct, install and operate water delivery systems thereon, and to use and remove such water in accordance with the terms contained therein, for a period of 2 years from the date hereof.

(h)           Terms and provisions contained in Declaration of Reciprocal Restrictive Covenants dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 410.

(i)            Grant of Easements (Roadway, Right-of-Way Access, Landscaping, Etc.) to One Keahole Partners, a Hawaii general partnership, dated — (acknowledged December 12, 2002), recorded in said Bureau as Document No. 2003-004966, granting two (2) nonexclusive, perpetual 80-foot-wide easements (Easements R-1-A and Easement R-3-A) and one (1) non-exclusive, perpetual 50-foot wide easement (Easement R-4), for purposes of roadway, right-of-way access, service, and utilities including electricity and telephones and pipelines for sewer and water, over portions of the Mac Farms Lands, more particularly described therein

(j)            Terms and provisions contained in Declaration, Confirmation and Cancellation of Easement Rights and Grant of Easements dated June 27, 2003, recorded in said Bureau as Document No. 2003-131936.

(k)           Claims arising out of customary and traditional rights and practices, including without limitation those exercised for subsistence, cultural, religious, access or gathering purposes, as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.

PARCEL SIX:

Tax Key:  8-9-011-011 (3):

All of that certain parcel of land being portions of Lots 5 and 6, (being also a portion of the land(s) described in and covered by Royal Patent Number 6853, Land Commission Award Number 9971, Apana 30 to W. P. Leleiohoku) situate, lying and being at Kapua, South Kona, Island of Hawaii, State of Hawaii, being LOT A and thus bounded and described as per survey dated April 17, 2002, to-wit:

Beginning at the south corner of this parcel of land, being also the west corner of Lot B the coordinates of said point of beginning referred to Government Survey Triangulation Station “KAPUKAWAA” being 12,165.90 feet south and 11,856.35 feet east, thence running by azimuths measured clockwise from true South:

1.   152°   27’                          1,183.65  feet along Lot 7 along remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

2.   258°   30’                          200.51     feet along Lot 7 along remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

3.   238°   00’                          922.71     feet along Lot 7 along remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

4.   335°   22’                          1,290.31  feet along Lot J along remainder of (Lots 5 and 6) R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

5.    67°   18’                           1,050.73  feet along Lots J and B along remainder of (Lot 6) R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku to the point of beginning and containing an area of 29.926 acres.

Together with that certain Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Land of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

Together with a nonexclusive, perpetual easement for the purpose of constructing, maintaining and operating a water delivery system over and across Easement “1” and Easement “2” for roadway, powerline, equipment and waterline purposes, as set forth by instrument dated — (acknowledged December 12, 2002), recorded in said Bureau as Document No. 2003-004964, more particularly described therein, and subject to the terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained therein.

Together with a nonexclusive, perpetual easement for the purpose of constructing, maintaining and operating a water delivery system, over and across Easement “A” for access, utility, water pipeline and well site purposes, as set forth in instrument dated — (acknowledged December 12, 2002), recorded in said Bureau as Document No. 2003-004965, more particularly described therein, and subject to the terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained therein.

(l)            Assignment and Assumption of Easements, dated — (acknowledged June 25, 2003), recorded in said Bureau as Document No. 2003-131938, by Mac Farms of Hawaii, Inc., a Hawaii corporation, “Assignor”, to Kapua Orchard Estates, LLC, a Delaware limited liability company, “Assignee”.

BEING a portion of the land conveyed to Kapua Orchard Estates, LLC, a Delaware limited liability company, by Warranty Deed dated June 27, 2003, recorded in said Bureau as Document No. 2003-131937, from Mac Farms of Hawaii, Inc., a Hawaii corporation.

SUBJECT, HOWEVER, to the following:

(a)           Reservation in favor of the State of Hawaii of all mineral and metallic mines.

(b)           Right-of-Entry dated February 10, 1966 to Hawaii Electric Light Company, Inc. for the purpose of installing, removing, maintaining and repairing pole and wire lines until such time as an appropriate easement is granted to said Company.

(c)           Designation of Easement “R-1-A” for roadway and utility purposes, as shown on Subdivision Map prepared by Gary S. Takamoto, Registered Professional Land Surveyor with ControlPoint Surveying, Inc., dated September 21, 2001, revised November 25, 2002.

(d)           Designation of Easement “R-2” for roadway and utility purposes, as shown on Subdivision Map prepared by Gary S. Takamoto, Registered Professional Land Surveyor with ControlPoint Surveying, Inc., dated September 21, 2001, revised November 25, 2002.

(e)           Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Lands of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

(f)            Right-of-Entry dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 108, in favor of Farms of Kapua, Ltd., a California limited partnership, granting the right to explore for water on its land, to construct, install and operate water delivery systems thereon, and to use and remove such water in accordance with the terms contained therein, for a period of 2 years from the date hereof.

(g)           Terms and provisions contained in Declaration of Reciprocal Restrictive Covenants dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 410.

(h)           Grant of Easements (Roadway, Right-of-Way Access, Landscaping, Etc.) to One Keahole Partners, a Hawaii general partnership, dated — (acknowledged December 12, 2002), recorded in said Bureau as Document No. 2003-004966, granting two (2) nonexclusive, perpetual 80-foot-wide easements (Easements R-1-A and Easement R-3-A) and one (1) non-exclusive, perpetual 50-foot wide easement (Easement R-4), for purposes of roadway, right-of-way access, service, and utilities including electricity and telephones and pipelines for sewer and water, over portions of the Mac Farms Lands, more particularly described therein

(i)            Terms and provisions contained in Declaration, Confirmation and Cancellation of Easement Rights and Grant of Easements dated June 27, 2003, recorded in said Bureau as Document No. 2003-131936.

(j)            Claims arising out of customary and traditional rights and practices, including without limitation those exercised for subsistence, cultural, religious, access or gathering purposes, as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.

PARCEL SEVEN:

Tax Key:  8-9-011-012 (3):

All of that certain parcel of land being portions of Lots 3 and 6, (being also a portion of the land(s) described in and covered by Royal Patent Number 6853, Land Commission Award Number 9971, Apana 30 to W. P. Leleiohoku) situate, lying and being at Kapua, South Kona, Island of Hawaii, State of Hawaii, being LOT B and thus bounded and described as per survey dated April 17, 2002, to-wit:

Beginning at the west corner of this parcel of land, being also the south corner of Lot A the coordinates of said point of beginning referred to Government Survey Triangulation Station “KAPUKAWAA” being 12,165.90 feet south and 11,856.35 feet east, thence running by azimuths measured clockwise from true South:

1.   247°   18’                          832.23     feet along Lot A along remainder of (Lot 6) R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

2.   331°   56’                          157.00     feet along Lot J along remainder of (Lot 6) R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

3.   243°   50’                          409.50     feet along Lot J along remainder of (Lot 6) R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

4.   334°   52’                          803.50     feet along Lot J along remainder of (Lots 6 and 3) R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

5.    62°   36’                           308.00     feet along Lot J remainder of (Lots 6 and 3) R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

6.   329°   20’                          419.49     feet along Lot J along remainder of (Lot 6) R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

7.    59°   06’                           922.55     feet along Lot C along remainder of (Lot 6) R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

8.   152°   27’                          1,512.00  feet along Lot 7 along remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku to the point of beginning and containing an area of 35.734 acres.

Together with that certain Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Land of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

Together with a nonexclusive, perpetual easement for the purpose of constructing, maintaining and operating a water delivery system over and across Easement “1” and Easement “2” for roadway, powerline, equipment and waterline purposes, as set forth by instrument dated — (acknowledged December 12, 2002), recorded in said Bureau as Document No. 2003-004964, more particularly described therein, and subject to the terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained therein.

Together with a nonexclusive, perpetual easement for the purpose of constructing, maintaining and operating a water delivery system, over and across Easement “A” for access, utility, water pipeline and well site purposes, as set forth in instrument dated  — (acknowledged December 12, 2002), recorded in said Bureau as Document No. 2003-004965, more particularly described therein, and subject to the terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained therein.

(k)           Assignment and Assumption of Easements, dated  — (acknowledged June 25, 2003), recorded in said Bureau as Document No. 2003-131938, by Mac Farms of Hawaii, Inc., a Hawaii corporation, “Assignor”, to Kapua Orchard Estates, LLC, a Delaware limited liability company, “Assignee”.

BEING a portion of the land conveyed to Kapua Orchard Estates, LLC, a Delaware limited liability company, by Warranty Deed dated June 27, 2003, recorded in said Bureau as Document No. 2003-131937, from Mac Farms of Hawaii, Inc., a Hawaii corporation.

SUBJECT, HOWEVER, to the following:

(a)           Reservation in favor of the State of Hawaii of all mineral and metallic mines.

(b)           Right-of-Entry dated February 10, 1966 to Hawaii Electric Light Company, Inc. for the purpose of installing, removing, maintaining and repairing pole and wire lines until such time as an appropriate easement is granted to said Company.

(c)           Designation of Easement “R-2” for roadway and utility purposes, as shown on Subdivision Map prepared by Gary S. Takamoto, Registered Professional Land Surveyor with ControlPoint Surveying, Inc., dated September 21, 2001, revised November 25, 2002.

(d)           Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Lands of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

(e)           Right-of-Entry dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 108, in favor of Farms of Kapua, Ltd., a California limited partnership, granting the right to explore for water on its land, to construct, install and operate water delivery systems thereon, and to use and remove such water in accordance with the terms contained therein, for a period of 2 years from the date hereof.

(f)            Terms and provisions contained in Declaration of Reciprocal Restrictive Covenants dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 410.

(g)           Grant of Easements (Roadway, Right-of-Way Access, Landscaping, Etc.) to One Keahole Partners, a Hawaii general partnership, dated — (acknowledged December 12, 2002), recorded in said Bureau as Document No. 2003-004966, granting two (2) nonexclusive, perpetual 80-foot-wide easements (Easements R-1-A and Easement R-3-A) and one (1) non-exclusive, perpetual 50-foot wide easement (Easement R-4), for purposes of roadway, right-of-way access, service, and utilities including electricity and telephones and pipelines for sewer and water, over portions of the Mac Farms Lands, more particularly described therein.

(h)           Terms and provisions contained in Declaration, Confirmation and Cancellation of Easement Rights and Grant of Easements dated June 27, 2003, recorded in said Bureau as Document No. 2003-131936.

(i)            Claims arising out of customary and traditional rights and practices, including without limitation those exercised for subsistence, cultural, religious, access or gathering purposes, as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.

PARCEL EIGHT:

Tax Key:  8-9-011-013 (3):

All of that certain parcel of land (portion of the land described in and covered by Royal Patent Number 6853, Land Commission Award Number 9971, Apana 30 to W. P. Leleiohoku) situate, lying and being at Kapua, District of South Kona, Island and County of Hawaii, State of Hawaii, being ROAD PARCEL “E”, and thus bounded and described:

Beginning at the most easterly corner of this parcel of land and on the southwest side of Hawaii Belt Road, the coordinates of said point of beginning referred to Government Survey Triangulation Station “KAPUKAWAA” being 14,297.92 feet south and 18,585.40 feet east, and running thence by azimuths measured clockwise from true South:

Along Lot 6 on a curve to the right with a radius of 79.12 feet, the chord azimuth and distance being:

1.    79°   51’           00”          89.96       feet;

2.   114°   30’          00”          144.39     feet along Lot 6;

Thence on a curve to the right with a radius of 220.00 feet along same, the chord azimuth and distance being:

3.   126°   00’          00”          87.72       feet;

4.   137°   30’          00”          177.02     feet along Lot 6;

5.   141°   35’          00”         700.35     feet along same;

6.   139°   30’          00”          242.85     feet along same;

Thence on a curve to the left with a radius of 180.00 feet along same, the chord azimuth and distance being:

7.   133°   00’          00”          40.75       feet;

8.   126°   30’          00”          163.21     feet along Lot 6;

Thence on a curve to the right with a radius of 300.00 feet along same, the chord azimuth and distance being:

9.   137°   25’          00”          113.63     feet;

10.  148°   20’         00”          277.84     feet along Lot 6;

11.  141°   40’         00”          362.80     feet along same;

12.  147°   10’         00”          375.30     feet along same;

Thence on a curve to the right with a radius of 170.00 feet along same, the chord azimuth and distance being:

13.  162°   20’         00”          88.95       feet;

14.  177°   30’         00”          95.30       feet along Lot 6;

Thence on a curve to the left with a radius of 90.00 feet along same, the chord azimuth and distance being:

15.  156°   35’         00”          64.26       feet;

16.  135°   40’         00”          102.21     feet along Lot 6;

Thence on a curve to the right with a radius of 320.00 feet along same, the chord azimuth and distance being:

17.  145°   05’         00”          104.71     feet;

18.  154°   30’         00”          124.15     feet along Lot 6;

19.  159°   40’         00”          143.25     feet along same;

Thence on a curve to the right with a radius of 270.00 feet along Lots 6 and 3 for the next two (2) courses, the chord azimuths and distances being:

20.  164°   00’         00”          40.80       feet;

21.  171°   40’         00”          31.40       feet;

22.  175°   00’         00”          76.62       feet along Lot 3;

Thence on a curve to the right with a radius of 50.00 feet along same, the chord azimuth and distance being:

23.  208°   20’         15.1”       54.96       feet;

Thence on a curve to the left with a radius of 12,040.00 feet along the southwest side of Hawaii Belt Road, the chord azimuth and distance being:

24.  331°   40’         30.2”       40.00       feet;

Thence on a curve to the left with a radius of 10.00 feet along Lot 21, the chord azimuth and distance being:

25.   28°   20’          15.1”       10.99       feet;

26.  355°   00’         00”          76.62       feet along Lot 21;

Thence on a curve to the left with a radius of 230.00 feet along same, the chord azimuth and distance being:

27.  347°   20’         00”          61.37       feet;

28.  339°   40’         00”          141.45     feet along Lot 21;

29.  334°   30’         00”          122.35     feet along same;

Thence on a curve to the left with a radius of 280.00 feet along same, the chord azimuth and distance being:

30.  325°   05’         00”          91.62       feet;

31.  315°   40’         00”          102.21     feet along Lot 21;

Thence on a curve to the right with a radius of 130.00 feet along same, the chord azimuth and distance being:

32.  336°   35’         00”          92.82       feet;

33.  357°   30’         00”          95.30       feel along Lot 21;

Thence on a curve to the left with a radius of 130.00 feet along same, the chord azimuth and distance being:

34.  342°   20’         00”          68.02       feet;

35.  327°   10’         00”          373.38     feet along Lot 21;

36.  321°   40’         00”          363.20     feet along same;

37.  328°   20’         00”          230.16     feet along same;

Thence on a curve to the left with a radius of 260.00 feet along same, the chord azimuth and distance being:

38.  317°   25’         00”          98.48       feet;

39.  306°   30’         00”          163.21     feet along Lot 21;

Thence on a curve to the right with a radius of 220.00 feet along same, the chord azimuth and distance being:

40.  313°   00’         00”          49.81       feet;

41.  319°   30’         00”          243.57     feet along Lot 21;

42.  321°   35’         00”          699.65     feet along same;

43.  317°   30’         00”          175.60     feet along same;

Thence on a curve to the left with a radius of 180.00 feet along same, the chord azimuth and distance being:

44.  306°   00’         00”          71.77       feet;

45.  294°   30’         00”          144.39     feet along Lot 21;

Thence on a curve to the left with a radius of 39.12 feet along Lot 21, the chord azimuth and distance being:

46.  259°   51’         00”          44.48       feet;

Thence on a curve to the left with a radius of 12,040.00 feet along the southwest side of Hawaii Belt Road, the chord azimuth and distance to the point of beginning being:

47.  315°   12’         42.6”       40.00       feet and containing an area of 3.227 acres.

Together with that certain Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369 at Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Land of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

BEING a portion of the land conveyed to Kapua Orchard Estates, LLC, a Delaware limited liability company, by Warranty Deed dated June 27, 2003, recorded in said Bureau as Document No. 2003-131937, from Mac Farms of Hawaii, Inc., a Hawaii corporation.

SUBJECT, HOWEVER, to the following:

(a)           Reservation in favor of the State of Hawaii of all mineral and metallic mines.

(b)           Right-of-Entry dated February 10, 1966 to Hawaii Electric Light Company, Inc. for the purpose of installing, removing, maintaining and repairing pole and wire lines until such time as an appropriate easement is granted to said Company.

(c)           Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Lands of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

(d)           Right-of-Entry dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 108, in favor of Farms of Kapua, Ltd., a California limited partnership, granting the right to explore for water on its land, to construct, install and operate water delivery systems thereon, and to use and remove such water in accordance with the terms contained therein, for a period of 2 years from the date hereof.

(e)           Terms and provisions contained in Declaration of Reciprocal Restrictive Covenants dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 410.

(f)            Claims arising out of customary and traditional rights and practices, including without limitation those exercised for subsistence, cultural, religious, access or gathering purposes, as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.

(g)           The easement in favor of the public over and across that portions of the Old Mamahahoa Highway, being said Road Parcel “E”, area 3.227 acres, more or less.

PARCEL NINE:

Tax Key:  8-9-011-014 (3):

All of that certain parcel of land (portion of the land described in and covered by Royal Patent Number 6853, Land Commission Award Number 9971, Apana 30 to W. P. Leleiohoku) situate, lying and being on the west side of Hawaii Belt Road at Kapua, District of South Kona, Island and County of Hawaii, State of Hawaii, being LOT 21, and thus bounded and described:

Beginning at a point at the north east corner of this parcel of land on the west side of the Hawaii Belt Road the coordinates of said point of beginning referred to Government Survey Triangulation Station “KAPUKAWAA” being 11,531.93 feet south and 16,527.31 feet east and running by azimuths, measured clockwise from true South:

Thence following along west side of Hawaii Belt Road on a curve to the left with a radius of 12,040.00 feet, the chord azimuth and distance being:

1.   330°   47’          31”          331.16     feet along west side of Hawaii Belt Road;

2.    60°   00’           14”          10.00       feet along west side of Hawaii Belt Road;

Thence following along west side of Hawaii Belt Road on a curve to the left with a radius of 12,050.00 feet, the chord azimuth and distance being:

3.   329°   20’          51”          276.14     feet along west side of Hawaii Belt Road;

4.   238°   41’          27”          10.00       feet along west side of Hawaii Belt Road;

Thence following along west side of Hawaii Belt Road on a curve to the left with a radius of 12,040.00 feet the chord azimuth and distance being:

5.   321°   59’          56”          2,806.07  feet;

Thence following along the Old Mamalahoa Highway on a curve to the right with a radius of 39.12 feet the chord azimuth and distance being:

6.    79°   51’                           44.48       feet;

7.   114°   30’                          144.39     feet along east side of Old Mamalahoa Highway;

Thence following along the Old Mamalahoa Highway on a curve to the right with a radius of 180.00 feet the chord azimuth and distance being:

8.   126°   00’                          71.77       feet;

9.   137°   30’                          175.60     feet along east side of Old Mamalahoa Highway;

10.  141°   35’                         699.65     feet along east side of Old Mamalahoa Highway;

11.  139°   30’                         243.57     feet along east side of Old Mamalahoa Highway;

Thence following along the Old Mamalahoa Highway on a curve to the left with a radius of 220.00 feet the chord azimuth and distance being:

12.  133°   00’                         49.81       feet;

13.  126°   30                          163.21     feet along east side of Mamalahoa Highway;

Thence following along Old Mamalahoa Highway on a curve to the right with a radius of 260.00 feet the chord azimuth and distance being:

14.  137°   25’                         98.48       feet;

15.  148°   20’                         230.16     feet along east side of Mamalahoa Highway;

16.  141°   40’                         363.20     feet along east side of Mamalahoa Highway;

17.  147°   10’                         373.38     feet along east side of Mamalahoa Highway;

Thence following along Old Mamalahoa Highway on a curve to the right with a radius of 130.00 feet the chord azimuth and distance being:

18.  162°   20’                         68.02       feet;

19.  177°   30’                         95.30       feet along east side of Mamalahoa Highway;

Thence following along east side of Old Mamalahoa Highway on a curve to the left with a radius of 130.00 feet the chord azimuth and distance being:

20.  156°   35’                         92.82       feet;

21.  135°   40’                         102.21     feet along east side of Old Mamalahoa Highway;

Thence following along east side of Old Mamalahoa Highway on a curve to the right with a radius of 280.00 feet the chord azimuth and distance being:

22.  145°   05’                         91.62       feet;

23.  154°   30’                         122.35     feet along east side of Old Mamalahoa Highway;

24.  159°   40’                         141.45     feet along east side of Old Mamalahoa Highway;

Thence following along Old Mamalahoa Highway on a curve to the right with a radius of 230.00 feet the chord azimuth and distance being:

25.  167°   20’                         61.37       feet;

26.  175°   00’                         76.62       feet along east side of Mamalahoa Highway;

Thence following along east side of Mamalahoa Highway on a curve to the right with a radius of 10.00 feet the chord azimuth and distance being:

27.  208°   20’         15”          10.99       feet to the point of beginning and containing and area of 7.375 acres.

Together with that certain Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Land of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

BEING a portion of the land conveyed to Kapua Orchard Estates, LLC, a Delaware limited liability company, by Warranty Deed dated June 27, 2003, recorded in said Bureau as Document No. 2003-131937, from Mac Farms of Hawaii, Inc., a Hawaii corporation.

SUBJECT, HOWEVER, to the following:

(a)           Reservation in favor of the State of Hawaii of all mineral and metallic mines.

(b)           Right-of-Entry dated February 10, 1966 to Hawaii Electric Light Company, Inc. for the purpose of installing, removing, maintaining and repairing pole and wire lines until such time as an appropriate easement is granted to said Company.

(c)           Restricted abutter’s rights of vehicle access into and from Hawaii Belt Road, Federal Aid Project No. BF-011-1(3), as conveyed to the State of Hawaii, by Deed dated December 31, 1959, recorded in said Bureau in Liber 3827, Page 428.

(d)           Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Lands of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

(e)           Right-of-Entry dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 108, in favor of Farms of Kapua, Ltd., a California limited partnership, granting the right to explore for water on its land, to construct, install and operate water delivery systems thereon, and to use and remove such water in accordance with the terms contained therein, for a period of 2 years from the date hereof.

(f)            Terms and provisions contained in Declaration of Reciprocal Restrictive Covenants dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 410.

(g)           Claims arising out of customary and traditional rights and practices, including without limitation those exercised for subsistence, cultural, religious, access or gathering purposes, as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.

PARCEL TEN:

Tax Key:  8-9-011-019 (3):

All of that certain parcel of land (being portions of the land described in and covered by Land Commission Award Number 10528 to Nahulu, and Royal Patent Number 6853, Land Commission Award 9971, Apana 30 to W. P. Leleiohoku) situate, lying and being on the southwest side of Hawaii Belt Road at Kapua, District of South Kona, Island and County of Hawaii, State of Hawaii, being LOT 1, and thus bounded and described:

3Beginning at the northeast corner of this parcel of land on the southwest side of Hawaii Belt Road, the coordinates of which referred to Government Survey Triangulation Station “KAPUKAWAA” being 8,220.68 feet south and 15,417.51 feet east, and running by azimuths measured clockwise from true South:

Along the southwest side of Hawaii Belt Road, on a curve to the left with a radius of 12,040.00 feet, the chord azimuth and distance being:

1.   345°   37’          33.4”       294.72     feet;

2.    74°   55’           28.8”       15.00       feet along a jog on the southwest side of Hawaii Belt Road;

Thence along the southwest side of Hawaii Belt Road, on a curve to the left with a radius of 12,055.00 feet, the chord azimuth and distance being:

3.   343°   43’          51.6”       502.26     feet;

4.   252°   32’          14.4”       15.00       feet along a jog on the southwest side of Hawaii Belt Road;

Thence along the southwest side of Hawaii Belt Road, on a curve to the left with a radius of 12,040.00 feet, the chord azimuth and distance being:

5.   339°   53’          57.05”     1,108.36  feet;

6.    67°   15’           40”          6.19         feet along the northeast side of Mamalahoa Highway;

7.   139°   30’                          385.11     feet along the northeast side of Mamalahoa Highway;

8.   117°   00’                          93.46       feet along the northeast side of Mamalahoa Highway;

Thence along the northeast side of Mamalahoa Highway on a curve to the right with a radius of 80.00 feet, the chord azimuth and distance being:

9.   147°   30’                          81.21       feet;

10.  178°   00’                         60.50       feet along the northeast side of Mamalahoa Highway;

Thence along the northeast side of Mamalahoa Highway, on a curve to the left with a radius of 195.00 feet, the chord azimuth and distance being:

11.  157°   52’         30”          134.18     feet;

12.  137°   45’                         286.26     feet along the northeast side of Mamalahoa Highway;

13.  158°   50’                         387.97     feet along the northeast side of Mamalahoa Highway;

14.  168°   40’                         560.70     feet along the northeast side of Mamalahoa Highway;

15.  250°   52’         40”          300.07     feet along Government Land of Honomalino to the point of beginning and containing an area of 10.250 acres, more or less.

Together with that certain Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Land of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

BEING a portion of the land conveyed to Kapua Orchard Estates, LLC, a Delaware limited liability company, by Warranty Deed dated June 27, 2003, recorded in said Bureau as Document No. 2003-131937, from Mac Farms of Hawaii, Inc., a Hawaii corporation.

SUBJECT, HOWEVER, to the following:

(a)           Reservation in favor of the State of Hawaii of all mineral and metallic mines.

(b)           Right-of-Entry dated February 10, 1966 to Hawaii Electric Light Company, Inc. for the purpose of installing, removing, maintaining and repairing pole and wire lines until such time as an appropriate easement is granted to said Company.

(c)           Restricted abutter’s rights of vehicle access into and from Hawaii Belt Road, Federal Aid Project No. BF-011-1(3), as conveyed to the State of Hawaii, by Deed dated December 31, 1959, recorded in said Bureau in Liber 3827, Page 428.

(d)           Utility Easement Agreement dated May 28, 1982, but effective as provided therein, recorded in said Bureau in Liber 16368, Page 776, by and among Lands of Kapua, a Hawaii general partnership, Mac Farms of Hawaii, Inc., a Hawaii corporation, and Farms of Kapua, Ltd., a California limited partnership.

(e)           Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Lands of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

(f)            Grant to Hawaii Electric Light Company, Inc., a Hawaii corporation, and GTE Hawaiian Telephone Company Incorporated, a Hawaii corporation, now known as Hawaiian Telcom, Inc., dated — (acknowledged October 31, 1988), recorded in said Bureau in Liber 22557, Page 11, granting a perpetual right and easement for utility purposes.

(g)           Right-of-Entry dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 108, in favor of Farms of Kapua, Ltd., a California limited partnership, granting the right to explore for water on its land, to construct, install and operate water delivery systems thereon, and to use and remove such water in accordance with the terms contained therein, for a period of 2 years from the date hereof.

(h)           Terms and provisions contained in Declaration of Reciprocal Restrictive Covenants dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 410.

(i)            Claims arising out of customary and traditional rights and practices, including without limitation those exercised for subsistence, cultural, religious, access or gathering purposes, as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.

PARCEL ELEVEN:

Tax Key:   8-9-011-021 (3):

All of that certain parcel of land being a portion of Lot 6, (being also a portion of the land(s) described in and covered by Royal Patent Number 6853, Land Commission Award Number 9971, Apana 30 to W. P. Leleiohoku) situate, lying and being at Kapua, South Kona,

Island of Hawaii, State of Hawaii, being LOT C and thus bounded and described as per survey dated April 17, 2002, to-wit:

Beginning at the south corner of this parcel of land, being also the west corner of Lot D, the coordinates of said point of beginning referred to Government Survey Triangulation Station “KAPUKAWAA” being 14,359.15 feet south and 13,000.52 feet east, thence running by azimuths measured clockwise from true South:

1.   152°   27’               961.75 feet along Lot 7 along remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

2.   239°   06’               922.55 feet along Lot B along remainder of (Lot 6) R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

3.   329°   20’               246.46 feet along Lot J along remainder of (Lot 6) R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

4.   240°   45’               127.00 feet along Lot J along remainder of (Lot 6) R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

5.   183°   33’                 47.00 feet along Lot J along remainder of (Lot 6) R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

6.   253°   24’               357.50 feet along Lot J along remainder of (Lot 6) R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

7.   329°   09’               757.69 feet along Lot J along remainder of (Lot 6) R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

8.    62°   52’             1,480.24 feet along Lot D along remainder of (Lot 6) R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku to the point of beginning and containing an area of 30.702 acres.

Together with that certain Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Land of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

Together with a nonexclusive, perpetual easement for the purpose of constructing, maintaining and operating a water delivery system over and across Easement “1” and Easement “2” for roadway, powerline, equipment and waterline purposes, as set forth by instrument dated — (acknowledged December 12, 2002), recorded in said Bureau as Document No. 2003-004964, more particularly described therein, and subject to the terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained therein.

Together with a nonexclusive, perpetual easement for the purpose of constructing, maintaining and operating a water delivery system, over and across Easement “A” for access, utility, water pipeline and well site purposes, as set forth in instrument dated — (acknowledged December 12, 2002), recorded in said Bureau as Document No. 2003-004965, more particularly described therein, and subject to the terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained therein.

Assignment and Assumption of Easements, dated — (acknowledged June 25, 2003), recorded in said Bureau as Document No. 2003-131938, by Mac Farms of Hawaii, Inc., a Hawaii corporation, “Assignor”, to Kapua Orchard Estates, LLC, a Delaware limited liability company, “Assignee”.

BEING a portion of the land conveyed to Kapua Orchard Estates, LLC, a Delaware limited liability company, by Warranty Deed dated June 27, 2003, recorded in said Bureau as Document No. 2003-131937, from Mac Farms of Hawaii, Inc., a Hawaii corporation.

SUBJECT, HOWEVER, to the following:

(a)           Reservation in favor of the State of Hawaii of all mineral and metallic mines.

(b)           Right-of-Entry dated February 10, 1966 to Hawaii Electric Light Company, Inc. for the purpose of installing, removing, maintaining and repairing pole and wire lines until such time as an appropriate easement is granted to said Company.

(c)           Designation of Easement “R-2” for roadway and utility purposes, as shown on Subdivision Map prepared by Gary S. Takamoto, Registered Professional Land Surveyor with ControlPoint Surveying, Inc., dated September 21, 2001, revised November 25, 2002.

(d)           Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Lands of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

(e)           Right-of-Entry dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 108, in favor of Farms of Kapua, Ltd., a California limited partnership, granting the right to explore for water on its land, to construct, install and operate water delivery systems thereon, and to use and remove such water in accordance with the terms contained therein, for a period of 2 years from the date hereof.

(f)            Terms and provisions contained in Declaration of Reciprocal Restrictive Covenants dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 410.

(g)           Grant of Easements (Roadway, Right-of-Way Access, Landscaping, Etc.) to One Keahole Partners, a Hawaii general partnership, dated — (acknowledged December 12,

2002), recorded in said Bureau as Document No. 2003-004966, granting two (2) nonexclusive, perpetual 80-foot-wide easements (Easements R-1-A and Easement R-3-A) and one (1) non-exclusive, perpetual 50-foot wide easement (Easement R-4), for purposes of roadway, right-of-way access, service, and utilities including electricity and telephones and pipelines for sewer and water, over portions of the Mac Farms Lands, more particularly described therein

(h)           Terms and provisions contained in Declaration, Confirmation and Cancellation of Easement Rights and Grant of Easements dated June 27, 2003, recorded in said Bureau as Document No. 2003-131936.

(i)            Claims arising out of customary and traditional rights and practices, including without limitation those exercised for subsistence, cultural, religious, access or gathering purposes, as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.

PARCEL TWELVE:

Tax Key:   8-9-011-022 (3):

All of that certain parcel of land being a portion of Lot 6, (being also a portion of the land(s) described in and covered by Royal Patent Number 6853, Land Commission Award Number 9971, Apana 30 to W. P. Leleiohoku) situate, lying and being at Kapua, South Kona, Island of Hawaii, State of Hawaii, being LOT D and thus bounded and described as per survey dated April 17, 2002, to-wit:

Beginning at the west corner of this parcel of land, being also the south corner of Lot C, the coordinates of said point of beginning referred to Government Survey Triangulation Station “KAPUKAWAA” being 14,359.15 feet south and 13,000.52 feet east, thence running by azimuths measured clockwise from true South:

1.   242°   52’             1,567.00 feet along Lots C and J along remainder of (Lot 6) R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

2.   332°   15’               718.52 feet along Lot J along remainder of (Lot 6) R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

3.    62°   52’             1,569.51 feet along Lot E along remainder of (Lot 6) R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

4.   152°   27’               718.50 feet along Lot 7 along remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku to the point of beginning and containing an area of 25.867 acres.

Together with that certain Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Land of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

Together with a nonexclusive, perpetual easement for the purpose of constructing, maintaining and operating a water delivery system over and across Easement “1” and Easement “2” for roadway, powerline, equipment and waterline purposes, as set forth by instrument dated — (acknowledged December 12, 2002), recorded in said Bureau as Document No. 2003-004964, more particularly described therein, and subject to the terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained therein.

Together with a nonexclusive, perpetual easement for the purpose of constructing, maintaining and operating a water delivery system, over and across Easement “A” for access, utility, water pipeline and well site purposes, as set forth in instrument dated — (acknowledged December 12, 2002), recorded in said Bureau as Document No. 2003-004965, more particularly described therein, and subject to the terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained therein.

Assignment and Assumption of Easements, dated — (acknowledged June 25, 2003), recorded in said Bureau as Document No. 2003-131938, by Mac Farms of Hawaii, Inc., a Hawaii corporation, “Assignor”, to Kapua Orchard Estates, LLC, a Delaware limited liability company, “Assignee”.

BEING a portion of the land conveyed to Kapua Orchard Estates, LLC, a Delaware limited liability company, by Warranty Deed dated June 27, 2003, recorded in said Bureau as Document No. 2003-131937, from Mac Farms of Hawaii, Inc., a Hawaii corporation.

SUBJECT, HOWEVER, to the following:

(a)           Reservation in favor of the State of Hawaii of all mineral and metallic mines.

(b)           Right-of-Entry dated February 10, 1966 to Hawaii Electric Light Company, Inc. for the purpose of installing, removing, maintaining and repairing pole and wire lines until such time as an appropriate easement is granted to said Company.

(c)           Designation of Easement “R-2” for roadway and utility purposes, as shown on Subdivision Map prepared by Gary S. Takamoto, Registered Professional Land Surveyor with ControlPoint Surveying, Inc., dated September 21, 2001, revised November 25, 2002.

(d)           Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Lands of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

(e)           Right-of-Entry dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 108, in favor of Farms of Kapua, Ltd., a California limited partnership, granting the right to explore for water on its land, to construct, install and operate water delivery systems thereon, and to use and remove such water in accordance with the terms contained therein, for a period of 2 years from the date hereof.

(f)            Terms and provisions contained in Declaration of Reciprocal Restrictive Covenants dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 410.

(g)           Grant of Easements (Roadway, Right-of-Way Access, Landscaping, Etc.) to One Keahole Partners, a Hawaii general partnership, dated — (acknowledged December 12, 2002), recorded in said Bureau as Document No. 2003-004966, granting two (2) nonexclusive, perpetual 80-foot-wide easements (Easements R-1-A and Easement R-3-A) and one (1) non-exclusive, perpetual 50-foot wide easement (Easement R-4), for purposes of roadway, right-of-way access, service, and utilities including electricity and telephones and pipelines for sewer and water, over portions of the Mac Farms Lands, more particularly described therein.

(h)           Terms and provisions contained in Declaration, Confirmation and Cancellation of Easement Rights and Grant of Easements dated June 27, 2003, recorded in said Bureau as Document No. 2003-131936.

(i)            Claims arising out of customary and traditional rights and practices, including without limitation those exercised for subsistence, cultural, religious, access or gathering purposes, as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.

PARCEL THIRTEEN:

Tax Key:   8-9-011-023 (3):

All of that certain parcel of land being a portion of Lot 6, (being also a portion of the land(s) described in and covered by Royal Patent Number 6853, Land Commission Award Number 9971, Apana 30 to W. P. Leleiohoku) situate, lying and being at Kapua, South Kona, Island of Hawaii, State of Hawaii, being LOT E and thus bounded and described as per survey dated April 17, 2002, to-wit:

Beginning at the south corner of this parcel of land, being also the west corner of Lot F, the coordinates of said point of beginning referred to Government Survey Triangulation Station “KAPUKAWAA” being 15,629.65 feet south and 13,663.31 feet east, thence running by azimuths measured clockwise from true South:

1.   152°   27’               714.50 feet along Lot 7 along remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

2.   242°   52’             1,569.51 feet along Lot D along remainder of (Lot 6) R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

3.   331°   20’               734.10 feet along Lot J along remainder of (Lot 6) R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

4.    63°   34’             1,584.07 feet along Lots J and F along remainder of (Lot 6) R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku to the point of beginning and containing an area of 26.209 acres.

Together with that certain Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Land of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

Together with a nonexclusive, perpetual easement for the purpose of constructing, maintaining and operating a water delivery system over and across Easement “1” and Easement “2” for roadway, powerline, equipment and waterline purposes, as set forth by instrument dated — (acknowledged December 12, 2002), recorded in said Bureau as Document No. 2003-004964, more particularly described therein, and subject to the terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained therein.

Together with a nonexclusive, perpetual easement for the purpose of constructing, maintaining and operating a water delivery system, over and across Easement “A” for access, utility, water pipeline and well site purposes, as set forth in instrument dated -- (acknowledged December 12, 2002), recorded in said Bureau as Document No. 2003-004965, more particularly described therein, and subject to the terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained therein.

Assignment and Assumption of Easements, dated — (acknowledged June 25, 2003), recorded in said Bureau as Document No. 2003-131938, by Mac Farms of Hawaii, Inc., a Hawaii corporation, “Assignor”, to Kapua Orchard Estates, LLC, a Delaware limited liability company, “Assignee”.

BEING a portion of the land conveyed to Kapua Orchard Estates, LLC, a Delaware limited liability company, by Warranty Deed dated June 27, 2003, recorded in said Bureau as Document No. 2003-131937, from Mac Farms of Hawaii, Inc., a Hawaii corporation.

SUBJECT, HOWEVER, to the following:

(a)           Reservation in favor of the State of Hawaii of all mineral and metallic mines.

(b)           Right-of-Entry dated February 10, 1966 to Hawaii Electric Light Company, Inc. for the purpose of installing, removing, maintaining and repairing pole and wire lines until such time as an appropriate easement is granted to said Company.

(c)           Designation of Easement “R-2” for roadway and utility purposes, as shown on Subdivision Map prepared by Gary S. Takamoto, Registered Professional Land

Surveyor with ControlPoint Surveying, Inc., dated September 21, 2001, revised November 25, 2002.

(d)           Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Lands of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

(e)           Right-of-Entry dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 108, in favor of Farms of Kapua, Ltd., a California limited partnership, granting the right to explore for water on its land, to construct, install and operate water delivery systems thereon, and to use and remove such water in accordance with the terms contained therein, for a period of 2 years from the date hereof.

(f)            Terms and provisions contained in Declaration of Reciprocal Restrictive Covenants dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 410.

(g)           Grant of Easements (Roadway, Right-of-Way Access, Landscaping, Etc.) to One Keahole Partners, a Hawaii general partnership, dated —  (acknowledged December 12, 2002), recorded in said Bureau as Document No. 2003-004966, granting two (2) nonexclusive, perpetual 80-foot-wide easements (Easements R-1-A and Easement R-3-A) and one (1) non-exclusive, perpetual 50-foot wide easement (Easement R-4), for purposes of roadway, right-of-way access, service, and utilities including electricity and telephones and pipelines for sewer and water, over portions of the Mac Farms Lands, more particularly described therein.

(h)           Terms and provisions contained in Declaration, Confirmation and Cancellation of Easement Rights and Grant of Easements dated June 27, 2003, recorded in said Bureau as Document No. 2003-131936.

(i)            Claims arising out of customary and traditional rights and practices, including without limitation those exercised for subsistence, cultural, religious, access or gathering purposes, as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.

PARCEL FOURTEEN:

Tax Key:   8-9-011-024 (3):

All of that certain parcel of land being a portion of Lot 6, (being also a portion of the land(s) described in and covered by Royal Patent Number 6853, Land Commission Award Number 9971, Apana 30 to W. P. Leleiohoku) situate, lying and being at Kapua, South Kona, Island of Hawaii, State of Hawaii, being LOT F and thus bounded and described as per survey dated April 17, 2002, to-wit:

Beginning at the west corner of this parcel of land, being also the south corner of Lot E, the coordinates of said point of beginning referred to Government Survey Triangulation

Station “KAPUKAWAA” being 15,629.65 feet south and 13,663.31 feet east, thence running by azimuths measured clockwise from true South:

1.   243°   34’             1,523.32 feet along Lot E along remainder of (Lot 6) R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

2.   331°   13’     30”       747.06 feet along Lot J along remainder of (Lot 6) R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

3.    63°   45’             1,539.40 feet along Lot G along remainder of (Lot 6) R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

4.   152°   27’               741.65 feet along Lot 7 along remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku to the point of beginning and containing an area of 26.153 acres.

Together with that certain Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Land of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

Together with a nonexclusive, perpetual easement for the purpose of constructing, maintaining and operating a water delivery system over and across Easement “1” and Easement “2” for roadway, powerline, equipment and waterline purposes, as set forth by instrument dated — (acknowledged December 12, 2002), recorded in said Bureau as Document No. 2003-004964, more particularly described therein, and subject to the terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained therein.

Together with a nonexclusive, perpetual easement for the purpose of constructing, maintaining and operating a water delivery system, over and across Easement “A” for access, utility, water pipeline and well site purposes, as set forth in instrument dated — (acknowledged December 12, 2002), recorded in said Bureau as Document No. 2003-004965, more particularly described therein, and subject to the terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained therein.

Assignment and Assumption of Easements, dated — (acknowledged June 25, 2003), recorded in said Bureau as Document No. 2003-131938, by Mac Farms of Hawaii, Inc., a Hawaii corporation, “Assignor”, to Kapua Orchard Estates, LLC, a Delaware limited liability company, “Assignee”.

BEING a portion of the land conveyed to Kapua Orchard Estates, LLC, a Delaware limited liability company, by Warranty Deed dated June 27, 2003, recorded in said Bureau as Document No. 2003-131937, from Mac Farms of Hawaii, Inc., a Hawaii corporation.

SUBJECT, HOWEVER, to the following:

(a)           Reservation in favor of the State of Hawaii of all mineral and metallic mines.

(b)           Right-of-Entry dated February 10, 1966 to Hawaii Electric Light Company, Inc. for the purpose of installing, removing, maintaining and repairing pole and wire lines until such time as an appropriate easement is granted to said Company.

(c)           Designation of Easement “R-2” for roadway and utility purposes, as shown on Subdivision Map prepared by Gary S. Takamoto, Registered Professional Land Surveyor with ControlPoint Surveying, Inc., dated September 21, 2001, revised November 25, 2002.

(d)           Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Lands of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

(e)           Right-of-Entry dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 108, in favor of Farms of Kapua, Ltd., a California limited partnership, granting the right to explore for water on its land, to construct, install and operate water delivery systems thereon, and to use and remove such water in accordance with the terms contained therein, for a period of 2 years from the date hereof.

(f)            Terms and provisions contained in Declaration of Reciprocal Restrictive Covenants dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 410.

(g)           Grant of Easements (Roadway, Right-of-Way Access, Landscaping, Etc.) to One Keahole Partners, a Hawaii general partnership, dated — (acknowledged December 12, 2002), recorded in said Bureau as Document No. 2003-004966, granting two (2) nonexclusive, perpetual 80-foot-wide easements (Easements R-1-A and Easement R-3-A) and one (1) non-exclusive, perpetual 50-foot wide easement (Easement R-4), for purposes of roadway, right-of-way access, service, and utilities including electricity and telephones and pipelines for sewer and water, over portions of the Mac Farms Lands, more particularly described therein.

(h)           Terms and provisions contained in Declaration, Confirmation and Cancellation of Easement Rights and Grant of Easements dated June 27, 2003, recorded in said Bureau as Document No. 2003-131936.

(i)            Claims arising out of customary and traditional rights and practices, including without limitation those exercised for subsistence, cultural, religious, access or gathering purposes, as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.

PARCEL FIFTEEN:

Tax Key:   8-9-011-025 (3):

All of that certain parcel of land being a portion of Lot 6, (being also a portion of the land(s) described in and covered by Royal Patent Number 6853, Land Commission Award Number 9971, Apana 30 to W. P. Leleiohoku) situate, lying and being at Kapua, South Kona, Island of Hawaii, State of Hawaii, being LOT G and thus bounded and described as per survey dated April 17, 2002, to-wit:

Beginning at the south corner of this parcel of land, being also the west corner of Lot H, the coordinates of said point of beginning referred to Government Survey Triangulation Station “KAPUKAWAA” being 16,963.82 feet south and 14,359.32 feet east, thence running by azimuths measured clockwise from true South:

1.   152°   27’               763.15 feet along Lot 7 along remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

2.   243°   45’             1,539.40 feet along Lot F along remainder of (Lot 6) R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

3.   331°   13’     30”       756.91 feet along Lot J along remainder of (Lot 6) R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

4.    63°   30’             1,555.45 feet along Lots J and H along remainder of (Lot 6) R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku to the point of beginning and containing an area of 26.984 acres.

Together with that certain Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Land of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

Together with a nonexclusive, perpetual easement for the purpose of constructing, maintaining and operating a water delivery system over and across Easement “1” and Easement “2” for roadway, powerline, equipment and waterline purposes, as set forth by instrument dated —  (acknowledged December 12, 2002), recorded in said Bureau as Document No. 2003-004964, more particularly described therein, and subject to the terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained therein.

Together with a nonexclusive, perpetual easement for the purpose of constructing, maintaining and operating a water delivery system, over and across Easement “A” for access, utility, water pipeline and well site purposes, as set forth in instrument dated — (acknowledged December 12, 2002), recorded in said Bureau as Document No. 2003-004965, more particularly described therein, and subject to the terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained therein.

Assignment and Assumption of Easements, dated — (acknowledged June 25, 2003), recorded in said Bureau as Document No. 2003-131938, by Mac Farms of Hawaii, Inc., a

Hawaii corporation, “Assignor”, to Kapua Orchard Estates, LLC, a Delaware limited liability company, “Assignee”.

BEING a portion of the land conveyed to Kapua Orchard Estates, LLC, a Delaware limited liability company, by Warranty Deed dated June 27, 2003, recorded in said Bureau as Document No. 2003-131937, from Mac Farms of Hawaii, Inc., a Hawaii corporation.

SUBJECT, HOWEVER, to the following:

(a)           Reservation in favor of the State of Hawaii of all mineral and metallic mines.

(b)           Right-of-Entry dated February 10, 1966 to Hawaii Electric Light Company, Inc. for the purpose of installing, removing, maintaining and repairing pole and wire lines until such time as an appropriate easement is granted to said Company.

(c)           Designation of Easement “R-2” for roadway and utility purposes, as shown on Subdivision Map prepared by Gary S. Takamoto, Registered Professional Land Surveyor with ControlPoint Surveying, Inc., dated September 21, 2001, revised November 25, 2002.

(d)           Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Lands of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

(e)           Right-of-Entry dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 108, in favor of Farms of Kapua, Ltd., a California limited partnership, granting the right to explore for water on its land, to construct, install and operate water delivery systems thereon, and to use and remove such water in accordance with the terms contained therein, for a period of 2 years from the date hereof.

(f)            Terms and provisions contained in Declaration of Reciprocal Restrictive Covenants dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 410.

(g)           Grant of Easements (Roadway, Right-of-Way Access, Landscaping, Etc.) to One Keahole Partners, a Hawaii general partnership, dated — (acknowledged December 12, 2002), recorded in said Bureau as Document No. 2003-004966, granting two (2) nonexclusive, perpetual 80-foot-wide easements (Easements R-1-A and Easement R-3-A) and one (1) non-exclusive, perpetual 50-foot wide easement (Easement R-4), for purposes of roadway, right-of-way access, service, and utilities including electricity and telephones and pipelines for sewer and water, over portions of the Mac Farms Lands, more particularly described therein.

(h)           Terms and provisions contained in Declaration, Confirmation and Cancellation of Easement Rights and Grant of Easements dated June 27, 2003, recorded in said Bureau as Document No. 2003-131936.

(i)            Claims arising out of customary and traditional rights and practices, including without limitation those exercised for subsistence, cultural, religious, access or gathering purposes, as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.

PARCEL SIXTEEN:

Tax Key:   8-9-011-026 (3):

All of that certain parcel of land being a portion of Lot 6, (being also a portion of the land(s) described in and covered by Royal Patent Number 6853, Land Commission Award Number 9971, Apana 30 to W. P. Leleiohoku) situate, lying and being at Kapua, South Kona, Island of Hawaii, State of Hawaii, being LOT H and thus bounded and described as per survey dated April 17, 2002, to-wit:

Beginning at the west corner of this parcel of land, being also the south corner of Lot G, the coordinates of said point of beginning referred to Government Survey Triangulation Station “KAPUKAWAA” being 16,963.82 feet south and 14,359.32 feet east, thence running by azimuths measured clockwise from true South:

1.   243°   30’             1,524.45 feet along Lot G along remainder of (Lot 6) R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

2.   328°   37’               464.20 feet along Lot J along remainder of (Lot 6) R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

3.    62°   46’             1,555.25 feet along Lot J along remainder of (Lot 6) R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

4.   152°   27’               482.50 feet along Lot 7 along remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku to the point of beginning and containing an area of 16.707 acres.

Together with that certain Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Land of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

Together with a nonexclusive, perpetual easement for the purpose of constructing, maintaining and operating a water delivery system over and across Easement “1” and Easement “2” for roadway, powerline, equipment and waterline purposes, as set forth by instrument dated — (acknowledged December 12, 2002), recorded in said Bureau as Document No. 2003-004964, more particularly described therein, and subject to the terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained therein.

Together with a nonexclusive, perpetual easement for the purpose of constructing, maintaining and operating a water delivery system, over and across Easement “A” for access,

utility, water pipeline and well site purposes, as set forth in instrument dated — (acknowledged December 12, 2002), recorded in said Bureau as Document No. 2003-004965, more particularly described therein, and subject to the terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained therein.

Assignment and Assumption of Easements, dated — (acknowledged June 25, 2003), recorded in said Bureau as Document No. 2003-131938, by Mac Farms of Hawaii, Inc., a Hawaii corporation, “Assignor”, to Kapua Orchard Estates, LLC, a Delaware limited liability company, “Assignee”.

BEING a portion of the land conveyed to Kapua Orchard Estates, LLC, a Delaware limited liability company, by Warranty Deed dated June 27, 2003, recorded in said Bureau as Document No. 2003-131937, from Mac Farms of Hawaii, Inc., a Hawaii corporation.

SUBJECT, HOWEVER, to the following:

(a)           Reservation in favor of the State of Hawaii of all mineral and metallic mines.

(b)           Right-of-Entry dated February 10, 1966 to Hawaii Electric Light Company, Inc. for the purpose of installing, removing, maintaining and repairing pole and wire lines until such time as an appropriate easement is granted to said Company.

(c)           Designation of Easement “R-2” for roadway and utility purposes, as shown on Subdivision Map prepared by Gary S. Takamoto, Registered Professional Land Surveyor with ControlPoint Surveying, Inc., dated September 21, 2001, revised November 25, 2002.

(d)           Designation of Easement “R-3-A” for roadway and utility purposes, as shown on Subdivision Map prepared by Gary S. Takamoto, Registered Professional Land Surveyor with ControlPoint Surveying, Inc., dated September 21, 2001, revised November 25, 2002.

(e)           Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Lands of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

(f)            Right-of-Entry dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 108, in favor of Farms of Kapua, Ltd., a California limited partnership, granting the right to explore for water on its land, to construct, install and operate water delivery systems thereon, and to use and remove such water in accordance with the terms contained therein, for a period of 2 years from the date hereof.

(g)           Terms and provisions contained in Declaration of Reciprocal Restrictive Covenants dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 410.

(h)           Grant of Easements (Roadway, Right-of-Way Access, Landscaping, Etc.), to One Keahole Partners, a Hawaii general partnership, dated — (acknowledged December 12, 2002), recorded in said Bureau as Document No. 2003-004966, granting two (2) nonexclusive, perpetual 80-foot-wide easements (Easements R-1-A and Easement R-3-A) and one (1) non-exclusive, perpetual 50-foot wide easement (Easement R-4), for purposes of roadway, right-of-way access, service, and utilities including electricity and telephones and pipelines for sewer and water, over portions of the Mac Farms Lands, more particularly described therein.

(i)            Terms and provisions contained in Declaration, Confirmation and Cancellation of Easement Rights and Grant of Easements dated June 27, 2003, recorded in said Bureau as Document No. 2003-131936.

(j)            Claims arising out of customary and traditional rights and practices, including without limitation those exercised for subsistence, cultural, religious, access or gathering purposes, as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.

PARCEL SEVENTEEN:

Tax Key:    8-9-012-001 (3):

All of that certain parcel of land (portion of the land described in and covered by Royal Patent Number 6853, Land Commission Award Number 9971, Apana 30 to W. P. Leleiohoku) situate, lying and being on the easterly side of Hawaii Belt Road at Kapua, District of South Kona, Island and County of Hawaii, State of Hawaii, and thus bounded and described as per metes and bounds description dated June 25, 1981, from a map dated October 10, 1979, to-wit:

Beginning at “OONO MONUMENT” situated on the south boundary of this parcel of land, being also the north boundary of the Government land of Kaulanamauna, the coordinates of which point referred to Government Survey Triangulation Station “KAPUKAWAA” being 19,956.85 feet south and 22,697.26 feet east, and running by azimuths measured clockwise from true South:

1.    53°   19’                  89.33                feet along the north boundary of the Government land of Kaulanamauna, to the easterly side of Hawaii Belt Road;

2.   150°   55’               703.07                feet along the easterly side of Hawaii Belt Road;

3.   320°   00’               378.69                feet along the west side of the old Mamalahoa Highway;

4.   327°   22’               319.60                feet along the west side of the old Mamalahoa Highway;

5.    52°   53’     40”         2.99                feet along the north boundary of the Government land of Kaulanamauna, to the point of beginning and containing an area of 0.916 acre.

Together with that certain Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Land of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

BEING a portion of the land conveyed to Kapua Orchard Estates, LLC, a Delaware limited liability company, by Warranty Deed dated June 27, 2003, recorded in said Bureau as Document No. 2003-131937, from Mac Farms of Hawaii, Inc., a Hawaii corporation.

SUBJECT, HOWEVER, to the following:

(a)           Reservation in favor of the State of Hawaii of all mineral and metallic mines.

(b)           Right-of-entry dated February 10, 1966 to Hawaii Electric Light Company, Inc. for the purpose of installing, removing, maintaining and repairing pole and wire lines until such time as an appropriate easement is granted to said Company.

(c)           Restricted abutter’s rights of vehicle access into and from Hawaii Belt Road, Federal Aid Project No. BF-011-1(3), as conveyed to the State of Hawaii, by Deed dated December 31, 1959, recorded in said Bureau in Liber 3827, Page 428.

(d)           Utility Easement Agreement dated May 28, 1982, but effective as provided therein, recorded in said Bureau in Liber 16368, Page 776, by and among Lands of Kapua, a Hawaii general partnership, Mac Farms of Hawaii, Inc., a Hawaii corporation, and Farms of Kapua, Ltd., a California limited partnership.

(e)           Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Lands of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

(f)            Grant to Hawaii Electric Light Company, Inc., a Hawaii corporation, dated September 16, 1993, recorded in said Bureau as Document No. 93-167247, granting a perpetual right and easement to construct, reconstruct, repair, maintain and operate pole and wire lines and/or underground lines and to use such appliances and equipment as may by necessary for the transmission and distribution of electricity.

(g)           Terms and provisions contained in Declaration, Confirmation and Cancellation of Easement Rights and Grant of Easements dated June 27, 2003 recorded in said Bureau as Document No. 2003-131936.

(h)           Terms and provisions, contained in Declaration of Reciprocal Restrictive Covenants dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 410.

(i)            Claims arising out of customary and traditional rights and practices, including without limitation those exercised for subsistence, cultural, religious, access or gathering purposes, as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.

PARCEL EIGHTEEN:

Tax Key:    8-9-012-002 (3)

All of that certain parcel of land (portion of the land described in and covered by Royal Patent Number 6853, Land Commission Award Number 9971, Apana 30 to W. P. Leleiohoku) situate, lying and being at Kapua, District of South Kona, Island and County of Hawaii, State of Hawaii, being ROAD PARCEL “A”, and thus bounded and described:

Beginning at the most southerly corner of this parcel of land and on the Kapua-Kaulanamauna boundary, the coordinates of said point of beginning referred to Government Survey Triangulation Station “KAPUKAWAA” being 19,955.05 feet south and 22,699.64 feet east, and running thence by azimuths measured clockwise from true South:

1.   147°   22’     00”       319.60             feet along the remainder of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

2.   140°   00’     00”       378.69             feet along same;

3.   150°   55’     00”       211.22             feet along the northeast side of Hawaii Belt Road;

4.   320°   00’     00”       588.67             feet along Lot 27-D;

5.   327°   22’     00”       319.06             feet along same;

6.    52°   53’     40”        40.12               feet along the land of Kaulanamauna to the point of beginning and containing an area of 0.737 acre.

Together with that certain Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Land of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

BEING a portion of the land conveyed to Kapua Orchard Estates, LLC, a Delaware limited liability company, by Warranty Deed dated June 27, 2003, recorded in said Bureau as Document No. 2003-131937, from Mac Farms of Hawaii, Inc., a Hawaii corporation.

SUBJECT, HOWEVER, to the following:

(a)           Reservation in favor of the State of Hawaii of all mineral and metallic mines.

(b)           Right-of-entry dated February 10, 1966 to Hawaii Electric Light Company, Inc. for the purpose of installing, removing, maintaining and repairing pole and wire lines until such time as an appropriate easement is granted to said Company.

(c)           Easement in favor of the public over and across those portions of the old Mamalahoa Highway covered hereinabove, more specifically referred to as Road Parcels “A”, area 0.737 acre, “B”, area 3.510 acres, “C”, area 0.670 acre, “D”, area 1.047 acres, “E”, area 3.227 acres, and “F”, area 1.864 acres.

(d)           Utility Easement Agreement dated May 28, 1982, but effective as provided therein, recorded in said Bureau in Liber 16368, Page 776, by and among Lands of Kapua, a Hawaii general partnership, Mac Farms of Hawaii, Inc., a Hawaii corporation, and Farms of Kapua, Ltd., a California limited partnership.

(e)           Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Lands of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

(f)            Rights of others who may have easement or access rights in the land described hereinabove.

(g)           Terms and provisions contained in Declaration, Confirmation and Cancellation of Easement Rights and Grant of Easements dated June 27, 2003 recorded in said Bureau as Document No. 2003-131936.

(h)           Terms and provisions, contained in Declaration of Reciprocal Restrictive Covenants dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 410.

(i)            Claims arising out of customary and traditional rights and practices, including without limitation those exercised for subsistence, cultural, religious, access or gathering purposes, as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.

PARCEL NINETEEN:

Tax Key:    8-9-012-003 (3):

All of that certain parcel of land (being a portion of the land described in and covered by Royal Patent Number 6853, Land Commission Award 9971, Apana 30 to W. P. Leleiohoku) situate, lying and being on the northeast side of Hawaii Belt Road at Kapua, District of South Kona, Island and County of Hawaii, State of Hawaii, being LOT 27-D, and thus bounded and described:

Beginning at the northwest corner of this parcel of land on the northeast side of Hawaii Belt Road, the coordinates of which referred to Government Survey Triangulation

Station “KAPUKAWAA” being 18,851.61 feet south and 21,981.20 feet east, and running by azimuths measured clockwise from true South:

1.   232°   50’              6,692.98              feet along 40-foot road reserve;

2.   330°   55’              1,333.62              feet along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku to the Government Land of Kaulanamauna (Lot 27-C);

3.    52°   53’     40”    6,559.43              feet along the Government Land of Kaulanamauna;

4.   147°   22’                319.06               feet along the easterly side of old Mamalahoa Highway;

5.   140°   00’                588.67               feet along the easterly side of old Mamalahoa Highway;

6.   150°   55’                  33.12               feet along the easterly side of Hawaii Belt Road;

7.   240°   55’                    5.00               feet along the easterly side of Hawaii Belt Road;

8.   150°   55’                100.00               feet along the easterly side of Hawaii Belt Road;

9.    60°   55’                     5.00               feet along the easterly side of Hawaii Belt Road;

10.  150°   55’               278.33               feet along the easterly side of Hawaii Belt Road to the point of beginning and containing an area of 200.661 acres, more or less.

Together with that certain Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Land of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

BEING a portion of the land conveyed to Kapua Orchard Estates, LLC, a Delaware limited liability company, by Warranty Deed dated June 27, 2003, recorded in said Bureau as Document No. 2003-131937, from Mac Farms of Hawaii, Inc., a Hawaii corporation.

SUBJECT, HOWEVER, to the following:

(a)           Reservation in favor of the State of Hawaii of all mineral and metallic mines.

(b)           Right-of-entry dated February 10, 1966 to Hawaii Electric Light Company, Inc. for the purpose of installing, removing, maintaining and repairing pole and wire lines until such time as an appropriate easement is granted to said Company.

(c)           Restricted abutter’s rights of vehicle access into and from Hawaii Belt Road, Federal Aid Project No. BF-011-1(3), as conveyed to the State of Hawaii, by Deed dated December 31, 1959, recorded in said Bureau in Liber 3827, Page 428.

(d)           Utility Easement Agreement dated May 28, 1982, but effective as provided therein, recorded in said Bureau in Liber 16368, Page 776, by and among Lands of Kapua, a Hawaii general partnership, Mac Farms of Hawaii, Inc., a Hawaii corporation, and Farms of Kapua, Ltd., a California limited partnership.

(e)           Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369 at Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Lands of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

(f)            Grant to Hawaii Electric Light Company, Inc., a Hawaii corporation, dated September 16, 1993, recorded in said Bureau as Document No. 93-167247, granting a perpetual right and easement to construct, reconstruct, repair, maintain and operate pole and wire lines and/or underground lines and to use such appliances and equipment as may by necessary for the transmission and distribution of electricity.

(g)           Terms and provisions contained in Declaration, Confirmation and Cancellation of Easement Rights and Grant of Easements dated June 27, 2003 recorded in said Bureau as Document No. 2003-131936.

(h)           Terms and provisions, contained in Declaration of Reciprocal Restrictive Covenants dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 410.

(i)            Claims arising out of customary and traditional rights and practices, including without limitation those exercised for subsistence, cultural, religious, access or gathering purposes, as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.

PARCEL TWENTY:

Tax Key:    8-9-012-004 (3):

All of that certain parcel of land situate on the east side of Hawaii Belt Road at Kapua, District of South Kona, Island and County of Hawaii, State of Hawaii, being EASEMENT “A”, and thus bounded and described:

Beginning at the northwest corner of this parcel of land at the southwest corner of Lot 27-E and on the east side of Hawaii Belt Road, the coordinates of which referred to Government Survey Triangulation Station “KAPUKAWAA” being 18,816.33 feet south and 21,961.56 feet east and running by azimuths measured clockwise from true South:

1.   232°   50’             6,692.98               feet along Lots 27-E, 15, 25 and 27;

2.   330°   55’                 40.40                feet along Easement “B”;

3.    52°   50’             6,692.98                feet along Lot 27-D, along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

4.   150°   55’                 40.40                feet along the east side of Hawaii Belt Road to the point of beginning and containing an area of 6.146 acres.

Together with that certain Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369 at Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Land of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

BEING a portion of the land conveyed to Kapua Orchard Estates, LLC, a Delaware limited liability company, by Warranty Deed dated June 27, 2003, recorded in said Bureau as Document No. 2003-131937, from Mac Farms of Hawaii, Inc., a Hawaii corporation.

SUBJECT, HOWEVER, to the following:

(a)           Reservation in favor of the State of Hawaii of all mineral and metallic mines.

(b)           Right-of-entry dated February 10, 1966 to Hawaii Electric Light Company, Inc. for the purpose of installing, removing, maintaining and repairing pole and wire lines until such time as an appropriate easement is granted to said Company.

(c)           Easement in favor of Lots 27-B-1 and 15 and Parcel A for roadway purposes.

(d)           Easement “A” in favor of Parcel A for roadway and utility purposes.

(e)           Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Lands of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

(f)            Rights of others who may have easement or access rights in the land described hereinabove.

(g)           Terms and provisions contained in Declaration, Confirmation and Cancellation of Easement Rights and Grant of Easements dated June 27, 2003 recorded in said Bureau as Document No. 2003-131936.

(h)           Terms and provisions, contained in Declaration of Reciprocal Restrictive Covenants dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 410.

(i)            Claims arising out of customary and traditional rights and practices, including without limitation those exercised for subsistence, cultural, religious, access or gathering purposes, as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.

PARCEL TWENTY-ONE:

Tax Key:    8-9-012-005 (3):

All of that certain parcel of land (portion of the land described in and covered by Royal Patent Number 6853, Land Commission Award Number 9971, Apana 30 to W. P. Leleiohoku) situate, lying and being on the northeasterly side of Hawaii Belt Road at Kapua, District of South Kona, Island and County of Hawaii, State of Hawaii, being LOT 27-E, and thus bounded and described:

Beginning at the northwest corner of this parcel of land on the northeast side of Hawaii Belt Road, the coordinates of which referred to Government Survey Triangulation Station “KAPUKAWAA” being 17,793.85 feet south and 21,392.84 feet east, and running by azimuths measured clockwise from true South:

1.   232°   50’             1,757.66               feet along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku (Lot 27-A);

2.   330°   55’             1,170.00               feet along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku (Lot 15);

3.    52°   50’             1,757.66                feet along 40-foot road reserve;

4.   150°   55’             1,170.00               feet along the easterly side of Hawaii Belt Road to the point of beginning and containing an area of 46.741 acres, more or less.

Together with that certain Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Land of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

BEING a portion of the land conveyed to Kapua Orchard Estates, LLC, a Delaware limited liability company, by Warranty Deed dated June 27, 2003, recorded in said Bureau as Document No. 2003-131937, from Mac Farms of Hawaii, Inc., a Hawaii corporation.

SUBJECT, HOWEVER, to the following:

(a)           Reservation in favor of the State of Hawaii of all mineral and metallic mines.

(b)           Right-of-entry dated February 10, 1966 to Hawaii Electric Light Company, Inc. for the purpose of installing, removing, maintaining and repairing pole and wire lines until such time as an appropriate easement is granted to said Company.

(c)           Restricted abutter’s rights of vehicle access into and from Hawaii Belt Road, Federal Aid Project No. BF-011-1(3), as conveyed to the State of Hawaii, by Deed dated December 31, 1959, recorded in said Bureau in Liber 3827, Page 428.

(d)           Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Lands of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

(e)           Grant to Hawaii Electric Light Company, Inc., a Hawaii corporation, dated September 16, 1993, recorded in said Bureau as Document No. 93-167247, granting a perpetual right and easement to construct, reconstruct, repair, maintain and operate pole and wire lines and/or underground lines and to use such appliances and equipment as may by necessary for the transmission and distribution of electricity.

(f)            Terms and provisions contained in Declaration, Confirmation and Cancellation of Easement Rights and Grant of Easements dated June 27, 2003 recorded in said Bureau as Document No. 2003-131936.

(g)           Terms and provisions, contained in Declaration of Reciprocal Restrictive Covenants dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 410.

(h)           Claims arising out of customary and traditional rights and practices, including without limitation those exercised for subsistence, cultural, religious, access or gathering purposes, as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.

PARCEL TWENTY-TWO:

Tax Key:    8-9-012-006 (3):

All of that certain parcel of land (portion of the land described in and covered by Royal Patent Number 6853, Land Commission Award Number 9971, Apana 30 to W. P. Leleiohoku) situate, lying and being at Kapua, District of South Kona, Island and County of Hawaii, State of Hawaii, being LOT 15, and thus bounded and described:

Beginning at the southwest corner of this parcel of land on the north side of a 40-foot road, the coordinates of which referred to Government Survey Triangulation Station “KAPUKAWAA” being 17,754.45 feet south and 23,362.21 feet east, and running by azimuths measured clockwise from true South:

1.   150°   55’             1,170.00               feet along Lot 27-E, along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

2.   232°   50’             4,267.16               feet along Lot 27, along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

3.   335°   43’     30”       853.16             feet along Lot 27, along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

4.   330°   55’               330.00                feet along Lot 27, along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

5.    52°   50’             4,194.92                feet along 40-foot road, along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku to the point of beginning and containing an area of 112.244 acres, more or less.

Together with that certain Easement Agreement dated May 28, 1982, recorded in Liber 16369 at Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Land of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

BEING a portion of the land conveyed to Kapua Orchard Estates, LLC, a Delaware limited liability company, by Warranty Deed dated June 27, 2003, recorded in said Bureau as Document No. 2003-131937, from Mac Farms of Hawaii, Inc., a Hawaii corporation.

SUBJECT, HOWEVER, to the following:

(a)           Reservation in favor of the State of Hawaii of all mineral and metallic mines.

(b)           Right-of-entry dated February 10, 1966 to Hawaii Electric Light Company, Inc. for the purpose of installing, removing, maintaining and repairing pole and wire lines until such time as an appropriate easement is granted to said Company.

(c)           Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Lands of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

(d)           Terms and provisions contained in Declaration, Confirmation and Cancellation of Easement Rights and Grant of Easements dated June 27, 2003 recorded in said Bureau as Document No. 2003-131936.

(e)           Terms and provisions, contained in Declaration of Reciprocal Restrictive Covenants dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 410.

(f)            Claims arising out of customary and traditional rights and practices, including without limitation those exercised for subsistence, cultural, religious, access or gathering purposes, as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.

PARCEL TWENTY-THREE:

Tax Key:    8-9-012-007 (3):

All of that certain parcel of land (being portion(s) of the land(s) described in and covered by Royal Patent Number 6853, Land Commission Award Number 9971, Apana 30 to W. P. Leleiohoku), situate, lying and being on the northeasterly side of Hawaii Belt Road (F.A.P. No. BF-011-(3)) and approximately 2,500 feet northwest of Government Land of Kaulanamauna, at Kapua, District of South Kona, Island and County of Hawaii, State of Hawaii, being LOT 27-A, and thus bounded and described:

Beginning at a 3/4” pipe in concrete at the southwest corner of this parcel of land, being also the northwest corner of Lot 27-E, said lot being a portion of Ahupuaa of Kapua and being also a portion of Royal Patent Number 6853, Land Commission Award Number 9971, Apana 30 to W. P. Leleiohoku, and on the northeast side of Hawaii Belt Road (F.A.P. No. BF-011-(3)), the coordinates of said point of beginning referred to Government Survey Triangulation Station “PUU NAHAHA 2” being 6,148.69 feet south and 14,871.88 feet east, and running by azimuths measured clockwise from true South:

1.   150°   55’     22.3”   377.72              feet along the northeast side of Hawaii Belt Road (F.A.P. No. BF-011-(3)) to a 1/2” pipe in concrete;

2.   Thence along the northeast side of Hawaii Belt Road (F.A.P. No. BF-011-(3)) on a curve to the left with a radius of 12,040.00 feet, the chord azimuth and distance being:

149°   56’     07.5”         414.98              feet;

3.   Thence along the northeast side of Hawaii Belt Road (F.A.P. No. BF-011-(3)) on a curve to the left with a radius of 12,040.00 feet, the chord azimuth and distance being:

148°   51’     10.10”        40.00               feet;

4.   Thence along the northeast side of Hawaii Belt Road (F.A.P. No. BF-011-(3)) on a curve to the left with a radius of 12,040.00 feet, the chord azimuth and distance being:

148°   08’     43.25”      257.33               feet to a 1/2” pipe;

5.   Thence along the northeast side of Hawaii Belt Road (F.A.P. No. BF-011-(3)) on a curve to the left with a radius of 12,040.00 feet, the chord azimuth and distance being:

145°   50’     39.43”      709.65               feet to a 1/2” pipe in concrete;

6.   232°   50’     22”    6,663.81             feet along Lot 17 being a portion of Ahupuaa of Kapua, same being also a portion of R.P. 6853, L.C. Aw. 9971, Ap. 30 to W. P. Leleiohoku to a 1/2” pipe in concrete and passing over the following: nail in rock at 559.68 feet; 1/2” pipe at 1,593.81 feet; 1/2” pipe at 2,513.81 feet; 1/2” pipe at 3,413.81 feet; 1/2” pipe at 4,353.81 feet; 3/8” rebar at 5,013.81 feet and a 1/2” pipe at 5,843.81 feet;

7.   280°   30’     22”      348.26              feet along Lot 17 being a portion of Ahupuaa of Kapua, same being also a portion of R.P. 6853, L.C. Aw. 9971, Ap. 30 to W. P. Leleiohoku to a 1/2” pipe in concrete;

8.   344°   10’     22”   2,744.87              feet along Lot 27-B-1, being a portion of Ahupuaa of Kapua, same being also a portion of R.P. 6853, L.C. Aw. 9971, Ap. 30 to W. P. Leleiohoku to a 1/2” pipe in concrete and passing over the following: spike at 1,000.00 feet and a spike at 2,000.00 feet;

9.    52°   50’     22”       740.40              feet along Easement “A”, being a 40 ft. road reserve being a portion of Ahupuaa of Kapua, same being also a portion of R.P. 6853, L.C. Aw. 9971, Ap. 30 to W. P. Leleiohoku to a 1/2” pipe in concrete;

10.  150°   55’     22”     330.00              feet along Lot 15, being a portion of Ahupuaa of Kapua, same being also a portion of R.P. 6853, L.C. Aw. 9971, Ap. 30 to W. P. Leleiohoku to a 1/2” pipe in concrete;

11.  155°   43’     52”     853.16              feet along Lot 15, being a portion of Ahupuaa of Kapua, same being also a portion of R.P. 6853, L.C. Aw. 9971, Ap. 30 to W. P. Leleiohoku to a 1/2” pipe in concrete;

12.   52°   50’     22”   6,024.82              feet along Lot 15 and 27-E, being a portion of Ahupuaa of Kapua, same being also a portion of R.P. 6853, L.C. Aw. 9971, Ap. 30 to W. P. Leleiohoku to the point of beginning and passing over the following: 1/2” pipe at 610.00 feet; 1/2” pipe at 1,530.00 feet; 1/2” pipe at 2,400.00 feet; 1/2” pipe at 2,970.00 feet; 1/2” pipe at 3,970.00 feet; 3/8” rebar at 4,590.00 feet and a 1/2” pipe at 5,575.00 feet and containing an area of 300.002 acres, more or less.

Together with that certain Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Land of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

BEING a portion of the land conveyed to Kapua Orchard Estates, LLC, a Delaware limited liability company, by Warranty Deed dated June 27, 2003, recorded in said Bureau as Document No. 2003-131937, from Mac Farms of Hawaii, Inc., a Hawaii corporation.

SUBJECT, HOWEVER, to the following:

(a)           Reservation in favor of the State of Hawaii of all mineral and metallic mines.

(b)           Restricted abutter’s rights of vehicle access into and from Hawaii Belt Road, Federal Aid Project No. BF-011-1(3), as conveyed to the State of Hawaii, by Deed dated December 31, 1959, recorded in said Bureau in Liber 3827, Page 428.

(c)           Restriction of vehicular access rights along courses 1, 2, 4 and 5 of said parcel.

(d)           Terms and provisions contained in Declaration, Confirmation and Cancellation of Easement Rights and Grant of Easements dated June 27, 2003 recorded in said Bureau as Document No. 2003-131936.

(e)           Terms and provisions, contained in Declaration of Reciprocal Restrictive Covenants dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 410.

(f)            Claims arising out of customary and traditional rights and practices, including without limitation those exercised for subsistence, cultural, religious, access or gathering purposes, as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.

PARCEL TWENTY-FOUR:

Tax Key:    8-9-012-009 (3):

All of that certain parcel of land (portion of the land described in and covered by Royal Patent Number 6853, Land Commission Award 9971, Apana 30 to W. P. Leleiohoku) situate, lying and being on the northeasterly side of Hawaii Belt Road (F.A.P. No. BF-011-1(3)) at Kapua, District of South Kona, Island and County of Hawaii, State of Hawaii, being LOT 16-A, and thus bounded and described as per survey dated December 4, 1984, to-wit:

Beginning at the westernmost corner of this parcel of land, being also the southwesterly corner of Lot 20-B and a point on the northeasterly side of the Hawaii Belt Road (F.A.P. No. BF-011-1(3)), the coordinates of said point of beginning referred to Government Survey Triangulation Station “KAPUKAWAA” being 14,712.47 feet south and 19,111.16 feet east, and running by azimuths measured clockwise from true South:

Thence, for the next thirteen (13) courses following along the remainder of Royal Patent 6853, Land Commission Award 9971, Apana 30 to W. P. Leleiohoku:

1.   232°   50’             3,970.86               feet along Lot 20-B and along the southerly end of an existing 40-foot wide Road Reserve to a point;

2.   155°   30’             2,504.79               feet along an existing 40-foot wide Road Reserve to a point;

Thence, for the next eleven (11) courses following along Lot 17-A of this subdivision:

3.   245°   30’                 809.40              feet to a point;

4.   328°   00’              3,274.09              feet to a point;

5.    52°   50’                  575.72              feet to a point;

6.   322°   50’                   50.00              feet to a point;

7.    52°   50’               2,916.45              feet to a point;

Thence, following on a curve to the left with a radius of 275.00 feet, the chord azimuth and distance being:

8.    28°   25’                  227.35              feet to a point;

9.     4°   00’                   245.77              feet to a point;

Thence, following on a curve to the right with a radius of 325.00 feet, the chord azimuth and distance being:

10.   30°   55’     30”      294.34              feet to a point;

11.   57°   51’                 299.67              feet to a point;

12.   57°   05’                 427.36              feet to a point;

Thence, following on a curve to the left with a radius of 30.00 feet, the chord azimuth and distance being:

13.    9°   05’     59”         44.58              feet to a point;

Thence, following along the northeasterly side of Hawaii Belt Road (F.A.P. No. BF-011-1(3)) on a curve to the left with a radius of 12,040.00 feet, the chord azimuth and distance being:

14.  140°   51’     12.5”  110.38              feet to a point;

Thence, for the next ten (10) courses following along Lot 16-B of this subdivision and along the remainder of Royal Patent 6853, Land Commission Award 9971, Apana 30 to W. P. Leleiohoku:

Thence, following on a curve to the left with a radius of 30.00 feet, the chord azimuth and distance being:

15.  278°   50’     13.5”   39.96               feet to a point;

16.  237°   05’               439.71               feet to a point;

17.  237°   51’               300.00               feet to a point;

Thence, following on a curve to the left with a radius of 275.00 feet, the chord azimuth and distance being:

18.  210°   55’     30”    249.05               feet to a point;

19.  133°   00’               430.00               feet to a point;

20.   43°   00’                192.00               feet to a point;

21.  128°   00’               455.00               feet to a point;

22.   38°   00’                380.00               feet to a point;

23.  308°   00’               180.02               feet to a point;

24.   46°   00’                330.26               feet to a point;

Thence, following along the northeasterly side of Hawaii Belt Road (F.A.P. No. BF-011-1(3)) on a curve to the left with a radius of 12,040.00 feet, the chord azimuth and distance being:

25.  136°   36’     03.5”     623.75           feet to a point;

26.  135°   07’               151.70               feet along the northeasterly side of Hawaii Belt Road (F.A.P. No. BF-011-1(3)) to the point of beginning and containing an area of 166.322 acres, more or less.

Together with that certain Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Land of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

BEING a portion of the land conveyed to Kapua Orchard Estates, LLC, a Delaware limited liability company, by Warranty Deed dated June 27, 2003, recorded in said Bureau as Document No. 2003-131937, from Mac Farms of Hawaii, Inc., a Hawaii corporation.

SUBJECT, HOWEVER, to the following:

(a)           Reservation in favor of the State of Hawaii of all mineral and metallic mines.

(b)           Right-of-entry dated February 10, 1966 to Hawaii Electric Light Company, Inc. for the purpose of installing, removing, maintaining and repairing pole and wire lines until such time as an appropriate easement is granted to said Company.

(c)           Restricted abutter’s rights of vehicle access into and from Hawaii Belt Road, Federal Said Project No. BF-011-1(3), as conveyed to the State of Hawaii, by Deed dated December 31, 1959, recorded in said Bureau in Liber 3827, Page 428.

(d)           Easement in favor of Lots 16B, 17A and Parcel A.

(e)           Easements “D-1” and “1” in favor of Parcel A.

(f)            Easement “1” (50 feet wide) for access purposes and Easement “D-1” (50 feet wide).

(g)           Access and Utility Easement “1” (80 feet wide) as shown on Tax Maps.

(h)           Declaration, Confirmation and Cancellation of Easement Rights and Grant of Easements dated June 27, 2003, recorded in said Bureau as Document No. 2003-131936.

(i)            Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Lands of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

(j)            Terms and provisions contained in Declaration, Confirmation and Cancellation of Easement Rights and Grant of Easements dated June 27, 2003 recorded in said Bureau as Document No. 2003-131936.

(k)           Terms and provisions, contained in Declaration of Reciprocal Restrictive Covenants dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 410.

(l)            Claims arising out of customary and traditional rights and practices, including without limitation those exercised for subsistence, cultural, religious, access or gathering purposes, as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.

PARCEL TWENTY-FIVE:

Tax Key:    8-9-012-010 (3):

All of that certain parcel of land (portion of the land described in and covered by Royal Patent Number 6853, Land Commission Award Number 9971, Apana 30 to W. P. Leleiohoku) situate, lying and being on the northwesterly side of Hawaii Belt Road at Kapua,

District of South Kona, Island and County of Hawaii, State of Hawaii, being LOT 20-B, and thus bounded and described:

Beginning at the northwesterly corner of this parcel of land on the westerly side of Hawaii Belt Road, the coordinates of which referred to Government Survey Triangulation Station “KAPUKAWAA” being 13,589.95 feet south and 18,039.63 feet east, and running by azimuths measured clockwise from true South:

1.   245°   30’             4,343.74               feet along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

2.   335°   30’                604.80               feet along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku, along 40-foot road reserve;

3.    52°   50’              3,929.86               feet along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku, along Lot 16 to the westerly side of Hawaii Belt Road;

4.   135°   07’                332.71               feet along the westerly side of Hawaii Belt Road;

5.   225°   07’                    5.00               feet along the westerly side of Hawaii Belt Road;

6.   135°   07’                150.00               feet along the westerly side of Hawaii Belt Road;

7.    45°   07’                     5.00               feet along the westerly side of Hawaii Belt Road;

8.   135°   07’                182.02               feet along the westerly side of Hawaii Belt Road;

thence following along the westerly side of Hawaii Belt Road, on a curve to the right with a radius of 11,960.00 feet, the chord azimuth and distance being:

9.   137°   14’     33.7”  887.38               feet to the point of beginning and containing an area of 100.017 acres, more or less.

Together with that certain Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Land of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

BEING a portion of the land conveyed to Kapua Orchard Estates, LLC, a Delaware limited liability company, by Warranty Deed dated June 27, 2003, recorded in said Bureau as Document No. 2003-131937, from Mac Farms of Hawaii, Inc., a Hawaii corporation.

SUBJECT, HOWEVER, to the following:

(a)           Reservation in favor of the State of Hawaii of all mineral and metallic mines.

(b)           Right-of-entry dated February 10, 1966 to Hawaii Electric Light Company, Inc. for the purpose of installing, removing, maintaining and repairing pole and wire lines until such time as an appropriate easement is granted to said Company.

(c)           Restricted abutter’s rights of vehicle access into and from Hawaii Belt Road, Federal Aid Project No. BF-011-1(3), as conveyed to the State of Hawaii, by Deed dated December 31, 1959, recorded in said Bureau in Liber 3827, Page 428.

(d)           Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Lands of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

(e)           Terms and provisions contained in Declaration, Confirmation and Cancellation of Easement Rights and Grant of Easements dated June 27, 2003 recorded in said Bureau as Document No. 2003-131936.

(f)            Terms and provisions, contained in Declaration of Reciprocal Restrictive Covenants dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 410.

(g)           Claims arising out of customary and traditional rights and practices, including without limitation those exercised for subsistence, cultural, religious, access or gathering purposes, as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.

PARCEL TWENTY-SIX:

Tax Key:    8-9-012-011 (3):

All of that certain parcel of land (portion of the land described in and covered by Royal Patent Number 6853, Land Commission Award Number 9971, Apana 30 to W. P. Leleiohoku) situate, lying and being on the northwesterly side of Hawaii Belt Road at Kapua, District of South Kona, Island and County of Hawaii, State of Hawaii, being LOT 20-A, and thus bounded and described:

Beginning at the southeast corner of this parcel of land on the westerly side of Hawaii Belt Road, the coordinates of which referred to Government Survey Triangulation Station “KAPUKAWAA” being 13,589.95 feet south and 18,039.63 feet east, and running by azimuths measured clockwise from true South:

Following along the west side of Hawaii Belt Road, on a curve to the right with a radius of 11,960.00 feet, the chord azimuth and distance being:

1.   141°   36’     50.1”     937.09            feet;

2.   245°   30’             4,271.63               feet along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku, along Lot 23;

3.   155°   30’             1,000.00               feet along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku, along Lot 23;

4.   245°   30’               297.00                feet along 40-foot road reserve;

5.   335°   30’             1,909.70               feet along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku, along 40-foot road reserve;

6.    65°   30’             4,343.74                feet along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku to the point of beginning and containing an area of 100.012 acres, more or less.

Together with that certain Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Land of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

BEING a portion of the land conveyed to Kapua Orchard Estates, LLC, a Delaware limited liability company, by Warranty Deed dated June 27, 2003, recorded in said Bureau as Document No. 2003-131937, from Mac Farms of Hawaii, Inc., a Hawaii corporation.

SUBJECT, HOWEVER, to the following:

(a)           Reservation in favor of the State of Hawaii of all mineral and metallic mines.

(b)           Right-of-entry dated February 10, 1966 to Hawaii Electric Light Company, Inc. for the purpose of installing, removing, maintaining and repairing pole and wire lines until such time as an appropriate easement is granted to said Company.

(c)           Restricted abutter’s rights of vehicle access into and from Hawaii Belt Road, Federal Aid Project No. BF-011-1(3), as conveyed to the State of Hawaii, by Deed dated December 31, 1959, recorded in said Bureau in Liber 3827, Page 428.

(d)           Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Lands of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

(e)           Terms and provisions contained in Declaration, Confirmation and Cancellation of Easement Rights and Grant of Easements dated June 27, 2003 recorded in said Bureau as Document No. 2003-131936.

(f)            Terms and provisions, contained in Declaration of Reciprocal Restrictive Covenants dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 410.

(g)           Claims arising out of customary and traditional rights and practices, including without limitation those exercised for subsistence, cultural, religious, access or gathering purposes, as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.

PARCEL TWENTY-SEVEN:

Tax Key:    8-9-012-012 (3):

All of that certain parcel of land (being portion of the land(s) described in and covered by Royal Patent Number 6853, Land Commission Award Number 9971, Apana 30 to W. P. Leleiohoku) situate, lying and being on the east side of Hawaii Belt Road at Kapua, District of South Kona, Island and County of Hawaii, State of Hawaii, being LOT 23 and thus bounded and described:

Beginning at a point at the southwest corner of this parcel of land, on the east side of Hawaii Belt Road, the coordinates of which referred to Government Survey Triangulation Station “KAPUKAWAA” being 12,041.60 feet south and 16,913.10 feet east, and running by azimuths measured clockwise from true South:

Along the south side of proposed 40-foot road, on a curve to the right with a radius of 30.00 feet, the chord azimuth and distance being:

1.   197°   01’     32.8”      44.92             feet;

2.   245°   30’             4,400.00               feet along the south side of proposed 40-foot road, along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

3.   335°   30’             1,000.00               feet along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

4.    65°   30’             4,271.63                feet along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku to the east side of Hawaii Belt Road;

Thence along the east side of Hawaii Belt Road, on a curve to the right with a radius of 11,960.00 feet, the chord azimuth and distance being:

5.   145°   26’     22”       659.68             feet;

6.   237°   01’     11.2”      10.00             feet along the east side of Hawaii Belt Road;

Thence along the east side of Hawaii Belt Road, on a curve to the right with a radius of 11,950.00 feet, the chord azimuth and distance being:

7.   147°   40’     34.7”     273.85            feet;

8.    58°   19’     58.1”      10.00              feet along the east side of Hawaii Belt road;

Thence along the east side of Hawaii Belt Road, on a curve to the right with a radius of 11,960.00 feet, the chord azimuth and distance being:

9.   148°   26’     31.8”      45.66             feet to the point of beginning and containing an area of 100.023 acres, more or less.

BEING the land conveyed to Kapua Orchard Estates, LLC, a Delaware limited liability company, by Warranty Deed dated November 1, 2005, recorded in said Bureau as Document No. 2005-222508, from Dahlas J. Antoku and Mieko Antoku.

SUBJECT, HOWEVER, to the following:

(a)           Reservation in favor of the State of Hawaii of all mineral and metallic mines.

(b)           Restricted abutter’s rights of vehicle access into and from Hawaii Belt Road, Federal Aid Project No. BF-011-1(3), as conveyed to the State of Hawaii, by Deed dated December 31, 1959, recorded in said Bureau in Liber 3827, Page 428.

(c)           Right-of-entry dated February 10, 1966 to Hawaii Electric Light Company, Inc. for the purpose of installing, removing, maintaining and repairing pole and wire lines until such time as an appropriate easement is granted to said Company.

(d)           All existing easements and rights of way, as set forth in Deed dated June 29, 1973, recorded in said Bureau in Liber 9282, Page 1.

(e)           Mortgage and Fixture Filing dated April 4, 2007, filed as Document No. 2007-060798.

PARCEL TWENTY-EIGHT:

Tax Key:    8-9-012-013 (3):

All of that certain parcel of land situate on the east side of Hawaii Belt Road at Kapua, District of South Kona, Island and County of Hawaii, State of Hawaii, being EASEMENT “G”, and thus bounded and described:

Beginning at the north corner of this parcel of land on the east side of Hawaii Belt Road, the coordinates of which referred to Government Survey Triangulation Station

“KAPUKAWAA” being 11,955.31 feet south and 16,860.78 feet east and running by azimuths measured clockwise from true South:

On a curve to the left with a radius of 30.00 feet, the chord azimuth and distance being:

1.   287°   16’     03.2”      39.97             feet;

2.   245°   30’             4,748.76               feet along Lots 26 and 17, along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

3.   335°   30’             2,544.79               feet along Easement “H”, along Lot 16, along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

4.    52°   50’                41.00                  feet along Lot 16, along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

5.   155°   30’             2,513.78               feet along Lots 20-B and 20-A, along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

6.    65°   30’             4,697.00                feet along Lots 20-A and 23, along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

thence following along Lot 23, along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku on a curve to the left with a radius of 30.00 feet, the chord azimuth and distance being:

7.    17°   01’     32.8”      44.92              feet;

thence following along the east side of Hawaii Belt Road on a curve to the right with a radius of 11,960.00 feet, the chord azimuth and distance being:

8.   148°   47’     35.9”     100.94            feet to the point of beginning and containing an area of 6.721 acres.

Together with that certain Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Land of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

BEING a portion of the land conveyed to Kapua Orchard Estates, LLC, a Delaware limited liability company, by Warranty Deed dated June 27, 2003, recorded in said Bureau as Document No. 2003-131937, from Mac Farms of Hawaii, Inc., a Hawaii corporation.

SUBJECT, HOWEVER, to the following:

(a)           Reservation in favor of the State of Hawaii of all mineral and metallic mines.

(b)           Right-of-entry dated February 10, 1966 to Hawaii Electric Light Company, Inc. for the purpose of installing, removing, maintaining and repairing pole and wire lines until such time as an appropriate easement is granted to said Company.

(c)           Easement in favor of Lots 20A, 20B, 17-A, 16-A, 27-B-1 and Parcel A for roadway and utility purposes.

(d)           Easement Agreement dated May 28, 1982, recorded in Liber 16369 at Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Lands of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

(e)           Rights of others who may have easement or access rights in the land described hereinabove.

(f)            Terms and provisions contained in Declaration, Confirmation and Cancellation of Easement Rights and Grant of Easements dated June 27, 2003 recorded in said Bureau as Document No. 2003-131936.

(g)           Terms and provisions, contained in Declaration of Reciprocal Restrictive Covenants dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 410.

(h)           Claims arising out of customary and traditional rights and practices, including without limitation those exercised for subsistence, cultural, religious, access or gathering purposes, as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.

PARCEL TWENTY-NINE:

Tax Key:    8-9-012-014 (3):

All of that certain parcel of land (being a portion of the land described in and covered by Royal Patent Number 6853, Land Commission Award 9971, Apana 30 to W. P. Leleiohoku) situate, lying and being at Kapua, District of South Kona, Island and County of Hawaii, State of Hawaii, being LOT 26, and thus bounded and described:

Beginning at a point at the northwest corner of this parcel of land, on the south side of Government Land of Honomalino, the coordinates of which referred to Government Survey Triangulation Station “KAPUKAWAA” being 8,621.36 feet south and 15,493.42 feet east, and running by azimuths measured clockwise from true South:

1.   250°   52’     40”     3,160.74            feet along the Government Land of Honomalino;

2.   335°   30’             3,331.16               feet along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

3.    65°   30’             3,255.32                feet along 40-foot road along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

Thence following along 40-foot road on a curve to the right with a radius of 30.00 feet, the chord azimuth and distance being:

4.   107°   16’     03.2”      39.97             feet;

Thence following along the east side of the Hawaii Belt Road on a curve to the right with a radius of 11,960.00 feet, the chord azimuth and distance being:

5.   150°   44’     38.6”     713.35            feet;

6.   172°   20’               390.01                feet along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

7.   245°   30’             1,551.32               feet along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

8.   155°   30’               544.50                feet along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

9.    65°   30’               800.00                 feet along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

10.  155°   30’               544.50               feet along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

11.   65°   30’               852.58                feet along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

Thence following along the east side of the Hawaii Belt Road on a curve to the right with a radius of 11,960.00 feet, the chord azimuth and distance being:

12.  161°   25’     04.5”     816.01           feet;

13.  253°   22’     22.4”       5.00             feet along the east side of Hawaii Belt Road;

Thence following along the east side of the Hawaii Belt Road on a curve to the right with a radius of 11,955.00 feet, the chord azimuth and distance being:

14.  163°   51’     01.3”     199.25           feet;

15.   74°   19’     40.2”       5.00              feet along the east side of Hawaii Belt Road;

Thence following along the east side of the Hawaii Belt Road on a curve to the right with a radius of 11,960.00 feet, the chord azimuth and distance being:

16.  165°   20’    44.95”     424.97          feet to the point of beginning and containing an area of 232.262 acres, more or less.

Excepting and reserving all of the certain parcel of land (portion of land(s) described in Royal Patent 6853. L.C. Aw. 9911, Apana 30 to W. P. Leleiohoku) situate at Kapua, South Kona, Island of Hawaii, State of Hawaii, being LOT 26-B, bounded and described as follows:

Beginning at a point at the west corner of this parcel of land the coordinates of said point of beginning referred to Government Survey Triangulation Station “KAPUKAWAA” being 9,457.28 feet south and 15,809.55 feet east and running by azimuths measured clockwise from true South:

1.   252°   05’                          150.00     feet along Lot 26-A;

2.   342°   05’                          150.00     feet along Lot 26-A;

3.    72°   05’                           150.00     feet along Lot 26-A;

4.   162°   05’                          150.00     feet along Lot 26-A to the point of beginning and containing an area of 0.517 acre.

Together with that certain Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Lands of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

BEING a portion of the land conveyed to Kapua Orchard Estates, LLC, a Delaware limited liability company, by Warranty Deed dated June 27, 2003, recorded in said Bureau as Document No. 2003-131937, from Mac Farms of Hawaii, Inc., a Hawaii corporation.

SUBJECT, HOWEVER, to the following:

(a)           Reservation in favor of the State of Hawaii of all mineral and metallic mines.

(b)           Right-of-entry dated February 10, 1966 to Hawaii Electric Light Company, Inc. for the purpose of installing, removing, maintaining and repairing pole and wire lines until such time as an appropriate easement is granted to said Company.

(c)           Restricted abutter’s rights of vehicle access into and from Hawaii Belt Road, Federal Aid Project No. BF-011-1(3), as conveyed to the State of Hawaii, by Deed dated December 31, 1959, recorded in said Bureau in Liber 3827, Page 428.

(d)           Utility Easement Agreement dated May 28, 1982, but effective as provided therein, recorded in said Bureau in Liber 16368, Page 776, by and among Lands of Kapua, a Hawaii general partnership, Mac Farms of Hawaii, Inc., a Hawaii corporation, and Farms of Kapua, Ltd., a California limited partnership.

(e)           Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Lands of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

(f)            Grant to Hawaii Electric Light Company, Inc., a Hawaii corporation, and GTE Hawaiian Telephone Company Incorporated, a Hawaii corporation, now known as Hawaiian Telcom, Inc., dated — (acknowledged October 4, 1988, October 18, 1988 and October 31, 1988), recorded in said Bureau in Liber 22557, Page 11, granting a perpetual right and easement to construct, reconstruct, repair maintain and operate pole and wire lines and/or underground lines and to use such appliances and equipment as may be necessary for the transmission and distribution of electricity.

(g)           Nonexclusive appurtenant easement (40 feet wide) for road and utility purposes over and across Lot 26-A (portion of Royal Patent 6853, L.C. Aw. 9911, Apana 30 to W. P. Leleiohoku) situate at Kapua, South Kona, Island of Hawaii, State of Hawaii, which easement is more particularly described as follows:

Beginning at a point at the northwest corner of this parcel of land and on the easterly side of Hawaii Belt Road Project No. BE 011-1(3) the coordinates of said point of beginning referred to Government Survey Triangulation Station “KAPUKAWAA” being 9,442.88 feet south and 15,724.04 feet east and running by azimuths measured clockwise from true South:

1.   252°  05’                           226.93     feet;

2.   342°  05’                           40.00       feet;

3.    72°  05’                            227.00     feet partly along Lot 26-B to a point at the easterly side of Hawaii Belt Road Project No. BF 011-1(3); thence along the easterly side of Hawaii Belt Road Project No. BE 011-1(3) along a curve to the right having a radius of 11,960.00 feet, the chord azimuth and distance being:

4.   162°  10’           45.2”       40.00       feet to the point of beginning and containing an area of 0.208 acre.

(h)           Terms and provisions contained in Declaration, Confirmation and Cancellation of Easement Rights and Grant of Easements dated June 27, 2003 recorded in said Bureau as Document No. 2003-131936.

(i)            Terms and provisions, contained in Declaration of Reciprocal Restrictive Covenants dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 410.

(j)            Claims arising out of customary and traditional rights and practices, including without limitation those exercised for subsistence, cultural, religious, access or gathering purposes, as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.

PARCEL THIRTY:

Tax Key:  8-9-012-015 (3):

All of that certain parcel of land (portions of the lands described in and covered by Royal Patent Number 6853, Land Commission Award Number 9971, Apana 30 to W. P. Leleiohoku and Land Patent Number —, Land Commission Award Number 10528 to Nahulu, including a portion of the old Mamalahoa Highway) situate, lying and being at Kapua, District of South Kona, Island and County of Hawaii, State of Hawaii, being LOT 26-A, and thus bounded and described as per survey dated October 21, 1966, to-wit:

Beginning at a pipe in concrete at the northwest corner of this parcel of land and on the easterly side of Hawaii Belt Road (F.A.P. No. BF-011-1(3)), the coordinates of which referred to Government Survey Triangulation Station “KAPUKAWAA” being 9,997.44 feet south and 15,916.39 feet east, and running by azimuths measured clockwise from true South:

1.   245°   30’               852.58                feet along Lot 26, along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

2.   335°   30’               544.50                feet along Lot 26, along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

3.   245°   30’               800.00                feet along Lot 26, along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

4.   335°   30’               544.50                feet along Lot 26, along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

5.    65°   30’             1,551.32                feet along Lot 26, along remainder of L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

6.   352°   20’               390.01                feet along the easterly side of the old Mamalahoa Highway;

Thence following along the easterly side of Hawaii Belt Road (F.A.P. No. BF-011-1(3)), on a curve to the right with a radius of 11,960.00 feet, the chord azimuth and distance being:

7.   153°   44’     20.6”     536.86            feet;

8.   235°   44’     40”        63.08              feet along L. C. Aw. 10,380 to Naluhielua;

9.   132°   59’     40”       151.80             feet along L. C. Aw. 10,380 to Naluhielua;

10.   49°   09’     40”         4.55               feet along L. C. Aw. 10,380 to Naluhielua;

Thence following along the easterly side of Hawaii Belt Road (F.A.P. No. BF-011-1(3)), on a curve to the right with a radius of 11,960.00 feet, the chord azimuth and distance being:

11.  155°   48’     34.35”     28.18           feet;

12.  253°   37’     40”        14.24             feet along L. C. Aw. 7940-C to Keliiamaole;

13.  168°   59’     40”       264.00            feet along L. C. Aw. 7940-C to Keliiamaole;

14.   67°   34’     00”        71.28              feet along L. C. Aw. 7940-C to Keliiamaole;

Thence following along the easterly side of Hawaii Belt Road (F.A.P. No. BF-011-1(3)), on a curve to the right with a radius of 11,960.00 feet, the chord azimuth and distance being:

15.  158°   17’     10.7”     491.18           feet to the point of beginning and containing an area of 32.024 acres, more or less.

Excepting and reserving the old Mamalahoa Highway.

Also excepting and reserving Land Patent Number —, Land Commission Award Number 10528 to Nahulu.

Together with that certain Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Land of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

BEING a portion of the land conveyed to Kapua Orchard Estates, LLC, a Delaware limited liability company, by Warranty Deed dated June 27, 2003, recorded in said Bureau as Document No. 2003-131937, from Mac Farms of Hawaii, Inc., a Hawaii corporation.

SUBJECT, HOWEVER, to the following:

(a)           Reservation in favor of the State of Hawaii of all mineral and metallic mines.

(b)           Right-of-entry dated February 10, 1966 to Hawaii Electric Light Company, Inc. for the purpose of installing, removing, maintaining and repairing pole and wire lines until such time as an appropriate easement is granted to said Company.

(c)           Restricted abutter’s rights of vehicle access into and from Hawaii Belt Road, Federal Aid Project No. BF-011-1(3), as conveyed to the State of Hawaii, by Deed dated December 31, 1959, recorded in said Bureau in Liber 3827, Page 428.

(d)           Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Lands of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

(e)           Terms and provisions contained in Declaration, Confirmation and Cancellation of Easement Rights and Grant of Easements dated June 27, 2003 recorded in said Bureau as Document No. 2003-131936.

(f)            Terms and provisions, contained in Declaration of Reciprocal Restrictive Covenants dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 410.

(g)           Claims arising out of customary and traditional rights and practices, including without limitation those exercised for subsistence, cultural, religious, access or gathering purposes, as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.

PARCEL THIRTY-ONE:

Tax Key:    8-9-012-018 (3):

All of that certain parcel of land (portion of the land described in and covered by Royal Patent Number 6853, Land Commission Award Number 9971, Apana 30 to W. P. Leleiohoku) situate, lying and being on the southeasterly side of Hawaii Belt Road (F.A.P. No. BF-011-1(3)) at Kapua, District of South Kona, Island and County of Hawaii, State of Hawaii, being LOT 17-A, and thus bounded and described as per survey dated December 4, 1984, to-wit:

Beginning at the southernmost corner of this parcel of land, being also the northwesterly corner of Lot 27-A and a point on the northeasterly side of the Hawaii Belt Road (F.A.P. No. BF-011-1(3)), the coordinates of said point of beginning referred to Government Survey Triangulation Station “KAPUKAWAA” being 16,264.65 feet south and 20,446.29 feet east and running by azimuths measured clockwise from true South:

Thence, for the next five (5) courses following along the northeasterly side of the Hawaii Belt Road (F.A.P. No. BF-011-1(3));

Thence, following on a curve to the left with a radius of 12,040.00 feet, the chord azimuth and distance being:

1.   143°   52’     18.88”    116.59           feet to a point;

2.   233°   35’     40.2”      10.00             feet to a point;

Thence, following on a curve to the left with a radius of 12,050.00 feet, the chord azimuth and distance being:

3.   142°   45’     32.2”     351.44            feet to a point;

4.    51°   55’     24.2”      10.00              feet to a point;

Thence, following on a curve to the left with a radius of 12,040.00 feet, the chord azimuth and distance being:

5.   141°   31’     11.1”     169.64            feet to a point;

Thence, for the next eleven (11) courses following along Lot 16-A of this subdivision and along the remainder of Royal Patent 6853, Land Commission Award 9971, Apana 30 to W. P. Leleiohoku:

Thence, following on a curve to the right with a radius of 30.00 feet, the chord azimuth and distance being:

6.   189°   05’     59”        44.58              feet to a point;

7.   237°   05’               427.36                feet to a point;

8.   237°   51’               299.67                feet to a point;

Thence, following on a curve to the left with a radius of 325.00 feet, the chord azimuth and distance being:

9.   210°   55’     30”       294.34             feet to a point;

10.  184°   00’               245.77               feet to a point;

Thence, following on a curve to the right with a radius of 275.00 feet, the chord azimuth and distance being:

11.  208°   25’               227.35               feet to a point;

12.  232°   50’             2,916.45              feet to a point;

13.  142°   50’                50.00                feet to a point;

14.  232°   50’               575.72               feet to a point;

15.  148°   00’             3,274.09              feet to a point;

16.   65°   30’               809.40                feet to a point;

Thence, for the next three (3) courses following along the remainder of Royal Patent 6853, Land Commission Award 9971, Apana 30 to W. P. Leleiohoku:

17.  155°   30’                40.00                feet along an existing 40-foot wide Road Reserve to a point;

18.   65°   30’             1,493.44               feet along an existing 40-foot wide Road Reserve to a point;

19.  155°   30’             3,331.16              feet along Lot 26 to a point;

20.  250°   52’     40”     4,835.77           feet along Government Land (State of Hawaii) to a point;

Thence, for the next three (3) courses following along the remainder of Royal Patent 6853, Land Commission Award 9971, Apana 30 to W. P. Leleiohoku:

21.  334°   10’             6,999.97              feet along Lot 27-B-1 to a point;

22.  100°   30’               348.26               feet along Lot 27-A to a point;

23.   52°   50’             6,663.81               feet to the point of beginning and containing an area of 671.256 acres, more or less.

Together with that certain Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Land of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

BEING a portion of the land conveyed to Kapua Orchard Estates, LLC, a Delaware limited liability company, by Warranty Deed dated June 27, 2003, recorded in said Bureau as Document No. 2003-131937, from Mac Farms of Hawaii, Inc., a Hawaii corporation.

SUBJECT, HOWEVER, to the following:

(a)           Reservation in favor of the State of Hawaii of all mineral and metallic mines.

(b)           Right-of-entry dated February 10, 1966 to Hawaii Electric Light Company, Inc. for the purpose of installing, removing, maintaining and repairing pole and wire lines until such time as an appropriate easement is granted to said Company.

(c)           Easements “E” and “H”, being parcels of land 40.00 feet wide for road and utility purposes as set forth in instrument dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 296, more particularly described therein.

(d)           Restricted abutter’s rights of vehicle access into and from Hawaii Belt Road, Federal Aid Project No. BF-011-1(3), as conveyed to the State of Hawaii, by Deed dated December 31, 1959, recorded in said Bureau in Liber 3827, Page 428.

(e)           Utility Easement Agreement dated May 28, 1982, but effective as provided therein, recorded in said Bureau in Liber 16368, Page 776, by and among Lands of Kapua, a Hawaii general partnership, Mac Farms of Hawaii, Inc., a Hawaii corporation, and Farms of Kapua, Ltd., a California limited partnership.

(f)            Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Lands of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

(g)           Easement in favor of Lots 16A, 16B and Parcel A.

(h)           Access and Utility Easement “1” (80 feet wide) as shown on Tax Maps.

(i)            Terms and provisions contained in Declaration, Confirmation and Cancellation of Easement Rights and Grant of Easements dated June 27, 2003 recorded in said Bureau as Document No. 2003-131936.

(j)            Terms and provisions, contained in Declaration of Reciprocal Restrictive Covenants dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 410.

(k)           Claims arising out of customary and traditional rights and practices, including without limitation those exercised for subsistence, cultural, religious, access or gathering purposes, as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.

PARCEL THIRTY-TWO:

Tax Key:    8-9-012-019 (3):

All of that certain parcel of land (portion of the land described in and covered by Royal Patent Number 6853, Land Commission Award Number 9971, Apana 30 to W. P. Leleiohoku) situate, lying and being about 8,200 feet east of Hawaii Belt Road on the south side of the Government Land of Honomalino at Kapua, District of South Kona, Island and County of Hawaii, State of Hawaii, being LOT 27 B-1 (Mac 11), and thus bounded and described:

Beginning at the northwest corner of this parcel of land at the northeast corner of Lot 17 and on the south boundary of the Government Land of Honomalino, the coordinates of which referred to Government Survey Triangulation Station “KAPUKAWAA” being 6,001.85 feet south and 23,048.71 feet east, and running by azimuths measured clockwise from true South:

1.   250°   52’     40”     1,207.00            feet along the Government Land of Honomalino;

2.   334°   10’            10,752.19              feet along Lot A, being a portion of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

3.    52°   53’     40”     1,142.88             feet along Government Land of Kaulanamauna;

4.   150°   55’             1,374.02               feet along Lot 27-D and a 40-feet Road Reserve, being portions of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku;

5.   154°   10’             9,744.84               feet along Lot 27-A and 17, being portions of R. P. 6853, L. C. Aw. 9971, Apana 30 to W. P. Leleiohoku to the point of beginning and containing an area of 299.879 acres, more or less.

Together with that certain Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Land of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

BEING a portion of the land conveyed to Kapua Orchard Estates, LLC, a Delaware limited liability company, by Warranty Deed dated June 27, 2003, recorded in said Bureau as Document No. 2003-131937, from Mac Farms of Hawaii, Inc., a Hawaii corporation.

SUBJECT, HOWEVER, to the following:

(a)           Reservation in favor of the State of Hawaii of all mineral and metallic mines.

(b)           Right-of-entry dated February 10, 1966 to Hawaii Electric Light Company, Inc. for the purpose of installing, removing, maintaining and repairing pole and wire lines until such time as an appropriate easement is granted to said Company.

(c)           Easement Agreement dated May 28, 1982, recorded in said Bureau in Liber 16369, Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Lands of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

(d)           Terms and provisions contained in Declaration, Confirmation and Cancellation of Easement Rights and Grant of Easements dated June 27, 2003 recorded in said Bureau as Document No. 2003-131936.

(e)           Terms and provisions, contained in Declaration of Reciprocal Restrictive Covenants dated May 24, 1989, recorded in said Bureau in Liber 23307, Page 410.

(f)            Claims arising out of customary and traditional rights and practices, including without limitation those exercised for subsistence, cultural, religious, access or gathering purposes, as provided for in the Hawaii Constitution or the Hawaii Revised Statutes.

(g)           Utility Easement Agreement dated May 28, 1982, but effective as provided therein, recorded in said Bureau in Liber 16368, Page 776, by and among Lands of Kapua, a Hawaii general partnership, Mac Farms of Hawaii, Inc., a Hawaii corporation, and Farms of Kapua, Ltd., a California limited partnership.

GENERAL

The above parcels, to the extent applicable, are subject to the following encumberances:

(a)           Grant of Easement, undated but acknowledged December 12, 2002, recorded as Document No. 2003-004964.

(b)           Grant of Easement, undated but acknowledged December 12, 2002, recorded as Document No. 2003-004965.

(c)           Mortgage with Assignment of Rents, Security Agreement and Fixture Filings, dated June 27, 2003, filed as Document No. 2003-131939.

EXHIBIT B-1 TO ACQUISITION AGREEMENT

PROCESSING PLANT LEASE

BY AND BETWEEN

MAC FARMS OF HAWAII, LLC,
a Delaware limited liability company (“Lessor”),

NEWCO2, INC.,
a Hawaii corporation (“Lessee”),

and

ML MACADAMIA ORCHARDS, L.P.,
a Delaware limited partnership (“Guarantor”)

DATED AS OF                     , 2007

LAND COURT SYSTEM	REGULAR SYSTEM
Return by Mail ( ) Pickup ( ) To:

Tax Map Key No.: See Exhibit A	Total Pages

PROCESSING PLANT LEASE

This PROCESSING PLANT LEASE (this “Lease”) is made as of this      day of            , 2007, by and between MAC FARMS OF HAWAII, LLC, a Delaware limited liability company, whose principal place of business is c/o Sparks Corp., 775 Ridge Lake Blvd., Suite 450, Memphis, Tennessee 38120 (“Lessor”), NEWCO2, INC., a Hawaii corporation, whose principal place of business is 26-238 Hawaii Belt Road, Hilo, Hawaii, 96720 (“Lessee”), and ML MACADAMIA ORCHARDS, L.P., a Delaware limited partnership, whose principal place of business is 26-238 Hawaii Belt Road, Hilo, Hawaii 96720 (“Guarantor”).

W I T N E S S E T H:

WHEREAS, Lessor is the owner in fee of certain Premises (as defined hereinafter); and

WHEREAS, the negotiation and execution of this Lease is a contemplated and permitted event under the Acquisition Agreement, dated as of            , 2007, by and among Guarantor, Lessor and Kapua Orchard Estates, LLC (“KOE”);

WHEREAS, Lessor desires to lease the Premises to Lessee, and Lessee desires to lease the same from Lessor for the term, at the rental price and upon the covenants, conditions and provisions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

LEASE

Section 1.01           Premises. Lessor, in consideration of the covenants herein contained and on the part of Lessee to be observed and performed, and upon and subject to the terms and conditions hereinafter set forth, hereby leases to Lessee the real property described in Exhibit ”A” hereto, and the buildings, improvements and facilities thereon, including, without limitation, the Nut Storage Facility and the Husking Plant, herein collectively called the “Premises”;

TO HAVE AND TO HOLD the same, together with all tenements, hereditaments, rights, easements, privileges and appurtenances thereunto belonging or appertaining or held and enjoyed therewith unto Lessee, for the uses and purposes set forth in this Lease and during the full term of this Lease.

ARTICLE II

TERM OF LEASE

Section 2.01           Term of Lease. The term (the “Term”) of this Lease shall be twenty (20) years commencing on
            , 2007 (the “Commencement Date”) and continuing to            , 2027.

ARTICLE III

LEASE RENTAL

Section 3.01           Time, Manner and Place of Payment.  There shall be no lease rent for the first year of the Lease.  Lessee shall pay to Lessor the lease rent in the amount of U.S. Dollars One Hundred Thousand One Hundred Eleven & 11/100ths ($111,111.11) per annum during each of the second (2nd) through tenth (10th) years of the Term; and U.S. Dollars Two Hundred Thousand ($200,000.00) per annum during each of the eleventh (11th ) through twentieth (20th) years of the Term.  Lessee shall pay the lease rent in legal money of the United States at the office of Lessor in equal monthly installments, in advance, on the first (1st) day of each month, during the Term, except for the first twelve (12) months.  Accordingly, the lease rent for each month of the Lease, commencing on the first (1st) day of the thirteenth (13th) month of the Lease and ending at the end of the tenth (10th) year of the Lease, shall be U.S. Dollars Nine Thousand Two Hundred Fifty-Nine & 26/100ths ($9,259.26) per month.  Further, the lease rent, commencing on the first (1st) day of the one hundred twenty-first (121st) month of the Lease and ending at the end of the twentieth (20th) year of the Lease, shall be U.S. Dollars Sixteen Thousand Six Hundred Sixty-Six & 67/100ths ($16,666.67) per month.

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Section 3.02           General Excise Tax. Lessee will also pay to Lessor at the time and together with each payment of rent which is subject to GET, an amount which, when added to rent (whether actually or constructively received by Lessor), shall yield to Lessor, after deduction of the GET, an amount equal to that which Lessor would have realized had no such GET been imposed. “GET” means the State of Hawaii general excise tax on gross income, any sales or value added taxes under any successor, similar or new federal, state or county law which may be hereafter enacted, on account of the receipt, actual or constructive, by Lessor of the rental payments, reimbursement of gross income taxes, and any other taxable gross income attributable to the Premises or this Lease. For purpose of illustration only, the amount of such tax is presently four percent (4%), resulting in an additional amount to paid by Lessee to Lessor of 4.166%.

Section 3.03           Property and Conveyance Taxes. Lessee shall pay directly to the taxing authority before they become delinquent all property taxes and assessments of every description to which the Premises or improvements on the Premises are now or during the Term of this Lease may be assessed or may become liable, whether assessed to or payable by Lessor or Lessee, which property taxes and assessments shall be prorated as of the Commencement Date of this Lease. Lessee shall also pay when due all conveyance taxes imposed by the State of Hawaii in respect of this Lease. Lessee shall be responsible for the payment for all interest, fees and penalties payable due to the late payment or nonpayment of any of the taxes described in this Section 3.03. This Lease is a “triple net lease” or a “net, net, net lease” as such terms are normally used in the real property leasing industry, and unless an expenses relating to the Premises is specifically provided herein to be borne by Lessor, it shall be borne by Lessee.

Section 3.04           Financial Covenants. For the term of the Lease, Guarantor on a consolidated basis (or its successors and permitted assigns) shall at all times maintain a net worth equal to or greater than FIVE MILLION DOLLARS ($5,000,000.00), determined in accordance with GAAP. Upon the execution of this Lease and on a yearly basis during the Term, Guarantor (or its successors and permitted assigns) shall provide to Lessor a copy of its unaudited consolidated financial statements certified for accuracy by an executive officer or other senior manager of such person or entity.

ARTICLE IV

CONDUCT OF BUSINESS BY LESSEE

Section 4.01           Use. Lessee shall use the Premises for the purpose of processing, packing, marketing, selling or otherwise dealing with macadamia nut products; farming, cultivating, irrigating, fertilizing, maintaining, harvesting, or otherwise dealing with the existing macadamia nut trees; and conducting any lawful and incidental activities related to the foregoing uses, including, without limitation, housing of employees, migrant workers or other individuals that have a non-recreational business relationship with Lessee. Lessee’s use of the Premises shall also be in accordance with the remaining sections of this Article IV. Lessee shall not use or permit the Premises or any part thereof to be used for any other purpose or use other than those for which

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the Premises have been leased and in the manner provided in this Lease, unless otherwise from time to time mutually agreed to in writing by the parties hereto.

Section 4.02           Observance of Laws. Lessee will at all times comply with all Laws (as defined below) now or hereafter applicable to or affecting the Premises. Lessee will at Lessee’s expense during the Term alter, maintain or restore the Premises in compliance with all Laws relating to the condition, use or occupancy of the Premises and as permitted under the Lease. Lessee will at all times during the Term of this Lease keep the Premises in a clean, orderly and sanitary condition in the manner customary in a macadamia nut processing plant.

Section 4.03           Waste or Nuisance. Lessee shall not use the Premises in any manner that will constitute unlawful or unreasonable waste, unlawful nuisance or other improper or unlawful use of the Premises.

Section 4.04           Intentionally Deleted.

Section 4.05           Condition of the Premises. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS LEASE, LESSEE ACKNOWLEDGES THAT LESSEE HAS MADE ALL OF THE INSPECTIONS AND INVESTIGATIONS THAT LESSEE DEEMS NECESSARY OR DESIRABLE AND HAS DECIDED TO LEASE THE PREMISES ON THE BASIS SET FORTH HEREIN. LESSEE HAS INSPECTED THE PREMISES AND THE CURRENT PHYSICAL CONDITION THEREOF, AND SHALL RELY ON ITS OWN INSPECTION AND SHALL ACCEPT THE PREMISES “AS-IS” AND IN THEIR CONDITION AS OF THE DATE HEREOF. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS LEASE, LESSEE FURTHER ACKNOWLEDGES THAT LESSOR HAS MADE NO REPRESENTATION OR WARRANTY, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO THE PHYSICAL CONDITION OR STATE OF REPAIR OF THE PREMISES, OR ANY IMPROVEMENTS THEREON (INCLUDING ANY WARRANTIES WHICH MAY BE DEEMED MADE AT LAW, THE BENEFIT OF WHICH, IF ANY, LESSEE HEREBY WAIVES) OR AS TO THE USE, MERCHANTABILITY, DESIGN, QUALITY, DESCRIPTION, DURABILITY, OPERATION OR FITNESS FOR USE OF THE PREMISES OR AS TO THE QUALITY OF THE PREMISES, OR ANY IMPROVEMENTS THEREON.

Section 4.06           Utilities and Permits. Except as otherwise specifically provided in this Lease, Lessee shall be solely responsible for obtaining at Lessee’s expense (A) all utility services and connections and any other services or facilities, including but not limited to water, sewer, electricity and telephone service, required for or in connection with Lessee’s use of the Premises, and (B) any governmental classification, zoning, permits, approval, or consent required by law for or in connection with the use of the Premises. All utility charges to the Premises in any manner shall be the sole costs and expense of Lessee during the entire Term.

Section 4.07           Water. Subject to the availability of water and consistent with good hydrological practices and applicable governmental rules and regulations, Lessee shall have the right to the reasonable use of any and all water sources on the Premises for purposes of

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conducting (a) Lessee’s operations in a manner consistent with past practice in connection with the processing of macadamia nuts at the Nut Storage Facility and the Husking Plant and (b) any permitted expansion of such operations; and Lessee shall be responsible for the operation, maintenance and repair of any water sources and all facilities and equipment utilized in connection therewith at its sole cost, risk and expense at the same or better standards at which such system, wells, facilities and equipment are being operated, maintained and repaired as of the date hereof, reasonable wear and tear excluded. By execution of this Lease, all water supply agreements (if any) held by Lessor, together with all rights and obligations attendant thereto, are hereby leased by Lessor to Lessee. Lessor assumes no responsibility to Lessee for any shortage or unavailability of water from the source or sources of water on the Premises, from any source whatsoever; nor does Lessor warrant the quality or quantity of water obtained from any source or sources. Lessee shall pay all acquisition, operation, and maintenance, repair, diversion and dispersion costs and charges and/or water charges incurred with the use of water used on the Premises for whatever purpose or purposes.

Section 4.08           Roads Within the Leased Parcel. The roads within the Premises have been leased to Lessee. Lessee at Lessee’s sole cost and expense shall maintain all roads on the Premises in a safe condition and in compliance with law in accordance with customary standards for agricultural roads or processing plant roads within a macadamia nut orchard or a processing plant area, as applicable. Lessee may also build and repair at Lessee’s sole cost and expense such additional roads, pathways and the like within the Premises, as it believes necessary for the operation contemplated by this Lease, but only after the road locations have been previously approved in writing by Lessor, which approval shall not be unreasonably withheld, conditioned, or delayed.

Section 4.09           Intentionally Deleted.

Section 4.10           Lessee’s Investments and Expenses. Lessee agrees to pay for all the machinery, equipment, labor and all other costs and expenses reasonably necessary to properly utilize and maintain the Premises as herein provided.

Section 4.11           Intentionally Deleted.

Section 4.12           Quiet Enjoyment. Lessor hereby covenants with Lessee, that so long as Lessee fully and timely performs its obligations under the Lease, including, but not limited to, the timely payment of lease rent and all other monetary obligations thereunder, Lessee shall have quiet enjoyment of the Premises against all persons and entities holding title by, through, or under Lessor, including Lessor’s lenders, and Lessor hereby covenants that it will secure from its lenders in favor of Lessee, such lenders’ non-disturbance and attornment agreement.

Section 4.13           Husking Facility. Lessor, in its sole and absolute discretion, may give written notice to Lessee, at any time during the Term after the end of the fourth (4th) year of the Term, which requires Lessee to relocate or shut-down (the “Relocation Notice”) the husking facility on a date specified by Lessor (the “Relocation Date”).  The Relocation Date shall not be earlier than two (2) years after the date of the Relocation Notice, and the Relocation Date shall

5

be during the second quarter of the year in which the expiration of the two (2) year notice period occurs; provided, however, if the expiration of the two (2) year notice period occurs after the second quarter of the year in question, then, in any such event, the Relocation Date shall be in the second quarter of the year following the expiration of the two (2) year notice period.  Lessee agrees that the husking facility will be shut-down or moved on, or before, the Relocation Date.

Section 4.14           Frontage Improvements. During the sixth (6th) and seventh (7th) years of the Term, Lessee shall spend Two Hundred Fifty Thousand Dollars ($250,000.00) each year (for a total of $500,000.00) for beautification of the commercially-zoned land and/or highway frontage, as will be recommended by Lessor, and which shall be in a manner reasonably satisfactory to both parties hereto.

ARTICLE V

HAZARDOUS MATERIALS

Section 5.01           No Use of Hazardous Materials. Lessee will not use, generate, manufacture, treat, handle, refine, produce, process, store, discharge, release, dispose of or allow to exist on, within, under or about the Premises, any Hazardous Material, unless (A) such material is used in the ordinary course of Lessee’s operations on the Premises, and (B) such use is in full and strict compliance with all instructions on the manufacturer’s label and all applicable Hazardous Materials Laws.

Section 5.02           Notice of Releases and Claims. If Lessee at any time becomes aware of any Hazardous Release or of any Hazardous Materials Claim in respect of the Premises, Lessee will immediately so notify Lessor and provide to Lessor detailed reports of any such event as may be requested by Lessor. Lessor shall have the right to join and participate, as a party if it so elects, at Lessee’s reasonable expense, in any actions initiated in respect of any Hazardous Materials Claims.

Section 5.03           Remedial Obligations. Lessee will take all reasonable steps and corrective actions to remedy any Hazardous Release caused by Lessee or its agents and shall bear all related Hazardous Materials Cleanup Liabilities. Lessor will take all reasonable steps and corrective actions to remedy any Hazardous Release by Lessor or its agents and shall bear all related Hazardous Materials Cleanup Liabilities. Lessor agrees that Lessee shall not be liable for any Hazardous Materials Cleanup Liabilities arising prior to the date of this Lease.

Section 5.04           Certain Definitions.

(c)           “Hazardous Material” means any and all flammable explosives, radioactive materials, asbestos, hydrocarbons, organic compounds known as polychlorinated biphenyls, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, and any and all other substances or materials defined as or included in the definition of “hazardous substances”, hazardous wastes”, or “hazardous materials”, and/or “toxic substances” under or for the purposes of the Hazardous

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Materials Laws. For the avoidance of doubt, the definition of “Hazardous Material” includes any pesticide, poison or other agent (including, for the avoidance of doubt, any “Restricted Use Products” or “Restricted Use Pesticides” identified from time to time by the United States Environmental Protection Agency, the Hawaii Department of Agriculture or other similar agency) used to control any noxious weeds and grasses and rodents and other pests.

(d)           “Hazardous Material Cleanup Liabilities” means any cost or expense of any nature whatsoever required to be undertaken under or pursuant to any Environmental Law to contain, remove, remedy, respond to, clean up or abate the release of any Hazardous Materials or other contamination of surface water, groundwater, land surface or subsurface strata, whether on-site or off-site, arising from activities at the Premises, including, without limitation, the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce or on-site or off-site use, treatment, handling, storage, disposal, or transportation of any Hazardous Materials.

(e)           “Hazardous Materials Claim” means (i) any action instituted, or to the best of Lessee’s knowledge contemplated or threatened, in respect of the Premises pursuant to any Hazardous Materials Law, and (ii) any and all claims made or to the best of Lessee’s knowledge contemplated or threatened, by any third party against Lessee or any other person seeking damages, contribution, cost recovery, compensation, injunctive relief or similar relief resulting from an Hazardous Release or from the existence of any Hazardous Material on, within or under the Premises.

(f)            “Hazardous Materials Law” means any Law, now or hereafter in effect, relating to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., the Clean Air Act, 42 U.S.C. Section 7401, et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 through 2629, the Safe Drinking Water Act, 42 U.S.C. Sections 300f through 300j, Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. Section 1317, Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, Hawaii Revised Statutes Chapters 340A through 340F, 341, and 342B through 342P, and any similar federal, state and local laws and ordinances and the regulations published and/or promulgated pursuant thereto, as amended to date.

(g)           “Hazardous Release” means any event involving the use, deposit, disposal, spill, release or discharge of any hazardous material on, within or under the Premises during the Term of the Lease.

(h)           “Law” means any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal, or other government agency or authority having jurisdiction over the parties or the Premises, or both, in effect either at the time of execution of the Lease or at any time during the Term, including, without limitation, any regulation or order of a quasi-official entity or body. For

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the avoidance of doubt, the definition of “Law” includes any such requirement promulgated by the United States Food and Drug Administration or the United States Department of Agriculture.

ARTICLE VI

ALTERATIONS AND IMPROVEMENTS

Section 6.01           Alterations and Improvements by Lessee. Except as otherwise set forth herein, Lessee shall not make any alterations to the Premises or any improvements thereon without Lessor’s prior written consent, which shall not be unreasonably withheld, conditioned, or delayed. Notwithstanding the foregoing, Lessee shall have the right, without the consent of Lessor but with fifteen (15) days prior written notice to Lessor, to make the following alterations or improvements:

(A)          Any alteration or improvement that Lessee is required to perform in order to discharge its repair and maintenance obligations under this Lease; or 3

(B)           Any minor alteration or improvement the cost of which does not exceed FIFTY THOUSAND DOLLARS ($50,000.00) and that is directly related to Lessee’s permitted uses of the Orchards.

If the alteration exceeds FIFTY THOUSAND DOLLARS ($50,000.00), Lessee may proceed with the alteration or improvement so long as (i) Lessee secures the prior written consent of Lessor as provided for in the opening paragraph of this Section 6.01, (ii) Lessee obtains a Builder’s Risk Policy if required under Section 6.02(B), and (iii) any such alterations or improvements do not materially adversely impact the levels of noise, dust, smoke, earthshock, soot, ash, odor, noxious vapors or other adverse environmental conditions in any area greater than twenty-five (25) yards within any properties neighboring on the Premises (excluding, however, reasonable temporary impacts during construction that otherwise comply with applicable Laws) or materially adversely impact the transmission of surface water runoff in any area greater than twenty-five (25) yards within any properties neighboring on the Premises.

Lessor agrees to join in and execute, if required to do so by government authorities, any application for permits or other approvals or authorizations relating to any permitted alterations or improvements as may be required by applicable law or otherwise reasonably requested by Lessee; provided, however, that Lessor shall not be required to incur any liability or any material cost or expense associated therewith for which Lessee does not agree to reimburse Lessor.

Section 6.02           Protection Against Liens and Encumbrances.

(A)          Liens and Encumbrances. Lessee shall keep the Premises free from any mechanics’ or materialmen’s liens for labor and/or materials furnished in the improvement of the Premises, or from any attachment, execution or judgment liens, and any charge or encumbrance arising out of a claim against Lessee whatsoever.

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(B)           Builder’s Risk Policies and Surety Bonds. In the event that Lessee makes any alterations or improvements to the Premises with a contract sum (the “Contract Sum”) of greater than or equal to FIVE HUNDRED Thousand Dollars ($500,000.00), Lessee shall, at its sole expense, maintain, or cause its contractor to maintain, an All Risk Builder’s Risk Policy (the “Builder’s Risk Policy”), in an amount equal to one hundred percent (100%) of the Contract Sum for such alteration or improvement, including all engineering and project development costs. The Builder’s Risk Policy shall provide coverage on an “All Risks” basis with excluded coverage including earthquake, flood, collapse and off-site coverage. The coverage provided by the Builder’s Risk Policy shall be maintained until final acceptance of the alterations or improvements by Lessee. In addition, in such circumstances, upon Lessor’s request, Lessee shall, at it sole expense, furnish, or cause to be furnished, a surety bond in form and substance satisfactory to Lessor, containing a performance and payment clause, in the amount of the Contract Sum. Such bond shall be issued by a surety or bonding company licensed to do business in the State of Hawaii and approved by Lessor, and shall be furnished to Lessor prior to commencement of the work on such alteration or improvement.

Section 6.03           Ownership of Improvements and Alterations. All permanent improvements or permitted alterations thereto (including, without limitation, fencing, the irrigation system, all other existing improvements on the date hereof and any other improvements made by Lessor or Lessee after the date hereof) on the Premises shall become the property of Lessor upon Lessee’s surrender of the Premises to Lessor on expiration or termination of this Lease. All non-permanent improvements, fixtures, equipment, permitted alterations thereto, and personal property are and shall remain the property of Lessee upon termination of this Lease.

ARTICLE VII

MAINTENANCE AND REPAIRS

Section 7.01           Maintenance and Repairs by Lessee. Lessee at its cost shall keep the Premises in good order, condition and repair to standards customary in the operation of macadamia nut processing facilities. Lessee shall pay for all damage to the Premises and the improvements thereon resulting from the acts or omissions of Lessee or its employees, agents or invitees (Force Majeure Events excepted).

Section 7.02           No Obligation of Lessor for Maintenance and Repairs. Except as otherwise provided in this Lease, Lessor shall not be obligated to make any repairs to the Premises (or the improvements thereon) or maintain the same in good condition. All repairs and maintenance of the Premises shall be Lessee’s sole responsibility and made at Lessee’s expense.

Section 7.03           Access of Lessor to the Premises. Upon at least twenty-four (24) hours prior notice, Lessee shall permit Lessor and its agents to enter into and upon the Premises at all reasonable times to inspect and examine the same and determine the state of repair and condition thereof, to maintain the Premises and the improvements thereon, and to make repairs, alterations and additions to, and to inspect and examine any portion of the Premises and the improvements

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thereon, with the right to erect temporary structures as may be required, and all without any rebate of lease rent or liability to Lessee for any loss of occupation or quiet enjoyment of the Premises thereby occasioned; provided, however, that all such work shall be done promptly and in such manner and during such hours as to cause no unreasonable and substantial interference to Lessee’s business.

Section 7.04           Utilities. Lessee shall make all arrangements for the installation of, if necessary, and pay for all utilities and services furnished to the Premises or used by Lessee, including, without limitation, electricity, water, telephone service, trash collection and all connection and meter charges. Lessor shall not be liable for interruption or failure to furnish such services.

ARTICLE VIII

WAIVERS OF LIABILITY AND INDEMNITY

Section 8.01           Waiver of Liability. Lessor shall not be liable to Lessee or any persons claiming under Lessee for any damage to Lessee or to the property of Lessee from any cause, except to the extent (a) that any such damage results from the intentional misconduct or the gross negligence of Lessor, Lessor’s agents or contractors or from Lessor’s (or Lessor’s agents’ or contractors’) exercise of its rights under this Lease, or (b) arising under Sections 8.02 or 8.03 below. Lessee waives all claims against Lessor for damage to person or personal property (including death resulting therefrom) arising for any reason, except as to matters described in subsections (a) and (b) above.

Section 8.02           General Indemnity. Lessor and Lessee (the “Indemnifying Party”) each agrees, from and after the date hereof, to indemnify, hold harmless and defend the other and each of its respective affiliates, officers, directors, employees, attorneys, agents, contractors, guests and invitees and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Indemnified Parties”), from and against any and all liabilities, losses, damages (including foreseeable or unforeseeable consequential damages), claims, costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys’ and consultants’ fees and expenses) (collectively, a “Loss”) suffered or incurred by such Indemnified Parties, arising out of or resulting from (i) any breach of any representation or warranty of the Indemnifying Party contained in this Lease, (ii) any breach of any covenant or agreement of the Indemnifying Party contained in this Lease, (iii) any accident, fire, nuisance or failure to maintain of the Indemnifying Party, or (iv) any act or omission of Indemnifying Party resulting from livestock or other animals straying from the Premises, except in all cases to the extent that such Loss was caused by intentional misconduct of the Indemnified Parties. The provisions of this Section 8.02 shall survive the expiration, termination, assignment or cancellation of this Lease.

Section 8.03           Indemnity for Hazardous Materials Claims. Subject to the last sentence of Section 5.03, the Indemnifying Party agrees, from and after the date hereof, to indemnify, hold harmless and defend the Indemnified Parties from and against any Loss suffered or incurred by any such Indemnified Parties, arising out of or resulting from (i) the use, generation,

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manufacture, treatment, handling, refining, production, processing, storage, release, discharge, disposal or presence of any Hazardous Materials on, within, under or about the Premises by the Indemnifying Party, and (ii) the Indemnified Party’s investigation and handling (including the defense) of any Hazardous Materials Claims, whether or not any lawsuit or other formal legal proceeding shall have been commenced in respect of such claims. The provisions of this Section 8.03 shall survive the expiration, termination, assignment or cancellation of this Lease.

Section 8.04           Losses. Except as arising under Article V or Sections 8.02 or 8.03, Lessor shall not be responsible for any losses or damage to any improvements or personal property on the Premises for any reason whatsoever (other than the gross negligence or intentional misconduct of Lessor) including, without limitation, damage or loss caused by fire, theft, vandalism, lighting, rain, floods, or interference by any third party.

Section 8.05           Surrounding Use Effects and Operations. Except as otherwise provided in this Lease, Lessee and Lessor hereby waive any claims arising from the effect (of which Lessee and Lessor are hereby given notice) upon the Premises, and any improvements constructed thereon, of various hazards and noise, dust, smoke, earth shock, soot, ash, odor, noxious vapors, transmission of surface water runoff, or other adverse environmental conditions, including but not limited to those attributable to wind drift and other weather factors (collectively, the “Surrounding Use Effects”) created by or attributable to historical, existing, and prospective construction, development, agricultural, pastoral, residential, commercial and other non-residential uses and activities by Lessee and Lessor, and Lessee and Lessor hereby consent to all of those uses and activities by Lessee on the Premises and Lessor on the land surrounding or in the general area of the Premises which include, but are not limited to, burning, harvesting, tending as well as fertilization and pest and weed control; diversified agricultural operations and activities; livestock grazing; quarrying; real estate development and other changes in use (due to zoning changes or other governmental authorization or otherwise), construction, grading, improvement and maintenance of the Premises or adjacent surrounding properties; the operation, construction, and maintenance respecting any use of the Premises by Lessee or Lessor; electrical transmission lines and facilities within or in the vicinity of the Premises; irrigation of any and all surrounding lands with reclaimed water, treated effluent, or other non-potable water sources (collectively, the “Surrounding Operations”). Except as otherwise provided in this Lease, Lessee and Lessor and their respective successors and permitted assigns shall be deemed to have assumed any and all risks associated with such Surrounding Operations and the annoyances, inconveniences and nuisances created thereby as they relate to the Premises and the use thereof by Lessee or Lessor, and to have waived all rights and claims against each other (and their successors and assigns) and Related Parties (as defined below), arising out of or in connection with such activities, annoyances, inconveniences and nuisances as they relate to the Premises and the use thereof by Lessee or Lessor, including but not limited to (a) any right to seek damages attributable thereto, or (b) the abatement or elimination thereof. As used herein, the term “Related Parties” shall mean Lessor, Lessee and their respective successors and assigns, and their respective partners, members, owners, subsidiaries and affiliates, and any officer, director, member, representative, employee or agent thereof.

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Section 8.06           General Conditions.             All representations and warranties in Sections 16.02(D) through 16.02(G), Section 16.02(I), and Sections 16.02(K) through 16.02(P) shall survive and continue in full force and effect for a period of thirty (30) months after the date hereof and the obligations to indemnify and hold harmless a party hereto pursuant to Section 8.02(i) shall terminate thirty (30) months after the date hereof; provided, however, that such obligations to indemnify shall not terminate with respect to any item as to which the Indemnified Party shall have before the expiration of such 24-month period, previously made a claim by delivering notice of such claim (stating in reasonable detail the basis of such claim) to the Indemnifying Party.

All representations and warranties in Section 16.02(H) shall survive and continue in full force and effect for the Term of the Lease.

All representations and warranties in Sections 16.01(A) through 16.02(C) and Section 16.02(J) shall survive and continue in full force and effect for a period ending thirty (30) days after expiration of the applicable statute of limitations (including extensions thereto) and the obligations to indemnify and hold harmless a party hereto pursuant to Section 8.02(iii) shall terminate thirty (30) days after expiration of the applicable statute of limitations (including extensions thereto); provided, however, that such obligations to indemnify shall not terminate with respect to any item as to which the Indemnified Party shall have, before the expiration of such 30-day period after expiration of the applicable statute of limitations (including extensions thereto), previously made a claim by delivering notice of such claim (stating in reasonable detail the basis of such claim) to the Indemnifying Party.

ARTICLE IX

INSURANCE

Section 9.01           Public Liability and Property Damage Insurance.

(A)          Lessee shall maintain, throughout the Term of the Lease and at its cost, insurance for the mutual benefit of Lessor, Lessee and the Indemnified Parties against (i) all claims for personal injury, death and property damage arising out of and in connection with Lessee’s use or occupancy of the Premises, naming Lessor as an additional insured and sole loss payee, as applicable, and having bodily injury policy limits of not less than FIVE MILLION DOLLARS ($5,000,000.00) per person and FIVE MILLION DOLLARS ($5,000,000.00) per occurrence in the aggregate and property damages limits of not less than TWO MILLION DOLLARS ($2,000,000.00) per occurrence in the aggregate; (ii) all claims of employees working in or at the Premises under appropriate worker’s compensation and employer’s liability insurance to the extent and in form and amount required by law; (iii) general liability insurance in amounts reasonably acceptable to Lessor; and (iv) all contractual liabilities assumed by Lessee under Sections 8.02 and 8.03 (including no less than three (3) year tail coverage).

(B)           All policies of insurance required to be provided by Lessee under this Section 9.01 shall:

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(i)            Include an endorsement providing that inclusion of more than one entity as insured under any such policy shall in no way prejudice the right of any other insured entity as respects any claim, demand, suit or judgment made or brought by or in favor of any other insured entity, so that the policy shall protect each entity in the same manner as though a separate policy had been issued to each entity;

(ii)           Include an endorsement providing that Lessor, although named as an insured, shall be entitled to recover under the policies for any loss to Lessor, or Lessor’s employees, agents, or contractors (and other Indemnified Parties), notwithstanding the negligence of Lessee.

(iii)          Cover the whole of the Premises, and the business operated by Lessee and/or any further sub lessee within the Premises and any act or omission of any employee of Lessee and any event involving any employee of Lessee which occurs at any other portion of the Premises and which occurs in the course of such employee’s employment with Lessee.

(iv)          Acknowledge the indemnity obligations of Lessee under Article VIII.

Section 9.02           Payment of Premiums and Delivery of Policies. Lessee shall pay all premiums and all fees and expenses for the insurance required by this Lease when due and will deliver true and correct copies of all policies of insurance, as well as certificates of insurance evidencing the coverages required herein, to Lessor together with evidence of payment of the premiums satisfactory to Lessor within twenty (20) days prior to the Commencement Date of this Lease. If Lessee has not provided the required insurance certificates within thirty (30) days of Lessor’s notice to Lessee to provide such certificates, Lessor may exclude Lessee from occupancy of the Premises until the required insurance certificates have been provided to Lessor. Lessee (i) shall deliver certificates of insurance evidencing the coverages required herein not less than twenty (20) days prior to the expiration dates of expiring policies and (ii) shall use commercially reasonable efforts to deliver copies of replacement policies or renewals not less than sixty (60) days after the effectiveness of such replacement policies or renewals. Binders binding the issuance of policies of insurance for the coverage specified in this Article IX shall be accepted by Lessor if such policies are not obtainable by Lessee at the time in question due to any building or improvement being in the course of construction or other cause of temporary duration.

Section 9.03           Review of Coverage. Lessee acknowledges that inflation may reduce the effective value of coverage, that terms of insurance contracts or endorsements may be revised, that the types of insurance contemplated by this Lease may become unavailable or that other circumstances may arise which affect or threaten to affect the protection to be afforded by the insurance required by this Lease. Accordingly, the adequacy of the coverage afforded by the insurance shall be subject to review by Lessor from time to time, and if Lessor reasonably determines at any time or times that a prudent businessman in Hawaii utilizing the Premises in a manner similar to the use of the Premises by Lessee would increase the limits of liability or

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would insure the property against additional perils when such insurance is available in Hawaii, Lessee shall forthwith procure and maintain such other or additional forms and amounts of insurance as Lessor finds sufficient.

Section 9.04           Policies. All the insurance required under this Lease:

(A)          Shall be effected by policies issued by insurance companies authorized to do business in the State of Hawaii with a general policy holders rating of “A-” or better, and with a financial size category of Class VI or better, as rated in the most recent edition of Best’s Insurance Reports.

(B)           Be issued as a primary policy and not contributing with, and not in excess of coverage which Lessor may carry.

(C)           Contain an endorsement requiring thirty (30) days’ prior written notice from the insurance company to both Lessor and Lessee before cancellation or change in the coverage, scope, or amount of any policy.

(D)          In the case of liability insurance, a maximum TWENTY-FIVE THOUSAND DOLLARS ($25,000.00) deductible.

(E)           Be in a form reasonably satisfactory to Lessor.

(F)           Shall name Lessee as the insured party and Lessor as an additional insured, but subject nevertheless to the loss-payee provisions and provisions relative to the disposition of insurance proceeds stated in this Article IX.

(G)           Be in amounts sufficient to prevent the insured from being a co-insurer within the terms of applicable policies.

Section 9.05           Failure to Provide Insurance.

(A)          If Lessee defaults in insuring the Premises or in delivering the policies (and certificates), Lessor may, at Lessor’s option but without being so obligated, effect such insurance from year to year and pay the premiums, and Lessee will reimburse Lessor on demand for any premiums so paid with interest from the time of payment at the rate from of one percent (1%) per month. The procurement by Lessor of any insurance required to be carried by Lessee shall not release Lessee from its obligation to obtain the insurance required by this Lease nor prejudice Lessor’s exercise of its remedies under this Lease for Lessee’s failure to obtain insurance.

(B)           Lessor shall not have any liability to Lessee for the coverage or quality of any insurance required to be carried by Lessee or for the collection of any insurance proceeds or for the insolvency of any insurer or insurance underwriter, and Lessee’s failure to maintain the insurance coverage require hereunder nor the inability to collect all or a part of such insurance shall not release Lessee from any of its obligations hereunder.

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Section 9.06           Subrogation. Lessor and Lessee release each other from any claims for damage to any person or to the Premises by, or that result from, risks insured against under any insurance policies carried by Lessor or Lessee and in force at the time of any such damage consistent with the requirements of this Lease and each agrees to look solely to and seek recovery from such insurance policies so long as such waiver of subrogation does not affect the right of the insured to recover thereunder. Lessor and Lessee shall cause each insurance policy obtained by them to provide that the insurance company waives all right of recovery by way of subrogation against the other in connection with any damage covered by any policy.

Section 9.07           Net Insurance Proceeds. Any proceeds from any casualty insurance maintained by Lessee for the improvements on the Premises used by Lessee in connection with this Lease arising out of or relating to any claim for damage to or destruction of such improvements shall be used and applied as follows:

(i)            First, at Lessee’s option, such proceeds shall be used to replace the improvements so damaged or destroyed;

(ii)           Second, any remaining proceeds shall belong to and shall be paid to Lessor.

ARTICLE X

CONDEMNATION

Section 10.01         Definitions.

(A)          “Condemnation” means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and (ii) a voluntary sale or transfer by Lessor to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

(B)           “Date of taking” means the date the condemnor has the right to possession of the property being condemned.

(C)           “Condemnation Award” means all compensation, damages, sums, or anything of value awarded, paid, or received on a total or partial condemnation.

(D)          “Condemnor” means any public or quasi-public authority or private corporation or individual having power of condemnation.

Section 10.02         Parties’ Rights and Obligations To Be Governed by Lease. If, during the Term or during the period of time between the execution of this Lease and the Commencement Date, there is any taking of all or any part of the Premises or any interest in this Lease by condemnation, the rights and obligations of the parties shall be determined pursuant to this Article X.

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Section 10.03         Termination of Lease as to Portion of Premises Taken. If the Premises or any portion thereof or interest therein is taken by condemnation, this Lease shall terminate only as to the part so taken on the date of taking.

Section 10.04         Option to Terminate. If the whole of the Premises or greater than fifty percent (50%) of the acreage of the Premises or interest therein is taken by condemnation, then in any such event, either Lessor or Lessee shall have the right to terminate this Lease by giving the other written notice of termination within sixty (60) days after such taking. Any such termination shall be effective as of the last day of the calendar month next following the month in which such notice is given. Upon such a termination, Lessor shall have no obligation to refund to Lessee any rent or other monies paid by Lessee. Termination of this Lease by Lessor pursuant to this Section 10.04 shall not affect the respective rights of Lessor and Lessee to any Condemnation Award.

Section 10.05         Distribution of Condemnation Award. Any Condemnation Award shall belong to and shall be paid to Lessor, and Lessee agrees that Lessor shall be solely entitled to pursue, negotiate, settle, or otherwise resolve any and all issues relating to the amount or nature of such Condemnation Award, and Lessee waives any rights in respect thereto or claims arising out of any decision or resolution of the matter approved or otherwise reached by Lessor; provided, however, that in the event the amount of any such Condemnation Award relates to any portion of the Premises that remains subject to the Lease at such time, then Lessor agrees to pay to Lessee a portion of such Condemnation Award equal to the sum of:

(A)          The amount equal to the portion of the Condemnation Award expressly attributable to permanent, permitted improvements on the property made by Lessee at its sole cost and expense since the date hereof;

(B)           The amount equal to the portion of the Condemnation Award expressly attributable to Lessee’s personal property on the Premises.

Notwithstanding the foregoing, under no circumstances whatsoever shall Lessee be paid any portion of any Condemnation Award expressly attributable to (i) the leased-fee simple interest in the Premises, and (ii) any improvements on the Premises existing as of the date hereof.

Section 10.06         Temporary Taking. The temporary taking of the Premises or any part of the Premises shall constitute a taking of the Premises by condemnation only when the use and occupancy by the taking authority is continued for longer than one-hundred (180) consecutive days. During this one-hundred eighty (180) day period, all of the provisions of this Lease shall remain in full force and effect. Lessor shall be entitled to whatever Condemnation Award may be paid for the use and occupation of the Premises for the period involved.

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ARTICLE XI

ASSIGNMENT, ENCUMBRANCE AND SUBORDINATION

Section 11.01         Assignment. Lessee may not assign this Lease nor sublet any or all of the Premises without the prior consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed. Any assignment of this Lease permitted by Lessor shall not be valid or of any force or effect until the assignee shall have executed, acknowledged and delivered to Lessor a written agreement assuming all the obligations on Lessee’s part to be performed under this Lease; provided, however, the assignee shall not be required to assume any Hazardous Materials Cleanup Liabilities arising prior to the date of this Lease. In the event of any such assignment or sublease, Lessee shall remain liable for its obligations under this Lease, unless otherwise agreed in writing by Lessor. In addition, Lessee may not pledge, mortgage or otherwise encumber in any manner the Premises or the uses and benefits contemplated by this Lease without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Lessee shall be permitted to pledge, mortgage or otherwise encumber the uses and benefits contemplated by this Lease in connection with the closing of the Acquisition Agreement and the execution of this Lease. Notwithstanding any other provision in this Lease, Guarantor may not assign its obligations under this Lease without the prior consent of Lessor, which consent may be withheld, conditioned or delayed by Lessor in its sole discretion.

Section 11.02         Intentionally Deleted.

Section 11.03         Mortgage of Premises By Lessor. Subject to Section 4.12, this Lease is and shall be subject and subordinate, at all times, to the lien of any mortgage or mortgages or other encumbrances which may now or hereafter affect the Premises (or any portion thereof) and to all advances made or hereafter to be made upon the security thereof and to the interests thereon, and to any agreements of any kind at any time made, modifying, supplementing, extending or replacing any such mortgages. Lessor agrees to promptly provide notice to Lessee of any such mortgage or other encumbrance and a complete copy thereof. Lessee further agrees that it shall attorn to the right to any lender, secured party or other purchaser who acquires title to the Premises (or any portion thereof) through foreclosure, exercise of a power of sale or a deed in lieu of foreclosure, and Lessee shall remain bound by the terms of this Lease and shall not have the right or option to terminate this Lease in the event title to the Premises (or any portion thereof) is acquired by any other party. At the request of Lessor, Lessee shall execute and deliver such further documents and instruments as may be reasonably requested by Lessor to confirm and implement the provisions of this Section 11.03.

Section 11.04         Intentionally Deleted.

Section 11.05         Right to Estoppel Certificates. Either Lessor or Lessee, within fifteen (15) days after written request from one other, shall execute and deliver to such requesting party, in recordable form, a statement certifying in substance that (A) this Lease represents the entire agreement of Lessor and Lessee and is unmodified and in full force and effect, or in full force

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and effect as modified, and stating the modifications, (B) the amount of the lease rent, the dates to which the lease rent has been paid in advance, and the amount of any security deposit or prepaid lease rent, (C) there has been no transfer of this Lease nor Lessor’s or Lessee’s (as applicable) interest therein, and (D) there are not, to Lessor’s or Lessee’s (as applicable) knowledge, any uncured defaults on the part of Lessee or Lessor (as applicable) and that Lessor or Lessee (as applicable) has no right of offset, counterclaim or deduction against lease rent, or specifying such defaults, if any are claimed together with the amount of any alleged offset, counterclaim or deduction. Any such statement may be relied upon by any prospective purchaser or lender. Failure to deliver the certificate within the fifteen (15) days shall be conclusive upon the party upon whom such request was made failing to deliver the certificate of the foregoing certifications.

ARTICLE XII

DEFAULT

Section 12.01         Events of Default. The following events shall constitute events of default, in addition to any other events of default:

(A)          If Lessee shall fail to pay any rent payments within ten (10) days after written notice by Lessor to Lessee that the same is due and payable, or Lessee shall fail to pay any tax payments, reimbursements, deposits or any other charges or payments due hereunder within ten (10) days after written notice to Lessee that the same shall become due and payable; or

(B)           Without limitation to other provisions of this Section 12.01, if Lessee shall fail to perform or comply with any covenant, term or provision contained in this Lease (including, without limitation, the use, cooperation and maintenance provisions of Article IV, Article VII and elsewhere in this Lease), which failure shall not, within thirty (30) days after written notice thereof shall have been given to Lessee by Lessor, have been remedied to the reasonable satisfaction of Lessor or up to ninety (90) days if Lessee is diligently pursuing such cure if more than thirty (30) days is reasonably required to cure; provided, however, that with respect to a failure to perform or comply with any non-material covenant, term or provision contained in this Lease, if Lessee is diligently pursuing such cure after sixty (60) days and Lessee commenced diligent cure activities within thirty (30) days after notice thereof, Lessee may make a written request not more than thirty (30) or less than fifteen (15) days prior to the end of such ninety (90) day period for a reasonable extension of such ninety (90) day period and Lessor shall approve such request in writing prior to the expiration of such ninety (90) day period unless such extension would have a materially adverse effect on Lessor or its ability to exercise any of its material rights under this Lease and, in the event that Lessor shall fail to respond to such written request within fifteen (15) days, such request shall be deemed approved by Lessor; or

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(C)           If any material representation or warranty contained herein or any written representation or certificate to Lessor concerning the financial condition or credit standing of Lessee (or its successors and permitted assigns) proves to be materially false or misleading; or

(D)          If any person obtains an order or decree in any court of competent jurisdiction enjoining or prohibiting Lessee from performing any of its material obligations under this Lease and such proceedings are not discontinued and such decree is not vacated or stayed and timely appealed within ninety (90) days after the granting thereof; or

(E)           If there shall be a pledge or mortgage of the uses and benefits contemplated by this Lease by Lessee without the prior written consent of Lessor, except in accordance with the provisions of Section 11.01; or

(F)           If Lessee shall become insolvent, or shall make an assignment for the benefit of creditors, or shall admit in writing any inability to pay its debts as they become due, or shall be the subject of a voluntary or involuntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any arrangement, composition, adjustment, liquidation, dissolution or similar relief to which it may be entitled under any present or future Law, or shall file any answer admitting the material allegations of any petition filed against it in any such proceedings, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of all or a substantial part of its properties or assets, or, if the State of Hawaii or any other governmental authority having jurisdiction over Lessee shall dissolve Lessee or cancel, revoke, withdraw or approve the withdrawal of any charter, certificate, registration or authority to maintain Lessee’s existence or right to do business as a corporation in the State of Hawaii unless, in any such case, such event shall have been rescinded within thirty (30) days, or, within sixty (60) days after commencement of any proceedings against Lessee seeking any arrangement, composition, adjustment, or similar relief under any present or future Law, such proceeding shall not have been dismissed, or, within sixty (60) days after the appointment, without the consent or acquiescence of Lessee, of any trustee, receiver or liquidator of any or of all or a substantial part of its properties or assets, any such appointment shall not have been vacated, or, if any action shall be taken by an officer or director of Lessee, looking to the dissolution or liquidation of Lessee; or

(G)           If this Lease or any estate or interest hereunder shall be seized, attached, executed, confiscated, levied upon under any legal process or under claim of legal right, or subject to forfeiture proceedings under state or federal laws as a result of any act or omission of Lessee, and Lessee shall fail to secure release or discharge of this Lease from such seizure within thirty (30) days of such seizure.

For the avoidance of doubt, and notwithstanding anything to the contrary herein, in the event that (i) Lessor has complied with its obligations hereunder, and (ii) either (x) Lessee refuses, fails, or is unable to continue to perform its obligations hereunder or (y) this Lease is terminated early for any reason, then, in any such event, Lessee shall not be entitled to a refund of any rent or other money otherwise paid or payable by Lessee hereunder.

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Section 12.02         Right to Re-enter. Upon the occurrence of an uncured event of default under Section 12.01(A) (after expiration of the applicable cure period), Lessor, besides any other rights or remedies it may have, shall have the immediate right, with or without termination of this Lease, of re-entry and may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee, all without service or notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

Section 12.03         Right to Terminate. Should Lessor elect to re-enter for Lessee’s default, as provided in Section 12.02, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may, at its sole discretion, either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to re-lease the Premises, and re-lease the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term of this Lease) and at such lease rent and upon such other terms and conditions as Lessor in its sole discretion may deem advisable. Upon each such leasing, all lease rent received by Lessor from such leasing shall belong to Lessor and shall be applied to offset any remaining rent owed by Lessee to Lessor. Termination may, but need not necessarily, be made effective by the giving of written notice to Lessee of intention to end the Term of this Lease, specifying a day not earlier than five (5) days thereafter, and upon the giving of such notice, the Term of this Lease and all right, title and interest of Lessee hereunder shall expire as fully and completely on the day so specified as if that day were the date herein specifically fixed for the expiration of the Term. No re-entry or taking possession of the Premises by Lessor shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Lessee or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any such leasing without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous default. On termination of this Lease, Lessor may recover from Lessee all of the following: (a) the worth at the time of the award of any unpaid rent that had been earned at the time of the termination, to be computed by allowing interest at the rate of one percent (1%) per month; (b) the worth at the time of the award of the amount by which the unpaid rent that would have been earned between the time of the termination and the time of the award exceeds the amount of unpaid rent that Lessee proves could reasonably have been avoided, to be computed by allowing interest at the foregoing rate; (c) the worth at the time of the award of the amount by which the unpaid rent for the balance of the Lease Term after the time of the award exceeds the amount of unpaid rent that Lessee proves could reasonably have been avoided, to be computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%); (d) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform obligations under this Lease; and (e) any other amounts, in addition to or in lieu of the foregoing that may be permitted by applicable law.

Section 12.04         Right to Cure. Should an event of default occur, Lessor may, at Lessor’s option and without prejudice to any other right or remedy of Lessor provided herein, cure the

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same and Lessee shall reimburse Lessor for the cost thereof on demand, together with interest at the rate from of one percent (1%) per month until paid.

Section 12.05         Non-waiver. The failure of Lessor or Lessee to insist upon the performance of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may develop between the parties in the course of administering this Lease be construed as a waiver of Lessor’s or Lessee’s right to insist upon the performance of any term, covenant or condition. The subsequent acceptance of any payment hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular payment so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such payment.

Section 12.06         No Accord and Satisfaction. No payment by Lessee or receipt by Lessor of a lesser amount than the payment herein stipulated shall be deemed to be other than on account of the earliest payment, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor’s right to recover the balance of such payment or pursue any other remedy provided in this Lease.

Section 12.07         Waiver of Rights of Redemption. Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future Laws in the event of Lessee being evicted or dispossessed for any cause or in the event of Lessor’s obtaining possession of the Premises by reason of the default by Lessee under any of the covenants, conditions, or provisions of this Lease or otherwise.

Section 12.08         Cumulative Rights and Remedies. The remedies provided for in this Lease are in addition to any and all other rights available to Lessor and/or Lessee at law or in equity, by statute or otherwise, and shall include without limitation the right to recover all actual, consequential, special and punitive damages as well as the right to specific performance or other injunctive relief. Lessee acknowledges and agrees that in addition thereto, Lessor shall be entitled to delay damages resulting from any failure of Lessee to promptly and reasonably comply with its obligations hereunder relating to contemplated cooperation by Lessee with Lessor. Lessor acknowledges and agrees that in addition thereto, Lessee shall be entitled to delay damages resulting from any failure of Lessor to promptly and reasonably comply with its obligations hereunder relating to refraining by Lessor from interfering with Lessee’s efforts to farm and process crops on the Premises or to otherwise exercise its rights in any respect.

ARTICLE XIII

FORCE MAJEURE

Section 13.01         Force Majeure. If either Lessor or Lessee is prevented from complying, either totally or in part, with any of the terms or provisions of this Lease by reason of fire,

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shortages, flood, storm, earthquake, volcanic eruption, hurricanes, strike, lockout or other material labor trouble, riot, war, rebellion, or other acts of God (each a “Force Majeure Event”), then upon written notice to the non-disabled party, the affected provisions and/or other requirements of this Lease shall be suspended during the period of such disability. The disabled party shall make commercially reasonable efforts to remove such disability within sixty (60) days of giving notice of such disability. During said period, the non-disabled party may seek to have its needs, which would otherwise be met hereunder, met by others without liability to the disabled party hereunder. In no event shall a Force Majeure Event constitute a basis for Lessee to delay to perform any payment obligations hereunder or any covenants hereunder that are not directly impacted by such Force Majeure Event.

Section 13.02         Destruction of Land by Force Majeure Event. If the Nut Storage Facility and the Husking Plant is rendered unusable for the purposes specified in this Lease as a result of a Force Majeure Event or if an Agricultural Lease Event occurs, either Lessor or Lessee shall have the right to terminate this Lease by giving the other written notice of termination within sixty (60) days after such Force Majeure Event. Any such termination shall be effective as of the last day of the calendar month next following the month in which such notice is given. Upon such a termination, Lessor shall have no obligation to refund to Lessee any rent or other monies paid by Lessee. An “ Agricultural Lease Event” shall have occurred if the whole of the Premises (leased pursuant to the Agricultural Lease, dated as of the date hereof (the “Agricultural Lease”), by and between Lessee and KOE) or greater than fifty percent (50%) of the acreage of such Premises is destroyed as a result of a Force Majeure Event (as defined in the Agricultural Lease).

ARTICLE XIV

SURRENDER

Section 14.01         Surrender. At the end of the Term of the Lease or sooner termination, Lessee shall return the Premises to Lessor together with (i) all plants and shrubs existing thereon at that time, (ii) any buildings and permanent structures existing thereon at that time, and (iii) any permanent improvements thereto constructed after the date hereof.

Section 14.02         Failure to Surrender. If Lessee remains in possession of the Premises or any portion thereof after the termination or expiration of this Lease, or, whenever occurring or howsoever caused, Lessee fails to immediately surrender and deliver possession of the Premises to Lessor, Lessee shall pay Lessor, as liquidated rental, an amount equal to Two Hundred Percent (200%) of the then current rental for the Premises divided by 365 for each day it holds possession of any such portion; provided, however, no such liquidated rental shall be payable for the first thirty (30) days after the termination or expiration of this Lease if (i) as of such date, Lessee has ceased all nut harvesting, nut processing and other operations on the Premises and (ii) the sole reason for such unauthorized failure to surrender the Premises is due to the pendency of an event that would qualify as a Force Majeure Event. Lessor, by accepting such liquidated rental, shall not be deemed to waive any other right or privilege under this Lease, but rather such right shall be considered as in addition to and not in exclusion of such rights and privileges.

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ARTICLE XV

LESSEE OPTION TO RENEW

Section 15.01         Option to Renew. Prior to the end of year fifteen (15) of the Term, Lessor shall provide Lessee a notice of termination after year twenty (20) of the Term or notice of the grant of Lessee an option for an additional term for a period of five (5) years (the “Option Term”), which option shall be exercisable only by written notice (“Exercise Notice”) delivered by Lessee to Lessor as provided in Section 15.03 below, provided that, as of the date of delivery of such notice and, at Lessor’s option, as of the last day of the Term, Lessee is not in monetary default under this Lease after expiration of applicable cure periods and Lessee has not previously been in monetary default under this Lease after expiration of applicable cure periods more than once. The right contained in this Section 15.01 shall be personal to Lessee and may only be exercised by Lessee (and not any assignee, sublessee or transferee of Lessee’s interest in this Lease). If Lessor delivers Lessee neither a notice of termination nor a notice of the grant an option for an additional term, then Lessor shall be deemed to have delivered Lessee a notice of termination.

Section 15.02         Option Rent. The annual rent payable by Lessee during the Option Term (the “Option Rent”) shall be an amount mutually agreed upon by Lessor and Tenant.

Section 15.03         Exercise of Option. The option contained in this Article 15 shall be exercised by Lessee, if at all, only in the following manner: (i) Lessee shall endeavor to deliver written notice (“Interest Notice”) to Lessor on or before the date which is fifteen (15) months prior to the expiration of the initial Term, stating that Lessee is interested in exercising its option; (ii) Lessor, after receipt of Lessee’s notice, shall deliver notice (the “Option Rent Notice”) to Lessee not less than thirteen (13) months prior to the expiration of the initial Term, setting forth the Option Rent; and (iii) if Lessee wishes to exercise such option, whether or not Lessee has given the fifteen (15) months prior written notice, Lessee shall, on or before the date occurring twelve (12) months prior to the expiration of the initial Term, exercise the option by delivering written notice (the “Option Exercise Notice”) thereof to Lessor, and upon, and concurrent with, such exercise, Lessee may, at its option, accept or reject the Option Rent. If Lessee rejects the Option Rent contained in the Option Rent Notice, or if Lessee delivers the Option Exercise Notice without previously having timely delivered the Interest Notice, the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Section 15.04 below. If Lessee timely and properly exercises its option to extend, the Term shall be extended for the Option Term upon all of the terms and conditions set forth in this Lease, except that the rent under this Lease shall be as indicated in the Option Rent Notice.

Section 15.04         Determination of Option Rent. In the event Lessee timely and appropriately objects to the Option Rent, Lessor and Lessee shall attempt to agree upon the Option Rent, using their best good-faith efforts. Notwithstanding Section 16.09, if Lessor and Lessee fail to reach agreement within ten (10) business days following Lessee’s objection to the Option Rent (the “Outside Agreement Date”), then each party shall make a separate determination of the Option Rent within five (5) business days after the applicable Outside

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Agreement Date, and such determinations shall be submitted to arbitration as follows: Lessor and Lessee shall each appoint one arbitrator who shall be a real estate broker or real estate attorney who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of farm land in the State of Hawaii. The determination of the arbitrators shall be limited solely to the issue of whether Lessor’s or Lessee’s submitted Option Rent is the closest to the actual Option Rent, as determined by the arbitrators in their reasonable judgment. Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date. The two (2) arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators. The three (3) arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Lessor’s or Lessee’s submitted Option Rent and shall notify Lessor and Lessee thereof. The decision of the majority of the three (3) arbitrators shall be binding upon Lessor and Lessee. If either Lessor or Lessee fails to appoint an arbitrator within fifteen (15) days after the applicable Outside Agreement Date, then the arbitrator appointed by one of them shall reach a decision, notify Lessor and Lessee thereof, and such arbitrator’s decision shall be binding upon Lessor and Lessee. If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, or if both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association. The cost of the arbitration shall be paid by Lessor and Lessee equally.

ARTICLE XVI

MISCELLANEOUS PROVISIONS

Section 16.01         Approvals. The response to any request for approval or consent as provided in this Lease will not be unreasonably or arbitrarily withheld, conditioned or delayed, unless the approval is stated to be at the discretion of the party whose approval is sought. Whenever approval may not be unreasonably withheld, Lessor will not require the payment of any money for the giving of such approval other than a reasonable charge for the review and processing of the application for and preparation of, the approval or consent and reimbursement of actual expenses for consultants, including architects, engineers or attorneys, engaged in connection with Lessor’s review and approval.

Section 16.02         Representations and Warranties of Lessor. Lessor hereby makes the following representations and warranties, to Lessee, all of which are true as of the date hereof. All the representations and warranties in Sections 16.02(B) through 16.02(P) are made in their entirety to the Knowledge of Lessor. “Knowledge of Lessor” means the actual knowledge of the directors or officers of Lessor.

(A)          Power and Authority of Lessor. Lessor hereby represents and warrants that Lessor is a limited liability company that is duly-organized, validly-existing, and in good standing in the State of Delaware. Lessor is duly-qualified to transact business, and is in good standing in the State of Hawaii. Lessor has the requisite right, power, and authority to execute

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and deliver this Lease and to perform all of its other duties and obligations under this Lease. Lessor has taken all actions necessary to authorize the execution, delivery and performance of this Lease. This Lease shall constitute the valid and binding obligations of Lessor, enforceable against Lessor in accordance with its terms. No consent, notice, approval or authorization of, or designation, declaration or filing with, any governmental authority or any other person or entity is required to be obtained by Lessor in connection with the execution, delivery and performance of this Lease, and the performance of Lessor’s obligations hereunder.

(B)           Non-Contravention. Neither the execution and delivery of this Lease, nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Lessor or the Premises is subject or any provision of the organizational documents of Lessor, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Lessor is a party or by which Lessor is bound or to which the Premises is subject (or result in the imposition of any lien upon any of the Premises). Notwithstanding anything to the contrary herein, Lessor is not representing or warranting that the transactions contemplated by this Lease do not contravene or violate any anti-trust, non-competition or similar laws.

(C)           Title to the Premises. Except as disclosed on Schedule A, Lessor is the sole and exclusive legal and beneficial owner of the Premises, free and clear of all liens, security interests, encumbrances and/or other restrictions on transfer.

(D)          Leases. Except as disclosed on Schedule F, there are no space or occupancy leases, licenses, concessions or tenancies relating to all or any part of the Premises.

(E)           Contracts. Except as disclosed on Schedule G, there are no contracts to which Lessor is a party relating to the Premises.

(F)           Services. All improvements located on the Premises have been constructed to have ingress, egress, water supply, storm and sanitary sewer facilities, and telephone and electrical and other utility services that are adequate for the existing uses of such improvements. All public utilities and ingress and egress to and from the improvements are by way of public streets and highways. There are no disputes pending or threatened, with any utility provider or any person who holds an interest in the property burdened by an easement for utilities or for ingress and egress to and from the Premises, nor has Lessor received actual notice of any proposed utility rate increase. Except as disclosed in Schedule H, there is no existing, proposed or contemplated plan to modify or realign any street or highway adjacent to or providing ingress to and egress from the Premises.

(G)           Condemnation Proceedings. There are no pending or proposed or threatened condemnation proceedings affecting the Premises or any part thereof, and Lessor has not received any written or oral notice of the same from any governmental authority.

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(H)          Environmental Matters. Lessee acknowledges receiving a copy of the Phase I Site Assessment, dated June 13, 2003, completed by URS Corporation (along with any Phase I Site Assessment, prepared by or for Lessee, the “Environmental Reports”). To the Knowledge of Lessor and except as described in the Environmental Reports: (a) the Premises and all improvements thereon have since June 1, 2003, been and are in material compliance with all Hazardous Materials Laws; (b) there are no pending or, to the Knowledge of Lessor, threatened proceedings involving the Premises that allege or assert (i) a violation of any Hazardous Materials Law or (ii) that Lessor is required to clean up, remove or take remedial or other responsive action due to a release of Hazardous Materials; and (c) Lessor has provided Lessee with complete and correct copies of all available studies, reports, surveys, assessments, audits, correspondence, investigations, analysis, tests, and other documents (whether in hard copy or electronic form) in Lessor’s possession relating to the presence or alleged presence of Hazardous Materials at, on, or affecting the Premises.

(I)            Permits and Approvals. Schedule I contains a list of all licenses, permits, approvals and certificates held by Lessor from governmental authorities in connection with Lessor’s ownership and use of the Premises and, except as disclosed in Schedule I, all such licenses, permits, approvals and certificates have been obtained and are presently in full force and effect, and all requirements and conditions necessary to maintain such licenses, permits, approvals and certificates are in full force and effect and have been complied with in connection with Lessor’s ownership and use of the Premises. Except as set forth in Schedule I, Lessor has received no notice of a current or uncured violation of any such license, permit, approval or certificate from any governmental authority. Notwithstanding the foregoing, Lessee will apply for and supply its own governmental permits, approvals, and certificates as it may require.

(J)            Tax Matters. There are no tax liens upon the Premises, except for liens for non-delinquent real property taxes and assessments. Lessor is not presently a party to, and has received no notice with respect to, any proposed or pending litigation, proceeding or claim by any governmental authority for the collection of any real property taxes or assessments that relate to the Premises.

(K)          Litigation. Except as set forth in Schedule J, there are no pending or threatened court, administrative or arbitration actions or proceedings, at law or in equity, affecting all or any portion of the Premises, or to which Lessor is a party that, if adversely decided, could impact Lessor’s ownership of or right to use the Premises.

(L)           Compliance With Laws. Except as set forth in Schedule K, there are no uncured or uncorrected violations of any laws, ordinances or governmental regulations relating to the Premises that have been served upon, received by or issued to or entered against Lessor.

(M)         Consents. No consent, notice, approval or authorization of, or designation, declaration or filing with, any governmental authority or any other person or entity is required to be obtained by Lessor in connection with the execution, delivery and performance of this Lease, the performance of Lessor’s obligations hereunder and thereunder, and the consummation of this Lease.

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(N)          Water Rights. Subject to any determination by any court of applicable jurisdiction affecting the rights of private parties regarding the ownership, use or other rights respecting water under the laws of Hawaii, and subject also to any applicable governmental regulations pertaining to water, Lessor owns or has the right to use the water rights impacted by this Lease. There is no litigation pending or threatened that relates to or challenges the ownership, validity, enforceability or use of such water rights.

(O)          Construction Disputes and Mechanics’ Liens. There are no disputes pending between Lessor and any mechanics or materialmen with respect to any work or materials furnished to the Premises, and no work has been performed for Lessor or materials have been supplied to Lessor with respect to the Premises that are likely to give rise to such a dispute. Lessor has paid, or has made arrangements reasonably satisfactory to Lessee to pay, all bills that relate to work or materials furnished to the Premises which, if not paid, could result in the filing of a mechanic’s or materialmen’s lien.

(P)           No Material Misstatements or Omissions. No representations or warranties of Lessor in this Lease, or in any statement, certificate or schedule furnished to Lessee by Lessor pursuant to this Lease, or in connection with the transactions contemplated hereby, contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements contained therein not misleading.

Section 16.03         Representations and Warranties of Lessee. Lessee hereby makes the following representations and warranties to Lessor, all of which are true as of the date hereof.

(A)          Power and Authority of Lessee. Lessee is a Hawaii corporation that is duly-organized, validly-existing, and in good standing in the State of Hawaii. Guarantor is a Delaware limited partnership. Lessee and Guarantor have the requisite right, power, and authority to execute and deliver this Lease and to perform all of their duties and obligations under this Lease. Lessee and Guarantor have taken all actions necessary to authorize the execution, delivery and performance of this Lease. This Lease shall constitute the valid and binding obligation of Lessee and Guarantor, enforceable against Lessee and Guarantor in accordance with its terms. No consent, notice, approval or authorization of, or designation, declaration or filing with, any governmental authority or any other person or entity is required to be obtained by Lessee or Guarantor in connection with the execution, delivery and performance of this Lease, and the performance of Lessee’s and Guarantor’s obligations hereunder.

(B)           Non-Contravention. Neither the execution and delivery of this Lease, nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Lessee is subject or any provision of the organizational documents of Lessee, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Lessee is a party or by which Lessee is bound.

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(C)           No Material Misstatements or Omissions. No representations or warranties of Lessee in this Lease, or in any statement, certificate or schedule furnished to Lessor by Lessee pursuant to this Lease, or in connection with the transactions contemplated hereby, contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements contained therein not misleading.

Section 16.04         Counterparts and Facsimile Signatures. This Lease may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The submission of a signature page by facsimile transmission shall be considered as an “original” signature page for purposes of this Lease so long as the original signature page is thereafter transmitted by mail or by other delivery service and the original signature page is substituted for the facsimile signature page in the original and duplicate originals of this Lease.

Section 16.05         Discretion. Whenever the approval of Lessor is stated to be within the discretion of Lessor, the granting or denial of the approval may be withheld or granted for any reason or for no reason, and Lessor will not for any reason or to any extent be required to grant the approval or exercise the discretion of Lessor or impose conditions to the approval in any particular manner, regardless of the reasonableness of either the request for approval or the conditions imposed.

Section 16.06         Entire Agreement. This Lease constitutes the entire agreement between the parties and supersedes all other prior or contemporaneous discussions, representations or agreements relating to the Premises..

Section 16.07         Incorporation of Schedules and Exhibits into Lease. Any schedules and exhibits that are attached to this Lease are incorporated herein by this reference.

Section 16.08         Expenses of Lessor and Lessee. Lessee will pay to Lessor on demand all costs and expenses, including reasonable attorneys’ fees, incurred by Lessor in enforcing any covenants or conditions contained in this Lease, and in connection with any litigation commenced by Lessee or against Lessee by others, to which Lessor shall without fault on its part be made a party. Lessor will pay to Lessee on demand all costs and expenses, including reasonable attorneys’ fees, incurred by Lessee in enforcing any covenants or conditions contained in this Lease, and in connection with any litigation commenced by Lessor or against Lessor by others, to which Lessee shall without fault on its part be made a party. All reimbursements hereunder shall be paid with interest from the date such costs and expenses are incurred at the rate of one percent (1%) per month until paid.

Section 16.09         Governing Law. The rights and obligations of the parties to this Lease shall be governed by, interpreted, performed, and enforced in accordance with the substantive laws of the State of Hawaii, without reference to principles of conflict of laws.

Subject to the arbitration procedures relating solely to the issue of whether Lessor’s or Lessee’s submitted Option Rent is the closest to the actual Option Rent pursuant to

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Section 15.04, any Dispute (as defined in Exhibit ”B” hereto) between the parties hereto shall be resolved in accordance with the ADR Provisions (as defined in Exhibit ”B” hereto). Each party agrees that the ADR Provisions constitute the sole method of seeking redress against the other party for any Dispute.

A party may, without inconsistency with the foregoing agreement relating to dispute resolution, seek from any court of competent jurisdiction any interim or provisional relief or remedy (including injunctive relief) which may be necessary to protect its property or rights pending the determination of the merits of the controversy. In addition, without inconsistency with the foregoing agreement, a party hereto may bring a third-party action or cross-claim against another party, in order to enforce the indemnification rights referenced in this Lease.

Section 16.10         Waiver of Jury Trial. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS LEASE.

Section 16.11         Modifications. No amendments, modifications or additions to this Lease shall be made or be binding on any party unless made in writing and signed by all parties.

Section 16.12         Notices. All notices or other communications shall be in writing and shall be deemed duly given on (a) the date of personal or courier delivery; (b) the date of transmission by telecopy or other electronic transmission service, provided a confirmation copy is also sent no later than the next business day by certified mail, postage pre-paid, return receipt requested; or (c) three (3) business days after the date of deposit in the United States Mail, by certified mail, postage pre-paid, return receipt requested, addressed as follows:

If to Lessor:                                                                                Mac Farms of Hawaii, LLC
c/o Sparks Corp
775 Ridge Lake Blvd, Suite 450
Memphis, TN 38120
Telephone:            (901) 766-4412
Telecopier:            (901) 766-8140
Attention:              Mr. Robert D. Sparks

and                                                                                                                           Kapua Orchard Estates, LLC
c/o Greater Pacific Food Holdings, LLC
1170 Signal Hill Road
P.O. Box 1378
Pebble Beach, California 93953
Telephone:            (831) 624-1583
Telecopier:            (831) 625-6263
Attention:              Mr. Thomas R. Modisette

29

with a copy to:                                                                Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
165 Madison Avenue, Suite 2000
Memphis, Tennessee 38103
Telephone:            (901) 577-2306 or
                                (901) 577-2274
Telecopier:            (901) 577-0853 or
                                (901) 577-4203
Attention:              John E. Kruger, Esq.
                                Mark A. B. Carlson, Esq.

If to Lessee or

Guarantor:                                                                                        Newco2 and ML Macadmia Orchards, L.P.
26-238 Hawaii Belt Road
Hilo, Hawaii 96720
Telephone:            (808) 969-8052
Telecopier:            (808) 969-8057
Attention:              Mr. Dennis J. Simonis

with a copy to:                                                                Carlsmith Ball
1001 Bishop St, ASB Tower, Suite 2200
Honolulu, Hawaii 96813
Telephone:            (808) 523-2501
Telecopier:            (808) 523-0842
Attention:              James H. Case, Esq.

Any party may change its mailing address by giving written notice to the other parties in accordance with this Section 16.12.

Section 16.13         All Payments Payable in U. S. Currency. All sums payable under this Lease must be paid in lawful money of the United States of America.

Section 16.14         Severability. If any part of this Lease is held to be invalid or unenforceable for any reason, the remainder of this Lease shall continue in full force and effect.

Section 16.15         Persons Bound. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 16.16         Time of Essence. Time is of the essence as to every provision of this Lease. No party shall be obligated to agree to any extensions of deadlines or other delays except as specifically provided in this Lease. In calculating such deadlines, all references to “days” herein shall be deemed to mean calendar days and not business days except as specifically provided otherwise in this Lease.

30

Section 16.17         No Partnership Intended. It is expressly understood that Lessor does not in any way or for any purpose become a partner of Lessee in the conduct of its business or otherwise or a joint venturer or a member of a joint enterprise with Lessee.

Section 16.18         No Third-Party Beneficiaries. Nothing in this Lease is intended or shall be construed to create or confer any rights or remedies upon any person or entity other than the parties to this Lease and, subject to the restrictions on assignment that are contained herein, their respective successors and permitted assigns.

Section 16.19         Broker’s Commission. Except as otherwise set forth herein, each party represents and warrants to the other party, that it has not had any contracts, communications, or dealings regarding the subject matter of the transactions contemplated herein with any finder, agent, or broker, whether or not licensed as such. In the event that any finder, agent, or broker brings a claim for a commission or finder’s fee based upon any contracts, dealings, or communications relating to this transaction, the party whose acts or omissions gave rise to such claim and all costs, expenses, and other liabilities relating thereto, including reasonable attorneys’ fees (collectively, the “Costs”), shall indemnify, hold harmless, and defend the other parties against the Costs.

Section 16.20         Provisions Are Covenants and Conditions. All provisions, whether covenants or conditions, on the part of Lessee shall be deemed to be both covenants and conditions.

Section 16.21         Singular and Plural; Pronouns. When required by the context of this Lease, the singular shall include the plural. A pronoun of one gender shall include reference to all genders as the context may require.

Section 16.22         Captions. The title and captions in this Lease shall have no effect on their interpretation.

Section 16.23         Recordation. Lessor and Lessee agree to join in execution of a memorandum “short form” of this Lease which shall be recorded in the Bureau of Conveyances of the State of Hawaii. Such memorandum short form of this Lease shall describe the parties, the Premises, the term of this Lease and shall incorporate this Lease by reference only.

Section 16.24         Interpretation. Each party acknowledges that it has been represented and advised by legal counsel in the negotiation and legal effects of this Lease and acknowledges that it has caused this Lease to be reviewed and approved by legal counsel of its own choice. No negotiations concerning or modifications made to prior drafts of this Lease shall be construed in any manner to limit, reduce or impair the rights, remedies, duties and obligations of the parties under this Lease, or to restrict or expand the meaning of any of the provisions of this Lease, or to construe any of the provisions of this Lease in any party’s favor. No party shall be deemed to be the drafter of this Lease and no term or provision of this Lease may be construed against any party on that basis.

31

Section 16.25         Transfer of Lessor’s Interest in the Premises and Lease. Lessee acknowledges that Lessor has the right to transfer all of its interest in the Premises, this Lease (whether by assignment, sale, conveyance or otherwise) to any party or parties, at any time, and without the consent or approval of Lessee in any manner, and, in the event of an assignment of Lessor’s interest in this Lease to a third party, Lessee agrees that Lessor shall automatically be released from all liability under this Lease and Lessee agrees to look solely to such transferee for the performance of Lessor’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Lessee, and Lessee shall attorn to such transferee. Lessee further acknowledges that Lessor may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Lessor from its obligations hereunder and that Lessee shall continue to look to Lessor for the performance of its obligations hereunder.

Section 16.26         Guaranty. Guarantor hereby unconditionally and irrevocably guarantees to Lessor that:

(A)          Lessee will duly and punctually pay all lease rents, taxes, assessments, collection costs, attorneys’ fees and all other sums to be paid by Lessee under the Lease; and

(B)           Lessee will duly and punctually observe and perform every other agreement, covenant and condition to be observed or performed by Lessee under the Lease (collectively, the “Obligations”).

The obligations of Guarantor under this Lease shall not be affected, modified or impaired upon the occurrence from time to time of any of the following, whether or not with notice to or the consent of Guarantor (a) the failure to give notice to any Guarantor of the occurrence of any Event of Default under the terms and provisions of this Lease; (b) the waiver of the payment, performance or observance of any of the Obligations; (c) the taking or omitting to take any actions referred to in this Lease; or (d) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets, receivership, insolvency, bankruptcy, assignment for the benefit of creditors or readjustment of, or other similar proceedings which affect Guarantor, or any allegation of invalidity or contest of the validity of this Lease or this Section 16.26 in any such proceeding. Guarantor hereby waives (a) any and all rights to require Lessor to prosecute or seek to enforce any remedies against Lessee or any other party liable to Lessor on account of the Obligations; (b) any right to assert against Lessor any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against Lessee or any other party liable to Lessor in any way or manner; (c) all defenses, counterclaims and off-sets of any kind or nature, arising directly or indirectly from the present or future lack of validity or enforceability of this Lease; (d) any defense arising by reason of any claim or defense based upon an election of remedies by Lessor; and (e) all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, notices of default, notice of acceptance, and all other notices or formalities to which Guarantor may be entitled.

[the remainder of this page intentionally left blank]

32

LAND COURT SYSTEM	REGULAR SYSTEM
RReturn by Mail ( ) Pickup ( ) To:

Tax Map Key no.: See Exhibit A	Total Pages

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Processing Plant Lease on the date first written above.

MAC FARMS OF HAWAII, LLC

By:
Name: Robert D. Sparks
Title: Managing Member “Lessor”

NEWCO2, INC.

By
Name Dennis J. Simonis
Title: President “Lessee”

ML MACADAMIA ORCHARDS, L.P.

By:
Name: Dennis J. Simonis
Title: President “Guarantor”

LAND COURT SYSTEM	REGULAR SYSTEM
RReturn by Mail ( ) Pickup ( ) To:

Tax Map Key no.: See Exhibit A	Total Pages

EXHIBIT “A”

DESCRIPTION OF REAL PROPERTY

The real property located on the tax map key 8-9-12-8.

Formal legal description to be provided at Closing.

END OF EXHIBIT “A”

LAND COURT SYSTEM	REGULAR SYSTEM
RReturn by Mail ( ) Pickup ( ) To:

Tax Map Key no.: 8-9-12:8	Total Pages

EXHIBIT “B”

ALTERNATIVE DISPUTE RESOLUTION PROVISIONS

A.            Purpose and Exclusivity. The purpose of these alternative dispute resolution provisions (“ADR Provisions”) is to provide Lessor and Lessee with a mechanism to resolve Disputes, as defined herein, that may develop in the future concerning the subject matter of the Lease. The Parties agree that these ADR Provisions are the exclusive method to resolve all Disputes and that the goal of both Parties in agreeing to these ADR Provisions is to ensure that all Disputes are resolved in the most expeditious and inexpensive manner possible. All provisions of these ADR Provisions are to be interpreted with that purpose in mind.

B.            Definition. “Disputes” means and includes any and all claims, controversies, and disagreements of any nature whatsoever between Lessor and Lessee, at law or in equity, that relate to or arise out of, directly or indirectly, the Lease (including all exhibits thereto), except (i) Disputes involving a failure by Lessee or Guarantor to pay punctually all lease rents, taxes, assessments, collection costs, attorneys’ fees and all other sums to be paid by Lessee or Guarantor under the Lease, and (ii) claims for indemnity, contribution, subrogation, or the like which must be asserted, if at all, only by cross-claim, third party complaint, or the like in litigation brought by or against a third party in which the principal claim(s) giving rise to the right of indemnity, contribution, subrogation, or the like is asserted. The existence of a Dispute may, but need not be, predicated upon a breach of the Lease by one, or both of the Parties.

C.            Knowing Release. Lessor and Lessee each acknowledge that these ADR Provisions have served as a material inducement for them to enter into the Lease. To accomplish the purpose of these ADR Provisions, Lessor and Lessee, with respect to any Dispute, waive their respective rights to a jury trial on any claim or cause of action based upon or arising out of such Dispute. In addition, with respect to any Dispute, Lessor and Lessee waive any and all right that either of them may have to recover any type of consequential, incidental, special, punitive or exemplary damages, or treble or other multiple damages provided for by any statute or rule. Nothing contained in this Section C (Knowing Release) precludes the recovery of compensatory damages, attorneys’ fees and costs as provided in the Lease.

D.            [Reserved.]

E.             Negotiation and Mediation. Lessor and Lessee acknowledge that, if a Dispute arises between them, they shall attempt to resolve the Dispute by negotiation, or failing that by mediation conducted in the State of Hawaii. For a period of ten (10) calendar days following the written notice of a Dispute given by one to the other, the Parties agree to hold meetings, attended by individuals with decision making authority, to attempt to resolve the Dispute through good faith negotiations. If at the end of this ten (10) day period they have not been able to resolve the Dispute (and have not agreed to extend the negotiating period), then either Party may give the other written notice of a request for mediation, in which event they shall jointly select a neutral person with at least ten years experience as a commercial mediator and who has experience involving complex commercial transactions and real estate disputes, to act as mediator. The fees of the mediator shall be shared equally by both Parties. If within thirty (30) days after written request for mediation, the Parties are unable to agree upon a mediator, or to thereafter resolve the Dispute by mediation, then either Party shall be entitled to seek redress in the state or federal courts of the State of Hawaii.

END OF EXHIBIT “B”

3

EXHIBIT B-2

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE is executed as of           , 2007, by and between MAC FARMS OF HAWAII, LLC, a Delaware limited liability company having an address at 89-406 Mamalahoa Highway, Captain Cook, Hawaii, 96704 (“Lessor”), and                , a Hawaii limited liability company having an address at 26-238 Hawaii Belt Road, Hilo, Hawaii, 96720 (“Lessee”).

W I T N E S S E T H:

That upon the terms and conditions set forth in that certain unrecorded Processing Plant Lease, dated as of           , 2007, by and between Lessor and Lessee, all of which terms and conditions are hereby made a part hereof as fully and completely as if herein specifically set out in full, Lessor has demised and leased and does hereby demise and lease unto Lessee, and Lessee has leased and hired and does hereby lease and hire from Lessor, all of the property described in Exhibit A attached hereto and incorporated herein by this reference.

TO HAVE AND TO HOLD the same for a term of twenty years (20) years commencing on           , 2007, and ending on               , 2027, unless sooner terminated as therein provided.

IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Lease as of the day and year first above written.

LESSOR:

MAC FARMS OF HAWAII, LLC,
a Delaware limited liability company

By:
ROBERT D. SPARKS
Title:

LESSEE:
,
a Hawaii limited liability company

By:
Name:
Title:

4

STATE OF                                                            )

                                                                                )  SS.

COUNTY OF                                                        )

On this      day of             , 2007, before me appeared ROBERT D. SPARKS, to me personally known, who, being by me duly-sworn or affirmed, did say that such person executed the foregoing instrument as the free act and deed of such person, and if applicable in the capacity shown, having been duly-authorized to execute such instrument in such capacity.

Print Name:
Notary Public, State of

My Commission Expires:

STATE OF HAWAII                                           )

                                                                                )  SS.

CITY AND COUNTY OF HONOLULU           )

On this      day of           , 2007, before me appeared                , to me personally known, who, being by me duly-sworn or affirmed, did say that such person executed the foregoing instrument as the free act and deed of such person, and if applicable in the capacity shown, having been duly-authorized to execute such instrument in such capacity.

Print Name:
Notary Public, State of

My Commission Expires:

5

LAND COURT SYSTEM	REGULAR SYSTEM
Return by Mail ( ) Pickup ( ) To:

Tax Map Key No.: 8-9-12:8	Total Pages

EXHIBIT A

All of that certain parcel of land (portion of the land described in and covered by Royal Patent Number 6853, Land Commission Award Number 9971, Apana 30 to W. P. Leleiohoku) situate, lying and being on the Northeasterly side of the Hawaii Belt Road (F.A.P. No. BF-011-1(3)) at Kapua, District of South Kona, Island and County of Hawaii, State of Hawaii, Being LOT 16-B, and thus bounded and described as per survey of Chrystal Thomas Yamasaki, Registered Professional Land Surveyor, dated December 4, 1984, to-wit:

Beginning at the southernmost corner of this parcel of land, being also the Northwesterly corner of the “pole” of Lot 16-A and a point on the Northeasterly side of the Hawaii Belt Road (F.A.P. No. BF-011-1(3)), the coordinates of said point of beginning referred to Government Survey Triangulation Station “KAPUKAWAA” being 15,672.53 feet South and 19,989.82 feet East and running by azimuths measured clockwise from true South:

Thence, following along the Northeasterly side of the Hawaii Belt Road (F.A.P. No. BF-011-1(3)) on a curve to the left with a radius of 12,040.00 feet, the chord azimuth and distance being:

1.   139°   20’          17”          526.47     feet to a point;

Thence, for the next ten (10) courses following along Lot 16-A of the subdivision and along the remainder of Royal Patent 6853, Land Commission Award 9971, Apana 30 to W. P. Leleiohoku:

2.   226°   00’                          330.26     feet to a point;

3.   128°   00’                          180.02     feet to a point;

4.   218°   00’                          380.00     feet to a point;

5.   308°   00’                          455.00     feet to a point;

6.   223°   00’                          192.00     feet to a point;

7.   313°   00’                          430.00     feet to a point;

Thence, following on a curve to the right with a radius of 275.0 feet, the chord azimuth and distance being:

8.    30°   55’           30”          249.05     feet to a point;

9.    57°   51’                           300.00     feet to a point;

10.   57°   05’                          439.71     feet to a point;

Thence, following on a curve to the right with a radius of 30.00 feet, the chord azimuth and distance being:

11.   98°   50’          13.5”       39.96       feet to the point of beginning and containing an area of 14.955 acres, more or less.

Together with that certain Easement Agreement dated May 28, 1982, recorded in the Bureau of Conveyances of the State of Hawaii in Liber 16369 at Page 175, by and between Mac Farms of Hawaii, Inc., a Hawaii corporation, and Land of Kapua, a Hawaii general partnership, “Grantors”, and Farms of Kapua, Ltd., a California limited partnership, “Grantee”.

Together with a perpetual non-exclusive easement for access, roadway and utility purposes over and across Easement “1” and Easement “D-1”, each being a portion of Lot 16-A, as set forth by instrument dated June 27, 2003, recorded in said Bureau as Document No. 2003-131936, more particularly described therein; and subject to the terms and provisions, including the failure to comply with any covenants, conditions and reservations, contained therein.

BEING the premises acquired by Mac Farms of Hawaii, LLC, a Delaware limited liability company, by Warranty Deed dated June 27, 2003, recorded in said Bureau as Document No. 2003-131941, from Mac Farms of Hawaii, Inc., a Hawaii corporation.

SUBJECT, HOWEVER, to restricted abutter’s rights of vehicle access into and from Hawaii Belt Road, Federal Aid Project No. BF-011-1(3), as conveyed to the State of Hawaii, by Deed dated December 31, 1959, recorded said Bureau in Liber 3827 at Page 428.

Tax Key:  8-9-012-008 (3)

EXHIBIT C

RESERVED

EXHIBIT D

RESERVED

EXHIBIT E

ALTERNATIVE DISPUTE RESOLUTION PROVISIONS

A.            Purpose and Exclusivity.  The purpose of these alternative dispute resolution provisions (“ADR Provisions”) is to provide Seller and Buyer with a mechanism to resolve Disputes, as defined herein, that may develop in the future concerning the subject matter of the Agreement.  The Parties agree that these ADR Provisions are the exclusive method to resolve all Disputes and that the goal of both Parties in agreeing to these ADR Provisions is to ensure that all Disputes are resolved in the most expeditious and inexpensive manner possible.  All provisions of these ADR Provisions are to be interpreted with that purpose in mind.

B.            Definition.  “Disputes” means and includes any and all claims, controversies, and disagreements of any nature whatsoever between Seller and Buyer, at law or in equity, that relate to or arise out of, directly or indirectly, the Agreement (including all exhibits thereto other than the Leases), except:  claims for indemnity, contribution, subrogation, or the like which must be asserted, if at all, only by cross-claim, third party complaint, or the like in litigation brought by or against a third party in which the principal claim(s) giving rise to the right of indemnity, contribution, subrogation, or the like is asserted.  The existence of a Dispute may, but need not be, predicated upon a breach of the Agreement by one, or both of the Parties.

C.            Knowing Release.  Seller and Buyer each acknowledge that these ADR Provisions have served as a material inducement for them to enter into the Agreement.  To accomplish the purpose of these ADR Provisions, Seller and Buyer, with respect to any Dispute, waive their respective rights to a jury trial on any claim or cause of action based upon or arising out of such Dispute.  In addition, with respect to any Dispute, Seller and Buyer waive any and all right that either of them may have to recover any type of consequential, incidental, special, punitive or exemplary damages, or treble or other multiple damages provided for by any statute or rule.  Nothing contained in this Section C (Knowing Release) precludes the recovery of compensatory damages, attorneys’ fees and costs as provided in the Agreement.

D.            [Reserved.]

E.             Negotiation and Mediation.  Seller and Buyer acknowledge that, if a Dispute arises between them, they shall attempt to resolve the Dispute by negotiation, or failing that by mediation conducted in the State of Hawaii.  For a period of ten (10) calendar days following the written notice of a Dispute given by one to the other, the Parties agree to hold meetings, attended by individuals with decision making authority, to attempt to resolve the Dispute through good faith negotiations.  If at the end of this ten (10) day period they have not been able to resolve the Dispute (and have not agreed to extend the negotiating period), then either Party may give the other written notice of a request for mediation, in which event they shall jointly select a neutral person with at least ten years experience as a commercial mediator and who has experience involving complex commercial transactions and real estate disputes, to act as mediator.  The fees of the mediator shall be shared equally by both Parties.  If within thirty (30) days after written request for mediation, the Parties are unable to agree upon a mediator, or to thereafter resolve the

Dispute by mediation, then either Party shall be entitled to seek redress in the state or federal courts of the State of Hawaii.

END OF EXHIBIT E

EXHIBIT F

REQUIRED CONSENTS

Contracts

1.               Three-Party Volunteer Driver Agreements between Seller, VPSI, Inc. and various authorized drivers dated (various dates) for participation in VPSI’s vanpool program, terminable on 30-days’ written notice by any party to the other parties (also terminable by VPSI, Inc. on 24-hours’ written notice for cause). (Not assignable with written consent.)

2.               LPG Purchase Agreement between Seller and Citizens Communications Company dba The Gas Company dated June 20, 2003 for the purchase of Seller’s liquefied petroleum gas requirements for a 3-year term ending June 19, 2006 and automatically renews for an additional 12 months if 60 days prior written notice of termination is not given (not assignable without the consent of Citizens Communications Company).

3.               Macadamia Nut Husk Purchase Agreement, dated as of an unspecified date in 1999, by and between Seller (as licensor) and Big Island Hauling, Inc. (as licensee), to facilitate the composting of macadamia nut husks procured by Big Island Hauling, Inc. from Seller.  No assignment without prior written consent.

4.               Agreement re: HMAA Medical/Drug/Vision/Life/AD&D; Group Policy #3334

5.               Agreement re: Kaiser Permanente Medical/Drug/Vision; Group Plan #12220/002/11

6.               Agreement re: Hawaii Dental Service (HDS) Dental; Group Number 2364

7.               Agreement dated as of August 1, 2006, by and between Employee Assistance of the Pacific and Mac Farms of Hawaii, LLC.

8.               Lease: Electronic Sorting Machine, Bank of Hawaii Equipment Leasing Division, Equipment Lease Agreement No. 22100 dated November 12, 1998. No assignment without prior written consent.  Lease expired on July 30, 2006, but was automatically renewed for an additional 16 month term.

9.               Financing Agreement with Ford Credit for 2004 Ford F-150 VIN # 3508, Landers Ford, Inc. 2082 W. Poplar Ave, Collierville, TN 38017.

10.         Financing Agreement with Ford Credit for 2004 Ford F-150 VIN # 8518, Landers Ford, Inc. 2082 W. Poplar Ave, Collierville, TN 38017.

11.         Macadamia Nut Farming and Purchasing Agreement dated          , 2004 by and between Mac Farms of Hawaii, LLC and Showe Family Hawaii, LLC.  No assignment without prior written consent.

Permits

Freely Transferable Permits:

1.               Commercial Measuring Device Licenses issued by the State of Hawaii, Department of Agriculture for measuring device serial numbers 73350, G920473TX, H511092EG, H511093EG, H511094EG and H533447 (requires post transfer notice)

2.               Permits to Operate issued by State of Hawaii, Department of Labor and Industrial Relations, Hawaii Occupational Health & Safety Division for the following equipment:

Horizontal Air Tank/Buckeye Boiler Company (HPV 619-89)
Horizontal Air Tank/Brunner Eng. & Mfg. Co. (HPV 38-80)
Horizontal Air Tank/Brunner Eng. & Mfg. Co. (HPV 206-80)
Horizontal Air Tank/Brunner Eng. & Mfg. Co. ((HPV 205-80)
Horizontal Air Tank/Brunner Eng. & Mfg. Co. (HPV 1017-80)
Horizontal Air Tank/Trinity Industries (HPV 76-04A)
Horizontal Air Tank/Trinity Industries (HPV 77-04)
Wt Steam Power Boiler/The International Boiler Works (HAW 3496-80)

(requires post transfer notice)

Permits requiring consent from the appropriate governmental body:

1.               Noncovered Source Permit No. 0388-01-N issued by the State of Hawaii, Department of Health, for 9 MMBTU/hr. Macadamia Nut Shell-Fried Steam Boiler

Non - Transferable permits that Buyer must obtain:

1.               Dealers In Farm Produce License No. 0420-X000-09 issued by State of Hawaii, Department of Agriculture, Quality Assurance Division, Commodities Branch (not assignable)

2.               General Excise Tax License, State of Hawaii, Department of Taxation

3.               Official Vehicle Safety Inspection Station Permit

4.               Permit for Flammable or Combustible Liquid Storage which permits maintenance of a combustible fuel tank for dispensing of Class I and Class II liquids

5.               Food Establishment Permit (FK4057), State of Hawaii, Department of Health

6.               Revocable Permit (No. 7360 and S-6576) from the Board of Land and Natural Resources, State of Hawaii, Department of Land and Natural Resources (This permit relates to access to land to secure water to irrigate land underlying the Leases.  As such, neither the land nor the permit is being transferred.)

EXHIBIT G

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), effective as of           , 2007, by and between ML MACADAMIA ORCHARDS, L.P., a Delaware limited partnership (the “Company”), and MAC FARMS OF HAWAII, LLC, a Delaware limited liability company (the “Initial Holder”).

WHEREAS, this Agreement is made pursuant to the Acquisition Agreement, dated as of May   , 2007 (the “Acquisition Agreement”), by and among the Company, the Initial Holder and Kapua Orchard Estates, LLC, a Delaware limited liability company, which provides for the sale to the Company the macadamia nut farming, harvesting and processing business of the Initial Holder;

WHEREAS, pursuant to the Acquisition Agreement, the Company has issued to the Initial Holder Six Hundred Fifty Thousand (650,000) Class A limited partnership units in the Company (the “Securities”); and

WHEREAS, to induce the Initial Holder to enter into the Acquisition Agreement, the Company has agreed to provide to the Initial Holder and its direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Acquisition Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1.          Definitions.

As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended from time to time.

“1934 Act” shall mean the Securities Exchange Act of l934, as amended from time to time.

“Acquisition Agreement” shall have the meaning set forth in the preamble.

“Affiliate” shall mean, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Closing Date” shall have the meaning ascribed to such term in the Acquisition Agreement.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Effectiveness Period” shall mean a registration effected pursuant to Section 2.1.

“Holder” shall mean an Initial Holder, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become holders of Registrable Securities.

“Initial Holder” shall have the meaning set forth in the preamble.

“Majority Holders” shall mean the Holders of a majority of the outstanding Registrable Securities; provided, however, that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities, if any, held by the Company or any Affiliate of the Company shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.

“Partnership Units” shall mean any Class A limited partnership units of the Company.

“Person” shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in a Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Questionnaire” shall mean a registration effected pursuant to Section 2.1.

“Registrable Securities” shall mean all or any of the Securities; provided, however, that any such Securities shall cease to be Registrable Securities when (i) a Shelf Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Shelf

Registration Statement, (ii) such Securities have been or may be sold to the public pursuant to Rule l44 (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) such Securities shall have ceased to be outstanding or (iv) such Securities may be sold or transferred, other than by the Company’s Affiliates, pursuant to Rule 144(k) (or any similar provision then in force) under the 1933 Act.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. (the “NASD”) registration and filing fees, including, if applicable, the fees and expenses of any “qualified independent underwriter” (and its counsel) that is required to be retained by any holder of Registrable Securities in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Registrable Securities and any filings with the NASD), (iii) all expenses of the Company in preparing or assisting in preparing, word processing, printing and distributing any Shelf Registration Statement, any Prospectus, any amendments or supplements thereto, any securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (v) all rating agency fees, (vi) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, (vii) the reasonable fees and expenses of a single counsel to the Holders in connection with the Shelf Registration, which counsel shall be selected by the Majority Holders of the Registrable Securities to be registered by such Shelf Registration, and (viii) any fees and expenses of any special experts retained by the Company in connection with any Shelf Registration Statement, but excluding any underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“SEC” shall mean the Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

“Shelf Registration” shall mean a registration effected pursuant to Section 2.1.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 2.1 of this Agreement which covers all of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Suspension Period” shall mean a registration effected pursuant to Section 2.4.

“Underwriter” shall mean a registration effected pursuant to Section 4.

2.          Registration Under the 1933 Act.

2.1        Shelf Registration.

(a)        The Company shall, at its cost, no later than 90 calendar days after the Closing Date, file with the SEC, and thereafter shall use reasonable best efforts to cause to be declared effective as promptly as practicable but no later than 180 calendar days after the Closing Date, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Initial Holder or, as applicable, any additional Holders that have provided the information pursuant to Section 2.1(d).

(b)        The Company shall, at its cost, use reasonable best efforts, subject to Section 2.4, to keep the Shelf Registration Statement continuously effective to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the date the Shelf Registration Statement is declared effective by the SEC, or for such shorter period that will terminate when all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding or otherwise to be Registrable Securities (the “Effectiveness Period”).

(c)        Notwithstanding any other provisions in this Agreement, the Company shall use reasonable best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)        Notwithstanding any other provisions in this Agreement, no Holder of Registrable Securities may include any of its Registrable Securities in the Shelf Registration Statement pursuant to this Agreement unless the Holder furnishes to the Company a fully completed, customary selling securityholder questionnaire (the “Questionnaire”) and such other information in writing as the Company may reasonably request in writing for use in connection with the Shelf Registration Statement or Prospectus included therein and in any application to be filed with or under state securities laws. To be named as a selling securityholder in the Prospectus at the time of effectiveness of the Shelf Registration Statement, each

Holder must, before the effectiveness of the Shelf Registration Statement and no later than the 20th calendar day after the issuance of the press release by the Company announcing the initial filing of the Registration Statement, furnish the completed Questionnaire and such other information that the Company may reasonably request in writing, if any, to the Company in writing and the Company will include the information from the completed Questionnaire and such other information, if any, in the Shelf Registration Statement and the Prospectus in a manner so that upon effectiveness of the Shelf Registration Statement the Holder will be permitted to deliver the Prospectus to purchasers of the Holder’s Registrable Securities. From and after the date that the Registration Statement is first declared effective by the SEC, upon receipt of a completed Questionnaire and such other information that the Company may reasonably request in writing, if any, the Company will use reasonable best efforts to file within 20 business days any amendments or supplements to the Shelf Registration Statement necessary for such Holder to be named as a selling securityholder in the Prospectus contained therein to permit such Holder to deliver the Prospectus to purchasers of the Holder’s Securities (subject to the Company’s right to suspend the Shelf Registration Statement as described in Section 2.4 below); provided, however, that the Company shall not be required to file more than one such amendment to the Shelf Registration Statement in any calendar quarter for all such Holders. Holders that do not deliver a completed written Questionnaire and such other information, as provided for in this Section 2.1(d), will not be named as selling securityholders in the Prospectus. Each Holder named as a selling securityholder in the Prospectus agrees to promptly furnish to the Company all information required to be disclosed to make information previously furnished to the Company by the Holder not materially misleading and any other information regarding such Holder and the distribution of such Holder’s Registrable Securities as the Company may from time to time reasonably request in writing.

(e)        Each Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement without delivering, or causing to be delivered, a Prospectus to the purchaser thereof and, following termination of the Effectiveness Period, to notify the Company, within 10 calendar days of a written request by the Company, of the amount of Registrable Securities sold pursuant to the Shelf Registration Statement and, in the absence of a response, the Company may assume that all of such Holder’s Registrable Securities have been so sold; provided, however, that the Company shall use reasonable best efforts to confirm that all of such Holder’s Registrable Securities have been so sold prior to making such assumption.

The Company shall not permit any securities other than Registrable Securities to be included in the Shelf Registration Statement. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 2.3(b) below, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

2.2        Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2.1. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

2.3.       Effectiveness. (a) The Company will be deemed not have used its reasonable best efforts to cause the Shelf Registration Statement to become, or to remain, effective during the requisite period if the Company voluntarily takes any action that would, or, or fails to take any action which failure would result in any such Shelf Registration Statement not being declared effective or the Holders of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during that period as and to the extent contemplated hereby, unless such action is required by applicable law.

(b)         A Shelf Registration Statement pursuant to Section 2.1 will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Shelf Registration Statement may legally resume.

2.4.        Suspension. The Company may suspend the use of any Prospectus for a period not to exceed 45 calendar days in any rolling 90-calendar day period, or an aggregate of 120 calendar days in any rolling 12-month period, (each, a “Suspension Period”) if the Board of Directors of the Company shall have determined in good faith that because of valid business reasons (not including avoidance of the Company’s obligations hereunder), including without limitation proposed or pending corporate developments and similar events or because of filings with the SEC, it is in the best interests of the Company to suspend such use, and prior to suspending such use the Company provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension. Each Holder shall keep confidential any communications received by it from the Company regarding the suspension of the use of the Prospectus, except as required by applicable law.

3.          Registration Procedures.

In connection with the obligations of the Company with respect to the Shelf Registration, the Company shall:

(a)        prepare and file with the SEC a Shelf Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall be available for the sale of the Registrable Securities by the selling Holders thereof, (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and (iv) shall comply in all material respects with the applicable requirements of Regulation S-T under the 1933 Act, if any, and use reasonable best efforts to cause such Shelf Registration Statement to become effective and remain effective in accordance with Section 2;

(b)        (i) prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary under applicable law to keep the Shelf Registration Statement effective for the Effectiveness Period, subject to Section 2.4; and (ii) cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply during the Effectiveness Period with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder required to enable the disposition of all Registrable Securities covered by the Shelf Registration Statement in accordance with the intended method or methods of distribution by the selling Holders thereof;

(c)        (i) notify each Holder of Registrable Securities of the filing, by issuing a press release, of a Shelf Registration Statement with respect to the Registrable Securities; (ii) furnish to each Holder of Registrable Securities that has provided the information required by Section 2.1(d) and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits to facilitate the unrestricted sale or other disposition of the Registrable Securities; and (iii) subject to Section 2.4 and to any notice by the Company in accordance with Section 3(e) of the existence of any fact of the kind described in Sections 3(e)(ii), (iii), (iv), (v) and (vi), consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities that has provided the information required by Section 2.1(d) in connection with the offering and sale of the Registrable Securities;

(d)        use reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Securities covered by a Shelf Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(e)        notify promptly each Holder of Registrable Securities under a Shelf Registration that has provided the information required by Section 2.1(d) and, if requested by such Holder, confirm such advice in writing promptly: (i) when a Shelf Registration Statement has become effective and when any post-effective amendments thereto become effective; (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Shelf Registration Statement and Prospectus or for additional information after the Shelf Registration Statement has become effective; (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of any proceedings for that purpose; (iv) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement of a material fact made in such Shelf Registration Statement or the related Prospectus untrue or which requires the making of any changes in such Shelf Registration Statement or Prospectus to make the statements therein not misleading; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (vi) of any determination by the Company that a post-effective amendment to such Shelf Registration Statement would be appropriate;

(f)        furnish special counsel for the Holders of Registrable Securities copies of any comment letters received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to a Shelf Registration Statement and Prospectus or for additional information;

(g)        use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Shelf Registration Statement at the earliest possible moment;

(h)        furnish to each Holder of Registrable Securities that has provided the information required by Section 2.1(d), and each underwriter, if any, without charge, at least one conformed copy of each Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

(i)         (i) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends (other than as required by the certificate of limited partnership or partnership agreement of the Company or applicable law); and (ii) enable such Registrable Securities to be in such denominations and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three business days prior to the closing of any sale of Registrable Securities;

(j)         upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(ii), (iii), (iv), (v) and (vi), as promptly as practicable after the occurrence of such an event, use reasonable best efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or will remain so qualified. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder that has provided the information required by Section 2.1(d) of such determination and to furnish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;

(k)        no less than three business days prior to the filing of any Shelf Registration Statement, any Prospectus, any amendment to a Shelf Registration Statement or amendment or supplement to a Prospectus (other than amendments and supplements that do nothing more than name Holders and provide information with respect thereto), provide copies of such document to the Initial Holder on behalf of such Holders;

(l)         enter into such customary agreements and take all other customary and appropriate actions to expedite or facilitate the disposition of such Registrable Securities including but not limited to:

(i) obtain opinions of counsel to the Company and updates thereof addressed to each selling Holder and the underwriters, if any, covering the matters set forth in the opinion of such counsel delivered on the Closing Date;

(ii) obtain “comfort” letters and updates thereof from the Company’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Shelf Registration Statement) addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of Registrable Securities, such letters substantially in the form and covering the matters covered in the comfort letter delivered on the Closing Date; and

(iii) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions.

The actions under Section 3(l)(i), (ii) and (iii) shall be done solely in connection with the underwritten offering of Registrable Securities off of such Shelf Registration Statement pursuant to an underwriting or similar agreement as and to the extent required thereunder, and reasonably requested by any of the parties thereto;

(m)      if reasonably requested in connection with a disposition of Registrable Securities, make available for inspection during business hours by representatives of the Holders of the Registrable Securities, any underwriters participating in any disposition pursuant to a Shelf Registration Statement, and any counsel or accountant retained by any of the foregoing, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Shelf Registration Statement, and make such representatives of the Company available for discussion of such documents as shall be reasonably requested by the Initial Holder, in each case as is customary for “due diligence” investigations; provided, however, that, to the extent the

Company, in its reasonable discretion, agrees to disclose non-public information, such persons shall first agree in writing with the Company that any such non-public information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement and such person shall not engage in trading any securities of the Company until such material non-public information becomes properly publicly available, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any Prospectus referred to in this Agreement upon a customary opinion of counsel for such persons delivered and reasonably satisfactory to the Company), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person, or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement; and, provided, further, that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Holders and the other parties entitled thereto by special counsel to the Holders;

(n)       a reasonable time prior to filing the Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to the Shelf Registration Statement or amendment or supplement to such Prospectus (other than amendments and supplements that do nothing more than name Holders and provide information with respect thereto), provide copies of such document to the Holders of Registrable Securities that have provided the information required by Section 2.1(d), to the Initial Holder, to special counsel for the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, make such changes in any such document prior to the filing thereof as the Initial Holder, the counsel to the Holders or the underwriter or underwriters reasonably request within three business days of delivery of such copies and not file any such document in a form to which the Majority Holders, the Initial Holder on behalf of the Holders of Registrable Securities, special counsel for the Holders of Registrable Securities or any underwriter shall not have previously been advised and furnished a copy of or to which the Majority Holders, the Initial Holder of behalf of the Holders of Registrable Securities, counsel to the Holders of Registrable Securities or any underwriter shall reasonably object within three business days of delivery of such copies, and make the representatives of the Company available for discussion of such document as shall be reasonably requested by the Holders of Registrable Securities, the Initial Holder on behalf of such Holders, counsel for the Holders of Registrable Securities or any underwriter;

(o)       use reasonable best efforts to cause all Registrable Securities to be listed on any securities exchange or inter-dealer quotation system on which similar securities issued by the Company are then listed if requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

(p)        if the Securities are rated, use reasonable best efforts to cause the Registrable Securities to be rated by the appropriate rating agencies;

(q)        otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder; and

(r)         cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of the NASD).

Without limiting Section 2.1(d), the Company may (as a condition to such Holder’s participation in the Shelf Registration) require each Holder of Registrable Securities to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Sections 3(e)(ii), (iii), (iv), (v) and (vi), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus included in the Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(j) or written notice from the Company that the Shelf Registration Statement is again effective and no amendment or supplement is needed, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

In the event that the Company is in breach of its obligations under this Agreement, the Company shall not file any Registration Statement with respect to any securities (within the meaning of Section 2(1) of the 1933 Act) of the Company other than Registrable Securities.

If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of the Registrable Securities to be registered by such Shelf Registration and shall be reasonably acceptable to the Company. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

4.          Indemnification; Contribution.

(a) The Company agrees to indemnify and hold harmless the Initial Holder, each Holder who has provided information to the Company in accordance with Section 2.1(d), each Person who participates as an underwriter (any such Person being an “Underwriter”) and each Person, if any, who controls any Holder or Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement (or any amendment or supplement thereto) pursuant to which Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, however, that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all out-of-pocket expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Holder or Underwriter expressly for use in a Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); and, provided, further, that this indemnity provision shall not apply to any loss, liability, claim, damage or expense if the Holder fails to deliver at or prior to the written confirmation of sale the most recent Prospectus furnished to such Holder by the Company and such Prospectus, as amended or supplemented as of the time of such confirmation of sale, including any amendment or supplement filed with the SEC that is incorporated by reference in the Prospectus), would have corrected such untrue statement or omission or alleged untrue statement or omission of a material fact and delivery thereof was required by law.

(b)        Each Holder who has provided information to the Company in accordance with Section 2.1(d), severally, but not jointly, agrees to indemnify and hold harmless the Company, the Initial Holder, each Underwriter and the other selling Holders who have provided information to the Company in accordance with Section 2.1(d), and each of their respective directors and officers, and each Person, if any, who controls the Company, the Initial Holder, any

Underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by or on behalf of such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

(c)        Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)        If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 calendar days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 calendar days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)       If the indemnification provided for in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on one hand and the indemnified party or party on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative fault of Company, on the one hand, and the Holders and the Initial Holder, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holder or the Initial Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Holders and the Initial Holder agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Initial Holder were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any out-of-pocket legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 4, no Initial Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it were offered exceeds the amount of any damages which such Initial Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 4, each Person, if any, who controls an Initial Holder or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Holder or Holder, and each director of the Company, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

5.          Miscellaneous.

5.1        Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder. If the Company ceases to be so required to file such reports, the Company covenants that it will upon the request of any Holder of

Registrable Securities (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and take such further action as any Holder of Registrable Securities may reasonably request for such purpose, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 5.1 shall be deemed to require the Company to register any of its securities (other than the Partnership Units) under the 1934 Act.

5.2        No Inconsistent Agreements. The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions of this Agreement. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of any of the Company’s other issued and outstanding securities under any such agreements.

5.3        Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions of this Agreement may not be given unless the Company has obtained the written consent of the Majority Holders of such Registrable Securities Holders of at least a majority of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure. Notwithstanding the foregoing, this Agreement may be amended by a written agreement between the Company and the Initial Holder, without the consent of the Holders of the Registrable Securities, to cure any ambiguity or to correct or supplement any provision contained herein. Each Holder of Registrable Securities outstanding at the time of any amendment, modification, waiver or consent pursuant to this Section 5.3, shall be bound by such amendment, modification, waiver or consent, whether or not any notice or writing indicating such amendment, modification, waiver or consent is delivered to such Holder.

5.4        Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, facsimile, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company in a Questionnaire or by means of a notice given in accordance with the provisions of this Section 5.4, which address initially is the address set forth in the Acquisition Agreement with respect to the Initial Holder (including all duplicate copies required to be delivered pursuant to the Acquisition Agreement); and (b) if to the Company, initially at the Company’s address set forth in the Acquisition Agreement (including all duplicate copies required to be delivered pursuant to the Acquisition Agreement), and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.4. All such notices and other communications shall be deemed given (i) when personally delivered to the party to be given such notice or other communication; (ii) on the business day that such notice or other communication is sent by facsimile, email or similar electronic means, fully prepaid, which facsimile or similar electronic communication shall promptly be confirmed by written notice; (iii) on the third business day following the date of deposit in the United States mail if such notice or other communication is sent by certified or registered mail with return receipt requested and postage thereon fully prepaid; or (iv) on the business day following the day such notice or other communication is sent prepaid by reputable overnight courier.

5.5        Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Acquisition Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Acquisition Agreement, and such person shall be entitled to receive the benefits hereof.

5.6        Third Party Beneficiaries. The Initial Holder (even if the Initial Holder is not a Holder of Registrable Securities) shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company and the Initial Holder and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

5.7        Specific Enforcement. Without limiting the remedies available to the Initial Holder and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2.1 may result in material irreparable injury to the Initial Holder or the Holders for which there is no adequate remedy at law, that it may not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Holder or any Holder may seek such relief as may be required to specifically enforce the Company’s obligations under Section 2.1.

5.8        Restriction on Resales. Until the expiration of two years after the original issuance of the Securities, the Company will not, and will cause its Affiliates not to, resell any Securities which are “restricted securities” (as such term is defined under Rule 144(a)(3) under the 1933 Act) that have been reacquired by any of them and shall cancel such Securities immediately upon any purchase of any such by the Company.

5.9        Counterparts; Facsimiles. This Agreement may be executed in counterparts, each of which is deemed an original, and such counterparts constitute one and the same instrument, which may be sufficiently evidenced by a counterpart. A facsimile, telecopy, PDF, or other reproduction of this Agreement may be executed by one or more parties, and an executed copy of this Agreement may be delivered by one or more parties by facsimile, PDF e-mail, or similar instantaneous electronic transmission device under which the signature of or on behalf of such party can be seen, and such execution and delivery is to be considered valid, binding and effective for all purposes. At the request of either party, the parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

5.10      Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

5.11      Waiver of Right to Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AS AGAINST THE OTHER PARTY HERETO ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN THE UNITED STATES OF AMERICA IN RESPECT OF ANY CIVIL ACTION ARISING UNDER THIS AGREEMENT.  EACH PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

5.12      Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

5.13      Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

5.14      Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuer with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed and delivered by their duly authorized representatives as of the date first written above.

ML MACADAMIA ORCHARDS, L.P.,
a Delaware limited partnership

By:
	Name:	Dennis J. Simonis
	Title:	President

MAC FARMS OF HAWAII, LLC,
a Delaware limited liability company

By:
	Name:	Robert D. Sparks
	Title:	Chairman of the Board

EXHIBIT H

TRADEMARK LICENSE AGREEMENT

TRADEMARK LICENSE AGREEMENT (this “Agreement”), effective as of           , 2007, by and between KAPUA ORCHARD ESTATES, LLC, a Delaware limited liability company (“Licensor”), and                ,
a                  (“Licensee”).

WHEREAS, this Agreement is made pursuant to the Acquisition Agreement, dated as of        , 2007, by and between Licensee, on the one hand, and Licensor and Mac Farms of Hawaii, LLC, a Delaware limited liability company (“Mac Farms”), on the other hand, (the “Purchase Agreement”), which provides for the sale to Licensee of the macadamia nut farming, harvesting and processing business of Licensor and Mac Farms;

WHEREAS, Licensor is the owner of certain trademarks and the goodwill associated therewith, which trademarks are listed on Schedule A (the “Licensed Marks”);

WHEREAS, Licensee desires to use the Licensed Marks solely in connection with its macadamia nut farming, harvesting and processing business (the “Macadamia Nut Business”); and

WHEREAS, Licensor, as the owner of the Licensed Marks, agrees to license Licensee to use the Licensed Marks solely in connection with the Macadamia Nut Business on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1.         Grant of License; Payment.  Licensor hereby grants Licensee, subject to the terms hereof, a personal, exclusive, royalty-free, fully paid-up, license to use the Licensed Marks solely in connection with the Macadamia Nut Business during the Term (as defined below). Except in connection with Licensee’s use or utilization of the Licensed Marks for or in relation to advertising, promotion and marketing of Licensee in connection with the Macadamia Nut Business, Licensee shall have no right to sublicense the use of the Licensed Marks.  In exchange for the exclusive license granted herein, Licensee hereby pays to Licensor a one-time license fee in the amount of ONE DOLLAR ($1.00) by corporate check or such other funds as may be agreed upon by the parties. No other royalty shall be paid to Licensor for Licensee’s use of Licensed Marks under this Agreement. Licensor shall have no right or interest in or to any revenues, profits or other benefits derived by Licensee from its permitted use of the Licensed Marks under this Agreement

2.             Other Conditions.  Licensee shall make no use of the Licensed Marks except solely in connection with the Macadamia Nut Business, and shall not use the Licensed Marks in any manner whatsoever which infringes upon the rights of other persons or parties. In conjunction with any permitted use of the Licensed Marks, Licensee shall publish a legend (the “Legend”) stating the following: “The Kapua or the Kapua Ranch, as the case may be, trademark is the property of Kapua Orchard Estates, LLC, and is used here by permission.” The Legend shall appear, if and as appropriate, on all contracts and other legal documents, on all product packaging and in all publications (including print and online advertisements). Licensee agrees to provide to Licensor annually, or upon Licensor’s reasonable request, samples of its product packaging materials, advertising materials and any other publications (including electronic) using the Licensed Marks for review by Licensor for compliance with the terms hereof. Licensee agrees to make any changes reasonably requested by Licensor which are necessary to bring Licensee into compliance with the terms of this Agreement. Licensor may, from time to time, publish or distribute standards of usage for the Licensed Marks. Licensee agrees to abide by such standards of usage.

3.         Ownership Acknowledgement.  Licensee hereby acknowledges Licensor’s ownership of and right, title and interest in and to the Licensed Marks and that all use of the Licensed Marks by Licensee, heretofore or hereafter, shall inure to the sole benefit of Licensor. Licensee will not make any representation or do any act which may be taken to indicate that it has any right, title or interest in or to the ownership or use of the Licensed Marks except as licensed under the terms of this Agreement, and acknowledges that nothing contained in this Agreement shall give Licensee any continuing right, title or interest in or to the Licensed Marks, except other than those rights contained herein. Licensee hereby acknowledges the validity of the Licensed Marks. Licensee shall not do any act which it knows (or should know), or of which it is notified by Licensor that in Licensor’s reasonable belief may affect the validity of the Licensed Marks. Licensee agrees not to contest the validity of Licensor’s rights in the Licensed Marks, or perform any act or omission adverse to the Licensed Marks or to said exclusive rights of Licensor. Notwithstanding Section 8 hereof, Licensor may terminate this Agreement immediately upon giving written notice to Licensee if Licensee shall challenge the validity of or Licensor’s ownership or interest in the Licensed Marks. Licensee shall cooperate to the fullest extent possible with Licensor or its nominee to take such actions as Licensor may reasonably consider necessary to protect the Licensed Marks, prosecute any application for registration therefor or maintain any registrations therefor; provided, however, that it shall be Licensor’s sole responsibility to maintain said registration, at Licensor’s sole expense.

4.         Quality Control; Inspection.  Licensee acknowledges the importance to Licensor of its reputation and goodwill, and to the public of maintaining high, uniform standards of quality for the macadamia nuts or other goods sold under the Licensed Marks in connection with the Macadamia Nut Business (collectively, the “Products”). Licensee represents, warrants and agrees that all Products shall:

(a)           be of good and merchantable quality and comply with all applicable laws and regulations;

(b)           be as good or better than the current quality of similar products now or hereafter advertised, distributed, manufactured, processed, or sold by Licensee; and

(c)           meet such quality standards and specifications as may be prescribed by Licensor to Licensee, from time-to-time, during the Term.

Licensee shall permit Licensor to inspect, at Licensee’s premises, at any reasonable time, the Products, and Licensee shall, upon request of Licensor, submit to Licensor samples of the Products which are sold or intended to be sold under the Licensed Marks for the purpose of ascertaining and determining compliance with the terms of this Agreement.

5.         Enforcement.  Licensee shall fully cooperate with Licensor in maintaining and defending the ownership and validity of the Licensed Marks. Licensee will promptly notify Licensor of (i) any infringement or unauthorized use of any Licensed Marks by any third party of which it becomes aware, or (ii) any assertion by any third party that Licensee’s use of the Licensed Marks infringes such third party’s rights. Licensor shall not be obligated to initiate or defend any legal action with respect to the Licensed Marks, and Licensee shall not initiate or defend any such action itself without Licensor’s prior written consent. After receipt of any notice from Licensee about any potential infringement, Licensor shall, in its sole discretion determine what action, if any, should be taken. Any such action shall be directed and controlled by Licensor, and at Licensor’s sole expense; provided, however, notwithstanding anything to the contrary herein, the cost of prosecuting or defending any infringement action, including legal fees, shall be for the account of Licensee, if the necessity of prosecuting or defending any such infringement action was caused by the acts or omissions or misconduct of Licensee.

6.         Use of Licensed Marks in Trade Name.  Licensee agrees that it shall not use the Licensed Marks as part of its name or trade name.  Licensee acknowledges and agrees, that upon any termination hereof, it will immediately change any domain name used by it, as necessary, to a domain name or names not including the Licensed Marks or any similar variation thereof.  During and after the Term, Licensee agrees that it will not produce or use, or cause or enable another to reproduce or use, any trademarks, service marks or other related rights derived from or confusingly similar to, or likely to cause confusion with, the Licensed Marks.

7.         Term.  This Agreement and all licenses and rights granted hereunder shall continue for a period commencing on the date first written above and ending on           , 2012 (the “Term”), except as earlier terminated as provided herein. [NOTE: The term of the license will be set to coincide with the term of the orchard lease.]

8.         Termination.  In addition to Licensor’s immediate termination rights under Section 3, Licensor shall have the right to immediately terminate this Agreement by giving written notice thereof to Licensee in the event of any failure of Licensee to correct or cure any material breach by Licensee of any covenant or obligation under this Agreement, including, but not limited to, those set forth in Section 4 hereof, within (i) 15 calendar days after receipt of notice thereof from Licensor as to any covenant or obligation other than those set forth in Section 4, and (ii) 60 days after receipt of notice thereof from Licensor as to any covenant or obligation set forth in Section 4.  In the event that Licensee makes any assignment for the benefit of creditors, files a petition in bankruptcy (voluntarily), has a petition filed against it by a third party

(involuntarily), becomes insolvent, or is similarly prevented from or unable to fulfill its duties, hereunder, this Agreement shall automatically terminate. Upon the termination of this Agreement for any reason, Licensee shall immediately cease all use of the Licensed Marks and deliver to Licensor or destroy all materials bearing the Licensed Marks, at Licensor’s option, and shall forthwith change its domain name, as necessary, in accordance with Section 6.  Notwithstanding any termination in accordance with this Agreement, Licensor shall have, and hereby reserves all the rights and remedies which it has or which are granted to it at law or in equity, including, but not limited to, injunctive relief for damage or breach of this Agreement on the part of Licensee.

9.         Relationship of the Parties.  Licensor and Licensee are independent contractors. This Agreement does not create the relationship of principal and agent, joint venturers or partners between Licensee and Licensor, and in no circumstances shall Licensee be considered an agent of Licensor.

10.       Indemnity.  Licensee agrees to indemnify, hold harmless, and defend Licensor, together with the respective directors, officers, managers, members, employees, agents, successors, and assigns of Licensor against and from any and all actions, causes of action, claims, liabilities, losses, or damages they may incur, including attorneys’, experts’, and accountants’ fees (and court costs), arising out of, or in connection with, any breach by Licensee of the terms of this Agreement.

11.       Notice.  All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed given (i) when personally delivered to the party to be given such notice or other communication; (ii) on the business day that such notice or other communication is sent by facsimile, email or similar electronic means, fully prepaid, which facsimile or similar electronic communication shall promptly be confirmed by written notice; (iii) on the third business day following the date of deposit in the United States mail if such notice or other communication is sent by certified or registered mail with return receipt requested and postage thereon fully prepaid; or (iv) on the business day following the day such notice or other communication is sent prepaid by reputable overnight courier, to the following:

If to Licensee:	ML Macadamia Orchards, L.P.
26-238 Hawaii Belt Road,
Hilo, Hawaii 96720
	Phone:	(808)-969-8052
	Fax:	(808)-969-5152
	Attention:	Dennis J. Simonis

with a copy to:	Carlsmith Ball LLP
1001 Bishop Street, Suite 2200
Honolulu, Hawaii 96813
	Phone:	(808) 523-2501
	Fax:	(808) 523-0842
	Attention:	James H. Case, Esq.

If to Licensor:	Kapua Orchard Estates, LLC
c/o Sparks Corp.
775 Ridge Lake Boulevard, Suite 450
Memphis, Tennessee 38120
	Phone:	(901) 766-4412
	Fax:	(901) 328-2777
	Attention:	Robert D. Sparks

with a copy to:	Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
165 Madison Avenue, Suite 2000
Memphis, Tennessee 38103
	Phone:	(901) 577-2306 or
(901) 577-2274
	Fax:	(901) 577-0853 or
(901) 577-4203
	Attention:	John E. Kruger, Esq. or
Mark A. B. Carlson, Esq.

Either party may change its address for this Section 11 by giving written notice to the other party in accordance with the terms of this Section 11.

12.       Entire Agreement.  This Agreement (including Schedule A hereto, which is incorporated by reference herein) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. This Agreement may only be amended or modified in a writing signed by each of the parties hereto.

13.       Governing Law; Venue.  This Agreement shall be construed in accordance with the laws of the State of Hawaii without reference to its choice of law provisions, in accordance with any applicable federal law (including the Lanham Act), and in accordance with such interpretations thereof by the Federal Circuit, the Trademark Trial and Appeal Board and other relevant tribunals. Any claims, disputes or causes of action of any sort arising under or related to this Agreement, including those regarding the construction or interpretation thereof, shall be subject to the exclusive jurisdiction of a court of competent jurisdiction located in Hawaii, and Licensee hereby waives any objection it may have to the jurisdiction or venue of such court. In any such action, Licensor shall be entitled to recover the expenses, including attorneys’ fees, which it incurred in bringing and/or defending such action, including any action for injunctive relief.

14.       Warranty Disclaimer; Liability Limitation.  LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED MARKS, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF QUALITY, PERFORMANCE, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, OR NON-INFRINGEMENT. IN NO EVENT WILL LICENSOR BE LIABLE FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL

OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT HOWEVER CAUSED AND REGARDLESS OF THE THEORY OF LIABILITY, EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND EVEN IF ANY OTHER REMEDY PROVIDED FOR HEREIN FAILS OF ITS ESSENTIAL PURPOSE.

15.       Waiver.  Any failure of Licensor or Licensee to enforce, at any time or for any period of time, any of the provisions under this Agreement shall not be construed as a waiver of the right to enforce such provisions unless said waiver is in writing, and signed by an authorized executive officer of the party to be bound by such waiver.

16.       Survival.  Licensee recognizes and agrees that its obligations under Sections 3 through 6 and 9 through 21 (inclusive) of this Agreement shall survive any termination of this Agreement and Licensee shall be bound by such obligations and terms after any termination hereof.

17.       Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

18.       Remedies.  In the event Licensee breaches or threatens to breach any of the covenants expressed herein, the damages to Licensor will be great and irreparable and difficult to ascertain, which Licensee hereby acknowledges.  Therefore, Licensor may apply to a court of competent jurisdiction, as set forth herein, for injunctive or other equitable relief to restrain any such breach or threat of breach, and such other and further relief as any such court may deem proper.

19.       Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

20.       Counterparts; Facsimiles.  This Agreement may be executed in counterparts, each of which is deemed an original, and such counterparts constitute one and the same instrument, which may be sufficiently evidenced by a counterpart. A facsimile, telecopy, PDF, or other reproduction of this Agreement may be executed by one or more parties, and an executed copy of this Agreement may be delivered by one or more parties by facsimile, PDF e-mail, or similar instantaneous electronic transmission device under which the signature of or on behalf of such party can be seen, and such execution and delivery is to be considered valid, binding and effective for all purposes. At the request of either party, the parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

21.       Assignment; Binding Effect.  Licensee shall not assign or transfer any interest in this Agreement by assignment, sublicense, merger, consolidation, operation of law or otherwise without the prior written authorization of Licensor. This Agreement shall be binding upon and inure to the benefit of the parties and their respective affiliates, permitted assigns, successors and legal representatives, including, without limitation, notwithstanding anything to the contrary herein, any party to which Licensor may sell, assign, transfer, devise or otherwise convey any of its rights under this Agreement, or any of its rights in and to the Licensed Marks.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their duly authorized representatives as of the date first written above.

	LICENSOR:	LICENSEE:

	KAPUA ORCHARD ESTATES, LLC, a Delaware limited liability company		, a
By: MFH Investors, LLC, its manager

By:		By:
Name:	Jeff Gilbrech	Name:	Dennis J. Simonis
Title:	Vice-President	Title:	President

Schedule A to Trademark License Agreement

LICENSED MARKS

Mark	Country	Status	App. No. / Reg. No.	App. Date / Reg. Date	Classes	Goods
KAPUA*	United States	Pending	76/576289	2/19/2004	29	PROCESSED MACADAMIA NUTS, PROCESSED FRUIT SNACKS, PROCESSED DRIED FRUIT AND NUT MIXES
KAPUA RANCH	United States	Pending	77/004428	9/21/06	29	PROCESSED MACADAMIA NUTS
KAPUA RANCH	United States	Pending	77/004442	9/21/06	30	CHOCOLATE COVERED NUTS AND COFFEE BEANS

*              The definition of “Licensed Marks” in the Agreement excludes all “Kapua” service marks.

EXHIBIT I

“WORKING CAPITAL” CALCULATION

Certain Current Assets*		Amount as of the Closing Date
(a)***	Deposits	xxx
(b)	Inventory W.I.P.	xxx
(c)	Inventory/Finished Goods	xxx
(d)	Inventory Other (Packaging Materials)	xxx
(e)	Inventory Valuation Reserve	xxx
(f)	Less: Provisions	xxx
(g)	Other	xxx
	Total of Certain Current Assets	x,xxx,xxx

Certain Current Liabilities***
(h)	Accounts Payable - Trade	xxx
(i)	Unvouched Accounts Payable	xxx
(j)	Accounts Payable - Other (Accrued Liabilities)	xxx

	Total of Certain Current Liabilities	x,xxx,xxx

	“Working Capital”	x,xxx,xxx

*                                         The calculation of the “Total of Certain Current Assets” of Seller shall exclude any inter-company balances.

**                                  The calculation of the “Total of Certain Current Liabilities” of Seller shall exclude any amounts for Seller’s revolving credit line, Seller’s short-term debt, including any loans made to Seller by its affiliates, such as RBS Sparks Holdings, LP, provisions for income tax liabilities, interest payable, employee benefits-related liabilities, and any inter-company balances.

***                           Valuation Method
(a)            Book Balance as defined in Acquisition Agreement
(b)            Refer to attached Exhibit I.1
(c)            Refer to attached Exhibit I.1
(d)            Book Balance (as defined)
(e)            Refer to attached Exhibit I.1
(d)            Book Balance (as defined)
(f)             Book Balance (as defined)
(g)            Book Balance (as defined)
(h)            Book Balance (as defined)
(i)             Book Balance (as defined)
(j)             Book Balance (as defined)

(as defined)

LAND COURT SYSTEM	REGULAR SYSTEM
Return by Mail ( ) Pickup ( ) To:

Tax Map Key No.: (3) 8-9-12:8	Total Pages

EXHIBIT I.1

Mac Farms of Hawaii, LLC
Inventory Valuation Procedure

FINISHED GOODS INVENTORY:

1.             A physical count of the finished goods inventory will be taken on the measurement date. Product in transit will be added.

2.             The quantities derived from the physical count will be reconciled to the inventory detail in the company’s books and records as listed on the company’s inventory report (IL28). Product in transit is reflected in the general ledger but not included in the IL28 inventory report. Product in transit must therefore be added to the IL28 quantities to arrive at total finished goods inventory. Actual differences between book inventory and the reconciled inventory will be adjusted in the company’s books and records.

3.             The IL28 values finished goods inventory at standard cost from the bills of material.  A detailed cost analysis will be performed to determine the actual cost of finished goods inventory. The variance as determined by the difference between IL28 and the detailed cost analysis will be allocated to the individual items comprising the inventory, resulting in an actual cost basis on a per item basis.

4.             To the extent that this manufacturing variance is include in the inventory valuation reserve (See also discussion below), the inventory valuation reserve will be adjusted to eliminate this variance and transfer these costs to either the finished goods inventory as discussed under 3 above, or cost of goods sold.

5.             A lower of cost or market comparison will be done on an item by item basis.  Finished goods inventory will be adjusted to the lower of cost or market valuation in accordance with Generally Accepted Accounting Practices.

INVENTORY VALUATION RESERVE:

1.             At December 31, 2006, the inventory valuation reserve was adjusted to the variance between actual costs of finished goods inventory versus the standard costs reflected in the book inventory report. All timing differences were eliminated.

2.             At interim months within the company’s business cycle, the inventory valuation reserve contains both manufacturing variances, if any, and timing differences between spending (primarily farming costs) and the conversion of products to finished goods.

3.             After eliminating any manufacturing variances, as discussed under FINISHED GOODS INVENTORY item 4, the remaining inventory valuation reserve will be included in the total inventory valuation at book value.

WORK IN PROCESS INVENTORY:

1.             Work in process inventory will be valued using the procedure outlined in the attached example reflecting the valuation as of December 31, 2006. See EXHIBIT I.1.1 and EXHIBIT I.1.2.

EXHIBIT I.1.1

MacFarms of Hawaii, LLC
Analysis of Non-System (WIP) Inventory
UNAUDITED

	December 31, 2006
	Pounds		Conversion Rate		Equivalent Kernels		Valuation
WIS at the Husker	10,000	(a)	17.6	%(b)	1,756	(c)	$2.90	(d)	$5,088
WIS in tanks and Silo	3,287,000	(a)	19.4	%(b)	638,500	(c)	$3.33	(d)	$2,123,699
Raw finished kernels in storage tanks	23,000	(a)	100	%(b)	23,000	(c)	$4.00	(d)	$92,093

Total WIP Kernels					663,255		$3.35		$2,220,880

WIP Inventory Valuation Methodology:

Work in process will be valued for book value purposes in a manner consistent with the valuation performed at December 31, 2006 as described herein:

(a)         First, pounds are estimated by management in each of the WIP inventory categories noted above.

(b)        Then, raw pounds for each category are converted using the fixed conversion rates noted (See formula in Unit Cost Calculation attached at EXHIBIT I.1.2).

(c)         Raw pounds are multiplied by the conversion rate to arrive at equivalent finished kernels.

(d)        See Unit Cost Calculation attached at EXHIBIT I.1.2.